QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 7, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST COMMUNITY CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	6712 (Primary Standard Industrial Classification Code Number)	57-1010751 (I.R.S. Employer Identification No.)
5455 Sunset Boulevard Lexington, South Carolina 29072 (803) 951-2265 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael C. Crapps
President and Chief Executive Officer
First Community Corporation
5455 Sunset Boulevard
Lexington, South Carolina 29072
(803) 951-2265
(Name, address, including zip code, and telephone number,
including area code of agent for service)

Copies to:
Neil E. Grayson, Esq. Jason R. Wolfersberger, Esq. Nelson, Mullins, Riley & Scarborough, L.L.P. Poinsett Plaza, Suite 900 104 South Main Street Greenville, South Carolina 29601 (864) 250-2235	Paul M. Aguggia, Esq. Victor L. Cangelosi, Esq. Muldoon Murphy Faucette & Aguggia LLP 5101 Wisconsin Avenue, N.W. Washington, D.C. 20016 (202) 362-0840

Approximate date of commencement of the proposed sale to the public:
As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the merger described in the joint proxy statement/prospectus.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 464(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1) per share	Proposed maximum offering price	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock	1,182,412	N/A	$5,274,531	$669

(1)
Represents the maximum estimated number of shares to be issued by the registrant in connection with its acquisition of DutchFork Bancshares, Inc. Pursuant to Rule 416, this registration statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)
In accordance with Rule 457(f), represents the average of the high and low sale price per share of the registrant as of June 1, 2004 ($21.50), multiplied by the estimated number of shares of DutchFork Bancshares, Inc. common stock to be cancelled in connection with the merger (1,125,981 shares) less the estimated amount of cash to be paid by the registrant to the shareholders of DutchFork Bancshares, Inc. ($18,934,061).

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROPOSED MERGER OF
FIRST COMMUNITY CORPORATION
AND DUTCHFORK BANCSHARES, INC.

        The boards of directors of First Community Corporation and DutchFork Bancshares, Inc. have unanimously agreed to a merger of our companies. In the merger, each share of DutchFork common stock will be converted into either $42.75 in cash or 1.78125 shares of First Community common stock. First Community's common stock is listed on the Nasdaq SmallCap Market under the symbol "FCCO." DutchFork's common stock is listed on the Nasdaq SmallCap Market under the symbol "DFBS."

        DutchFork shareholders will be able to elect to receive cash, First Community common stock, or a combination of cash and First Community common stock for their shares of DutchFork common stock. Regardless of their choice, however, elections will be limited by the requirement that only 60% of the shares of DutchFork common stock be exchanged for First Community common stock. Therefore, the allocation of cash and First Community common stock that DutchFork shareholders will receive will depend on the elections of other DutchFork shareholders. The federal income tax consequences of the merger to DutchFork shareholders will depend on whether they receive cash, stock, or a combination of cash and stock in exchange for their shares of DutchFork common stock.

        We cannot complete the merger unless we obtain the necessary government approvals and unless the shareholders of both First Community and DutchFork approve the merger agreement. DutchFork will hold a special meeting of its shareholders on [                        ], 2004 at [            ] p.m., local time at [                        ] to consider and vote on this merger proposal. First Community will hold a special meeting of its shareholders on [                        ], 2004 at [            ] p.m., local time at [                        ] to consider and vote on this merger proposal.

        Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date, and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the merger and the transactions contemplated by the merger agreement. If you do not return your proxy card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger.

        This document contains a more complete description of the shareholders' meetings, the terms of the merger, and the procedures for DutchFork shareholders to elect to receive stock or cash. This document also contains information regarding the business of First Community and DutchFork. We encourage you to read the document carefully, including the discussion under the heading "Risk Factors" beginning on page [    ]. Please review this entire document carefully.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities First Community is offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund, the Bank Insurance Fund or any other governmental agency.

        DutchFork's shareholders and First Community's shareholders have dissenters' rights under Delaware law and South Carolina law, respectively. Please see "Dissenters' Rights" beginning on page [    ] of this joint proxy statement/prospectus for more information.

        This joint proxy statement/prospectus is dated [                        ], 2004 and will be first mailed to shareholders of DutchFork and First Community on or about [                        ], 2004.

        This document incorporates important business and financial information about First Community and DutchFork from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this document. You may read and copy these documents at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities.

This information is also available at the Internet site the SEC maintains at http://www.sec.gov. See "Where You Can Find More Information" on page [    ]. This information is also available without charge to shareholders upon written or verbal request. Shareholders should contact Joseph G. Sawyer, Chief Financial Officer, First Community Corporation., 5455 Sunset Boulevard, Lexington, South Carolina 29072 or J. Thomas Johnson, Chief Executive Officer, DutchFork Bancshares, Inc., 1735 Wilson Road, Newberry, South Carolina 29108. To receive timely delivery of the documents in advance of the First Community and DutchFork special meetings, you should make your request no later than                        , 2004.

First Community Corporation
5455 Sunset Boulevard
Lexington, South Carolina 29072
(803) 951-2265

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        , 2004

        A special meeting of shareholders of First Community Corporation will be held at [                        ] on [                        ], 2004 at [            ] p.m., local time, for the following purposes:

  1.
  To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of April 12, 2004 by and between First Community Corporation and DutchFork Bancshares, Inc., pursuant to which DutchFork will merge with and into First Community and each share of common stock of DutchFork will be converted into the right to receive, at the election of the holder, either shares of First Community common stock or cash, all on and subject to the terms and conditions contained therein; and

  2.
  To consider and vote on a proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger.

  3.
  To transact any other business as may properly come before the meeting or any adjournment or postponement.

        Only shareholders of record at the close of business on [                        ], 2004 will be entitled to notice of and to vote at the meeting and at any adjournment or postponement.

        The First Community board of directors unanimously recommends that you vote "FOR" the proposal to approve the merger agreement. Whether or not you plan to attend the shareholder meeting, please complete, sign, date, and return the enclosed proxy in the accompanying pre-addressed postage-paid envelope.

        If the merger agreement is approved and the merger is completed, you will have the right to dissent from the merger and obtain payment in cash of the "fair value" of your shares of First Community common stock. Your right to dissent is conditioned upon your compliance with the South Carolina statutes regarding dissenters' rights. The full text of these statutes is attached as Appendix B to the accompanying joint proxy statement/prospectus and a summary of the provisions can be found under the caption "The Merger—Rights of Dissenting First Community Shareholders Under South Carolina Law."

By Order of the Board of Directors
James C. Leventis Corporate Secretary

Lexington, South Carolina
[                        ], 2004

DutchFork Bancshares, Inc.
1735 Wilson Road
Newberry, South Carolina 29108
(803) 321-3200

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        , 2004

        A special meeting of shareholders of DutchFork Bancshares, Inc. will be held at [                        ] on [                        ], 2004 at [            ] p.m., local time, for the following purposes:

  1.
  To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of April 12, 2004 by and between First Community Corporation and DutchFork Bancshares, Inc., pursuant to which DutchFork will merge with and into First Community and each share of common stock of DutchFork will be converted into the right to receive, at the election of the holder, either shares of First Community common stock or cash, all on and subject to the terms and conditions contained therein; and

  2.
  To consider and vote on a proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger.

  3.
  To transact any other business as may properly come before the meeting or any adjournment or postponement.

        Only shareholders of record at the close of business on [                        ], 2004 will be entitled to notice of and to vote at the meeting and at any adjournment or postponement.

        The DutchFork board of directors unanimously recommends that you vote "FOR" the proposal to approve the merger agreement. Whether or not you plan to attend the shareholder meeting, please complete, sign, date, and return the enclosed proxy in the accompanying pre-addressed postage-paid envelope.

        If the merger agreement is approved and the merger is completed, you will have the right to dissent from the merger and obtain payment in cash of the "fair value" of your shares of DutchFork common stock. Your right to dissent is conditioned upon your compliance with the Delaware statutes regarding dissenters' rights. The full text of these statutes is attached as Appendix C to the accompanying joint proxy statement/prospectus and a summary of the provisions can be found under the caption "The Merger—Rights of Dissenting DutchFork Shareholders Under Delaware Law."

By Order of the Board of Directors
Robert E. Livingston, III Corporate Secretary

Newberry, South Carolina
[                        ], 2004

i

Common Stock	72
Preferred Stock	73
Certain Articles and Bylaw Provisions Having Potential Anti-Takeover Effects	73
Transfer Agent and Registrar	75
COMPARISON OF THE RIGHTS OF SHAREHOLDERS	76
General	76
Authorized Capital Stock	76
Size of Board of Directors	76
Classification of Directors	76
Removal of Directors	77
Filling Vacancies on the Board of Directors	77
Nomination of Director Candidates by Shareholders	77
Election of Directors	77
Shareholder Action Without Meeting	77
Calling Special Meetings of Shareholders	78
Shareholder Proposals	78
Payment of Dividends	78
Indemnification of Directors, Officers, and Employees	78
Limitation of Liability for Directors	79
Amendment to Articles of Incorporation	79
Amendment to Bylaws	80
Shareholder Vote on Fundamental Issues	80
Control Share Acquisition Provisions	80
Business Combinations with Interested Shareholders	81
Consideration of Broader Constituencies	83
Dissenters' Rights	83
INDEMNIFICATION	83
INFORMATION ABOUT FIRST COMMUNITY CORPORATION	85
INFORMATION ABOUT DUTCHFORK BANCSHARES, INC.	85
LEGAL MATTERS	86
EXPERTS	86
WHERE YOU CAN FIND MORE INFORMATION	86
APPENDIX A—Agreement and Plan of Merger	A-1
APPENDIX B—Chapter 13 of the South Carolina Business Corporation Act of 1988	B-1
APPENDIX C—Section 262 of the Delaware General Corporation Law	C-1
APPENDIX D—Fairness Opinion of The Orr Group	D-1
APPENDIX E—Fairness Opinion of Sandler O'Neill & Partners, L.P.	E-1
APPENDIX F—First Community Corporation Form 10-KSB for the year ended December 31, 2003	F-1
APPENDIX G—First Community Corporation Form 10-QSB for the period ended March 31, 2004	G-1
APPENDIX H—DutchFork Bancshares, Inc. 2003 Annual Report to Stockholders	H-1
APPENDIX I—DutchFork Bancshares, Inc. Form 10-QSB for the period ended March 31, 2004	I-1

ii

QUESTIONS AND ANSWERS FOR ALL
SHAREHOLDERS ABOUT THE MERGER

Q:
Why is DutchFork merging with and into First Community?

A:
DutchFork is merging with and into First Community because the boards of directors of both companies believe that the merger will provide shareholders of both companies with substantial benefits and will enable the combined company to better serve its customers. The products and markets of First Community and DutchFork are generally complementary, and the merger should place the combined company in a better position to take advantage of those markets. After the merger, First Community Bank will have full-service banking offices in Lexington, Forest Acres, Irmo, Cayce-West Columbia, Gilbert, Chapin, Northeast Columbia, Newberry, and Prosperity, South Carolina. A detailed discussion of the background of and reasons for the proposed merger is contained under the headings "Background of the Merger," "First Community's Reasons for the Merger," and "DutchFork's Reasons for the Merger."

Q:
What am I being asked to vote on and how does my board recommend that I vote?

A:
You are being asked to vote FOR the approval of the Agreement and Plan of Merger dated as of April 12, 2004, providing for the merger of DutchFork with and into First Community. The boards of directors of First Community and DutchFork have determined that the proposed merger is in the best interests of First Community and DutchFork shareholders, approved the merger agreement, and recommend that you vote "FOR" the approval of the merger agreement. In addition, you are being asked to grant authority to the boards of directors to adjourn the special meetings to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meetings, in person or by proxy, to approve the Agreement and Plan of Merger.

Q:
What vote is required to approve the merger?

A:
Approval of the merger requires the affirmative vote of the holders of two-thirds of First Community's outstanding shares of common stock. Because a two-thirds vote of all shares is required to approve the merger, your failure to vote will have the same effect as a vote against approval of the merger.

In addition, the approval of the merger requires the affirmative vote of the holders of a majority of DutchFork's outstanding shares of common stock. Because an absolute majority of all shares is required to approve the merger, your failure to vote will have the same effect as a vote against approval of the merger.

Q:
What should I do now?

A:
After you have read this document, please indicate on your proxy card how you want to vote. Then complete, sign, date, and mail the proxy card in the enclosed postage prepaid envelope as soon as possible, so that your shares will be represented at the special meeting.

Q:
If my shares are held in "street name" by my broker, will my broker automatically vote my shares for me?

A:
No. Your broker will not be able to vote your shares of common stock unless you provide instructions on how to vote. You should instruct your broker how to vote your shares by following the procedures your broker provides. If you do not provide instructions to your broker, your shares will not be voted, and this will have the effect of a vote against adoption of the merger agreement. Please check the voting form used by your broker to see if your broker offers telephone or internet voting.

Q:
Can I change my vote after I have submitted my proxy with voting instructions?

A:
Yes. There are three ways you can change your vote. First, you may send a written notice to the secretary of First Community or DutchFork, as appropriate, at the address included on page     of this document, stating that you would like to revoke your proxy. Second, you may complete and submit a later-dated proxy with new voting instructions. The latest vote actually received by First Community or DutchFork prior to its shareholders' meeting will be your vote, and any earlier votes will be revoked. Third, you may attend your company's special meeting and vote in person. Any earlier proxy votes will be revoked. Simply attending the meeting without voting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions you will receive from your broker to change or revoke your proxy.

Q:
Do I have the right to dissent and obtain the fair value for my shares?

A:
Yes. If the merger is completed, holders of First Community common stock and DutchFork common stock will each have the right to dissent and receive the "fair value" of their shares in cash. First Community shareholders' dissenters' rights are governed by South Carolina law and DutchFork shareholders' dissenters' rights are governed by Delaware law. Copies of the applicable statutes are attached as Appendices B and C, respectively, to this document.

Q:
Who can help answer my questions?

A:
If you want additional copies of this document, or if you want to ask questions about the merger, you should contact:

First Community Corporation Attention: Joseph G. Sawyer 5455 Sunset Blvd Lexington, South Carolina 29072 (803) 951-2265	DutchFork Bancshares, Inc. Attention: J. Thomas Johnson 1735 Wilson Road Newberry, South Carolina 29108 (803) 321-3200

QUESTIONS AND ANSWERS FOR DUTCHFORK SHAREHOLDERS
ABOUT ELECTING THE FORM OF MERGER CONSIDERATION

Q.
What will I receive in the merger?

A.
Each share of DutchFork common stock will be exchanged in the merger for either 1.78125 shares of First Community common stock or $42.75 in cash. You may elect either of these options, or you may elect to exchange some of your DutchFork shares for cash and some of your DutchFork shares for First Community shares. Elections are limited by a requirement that only 60% of the total number of outstanding shares of DutchFork common stock may be exchanged for First Community common stock. Therefore, the form of consideration you receive will depend in part on the elections of other DutchFork shareholders. First Community will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of First Community common stock that you would otherwise be entitled to receive.

Q.
How do I elect to receive cash, stock, or a combination of both for my DutchFork stock?

A.
An election form will be sent to you separately on or about the date this joint proxy statement/prospectus is mailed. For your election to be effective, your properly completed election form, along with your DutchFork stock certificates or an appropriate guarantee of delivery, must be sent to and received by the exchange agent on or before 5:00 p.m., local time, on [                        ], 2004. Do not send your election form together with your proxy card. Instead, use the separate envelope specifically provided for the election form and your stock certificates. If you do not make a timely election you will be allocated First Community common stock and/or cash depending on the elections made by other shareholders.

Q.
How do I exchange my DutchFork stock certificates?

A.
Please do not forward your DutchFork stock certificates with your proxy card. If you make an election, you must return your DutchFork certificates or an appropriate guarantee of delivery with your election form. Shortly after the merger, the exchange agent will allocate cash and First Community common stock among DutchFork shareholders, consistent with their elections and the allocation and proration procedures in the merger agreement. If you do not submit an election form, you will receive instructions on where to surrender your DutchFork stock certificates from the exchange agent after the consummation of the merger.

SUMMARY

        This summary highlights the material terms of the proposed merger between First Community and DutchFork. For a more complete description of the terms of this transaction, and the parties to it, you should carefully read this entire joint proxy statement/prospectus, the documents that accompany this joint proxy statement/prospectus, and the documents to which we refer you. See "Where You Can Get More Information" at page     .

First Community Special Meeting (Page     )

        First Community will hold its special meeting of shareholders at     a.m. on                        , 2004 at                        , South Carolina. If you owned shares of First Community at the close of business on the record date of                        , 2004, you may vote at the First Community shareholders' meeting.

        On [insert record date], there were            shares of First Community common stock outstanding. Each First Community shareholder will have one vote at First Community's meeting for each share of stock he or she owned on the record date.

        At the special meeting, shareholders are asked to consider the approval of the merger agreement and the proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger.

The Affirmative Vote of the Holders of Two-Thirds of First Community's Outstanding Shares of Common Stock is Required to Approve the Merger (Page     )

        Approval of the merger requires the affirmative vote of the holders of two-thirds of First Community's outstanding shares of common stock. Because a two-thirds vote of all shares is required to approve the merger, your failure to vote will have the same effect as a vote against approval of the merger.

        You must instruct your broker how to vote your shares following the procedures your broker provides. Brokers who hold shares as nominees, or in "street name," will not have the authority to vote these shares at the First Community special meeting unless they receive instructions from the shareholder whose account they hold.

        Directors and executive officers of First Community currently own    % of the shares that may be voted at First Community's special meeting. We expect all of these shares to be voted in favor of the merger.

        If both DutchFork and First Community receive the approval of their respective shareholders, we currently expect to complete the merger in the third quarter of 2004, although we cannot be sure of when, or whether, the merger will be completed.

DutchFork Special Meeting (Page     )

        DutchFork will hold its special meeting of shareholders at             p.m. on                        , 2004 at                        , South Carolina. If you owned shares of DutchFork at the close of business on the record date of                        , 2004, you may vote at the DutchFork shareholders' meeting.

        On [insert record date], there were [            ] shares of DutchFork common stock outstanding. Each DutchFork shareholder will have one vote at DutchFork's meeting for each share of stock he or she owned on the record date.

        At the special meeting, shareholders are asked to consider the approval of the merger agreement and the proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger.

The Affirmative Vote of the Holders of a Majority of DutchFork's Outstanding Shares of Common Stock is Required to Approve the Merger (Page     )

        Approval of the merger requires the affirmative vote of the holders of a majority of DutchFork's outstanding shares of common stock. Because an absolute majority of all shares is required to approve the merger, your failure to vote will have the same effect as a vote against approval of the merger.

        You must instruct your broker how to vote your shares following the procedures your broker provides. Brokers who hold shares as nominees, or in "street name," will not have the authority to vote these shares at the DutchFork special meeting unless they receive instructions from the shareholder whose account they hold.

        Directors and executive officers of DutchFork currently own [    %] of the shares that may be voted at DutchFork's special meeting. We expect all of these shares to be voted in favor of the merger.

The Companies (Pages     ,    )

First Community Corporation
5455 Sunset Blvd
Lexington, South Carolina 29072
(803) 951-2265

        First Community is a South Carolina corporation and is registered as a bank holding company with the Federal Reserve Board. First Community engages in a general banking business through its subsidiary, First Community Bank, N.A., a national banking association which commenced operations in August 1995. First Community's executive office is in Lexington, South Carolina. In addition to the main office, First Community Bank operates five other banking offices throughout Richland and Lexington counties in South Carolina.

DutchFork Bancshares, Inc.
1735 Wilson Road
Newberry, South Carolina 29108
(803) 321-3200

        DutchFork Bancshares, Inc., headquartered in Newberry, South Carolina, was formed in February 2000 as the savings and loan holding company for Newberry Federal Savings Bank in connection with the conversion of Newberry Federal from mutual to stock form of ownership. DutchFork's sole business activity is the ownership of all of Newberry Federal's capital stock. DutchFork does not transact any material business other than through its subsidiary, Newberry Federal. DutchFork is subject to the regulation of the Office of Thrift Supervision and the Securities and Exchange Commission.

The Merger (Page     )

        We propose a business combination in which DutchFork will merge with and into First Community. First Community will be the surviving corporation in the merger. In addition, DutchFork's wholly owned subsidiary, Newberry Federal Savings Bank, will merge with and into First Community's banking subsidiary, First Community Bank, N.A. Upon the closing of the merger, each share of DutchFork common stock will automatically be converted into the right to receive either 1.78125 shares of First Community common stock or $42.75 in cash. DutchFork shareholders may elect either of these options or may elect to exchange some shares for cash and some shares for First Community shares.

        The amount of cash and/or stock that DutchFork shareholders receive may differ from the amounts that they elect due to the allocation and proration procedures in the merger agreement. The merger agreement provides that 60% of the DutchFork common stock will be converted into First Community common stock and 40% of the DutchFork common stock will be converted into cash. Because the tax consequences of receiving cash will differ from the tax consequences of receiving stock, DutchFork shareholders should carefully read the tax information beginning on page [    ].

        The exchange agent or, if your DutchFork common stock is held in "street name," your broker, bank or nominee, will send DutchFork shareholders a form for making the election on or about the date this joint proxy statement/prospectus is being mailed. The election form allows DutchFork shareholders to elect to receive cash, First Community common stock, or a combination of cash and stock. To be effective, DutchFork shareholders must return a properly completed election form, along with the their stock certificates or an appropriate guarantee of delivery, to the exchange agent on or before 5:00 p.m., local time, on [                        ], 2004. Shortly after the merger, the exchange agent will allocate cash and First Community common stock among DutchFork shareholders, consistent with their elections and the allocation and proration procedures in the merger agreement. If DutchFork shareholders do not submit an election form, DutchFork shareholders will receive instructions on where to surrender their stock certificates from the exchange agent after the merger is completed. In any event, DutchFork shareholders should not forward their stock certificates with their proxy card.

        If DutchFork shareholders have a preference for receiving either First Community stock or cash for their stock, DutchFork shareholders should complete and return the election form. If DutchFork shareholders do not make an election they will be allocated First Community common stock and/or cash depending on the elections made by other DutchFork shareholders. Please remember, however, that even if DutchFork shareholders do make an election, they might not receive the amount of cash and/or stock that they elect due to the requirement that exactly 60% of the shares of DutchFork common stock be exchanged for First Community common stock.

        We make no recommendation about whether DutchFork shareholders should elect to receive cash or stock in the merger. DutchFork shareholders must make their own decision with respect to their election.

Both Companies' Boards of Directors Unanimously Recommend that Shareholders Vote "FOR" Approval of the Merger (Pages    ,    )

        The boards of directors of both First Community and DutchFork believe that the merger is fair and in the best interests of their respective shareholders and recommend that shareholders vote "FOR" approval of the merger. For a discussion of the circumstances surrounding the merger and the factors considered by First Community's board of directors and DutchFork's board of directors in approving the merger agreement, see pages [    ] and [    ], respectively.

First Community and DutchFork Shareholders Have Dissenters' Rights in the Merger (Pages     and    )

        If the merger is completed, holders of First Community common stock and DutchFork common stock will each have the right to dissent and receive the "fair value" of their shares in cash. First Community shareholders' dissenters' rights are governed by South Carolina law and DutchFork shareholders' dissenters' rights are governed by Delaware law. Copies of the applicable statutes are attached as Appendices B and C, respectively, to this document. Shareholders who intend to exercise their dissenters' rights must carefully follow the requirements of the applicable statute, and they should consult with their own legal counsel. Shareholders who exercise dissenters' rights may have taxable income as a result, so shareholders who intend to dissent should also consult with their own tax advisers.

Material Federal Income Tax Consequences (Page     )

        The United States federal income tax treatment will depend primarily on whether you exchange your DutchFork common stock solely for First Community common stock, solely for cash, or for a combination of First Community common stock and cash. If you exchange your DutchFork shares solely for First Community common stock, you should not recognize gain or loss except with respect to the cash you receive instead of a fractional share. If you exchange your DutchFork shares solely for cash, you should recognize capital gain or loss on the exchange. If you exchange your DutchFork shares for a combination of First Community common stock and cash, you should recognize capital gain, but not any loss, on the exchange. The actual federal income tax consequences to you of electing to receive cash, First Community common stock, or a combination of cash and stock will not be ascertainable at the time you make your election because we will not know at that time if, or to what extent, the allocation and proration procedures will apply.

        This tax treatment may not apply to all DutchFork shareholders. Determining the actual tax consequences of the merger to you can be complicated. You should consult your own tax adviser for a full understanding of the merger's tax consequences that are particular to you.

        We will not be obligated to complete the merger unless we each receive a legal opinion, dated the closing date, that the merger will be treated as a transaction of a type that is generally tax-free to shareholders of First Community and DutchFork for United States federal income tax purposes. In that case, the federal income tax treatment of the merger will be as we have described it above. This opinion, however, will not bind the Internal Revenue Service and thus the tax consequences could be different than set forth in the opinion.

Comparative Per Share Market Price Information (Page     )

        The following table shows the closing price information per share of First Community common stock and the equivalent per share price for DutchFork common stock assuming a shareholder receives only First Community common stock in exchange for his or her DutchFork common stock and giving effect to the merger on (1) April 12, 2004, which is the last day on which First Community common stock traded preceding the public announcement of the proposed merger; and (2)  [                        ], 2004, which is the last practicable trading day before the printing of this document. The equivalent per share price of DutchFork common stock was computed by multiplying the price of First Community common stock by the 1.78125 exchange ratio.

	First Community Common Stock		Equivalent Price Per Share of DutchFork Stock
April 12, 2004		$24.80		$42.75
[ ], 2004	$		$

The Orr Group and Sandler O'Neill & Partners, L.P. Believe that the Merger Consideration is Fair (Pages     ,    )

        In deciding to approve the merger of First Community and DutchFork, our boards considered opinions from our respective financial advisers regarding the fairness of the merger consideration from a financial point of view. First Community received an opinion from Orr Investments, Inc., also known as The Orr Group, an investment banking firm headquartered in Winston-Salem, North Carolina, that the merger consideration to be paid by First Community to DutchFork shareholders is fair, from a financial point of view, to shareholders of First Community. DutchFork has received an opinion, dated the date of this joint proxy statement/prospectus, from Sandler O'Neill & Partners, L.P., an investment banking firm headquartered in New York, New York, that, as of that date, the merger consideration is fair, from a financial point of view, to DutchFork's shareholders. These opinions are attached as Appendices D and E, respectively, to this joint proxy statement/prospectus and should be read in their entirety.

        The Orr Group will be paid a fee of [$            ] for its advisory services in connection with the merger, including the delivery of its fairness opinion. (See disclosure in The Orr Group's fairness opinion, included in this joint proxy statement/prospectus as Appendix D.) Based on the closing price of First Community's common stock on June     , 2004, Sandler O'Neill & Partners, L.P. will receive a transaction fee of [$            ] for its advisory services in connection with the merger, including approximately $118,000 that has already been paid and $100,000 for the delivery of its fairness opinion (which has already been paid and will be credited against the transaction fee payable at closing). (See disclosure in Sandler O'Neill's fairness opinion, included in this joint proxy statement/prospectus as Appendix E.)

We Must Obtain Regulatory Approvals to Complete the Merger (Page     )

        We have filed applications with the Federal Reserve Board, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, and the South Carolina Board of Financial Institutions to permit DutchFork to merge with and into First Community and Newberry Federal Savings Bank to merge with and into First Community Bank. We cannot complete the merger unless we receive the requisite regulatory approvals. If the merger is approved by the Federal Reserve, we will have to wait an additional 15 to 30 days before we can complete it. During that time, the United States Department of Justice can challenge the merger.

        As of the date of this document, we have not yet received the required regulatory approvals. Although we expect to obtain the necessary approvals in a timely manner, we cannot be certain when, or if, they will be received.

Purchase Accounting Treatment to be Used for the Merger (Page     )

        The merger will be accounted for under the purchase method of accounting, as this term is used under generally accepted accounting principles.

Reselling the Stock Received in the Merger (Page     )

        The issuance of shares of First Community common stock in the merger will be registered under the Securities Act of 1933. Except as noted below, shareholders may freely transfer those shares after they receive them. DutchFork has identified certain of its directors, executive officers, and others who may be deemed "affiliates" of DutchFork, and those persons are expected to enter into agreements with First Community reflecting limitations on the transfer of the shares they will receive in the merger.

Differences in Shareholders' Rights (Page     )

        Each DutchFork shareholder who receives First Community common stock will become a First Community shareholder. The rights of DutchFork's shareholders are currently governed by Delaware corporate law and DutchFork's certificate of incorporation and bylaws. The rights of First Community's shareholders are currently governed by South Carolina corporate law and First Community's articles of incorporation and bylaws. The rights of DutchFork's and First Community's shareholders differ with respect to various matters.

DutchFork's Directors and Officers Have Some Interests in the Merger that are Different or in Addition to the Interests of the DutchFork Shareholders (Page     )

        Each of DutchFork's directors and officers has interests in the merger that are different or in addition to their interests as shareholders generally. These interests relate or arise from, among other things:

  •
  The appointment of two current DutchFork directors, J. Thomas Johnson and Steve P. Sligh, as directors of First Community when the merger is completed;

  •
  The appointment of the other three DutchFork directors, James E. Wiseman, Jr., Robert E. Livingston, III, and Robert W. Owen, to an advisory board of First Community Bank and the commitment to pay advisory fees to these individuals for these services;

  •
  The execution of new employment, consulting, and noncompete agreements with Mr. Johnson and Mr. Sligh providing for payments to each individual in aggregate of at least $1,320,000 assuming completion of the seven-year term of the agreements;

  •
  The receipt of severance and contract payments of $863,298 to Mr. Johnson and $749,863 to Mr. Sligh as a result of the termination of their existing employment agreements in connection with the merger;

  •
  The termination of noncompetition agreements between DutchFork and Messrs. Johnson and Sligh for no additional compensation. Such agreements provided for the payment of $750,000 upon termination of employment for any reason other than cause for complying with certain restrictive covenants;

  •
  The payment of accrued benefits of $58,102 to Mr. Johnson and of $44,549 to Mr. Sligh under the DutchFork supplemental executive retirement plan following termination of the plan upon completion of the merger;

  •
  The assumption by First Community of the DutchFork salary continuation agreements entered into with, and the split dollar life insurance arrangements obtained for the benefit of, Mr. Johnson and Mr. Sligh;

  •
  The accelerated vesting of stock options and restricted stock held by DutchFork's directors and officers;

  •
  The agreement by First Community to maintain in force existing insurance policies on the lives of Mr. Johnson and Mr. Sligh;

  •
  The accelerated vesting of benefits under the DutchFork employee stock ownership plan and the payment of these benefits to the participants under the plan following termination of the plan upon completion of the merger;

  •
  The receipt of payments of $107,145 to Mr. Wiseman, $107,919 to Mr. Livingston, and $107,145 to Mr. Owen as a result of the termination of their interests under the DutchFork salary continuation plan and their execution of termination and release agreements with First Community in connection with the merger;

  •
  The agreement by First Community to maintain directors' and officers' liability insurance on the former DutchFork directors and officers for a period of five years and to indemnify such persons for a period of three years.

Terminating the Merger Agreement (Page     )

        First Community and DutchFork can agree at any time not to complete the merger, even if the shareholders have approved the transaction. Also, either of us can decide, without the consent of the other, to terminate the merger agreement if:

  •
  the shareholders of either DutchFork or First Community do not approve the merger;

  •
  a required regulatory approval is denied or a governmental authority blocks the merger;

  •
  we do not complete the merger by December 31, 2004; or

  •
  the other party makes a misrepresentation, breaches a warranty, or fails to satisfy or fulfill a covenant that would have a material adverse effect on the party seeking to terminate the merger agreement.

        First Community may also terminate the merger agreement if the DutchFork board of directors withdraws or revises its recommendation to its shareholders to approve the merger agreement. In addition, First Community has the right to terminate the merger agreement if the price of its common stock at any time during the three business day period commencing on the Determination Date (as defined in the merger agreement) rises above $27.00. If First Community exercises this termination right, then DutchFork can override First Community's termination by decreasing the merger consideration as provided in the merger agreement.

        DutchFork has the right to terminate the merger agreement if the price of First Community's common stock at any time during the three business day period commencing on the Determination Date (as defined in the merger agreement) falls below $18.00. If DutchFork exercises this termination right, then First Community can override DutchFork's termination by increasing the merger consideration as provided in the merger agreement.

        DutchFork may also terminate the merger agreement solely in order to enter into a letter of intent, agreement in principle, acquisition agreement, or similar agreement related to an acquisition proposal that the board of directors of DutchFork has deemed superior to First Community's offer; provided, however, that after giving notice to First Community, DutchFork must negotiate in good faith with First Community for a period of five days to make such adjustments in the terms and conditions as would enable First Community to proceed with the transaction.

Termination Fee (Page     )

        DutchFork must pay First Community a termination fee of $1,000,000 if First Community terminates the merger agreement as a result of the failure of DutchFork's board of directors to recommend approval of the merger or the withdrawal, qualification, or revision of its recommendation to approve the merger. If within 12 months after such termination, DutchFork consummates or enters into any agreement with respect to an acquisition proposal, DutchFork must pay an additional termination fee of $1,000,000 to First Community.

        DutchFork must pay First Community a termination fee of $2,000,000 if within 12 months after the merger agreement is terminated, DutchFork consummates or enters into any agreement with respect to an acquisition proposal and if the merger agreement is terminated under either of the following circumstances:

  •
  if First Community terminates the merger agreement as a result of a willful breach of the merger agreement by DutchFork and an acquisition proposal from a third party has been publicly announced, disclosed, or communicated or made known to DutchFork at any time after the date of the merger agreement and prior to the date of termination; or

  •
  if either party terminates the merger agreement as a result of the failure of DutchFork's shareholders to approve the merger, and an acquisition proposal from a third party has been publicly announced, disclosed, or communicated or made known to DutchFork at any time after the date of the merger agreement and prior to the date of the DutchFork shareholders' meeting.

        If DutchFork terminates the merger agreement solely in order to enter into a letter of intent, agreement in principle, acquisition agreement, or similar agreement related to an acquisition proposal that the board of directors of DutchFork has deemed superior to First Community's offer, then DutchFork must pay First Community a fee of $2,000,000.

        Under no circumstances will DutchFork be required to pay more than $2,000,000 in the aggregate under the termination fee provisions.

Amending the Merger Agreement (Page     )

        We can agree to amend the merger agreement, and each of us can waive our right to require the other party to adhere to the terms and conditions of the merger agreement, where the law allows. However, if the DutchFork shareholders approve the merger agreement, they must approve any amendment or waiver that reduces or changes the consideration to be received by the DutchFork shareholders in the merger.

DutchFork Has Agreed Not to Solicit Alternative Transactions (Page     )

        In the merger agreement, DutchFork has agreed not to encourage, negotiate with, or provide any information to any entity other than First Community concerning an acquisition transaction involving DutchFork. This restriction, along with the termination payment described below, may deter other potential parties interested in acquiring control of DutchFork. However, DutchFork may take certain of these actions if its board of directors determines that it should do so. This determination by the DutchFork board must be made after the DutchFork board consults with its legal counsel, and must be based on the DutchFork board's fiduciary duties. As a condition to First Community entering into the merger agreement, DutchFork agreed to pay First Community $2,000,000 if DutchFork terminates the merger agreement in order to concurrently enter into a letter of intent, agreement in principle, acquisition agreement, or other similar agreement related to such superior proposal.

RISK FACTORS

        In addition to the other information included in this joint proxy statement/prospectus (including the matters addressed in "A Warning About Forward-Looking Statements"), you should carefully consider the matters described below in determining whether to approve the merger agreement.

You may receive a form of consideration different from what you elect.

        The consideration to be received by DutchFork shareholders in the merger is subject to the requirement that 60% of the shares of DutchFork common stock be exchanged for First Community common stock and 40% be exchanged for cash. The merger agreement contains proration and allocation methods to achieve this desired result. If you elect all cash and the available cash is oversubscribed, then you will receive a portion of the merger consideration in First Community common stock. If you elect all stock and the available stock is oversubscribed, then you will receive a portion of the merger consideration in cash. Therefore, you may not receive exactly the form of consideration that you elect.

Because the market price of First Community common stock may fluctuate, DutchFork shareholders cannot be sure of the market value of the First Community common stock that they may receive in the merger.

        Upon the closing of the merger, each share of DutchFork common stock will automatically be converted into the right to receive either 1.78125 shares of First Community common stock or $42.75 in cash. Changes in the price of First Community common stock from the date of the merger agreement and from the date of this joint proxy statement/prospectus may affect the market value of First Community common stock that DutchFork shareholders will receive in the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in First Community's businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond First Community's control. In addition, there will be a time period between the completion of the merger and the time when DutchFork shareholders receiving stock consideration actually receive certificates evidencing First Community common stock. Until stock certificates are received, DutchFork shareholders will not be able to sell their First Community shares in the open market and, thus, will not be able to avoid losses resulting from any decline in the trading price of First Community common stock during this period.

The price of First Community common stock might decrease after the merger.

        Following the merger, many holders of DutchFork common stock will become shareholders of First Community. First Community common stock could decline in value after the merger. For example, during the 12 month period ending on [                        ], 2004 (the most recent practicable date prior to the printing of this joint proxy statement/prospectus), the closing price of First Community common stock varied from a low of [$            ] to a high of [$            ] and ended that period at [$            ]. The market value of First Community common stock fluctuates based upon general market economic conditions, First Community's business and prospects, and other factors.

First Community's stock trading volume has been low compared with larger bank holding companies.

        The trading volume in First Community's common stock on the Nasdaq SmallCap Market has been comparable to other similarly sized bank holding companies since trading on the Nasdaq SmallCap Market began in January 2003. Nevertheless, this trading volume does not compare with more seasoned companies listed on other stock exchanges. Thus, the market in First Community's common stock is somewhat limited in scope relative to some other companies. In addition, First Community can provide no assurance that a more active and liquid trading market for its stock will develop after the merger is consummated.

There can be no assurance that First Community will continue to pay dividends.

        Although First Community is currently paying a dividend of $0.05 per share per quarter and expects to pay comparable dividends for the foreseeable future, there can be no assurance that First Community will continue to pay a dividend. The future dividend policy of First Community is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, financial condition, cash requirements, and general business conditions. In addition, the ability of First Community to pay dividends will be completely dependent upon the amount of dividends its subsidiary, First Community Bank, is permitted to pay to First Community. The ability of a bank to pay dividends is restricted under applicable law and regulations. For a description of those restrictions, see the section entitled "Description of First Community Common Stock—Dividends Rights."

Directors and officers of DutchFork have conflicts of interest in the merger.

        You should be aware that the directors and officers of DutchFork have interests in the merger that are different from, or in addition to, the interests of DutchFork shareholders generally. For example, each of the executive officers and directors has entered into agreements that provide for termination and release payments or continued employment following the merger. These agreements create conflicts of interest. These and certain other additional interests of DutchFork's directors and officers may cause some of these persons to view the proposed transaction differently than you view it. Please refer to the section entitled "Interests of DutchFork Directors and Officers in the Merger that Differ From Shareholders" for additional details on these interests.

We cannot guarantee the consummation of the contemplated merger, and we cannot predict the effect the acquisition will have on our operations.

        First Community and DutchFork will not be able to consummate the merger without the approval of certain state and federal regulatory agencies and the shareholders of both companies. Accordingly, we can give no assurances that those approvals will be obtained or that the acquisition will be completed.

First Community may experience difficulties in managing its growth and in effectively integrating DutchFork.

        The acquisition of DutchFork is the first acquisition by First Community. Accordingly, First Community has no experience in integrating another institution's operations with its company. There can be no assurances that First Community will be able to adequately and profitably manage its growth and effectively integrate the operations of DutchFork. Acquiring DutchFork will involve risks commonly associated with acquisitions, including:

  •
  potential exposure to liabilities of DutchFork;

  •
  difficulty and expense of integrating the operations and personnel of DutchFork;

  •
  potential disruption to the business of First Community;

  •
  potential diversion of the time and attention of management of First Community; and

  •
  impairment of relationships with, and the possible loss of, key employees and customers of DutchFork.

First Community Bank and Newberry Federal Savings Bank face strong competition in their market areas which may limit their asset growth and profitability.

        First Community Bank's primary market area is in Richland and Lexington counties of South Carolina and the surrounding areas. The primary market area for Newberry Federal Savings Bank is Newberry County, South Carolina and surrounding communities. The banking business in both of these areas is extremely competitive, and the level of competition facing First Community following the merger may increase further, which may limit its asset growth and profitability. Each of First Community Bank and Newberry Federal Savings Bank experiences competition in both lending and attracting funds from other banks and non-bank financial institutions located within its market area, many of which are significantly larger institutions. Non-bank competitors for deposits and deposit-type accounts include savings associations, credit unions, securities firms, money market funds, life insurance companies, and the mutual funds industry. For loans, they encounter competition from other banks, savings associations, finance companies, mortgage bankers and brokers, insurance companies, small loan and credit card companies, credit unions, pension trusts, and securities firms.

Increases in interest rates could adversely affect the combined companies' investment portfolio.

        Due to the size of the DutchFork's investment portfolio, periods of extreme volatility in interest rates can heavily impact cash flows from the investment portfolio. This results when call options by issuers are exercised and prepayments increase dramatically. During these periods alternative reinvestment opportunities are also heavily impacted. In an attempt to manage current and future interest rate spreads, control liquidity, and preserve investment value, DutchFork management has periodically restructured portions of its investment portfolio. These restructurings have resulted in positive income gains for DutchFork for the year ended September 30, 2003 and six months ended March 31, 2004. Restructuring also can impact future income capabilities due to lower rates of return afforded from reinvestment opportunities. Future changes in the interest rate and economic environment may require management to restructure portions of the investment portfolio. There can be no assurance that future restructurings will result in the positive gains experienced in prior periods nor that interest rate spreads will be preserved at the levels previously experienced.

Following the merger, we may have higher loan losses than our combined companies have reserved for.

        Following the merger, our loan losses could exceed the allowance for loan losses our combined companies have reserved for. Reliance on historic loan loss experience may not be indicative of future loan losses, especially if general economic conditions, either nationally or regionally and especially in our primary service areas, become less favorable than expected resulting in, among other things, a deterioration in credit quality. The judgment by management of each of First Community and DutchFork about the adequacy of each company's respective allowance is based upon a number of assumptions about future events that such management believes to be reasonable, but which may or may not prove to be accurate. Following the merger, our losses will undoubtedly vary from these estimates, and there is a possibility that charge-offs in future periods will exceed the allowance for loan losses as estimated at any point in time. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required.

The opinion obtained by DutchFork from its financial adviser will not reflect changes in circumstances before the merger.

        On April 12, 2004, and as updated on the date of this joint proxy statement/prospectus, Sandler O'Neill delivered to the DutchFork board of directors its opinion as to the fairness from a financial point of view to the shareholders of DutchFork, as of that date, of the merger consideration to be received by them under the merger agreement. This opinion did not reflect changes that may occur or may have occurred after the date of this document, to the operations and prospects of First Community or DutchFork, general market and economic conditions, and other factors. Moreover, DutchFork does not intend to request an updated opinion from Sandler O'Neill. As a result of the foregoing, DutchFork shareholders should be aware that the opinion of Sandler O'Neill does not address the fairness of the merger consideration from a financial point of view at any time other than as of the date of this document.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus, including information included or incorporated by reference in this document, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance, and business of each of First Community and DutchFork, as well as certain information relating to the merger. These statements are preceded by, followed by, or include the words "believes," "expects," "anticipates," "estimates," or similar expressions.

        These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

  •
  deposit attrition, customer loss, or revenue loss following the merger may be greater than expected;

  •
  expected cost savings from the merger may not be fully realized or realized within the expected time frame;

  •
  revenues following the merger may be lower than expected;

  •
  competitive pressures among financial services companies may increase significantly;

  •
  costs or difficulties related to the integration of the business of First Community and DutchFork may be greater than expected;

  •
  changes in the interest rate environment may reduce interest margins;

  •
  general economic conditions, either nationally or in South Carolina, may be less favorable than expected resulting in, among other things, a deterioration in credit quality and an increase in credit risk-related losses and expenses;

  •
  loan losses may exceed the level of allowance for loan losses of the combined company;

  •
  the rate of delinquencies and amount of charge-offs may be greater than expected;

  •
  the rates of loan growth may not increase as expected;

  •
  legislative or regulatory changes may adversely affect the business in which First Community or DutchFork is engaged; and

  •
  changes may occur in the securities markets.

        First Community does not intend to update or otherwise revise any forward-looking statements to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, First Community does not intend to update or revise the forward-looking statements to reflect changes in general economic or industry conditions.

COMPARATIVE PER SHARE DATA

        The following table shows information about our income per common share, dividends per share, book value per share, and similar information as if the merger had occurred on the date indicated (which we refer to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed that we had been merged throughout those periods and made certain other assumptions. See "Pro Forma Financial Information." Historically, DutchFork has not paid any dividends. First Community is currently paying a dividend of $0.05 per share per quarter. First Community expects comparable dividends to be paid to the shareholders for the foreseeable future. Notwithstanding the foregoing, the future dividend policy of the company is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, financial condition, cash requirements, and general business conditions. In addition, the ability of First Community to pay dividends will be completely dependent upon the amount of dividends its subsidiary, First Community Bank, is permitted to pay to First Community. The ability of a bank to pay dividends is restricted under applicable law and regulations. For a description of those restrictions, see the section entitled "Description of First Community Common Stock—Dividends Rights."

        The information listed as "per equivalent DutchFork share" was obtained by multiplying the pro forma amounts by an exchange ratio of 1.78125. We present this information to reflect the fact that some DutchFork shareholders will receive shares of First Community common stock for each share of DutchFork common stock exchanged in the merger. We also anticipate that the combined company will derive financial benefits from the merger that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

        The information in the following table is based on, and should be read together with, the historical financial information that we have presented in this document. See "Pro Forma Financial Information."

For the Twelve Months Ended December 31, 2003

	First Community Historical	DutchFork Historical	Pro Forma Combined	DutchFork Pro Forma Equivalent
Net Income per share, basic	$1.13	$3.31	$2.01	$3.44
Net Income per share, diluted	$1.08	$3.13	$1.90	$3.38
Dividends declared per share	$0.19	—	$0.20	$0.36
Book value per share	$12.21	$28.87	$17.42	$31.03

For the Three Months Ended March 31, 2004

	First Community Historical	DutchFork Historical	Pro Forma Combined	DutchFork Pro Forma Equivalent
Net Income per share, basic	$0.26	$0.73	$0.45	$0.80
Net Income per share, diluted	$0.25	$0.68	$0.42	$0.75
Dividends declared per share	$0.05	—	$0.05	$0.09
Book value per share	$12.55	$28.71	$17.87	$31.83

MARKET PRICES AND DIVIDEND INFORMATION
FIRST COMMUNITY

        As of [                        ], 2004, there were approximately [            ] shareholders of record of First Community common stock. On January 15, 2003, First Community stock began trading on the Nasdaq SmallCap Market under the trading symbol of "FCCO." Prior to January 15, 2003, the stock was quoted on the OTC Bulletin Board under the trading symbol "FCCO.OB." The following table sets forth the high and low sales price information as reported by Nasdaq in 2004 and 2003, the high and low bid information as reported by the OTC in 2002, and the dividends per share declared on First Community common stock in each such quarter. All information has been adjusted for any stock splits and stock dividends effected during the periods presented.

	First Community Common Stock
	High	Low	Dividends
2002*
Quarter ended March 31, 2002	$14.00	$9.57	—
Quarter ended June 30, 2002	$14.50	$13.00	$0.04
Quarter ended September 30, 2002	$14.50	$12.25	$0.04
Quarter ended December 31, 2002	$13.30	$12.50	$0.04
2003
Quarter ended March 31, 2003	$17.00	$14.00	$0.04
Quarter ended June 30, 2003	$19.47	$16.35	$0.05
Quarter ended September 30, 2003	$20.16	$18.30	$0.05
Quarter ended December 31, 2003	$22.30	$19.60	$0.05
2004
Quarter ended March 31, 2004	$24.50	21.75	$0.05
Quarter ending June 30, 2004 (through , 2004)

*
Because First Community stock was quoted on the OTC Bulletin Board during 2002, the prices listed above for 2002 are quotations, which reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not represent actual transactions.

        You should obtain current market quotations for First Community common stock as the market price of First Community common stock will fluctuate between the date of this document and the date on which the merger is completed, and thereafter. You can get these quotations from a newspaper, on the Internet, or by calling your broker.

        First Community expects comparable dividends to be paid to the shareholders for the foreseeable future. Notwithstanding the foregoing, the future dividend policy of the company is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, financial condition, cash requirements, and general business conditions. As a national bank, First Community Bank may only pay dividends out of its net profits then on hand, after deducting expenses, including losses and bad debts. In addition, the bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus no less than one-tenth of the bank's net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC will be required if the total of all dividends declared in any calendar year by the bank exceeds the bank's net profits to date, as defined, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus. At March 31, 2004, the bank had $3,389,000 free of these restrictions. The OCC also has the authority under federal law to enjoin a national bank from engaging in what in its opinion constitutes an unsafe or unsound practice in conducting its business, including the payment of a dividend under certain circumstances.

        The following table sets forth equity compensation plan information for First Community at December 31, 2003. All information has been adjusted for any stock splits and stock dividends effected during the periods presented.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	150,763	$9.91	39,287
Total	150,763	$9.91	39,287

(1)
The number of shares of common stock available for issuance under the 1999 Stock Incentive Plan automatically increases on the first trading day each calendar year beginning January 1, 2000, by an amount equal to 3% of the shares of common stock outstanding.

MARKET PRICES AND DIVIDEND INFORMATION
DUTCHFORK BANCSHARES

        DutchFork common stock is listed on the Nasdaq SmallCap Market under the symbol "DFBS." The following table lists the high and low bid prices per share for DutchFork common stock for the periods indicated. DutchFork did not pay any dividends for the periods indicated.

	DutchFork Common Stock
	High	Low
Fiscal 2002
Quarter ended December 31, 2001	$21.45	$20.35
Quarter ended March 31, 2002	$22.50	$20.40
Quarter ended June 30, 2002	$26.40	$21.80
Quarter ended September 30, 2002	$26.40	$23.00
Fiscal 2003
Quarter ended December 31, 2002	$27.49	$25.85
Quarter ended March 31, 2003	$30.13	$27.25
Quarter ended June 30, 2003	$34.76	$29.00
Quarter ended September 30, 2003	$36.50	$31.24
Fiscal 2004
Quarter ended December 31, 2003	$38.50	$38.50
Quarter ended March 31, 2004	$37.92	$37.92
Quarter ending June 30, 2004 (through , 2004)

FIRST COMMUNITY AND DUTCHFORK
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma combined condensed balance sheet as of March 31, 2004 and unaudited pro forma combined statements of income for the three months ended March 31, 2004 and the year ended December 31, 2003 combine the historical financial statements of First Community and DutchFork. The pro forma combined condensed statements give effect to the proposed merger of DutchFork with and into First Community as if the merger occurred on March 31, 2004 with respect to the balance sheet and on January 1, 2004 or January 1, 2003, respectively, with respect to the statements of income for the three months ended March 31, 2004 and the year ended December 31, 2003, respectively. First Community reports on a calendar year basis while DutchFork reports on a fiscal year ending on September 30. For purposes of the unaudited pro forma combined condensed statement of income for the year ended December 31, 2003, and the three months ended March 31, 2004, the companies have been combined using DutchFork's fiscal year ended September 30, 2003 and first quarter ended December 31, 2003 as though they reported using the same year for accounting purposes as First Community. The pro forma combined condensed statements give effect to the proposed merger under the purchase method of accounting using an exchange value of $24.00 per share for First Community common stock.

        The purchase method of accounting requires that all of DutchFork's assets and liabilities be adjusted to their estimated fair market values as of the date of acquisition. For purposes of the pro forma combined condensed statements, fair market value of March 31, 2004 assets and liabilities has been estimated by management of First Community using market information available on March 31, 2004. Accordingly, these adjustments are only approximations. This information may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future. Upon consummation of the merger, First Community will make adjustments as of the date of consummation based on appraisals and estimates.

        The pro forma combined condensed statements also contain adjustments based on assumed interest rates and estimates by First Community management regarding changes in revenues and expenses that management believes will be achieved after consummation of the merger. Of course, there can be no assurance that such changes will be of the magnitude estimated or that they will occur at all.

First Community Corporation
Unaudited Pro Forma Combined Condensed Balance Sheet
At March 31, 2004

	Actual (Unaudited)		Pro Forma
	First Community Corporation	DutchFork Bancshares	Adjustments		Combined
ASSETS
Cash and due from banks	$6,606	$7,223			$13,829
Interest-bearing bank balances	2,897				2,897
Federal funds sold and securities purchased under agreements to resell	20,983		(19,559 10,000)	(2) (4)	11,424
Investment securities—available for sale	47,884	130,332			178,216
Investment securities—held to maturity	4,987	3,211			8,198
Loans	127,009	55,289	849	(3)	183,147
Less, allowance for loan losses	1,790	153			1,943

Net loans	125,219	55,136			181,204
Property, furniture and equipment—net	8,412	3,064	300	(3)	11,776
Core deposit intangible	684		4,200	(3)	4,884
Goodwill	35		20,762	(3)	20,797
Other assets	2,506	8,083	1,210	(3)	11,799

Total assets	$220,213	$207,049	$17,762		$445,024

LIABILITIES
Deposits	$187,405	$139,984	$472	(3)	$327,861
Federal Home Loan Bank advances	5,000	35,000	3,221	(3)	43,221
Securities sold under agreements to repurchase	6,397				6,397
Other borrowed money	149	32	10,000	(4)	10,181
Other liabilities	1,208	931	6,792	(5)	8,931

Total liabilities	200,159	175,947			396,591

SHAREHOLDERS' EQUITY
Preferred stock-none issued and outstanding
Common stock	1,598	15	1,168	(1)	2,781
Additional paid in capital	12,889	15,137	12,059	(1)	40,085
Retained earnings	5,252	32,626	(32,626)	(1)	5,252
Other	315	(16,676)	16,676	(1)	315

Total shareholders' equity	20,054	31,102			48,433

Total liabilities and shareholders' equity	$220,213	$207,049	$17,762		$445,024

(1)
Record issuance of 1,182,412 shares of First Community Corporation Stock based on a price of $24.00 and to reflect the elimination of DFBS equity accounts.

(2)
Record cash paid for DFBS shares in the amount of $18,934,000 and for estimated transaction cost in the amount of $625,000. These costs include investment banking fees, legal fees, and accounting fees.

(3)
Adjust acquired assets and liabilities of DFBS to fair value and related tax effects as follows (in thousands):

Purchase price and transaction cost in excess of DFBS equity at March 31, 2004	$16,835

Fair value purchase accounting adjustments:
Loans	849
Property and equipment	300
Deposits	(472)
Advances to FHLB	(3,221)
Other, including income taxes	890

(1,654)

Exit cost purchase accounting adjustments:
Personnel and employee termination benefits	2,362
Contract cancellation	250
Fair value of options granted	2,500
Savings and loan bad debt reserve tax liability	1,680
Income taxes	(1,789)

5,003

Total purchase intangibles	23,492
Deposit base intangible	4,200
Deferred income tax	(1,470)

Goodwill	$20,762

(4)
Record $10.0 million in trust preferred securities anticipated to be issued prior to the effective date.

First Community Corporation
Unaudited Pro Forma Combined Condensed Statement of Income
For the 2003 Fiscal Year
(Dollars in thousands, except per share amounts)

	First Community Corporation December 31, 2003
		DutchFork Bancshares September 30, 2003	Pro Forma
			Adjustments		Combined
Interest income	$10,028	$10,986	$(206	)(1)	$20,808
Interest expense	2,381	4,848	(493	)(2)	6,736

Net interest income	7,647	6,138			14,072
Provision for loan losses	167	195			362

Net interest income after provision for loan losses	7,480	5,943			13,710

Gain on sale of securities	—	2,465			2,465
Gain on disposition of assets	—	1,080	(1,080	)(3)	—
Other noninterest income	1,440	1,017			2,457

Total noninterest income	1,440	4,562			4,922

Contributions	—	1,140	(1,080	)(3)	60
Other noninterest expense	6,158	5,705	(322	)(4)	11,541

Total noninterest expense	6,158	6,845			11,601

Income before income taxes	2,762	3,660			5,577
Income taxes	965	279	210	(5)	1,454

Net Income	$1,797	$3,381	399		$5,577

Basic net income per share	$1.13	$3.31		(6)	$2.01
Diluted net income per share	$1.08	$3.13		(6)	$1.90
Weighted average common shares outstanding
Basic	1,590,052	1,022,804			2,772,464
Diluted	1,660,977	1,081,582			2,931,406

Pro forma adjustments

(1)
Interest income adjustments:

Opportunity cost on $9.6 million in net cashed disbursed at 1.0%.	$(96)
Estimated amortization of fair value adjustment to loans	(110)

$(206)

(2)
Interest expense adjustment:

Interest expense on $10.0 million trust preferred securities issued at 3.85%	$385
Estimated amortization of fair value adjustment on deposits	(190)
Estimated amortization of fair value adjustment on FHLB advances	(688)

$(493)

(3)
During the year ended September 30, 2003, DutchFork Bancshares sold to two local not-for-profit organizations land with an appraised value of $1.5 million and book value of $420,000. The excess of value over cost of $1.08 million was recognized as income and recorded as a contribution. This transaction has been eliminated for pro forma purposes.

(4)
Noninterest expense adjustments:

Amortization of $4.2 million core deposit premium over seven years straightline.	$600
Record estimated 16% reduction in noninterest expenses subsequent to the merger.	(922)

$(322)

(5)
Record tax effect of pro forma adjustments at a 34.5% effective tax rate.

(6)
Pro forma earnings per share is based on an exchange ratio of 1.78125 or the issuance of 1,182,412 shares.

First Community Corporation
Unaudited Pro Forma Combined Condensed Statement of Income
For the 2004 Fiscal First Quarter
(Dollars in thousands, except per share amounts)

	First Community Corporation March 31, 2004
		DutchFork Bancshares December 31, 2003	Pro Forma
			Adjustments		Combined
Interest income	$2,575	$3,023	$(51	)(1)	$5,547
Interest expense	552	1,070	(122	)(2)	1,500

Net interest income	2,023	1,953			4,047
Provision for loan losses	66	—			66

Net interest income after provision for loan losses	1,957	1,953			3,981

Gain on sale of securities	—	71			71
Other noninterest income	378	196			574

Total noninterest income	378	267			645
Noninterest expense	1,699	1,410	(86	)(3)	3,023

Income before income taxes	636	810			1,603
Income taxes	214	89	54	(4)	357

Net Income	$422	$721	103		$1,246

Basic net income per share	$0.26	$0.73		(5)	$0.45
Diluted net income per share	$0.25	$0.68		(5)	$0.42
Weighted average common shares outstanding
Basic	1,597,806	989,444			2,780,218
Diluted	1,684,514	1,063,452			2,971,883

Pro forma adjustment

(1)
Interest income adjustments:

Opportunity cost on $9.6 million in net cash disbursed at 1.0%.	$(24)
Estimated amortization of fair value adjustment to loans	(27)

$(51)

(2)
Interest expense adjustment:

Interest expense on $10.0 million in trust preferred securities anticipated to be issued at 3.85%	$96
Estimated amortization of fair value adjustment on deposits	(47)
Estimated amortization of fair value adjustment on FHLB advances	(171)

$(122)

(3)
Noninterest expense adjustments:

Amortization of $4.2 million core deposit premium over seven years straightline.	$150
Record estimated 16% reduction in noninterest expenses subsequent to the merger.	(236)

$(86)

(4)
Record tax effect of pro forma adjustments at a 34.5% effective tax rate.

(5)
Pro forma earnings per share is based on an exchange ratio of 1.78125 or the issuance of 1,182,412 shares.

THE SPECIAL MEETINGS OF SHAREHOLDERS

First Community Shareholders' Meeting

        General.    This joint proxy statement/prospectus is being furnished to the shareholders of First Community in connection with the solicitation by the board of directors of First Community of proxies for use at the First Community special meeting of shareholders to be held:

              ,                        , 2004
               a.m. (local time)
                          , South Carolina

and at any adjournment or postponement thereof.

        At the special meeting, shareholders are asked to consider the approval of the merger agreement and the proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger. A copy of the merger agreement is attached as Appendix A to this joint proxy statement/prospectus.

        Record Date.    First Community's shareholders of record at the close of business on                        , 2004 are entitled to vote at the First Community special meeting, or following any adjournment or postponement of the First Community special meeting. On                        , 2004, there were             shares of First Community's common stock outstanding and entitled to vote held by approximately            holders of record. As of the record date for the First Community special meeting, the executive officers and directors of First Community and their affiliates owned an aggregate of            shares, or    % of First Community's issued and outstanding common stock as of that date. All of such shares are expected to be voted in favor of approval of the merger agreement.

        Voting Rights.    Each share of First Community's common stock outstanding on                        , 2004 entitles the holder to one vote on each matter submitted to a vote at the special meeting. Shares can be voted at the meeting only if the shareholder is represented by proxy or present in person.

        Vote Required.    Approval of the merger will require the affirmative vote of holders of two-thirds of the shares of First Community's common stock entitled to vote at the special meeting. Approval of the proposal to authorize adjournment will require that the number votes cast in favor of the proposal exceed the number of votes cast against the proposal.

        Quorum.    Pursuant to First Community's articles of incorporation and South Carolina corporate law, a majority of the votes entitled to be cast by holders of First Community's common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. If there is no quorum present at the opening of the meeting, the special meeting may be adjourned by the vote of a majority of the shares voting on the motion to adjourn.

        Solicitation of Proxies.    A proxy card is enclosed for your use. You are solicited on behalf of the board of directors of First Community to complete, date, sign, and return the proxy card in the accompanying envelope, which is postage paid if mailed in the United States.

        Voting of Proxies.    You have three choices with regard to the proposal to approve the merger agreement. By checking the appropriate box on the proxy card you may:

  •
  vote "FOR" approval of the merger agreement;

  •
  vote "AGAINST" approval of the merger agreement; or

  •
  "ABSTAIN" from voting altogether.

        The merger cannot be completed unless holders of two-thirds of all outstanding shares, voting either in person or by proxy, vote "FOR" the proposal. Your failure to vote, or a vote to "ABSTAIN," would have the same effect as a vote "AGAINST" the merger agreement.

        If your shares are held in "street name," your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the directions your broker provides. Your failure to instruct your broker to vote your shares will result in your shares not being voted. If you wish to change your voting instructions after you have returned your voting instructions to your broker, you must contact your broker. Broker non-votes will have the same effect as a vote "AGAINST" the merger agreement.

        Each proxy card that is properly executed, received prior to the beginning of the special meeting, and not revoked will be voted as indicated. If you sign, date, and return the proxy card without giving voting instructions, the proxy will be voted "FOR" the merger agreement as recommended by the board of directors.

        Whether or not you plan to attend First Community's special meeting, you are requested to complete, date, and sign the accompanying proxy and return it promptly in the enclosed, postage-prepaid envelope.

        Revocation of Proxies.    If you give an appointment of proxy in the accompanying form, you may revoke that appointment at any time before the actual voting. To revoke the proxy, notify the corporate secretary of First Community in writing, or execute another appointment of proxy bearing a later date and file it with the corporate secretary. The address for the corporate secretary of First Community is:

James C. Leventis, Corporate Secretary
First Community Corporation
5455 Sunset Boulevard
Lexington, South Carolina 29072

        If you return the appointment of proxy, you may still attend the meeting and vote in person. When you arrive at the meeting, first notify the corporate secretary of your desire to vote in person. You will then be given a ballot to vote in person, and your appointment of proxy will be disregarded.

        If you attend the meeting in person, you may vote your shares without returning the enclosed appointment of proxy. However, if your plans change and you are not able to attend, your shares will not be voted. Even if you plan to attend the meeting, the best way to ensure that your shares will be voted is to return the enclosed appointment of proxy and, when you get to the meeting, notify the corporate secretary that you wish to vote in person.

        Your death or incapacity will not revoke your proxy unless, before the shares are voted, notice of death or incapacity is filed with the corporate secretary of First Community or other person authorized to tabulate votes.

        Dissenters' Rights.    Under the applicable provisions of South Carolina corporate law, First Community's shareholders will have dissenters' rights with respect to approval of the merger agreement. See "Dissenters' Rights of First Community Shareholders" on page     .

DutchFork Shareholders' Meeting

        General.    This joint proxy statement/prospectus is being furnished to shareholders of DutchFork as of                         , 2004, and is accompanied by a form of proxy which is solicited by the board of directors of DutchFork for use at DutchFork's special meeting to be held:

              ,                        , 2004
               p.m. (local time)
                          , South Carolina.

and at any adjournment or postponement thereof.

        At the special meeting, shareholders are asked to consider the approval of the merger agreement and the proposal to authorize the board of directors to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Merger. A copy of the merger agreement is attached as Appendix A to this joint proxy statement/prospectus.

        Record Date.    Shareholders of record at the close of business on                        , 2004 are entitled to vote at DutchFork's special meeting or at any adjournment or postponement thereof. On                        , 2004, there were [            ] shares of DutchFork's common stock outstanding which were held by approximately            holders of record. As of the record date for the DutchFork special meeting, the executive officers and directors of DutchFork and their affiliates owned an aggregate of [            ] shares, or [    %] of DutchFork's issued and outstanding common stock as of that date. All of such shares are expected to be voted in favor of the merger agreement.

        Voting Rights.    Each share of DutchFork's common stock outstanding on                        , 2004 is entitled to one vote on each matter submitted to a vote at the special meeting. Shares can be voted at the meeting only if the shareholder is represented by proxy or present in person.

        Vote Required.    Approval of the merger and the proposal to authorize adjournment will require the affirmative vote of holders of a majority of the shares of DutchFork entitled to vote at the special meeting.

        Quorum.    Pursuant to the bylaws of DutchFork, a majority of the votes entitled to be cast by holders of DutchFork's common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. If there is no quorum present at the opening of the meeting, the special meeting may be adjourned by the vote of a majority of the shares voting on the motion to adjourn.

        Solicitation of Proxies.    A proxy card is enclosed for your use. You are solicited on behalf of the board of directors of DutchFork to complete, date, sign, and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

        Voting of Proxies.    You have three choices with regard to the proposal to approve the merger agreement. By checking the appropriate box on the proxy card you may:

  •
  vote "FOR" the merger;

  •
  vote "AGAINST" the merger; or

  •
  "ABSTAIN" from voting altogether.

        The merger cannot be completed unless holders of majority of all outstanding shares, voting either in person or by proxy, vote "FOR" the proposal. Your failure to vote, or a vote to "ABSTAIN," would have the same effect as a vote "AGAINST" the merger agreement.

        If your shares are held in "street name," your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the directions your broker provides. Your failure to instruct your broker to vote your shares will result in your shares not being voted. If you wish to change your voting instructions after you have returned your voting instructions to your broker, you must contact your broker. Broker non-votes will have the same effect as a vote "AGAINST" the merger agreement.

        Each proxy card that is properly executed, received prior to the beginning of the special meeting, and not revoked will be voted as indicated. If you sign, date, and return the proxy card without giving voting instructions, the proxy will be voted "FOR" the merger agreement as recommended by the board of directors.

        Whether or not you plan to attend DutchFork's special meeting, you are requested to complete, date, and sign the accompanying proxy and return it promptly in the enclosed, postage-prepaid envelope.

        Revocation of Proxies.    If you give an appointment of proxy in the accompanying form, you may revoke that appointment at any time before the actual voting. To revoke the proxy, notify the corporate secretary of DutchFork in writing, or execute another appointment of proxy bearing a later date and file it with the corporate secretary. The address for the corporate secretary of DutchFork is:

Robert E. Livingston, Corporate Secretary
DutchFork Bancshares, Inc.
1735 Wilson Road,
Newberry, South Carolina 29108

        If you return the appointment of proxy, you may still attend the meeting and vote in person. When you arrive at the meeting, first notify the corporate secretary of your desire to vote in person. You will then be given a ballot to vote in person, and your appointment of proxy will be disregarded.

        If you attend the meeting in person, you may vote your shares without returning the enclosed appointment of proxy. However, if your plans change and you are not able to attend, your shares will not be voted. Even if you plan to attend the meeting, the best way to ensure that your shares will be voted is to return the enclosed appointment of proxy and, when you get to the meeting, notify the corporate secretary that you wish to vote in person.

        Your death or incapacity will not revoke your proxy unless, before the shares are voted, notice of death or incapacity is filed with the corporate secretary of DutchFork or other person authorized to tabulate votes.

        Dissenters' Rights.    Under the applicable provisions of Delaware corporate law, DutchFork's shareholders will have dissenters' rights with respect to approval of the merger agreement. See "Dissenters' Rights of DutchFork's Shareholders" on page     .

Authorization to Vote on Adjournment.

        At the special meetings, you are being asked to grant authority to the boards of directors to adjourn the special meetings to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meetings, in person or by proxy, to approve the Agreement and Plan of Merger. If you do not specify whether authority is granted or withheld, the proxy will be voted to grant authority to adjourn. Neither company has any plans to adjourn its special meeting at this time, but each intends to do so, if needed, to promote shareholder interests. The boards of directors of DutchFork and First Community each unanimously recommends that shareholders grant authority to the proxies to vote on adjournment of the special meetings.

Board Recommendation

        The boards of directors of DutchFork and First Community each unanimously recommends that shareholders vote "FOR" the merger agreement.

Expenses of the Special Meetings

        The expense of preparing, printing, and mailing this joint proxy statement/prospectus will be shared equally by First Community and DutchFork. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of First Community and DutchFork without additional compensation. DutchFork will also pay [            ], a proxy solicitation firm, a fee of $            , plus out-of-pocket expenses, to assist in soliciting proxies. First Community and DutchFork will each reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the respective beneficial owners of First Community's and DutchFork's common stock.

THE MERGER

        The following information describes material aspects of the proposed transaction by which DutchFork will be merged with and into First Community pursuant to the terms of the merger agreement. The merger agreement is attached as Appendix A and incorporated by reference into this joint proxy statement/prospectus. You should read the entire merger agreement carefully.

Form of the Merger

        The boards of directors of DutchFork and First Community each have unanimously approved a merger agreement that provides for the merger of DutchFork with and into First Community. First Community will survive the merger. Upon completion of the merger, each share of DutchFork common stock will be converted into the right to receive, at the election of the holder, either $42.75 in cash or 1.78125 shares of First Community common stock. The common stock of First Community will continue to trade on the Nasdaq SmallCap Market under the symbol "FCCO" after completion of the merger.

Conversion of DutchFork Common Stock

        When the merger becomes effective, each share of DutchFork common stock issued and outstanding immediately prior to the completion of the merger will automatically be converted into the right to receive, at the holder's election, either (a) $42.75 in cash without interest or (b) 1.78125 shares of First Community common stock and cash instead of fractional shares. A DutchFork shareholder's receipt of either cash and/or stock, however, is subject to the limitation that only 60% of the shares of DutchFork common stock will be exchanged for First Community common stock and proration procedures as well as other provisions in the merger agreement. See "—Cash or Stock Election." First Community will not issue fractional shares of First Community common stock, but instead will pay each holder of DutchFork common stock who would otherwise be entitled to a fractional share of First Community common stock an amount in cash determined by multiplying that fraction by the average closing price of First Community common stock over a measurement period prior to the completion of the merger. If there is a change in the number or classification of shares of First Community outstanding as a result of a stock split, stock dividend, reclassification, recapitalization, or other similar transaction, the exchange ratio will be equitably adjusted. Shares of DutchFork common stock held directly or indirectly by First Community will be canceled and retired upon completion of the merger, and no payment will be made for them. Canceled shares will not include shares held by either DutchFork or First Community in a fiduciary capacity or in satisfaction of a debt previously contracted. Holders of shares for which dissenters' rights have been exercised will be entitled only to the rights granted by Delaware law or South Carolina law as applicable. We can give you no assurance about what the market price of First Community common stock will be if and when the merger is completed, and you are advised to obtain current market quotations for First Community common stock. In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving First Community common stock, you should carefully read the information included below under "Material Federal Income Tax Consequences of the Merger."

Cash or Stock Election

        Under the terms of the merger agreement, DutchFork shareholders may elect to convert their shares into cash, First Community common stock, or a mixture of cash and First Community common stock. All elections of DutchFork shareholders are further subject to the allocation and proration procedures described in the merger agreement. These procedures provide that the number of shares of DutchFork common stock to be converted into First Community common stock in the merger must be 60% of the total number of shares of DutchFork common stock issued and outstanding on the date of the merger. We are not making any recommendation about whether DutchFork shareholders should elect to receive cash or First Community common stock in the merger. Each holder of DutchFork common stock must make his or her own decision with respect to such election.

        It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if DutchFork shareholders in the aggregate elect to receive more or less of the First Community common stock than First Community has agreed to issue. These procedures are summarized below:

  •
  If Stock Is Oversubscribed: If DutchFork shareholders elect to receive more First Community common stock than First Community has agreed to issue in the merger, then all DutchFork shareholders who have elected to receive cash or who have made no election will receive cash for their DutchFork shares and all shareholders who elected to receive First Community common stock will receive a pro rata portion of the available First Community shares plus cash for those shares not converted into First Community common stock.

  •
  If Stock Is Undersubscribed: If DutchFork shareholders elect to receive fewer shares of First Community common stock than First Community has agreed to issue in the merger, then all DutchFork shareholders who have elected to receive First Community common stock will receive First Community common stock and those shareholders who elected to receive cash or who have made no election will be treated in the following manner:

  •
  If the number of shares held by DutchFork shareholders who have made no election is sufficient to make up the shortfall in the number of First Community shares that First Community is required to issue, then all DutchFork shareholders who elected cash will receive cash, and those shareholders who made no election will receive both cash and First Community common stock in whatever proportion is necessary to make up the shortfall.

  •
  If the number of shares held by DutchFork shareholders who have made no election is insufficient to make up the shortfall, then all DutchFork shareholders who made no election will receive First Community common stock and those DutchFork shareholders who elected to receive cash will receive cash and First Community common stock in whatever proportion is necessary to make up the shortfall.

        No guarantee can be made that DutchFork shareholders will receive the amounts of cash and stock they elect. As a result of the allocation procedures and other limitations outlined in this document and in the merger agreement, DutchFork shareholders may receive First Community common stock or cash in amounts that vary from the amounts they elect to receive.

Election Procedures; Surrender of Stock Certificates

        An election form is being mailed separately from this joint proxy statement/prospectus to holders of shares of DutchFork common stock on or about the date this joint proxy statement/prospectus is being mailed. Each election form entitles the holder of the DutchFork common stock to elect to receive cash, First Community common stock, or a combination of cash and stock, or make no election with respect to the merger consideration they wish to receive.

        To make an effective election, DutchFork shareholders must submit a properly completed election form, along with their DutchFork stock certificates representing all shares of DutchFork common stock covered by the election form (or an appropriate guarantee of delivery) to the exchange agent on or before 5:00 p.m., local time, on [                        ], 2004. Shortly after the merger, the exchange agent will allocate cash and stock among DutchFork shareholders, consistent with their elections and the allocation and proration procedures. If DutchFork shareholders do not submit an election form, they will receive instructions from the exchange agent on where to surrender their DutchFork stock certificates after the merger is completed. In any event, do not forward your DutchFork stock certificates with your proxy cards.

        DutchFork shareholders may change their election at any time prior to the election deadline by written notice accompanied by a properly completed and signed later dated election form received by the exchange agent or by withdrawal of their stock certificates by written notice. All elections will be revoked automatically if the merger agreement is terminated. If DutchFork shareholders have a preference for receiving either First Community stock and/or cash for their DutchFork stock, they should complete and return the election form. If DutchFork shareholders do not make an election, they will be allocated First Community common stock and cash depending on the elections made by other shareholders and pursuant to the allocation and proration provisions in the merger agreement.

        We make no recommendation about whether DutchFork shareholders should elect to receive cash, stock, or a combination of cash and stock in the merger. DutchFork shareholders must make their own decision with respect to their election.

        If certificates for DutchFork common stock are not immediately available or you are unable to send the election form and other required documents to the exchange agent prior to the election deadline, DutchFork shares may be properly exchanged, and an election will be effective, if:

  •
  such exchanges are made by or through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office, branch, or agency in the United States;

  •
  the exchange agent receives, prior to the election deadline, a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with the election form (delivered by hand, mail, telegram, telex, or facsimile transmission); and

  •
  the exchange agent receives, within three business days after the election deadline, the certificates for all exchanged DutchFork shares, or confirmation of the delivery of all such certificates into the exchange agent's account with The Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

        DutchFork shareholders who do not submit a properly completed election form or revoke their election form prior to the election deadline and do not submit a new election form will have their shares of DutchFork common stock designated as non-election shares. DutchFork stock certificates represented by elections that have been revoked will be promptly returned without charge to the DutchFork shareholder revoking the election upon written request.

        After the completion of the merger, the exchange agent will mail to DutchFork shareholders who do not submit election forms or who have revoked such forms a letter of transmittal, together with instructions for the exchange of their DutchFork common stock certificates for the merger consideration. Until you surrender your DutchFork stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any First Community common stock into which your DutchFork shares have been converted. When you surrender your DutchFork stock certificates, First Community will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of DutchFork common stock. DutchFork stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

        If your DutchFork stock certificates have been either lost, stolen, or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen, or destroyed before you receive any consideration for your shares. Upon request, our transfer agent will send you instructions on how to provide evidence of ownership.

When the Merger Will be Completed

        The closing of the merger will take place on a date designated by First Community that is no later than five days following the date on which all of the conditions to the merger contained in the merger agreement are satisfied or waived, unless we agree to a later date. See "—Conditions to Completing the Merger." On the closing date, First Community will file a certificate of merger with the Delaware Secretary of State and articles of merger with the South Carolina Secretary of State merging DutchFork with and into First Community. The merger will become effective at the time stated in the articles of merger and certificate of merger.

        First Community and DutchFork expect to complete the merger in the third calendar quarter of 2004. However, we cannot guarantee when or if the required regulatory approvals will be obtained. See "The Merger—Regulatory Approvals Needed to Complete the Merger." Furthermore, either company may terminate the merger agreement if, among other reasons, the merger has not been completed on or before December 31, 2004, unless failure to complete the merger by that time is due to a misrepresentation, breach of warranty, or failure to fulfill a covenant by the party seeking to terminate the agreement. See "—Terminating the Merger Agreement."

Conditions to Completing the Merger

        First Community's and DutchFork's obligations to consummate the merger are conditioned on the following:

  •
  approval of the merger agreement by DutchFork and First Community shareholders;

  •
  receipt of all required regulatory approvals without any conditions that would materially and adversely impact the benefits of the merger to First Community and the expiration of all statutory waiting periods;

  •
  no party to the merger being subject to any legal order that prohibits consummating any part of the transaction, no governmental entity having instituted any proceeding for the purpose of blocking the transaction, and the absence of any statute, rule, or regulation that prohibits completion of any part of the transaction;

  •
  the registration statement of which this joint proxy statement/prospectus is a part being declared effective by the Securities and Exchange Commission, the absence of any pending or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement, and the receipt of all required state "blue sky" approvals;

  •
  receipt by each of us of all consents and approvals from third parties (other than those required from government agencies) required to complete the merger, unless failure to obtain those consents or approvals would not have a material adverse effect on First Community after completion of the merger;

  •
  receipt by each of us of an opinion from Nelson Mullins Riley & Scarborough, L.L.P. to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

  •
  the exchange of 100% of the outstanding shares of DutchFork common stock except for the dissent by holders of no more than 8% of the outstanding shares;

  •
  the listing of shares of First Community common stock to be issued in the merger on the Nasdaq SmallCap Market; and

  •
  the other party having performed in all material respects its obligations under the merger agreement, the other party's representations and warranties being true and correct as of the date of the merger agreement and as of the closing date, and receipt of a certificate signed by the other party's chief executive officer and chief financial officer to that effect.

        The obligation of DutchFork to complete the merger is also conditioned on First Community having deposited the cash portion of the merger consideration with the exchange agent.

        We cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so.

Covenants of DutchFork and First Community in the Merger Agreement

        Agreement Not to Solicit Other Proposals.    DutchFork has agreed not to initiate, solicit, encourage, facilitate, obtain, or endorse any acquisition proposal with a third party. An acquisition proposal includes the following:

  •
  any merger, consolidation, share exchange, business combination, or other similar transaction involving DutchFork or its subsidiaries;

  •
  any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 25% or more of the assets of DutchFork outside of the regular course of business;

  •
  any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of DutchFork; and

  •
  any public announcement of a proposal, plan, or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        Despite the agreement of DutchFork not to solicit other acquisition proposals, the board of directors of DutchFork may generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited, written, bona fide acquisition proposal, provided that the DutchFork board of directors, after consultation with and receipt of advice from outside legal counsel, in good faith deems such action to be required in order for the board of directors to comply with its fiduciary duties to DutchFork shareholders under applicable law.

        If DutchFork receives a proposal or information request from a third party, DutchFork must notify First Community and provide First Community with information about the third party and its proposal.

        Employee Matters.    Subject to determination of its staffing needs, each person who is an employee of Newberry Federal Savings Bank as of the closing of the merger (whose employment is not specifically terminated upon the closing) will become an employee of First Community Bank. First Community will make available employer provided health and other employee welfare benefit plans to each continuing employee on the same basis that it provides such coverage to First Community employees. Former employees of Newberry Federal will be eligible to participate in First Community's 401(k) plan and employee stock option plan with full credit for prior service with DutchFork for purposes of eligibility and vesting. For those employees of Newberry Federal that are terminated within one year following the effective date of the merger, First Community will honor the terms of the current Newberry Federal employee severance plan.

        Indemnification of Officers and Directors.    First Community has agreed to indemnify and hold harmless each director and officer of DutchFork for a period of three years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowed under Delaware law. First Community has also agreed that it will maintain a policy of directors' and officers' liability insurance coverage for the benefit of DutchFork's directors and officers who are currently covered by insurance for five years following consummation of the merger, or such lesser period of time as can be purchased for an aggregate amount equal to three times the current annual premium.

        Certain Other Covenants.    The merger agreement also contains other agreements relating to our conduct before consummation of the merger, including the following:

  •
  After all requisite approvals and third party consents necessary to consummate the merger are obtained, Newberry Federal will modify and change its loan, litigation, real estate valuation, and investment and asset/liability management policies and practices so as to be consistent with those of First Community Bank.

  •
  First Community and DutchFork will use their reasonable best efforts to submit all necessary applications, notices, and other filings with any governmental entity, the approval of which is required to complete the merger and related transactions.

  •
  First Community and DutchFork will use their reasonable best efforts to obtain all third party consents necessary to consummate the merger.

  •
  DutchFork and First Community will consult with each other regarding any public statements about the merger and any filings with any governmental entity or with any national securities exchange or market.

  •
  First Community will file a registration statement, of which this joint proxy statement/prospectus forms a part, with the Securities and Exchange Commission registering the shares of First Community common stock to be issued in the merger to DutchFork shareholders.

  •
  DutchFork and First Community will take all actions necessary to convene a meeting of their shareholders to vote on the merger agreement. The DutchFork and First Community boards of directors will recommend at the shareholder meetings that their shareholders vote to approve the merger and will use their best efforts to solicit shareholder approval, unless they determine that such actions would not comply with their fiduciary obligations.

  •
  DutchFork will use its best efforts to cause each person who is an affiliate of it under Rule 145 of the Securities Act to deliver to First Community a letter to the effect that such person will comply with Rule 145.

  •
  First Community and DutchFork will notify each other of any material contract defaults and any events that, so far as can be foreseen at the time of its occurrence, would reasonably be likely to result in a material adverse effect on the other. They also will notify each other of any communication from a third party regarding the need to obtain that party's consent in connection with the merger.

Representations and Warranties Made by First Community and DutchFork in the Merger Agreement

        First Community and DutchFork have made certain customary representations and warranties to each other in the merger agreement relating to our businesses. For information on these representations and warranties, please refer to the merger agreement attached as Appendix A. The representations and warranties must be true in all material respects through the completion of the merger unless the change does not have a material negative impact on our business, financial condition, or results of operations. See "—Conditions to Completing the Merger."

Terminating the Merger Agreement

        The merger agreement may be terminated at any time prior to the completion of the merger, either before or after approval of the merger agreement by shareholders, as follows:

  •
  with the mutual written consent of First Community and DutchFork;

  •
  by either party, if the shareholders of First Community or DutchFork fail to approve the merger agreement (provided that either party will only be entitled to terminate for this reason if it has complied with its obligations under the merger agreement with respect to its shareholder meeting);

  •
  by either party, if a required regulatory approval, consent, or waiver is denied or any governmental entity prohibits the consummation of the merger or the transactions contemplated by the merger agreement;

  •
  by either party, if the merger is not consummated by December 31, 2004, unless failure to complete the merger by that time is due to a breach of any representation, warranty, or covenant by the party seeking to terminate the agreement;

  •
  by either party, if the other party makes a misrepresentation, breaches a warranty, or fails to fulfill a covenant that cannot be or has not been cured within 30 calendar days after giving written notice to the breaching party;

  •
  by First Community, if the board of directors of DutchFork does not recommend approval of the merger in this joint proxy statement/prospectus or withdraws, qualifies, or revises its recommendation in any respect materially adverse to First Community;

  •
  by DutchFork solely in order to enter into a letter of intent, agreement in principle, acquisition agreement, or similar agreement related to an acquisition proposal that the board of directors of DutchFork has deemed superior to First Community's offer; provided, however, that after giving notice to First Community, DutchFork must negotiate in good faith with First Community for a period of five days to make such adjustments in the terms and conditions as would enable First Community to proceed with the transaction;

  •
  by DutchFork, if the price of First Community's common stock at any time during the three business day period commencing on the Determination Date (as defined in the merger agreement) has fallen below $18.00. If DutchFork exercises this termination right, First Community has the right to increase the exchange ratio such that the stock consideration is adjusted as if the price of First Community common stock equaled $18.00. Upon such increase by First Community, no termination by DutchFork will be deemed to have taken place; or

  •
  by First Community, if the price of First Community's common stock at any time during the three business day period commencing on the Determination Date (as defined in the merger agreement) has risen above $27.00. If First Community exercises this termination right, DutchFork has the right to decrease the exchange ratio such that the stock consideration is adjusted as if the price of First Community common stock equaled $27.00. Upon such decrease by DutchFork, no termination by First Community will be deemed to have taken place.

Termination Fee

        The merger agreement requires DutchFork to pay First Community a fee of $1,000,000 if First Community terminates the merger agreement as a result of the failure of DutchFork's board of directors to recommend approval of the merger or the withdrawal, qualification, or revision of its recommendation to approve the merger. If within 12 months after such termination, DutchFork consummates or enters into an agreement with respect to an acquisition proposal, DutchFork must pay an additional termination fee of $1,000,000.

        The merger agreement also requires DutchFork to pay First Community a fee of $2,000,000 if within 12 months after the merger agreement is terminated, DutchFork consummates or enters into any agreement with respect to an acquisition proposal and if the merger agreement is terminated under either of the following circumstances:

  •
  if First Community terminates the merger agreement as a result of a willful breach of the merger agreement by DutchFork, and an acquisition proposal from a third party with respect to

    DutchFork has been publicly announced, disclosed, or communicated or made known to DutchFork at any time after the date of the merger agreement and prior to the date of termination; or

  •
  if either party terminates the merger agreement as a result of the failure of DutchFork's shareholders to approve the merger, and an acquisition proposal from a third party has been publicly announced, disclosed, or communicated or made known to DutchFork at any time after the date of the merger agreement and prior to the date of the DutchFork shareholders' meeting.

        If DutchFork terminates the merger agreement solely in order to enter into a letter of intent, agreement in principle, acquisition agreement, or similar agreement related to an acquisition proposal that the board of directors of DutchFork has deemed superior to First Community's offer, then DutchFork must pay First Community a fee of $2,000,000.

        Under no circumstances will DutchFork be required to pay more than $2,000,000 in the aggregate under the termination fee provisions.

Expenses

        Each of First Community and DutchFork will pay its own costs and expenses incurred in connection with the merger.

Changing the Terms of the Merger Agreement

        Before the completion of the merger, First Community and DutchFork may agree to waive, amend, or modify any provision of the merger agreement. However, after the vote by DutchFork shareholders, First Community and DutchFork can make no amendment or modification that would reduce the amount or alter the kind of consideration to be received by DutchFork's shareholders under the terms of the merger.

Material Federal Income Tax Consequences of the Merger

        The following discussion addresses the material United States federal income tax consequences of the merger to holders of DutchFork common stock. This discussion applies only to DutchFork shareholders that hold their DutchFork common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to a particular shareholder in light of its personal circumstances or to shareholders subject to special treatment under the United States federal income tax laws including: banks or trusts; tax-exempt organizations; insurance companies; dealers in securities or foreign currency; traders in securities who elect to apply a mark-to-market method of accounting; pass-through entities and investors in such entities; foreign persons; and shareholders who hold DutchFork common stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated instrument.

        This discussion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings, and judicial decisions, all as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Tax considerations under state, local, and foreign laws are not addressed in this document. The tax consequences of the merger to a holder of DutchFork common stock may vary depending upon the shareholder's particular circumstances. Therefore, each holder of DutchFork common stock should consult its tax adviser to determine the particular tax consequences of the merger to the shareholder, including those relating to state and local taxes.

        It is a condition to the obligations of First Community and DutchFork to complete the merger that each of First Community and DutchFork receive an opinion of Nelson Mullins Riley & Scarborough,

L.L.P. to the effect that (1) the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (2) First Community and DutchFork will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (3) except to the extent of any cash received in lieu of a fractional share interest in First Community common stock, no gain or loss will be recognized by shareholders of DutchFork who exchange their DutchFork common stock for First Community common stock in the merger.

        In rendering its opinions, counsel may require and rely upon representations contained in letters and certificates to be received from officers of First Community, DutchFork, and others. This tax opinion will not be binding on the Internal Revenue Service or the courts, and we do not intend to request any ruling from the Internal Revenue Service with respect to the United States federal income tax consequences of the merger.

        Although the merger agreement allows both of us to waive the condition that we receive a tax opinion from Nelson Mullins Riley & Scarborough, L.L.P., we currently do not anticipate doing so.

        The United States federal income tax consequences of the merger to a holder of DutchFork common stock will depend primarily on whether such shareholder exchanges its DutchFork common stock for solely First Community common stock (except for cash received instead of a fractional share of First Community common stock), solely cash, or a combination of stock and cash. Regardless of whether a holder of DutchFork common stock elects to receive First Community common stock, cash, or a combination of stock and cash, the federal income tax consequences will depend on the actual merger consideration that such shareholder receives.

        Exchange Solely for First Community Common Stock.    No gain or loss will be recognized by a DutchFork shareholder who receives solely shares of First Community common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of DutchFork common stock. The aggregate adjusted tax basis of the shares of First Community common stock received by a DutchFork shareholder in such exchange will be equal (except for the basis attributable to any fractional shares of First Community common stock for which cash is received, as discussed below) to the aggregate adjusted tax basis of the DutchFork common stock surrendered in exchange for the First Community common stock. The holding period of the First Community common stock received will include the holding period of shares of DutchFork common stock surrendered in exchange for the First Community common stock, provided that such shares were held as capital assets of the DutchFork shareholder at the effective time of the merger. If a DutchFork shareholder has differing bases or holding periods in respect of its shares of DutchFork common stock, it should consult its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of First Community common stock received in the exchange.

        Exchange Solely for Cash.    A DutchFork shareholder who receives solely cash in exchange for all of his or her shares of DutchFork common stock (and is not treated as constructively owning First Community common stock after the merger under the circumstances referred to below under "—Possible Dividend Treatment") will recognize gain or loss for federal income tax purposes equal to the difference between the cash received and the shareholder's adjusted tax basis in the DutchFork common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the DutchFork shareholder at the effective time of the merger. Such gain or loss will be long-term capital gain or loss if the DutchFork shareholder's holding period is more than one year. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

        Exchange for First Community Common Stock and Cash.    A DutchFork shareholder who receives a combination of First Community common stock and cash in exchange for his or her DutchFork common stock will not be permitted to recognize any loss for federal income tax purposes. The shareholder will recognize gain, if any, equal to the lesser of (1) the amount of cash received or (2) the amount of gain "realized" in the transaction. The amount of gain a DutchFork shareholder "realizes" will equal the amount by which (a) the cash plus the fair market value at the effective time of the merger of the First Community common stock received exceeds (b) the shareholders' adjusted tax basis in the DutchFork common stock to be surrendered in the exchange for the cash and First Community common stock. Any recognized gain could be taxed as a capital gain or a dividend, as described below. The aggregate tax basis of the shares of First Community common stock received by the DutchFork shareholder will be the same as the basis of the shares of DutchFork common stock surrendered in exchange for the shares of First Community common stock and cash, reduced by the amount of cash received by the shareholder, and increased by the amount of gain (including any portion of the gain that is treated as a dividend as described below), if any, recognized by the shareholder in the exchange. The holding period for shares of First Community common stock received by the DutchFork shareholder will include the shareholder's holding period for the DutchFork common stock surrendered in exchange for the First Community common stock, provided that the shares were held as capital assets of the shareholder at the effective time of the merger.

        A DutchFork shareholder's federal income tax consequences will also depend on whether his or her shares of DutchFork common stock were purchased at different times at different prices. If they were, gain or loss must be calculated separately for each identifiable block of DutchFork shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Any disallowed loss would be included in the adjusted basis of the First Community common stock received in the exchange. A DutchFork shareholder who purchased his or her shares of DutchFork common stock at different times at different prices is urged to consult his or her own tax adviser respecting the tax consequences of the merger to that shareholder.

        Possible Dividend Treatment.    In certain circumstances, the gain recognized by a DutchFork shareholder who receives solely cash or a combination of cash and First Community common stock in the merger may have the effect of a distribution of a dividend taxable as ordinary income depending upon whether and to what extent the exchange reduces the shareholder's deemed percentage stock ownership of First Community. For purposes of this determination, the DutchFork shareholder is treated as if it first exchanged all of its shares of DutchFork common stock solely for First Community common stock and then First Community immediately redeemed (the "deemed redemption") a portion of the First Community common stock in exchange for the cash the DutchFork shareholder actually received. The gain recognized in the exchange followed by a deemed redemption will be treated as capital gain if the deemed redemption is (1) "substantially disproportionate" with respect to the DutchFork shareholder or (2) "not essentially equivalent to a dividend."

        The deemed redemption, generally, will be "substantially disproportionate" with respect to a DutchFork shareholder if the percentage described in (2) below is less than 80% of the percentage described in (1) below. Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a DutchFork shareholder will depend upon the DutchFork shareholder's particular circumstances. At a minimum, however, in order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the DutchFork shareholder's deemed percentage stock ownership of First Community. In general, that determination requires a comparison of (1) the percentage of the outstanding stock of First Community that the DutchFork shareholder is deemed actually and constructively to have owned immediately before the deemed redemption and (2) the percentage of the outstanding stock of First Community that is actually and constructively owned by the DutchFork shareholder immediately after the deemed redemption. In applying the above tests, a DutchFork shareholder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or otherwise in addition to the stock actually owned by the DutchFork shareholder. Because these rules are complex, each

DutchFork shareholder that may be subject to these rules should consult its tax advisor. The IRS has ruled that a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a "meaningful reduction" if that shareholder has a relatively minor reduction in its percentage stock ownership under the above analysis. The amount of the cash payment that may be treated as a dividend is limited to the shareholder's ratable share of the accumulated earnings and profits of DutchFork at the effective time of the merger. Any gain that is not treated as a dividend will be taxed as a capital gain, provided that the shareholder's shares were held as capital assets at the effective time of the merger.

        Cash in Lieu of Fractional Shares.    A DutchFork shareholder who holds DutchFork common stock as a capital asset and who receives in the merger, in exchange for such stock, solely First Community common stock and cash in lieu of a fractional share interest in First Community common stock, will be treated as having received such cash in full payment for such fractional share of stock and, notwithstanding the dividend rules discussed above, will recognize gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the portion of the DutchFork shareholder's aggregate adjusted tax basis of the shares of DutchFork common stock surrendered allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of DutchFork common stock is more than one year.

Background of the Merger

        As part of DutchFork's continuing efforts to enhance both its community banking franchise and shareholder value, DutchFork's board of directors has periodically reviewed various strategic alternatives available to DutchFork, including continued independence (as an SEC-reporting, Nasdaq-listed public company and as a non-reporting, non-listed private company), the acquisition of other institutions, and a merger with or acquisition by another financial institution. The board of directors directed management to consult with outside financial advisers to assist with this review. As part of this process, DutchFork's legal counsel also reviewed with DutchFork's board of directors its fiduciary duties in the context of the various strategic alternatives.

        Similarly, the board of directors of First Community believes that its primary responsibility is to increase shareholder value. Since its organization, the board of directors of First Community has sought to achieve this goal through profitable operations and growth primarily through de novo branching. In September 2002, the board of directors of First Community approved a change in the company's growth strategy to include expansion through acquisitions. This change in strategy was preceded by two educational presentations to the board by different investment banking firms comparing expansion through de novo branching, expansion through acquisition, or a combination of strategies. The board of directors directed management, in consultation with legal counsel, to retain the services of an independent financial adviser to assist with this process. First Community retained The Orr Group as its independent financial adviser on January 2, 2004.

        J. Thomas Johnson, DutchFork's President and Chief Executive Officer, and his counterpart at First Community, Michael C. Crapps, have known each other professionally and personally for several years. First Community and DutchFork had engaged in a successful strategic transaction in February 2001 when Newberry Federal Savings Bank sold its branch banking office in Chapin, South Carolina, to First Community Bank, N.A. In light of this relationship, Mr. Crapps invited Mr. Johnson to lunch on June 21, 2003. At that meeting, Mr. Crapps broached the subject of a potential "merger of equals" between DutchFork and First Community. There was no discussion of proposed transaction terms. Mr. Johnson informed Mr. Crapps that DutchFork's board of directors was in the midst of its annual review of DutchFork's strategic business plan and that the board of directors had not specifically considered a "merger of equals" as an element of the strategic plan. Mr. Johnson told Mr. Crapps that, if warranted, he would follow up with him as the planning process evolved.

        On August 28, 2003, DutchFork's board of directors held its annual strategic planning meeting. Legal counsel was present to review and discuss certain legal considerations in connection with the board's review of the strategic plan, including the board's fiduciary duties in the context of considering a potential merger or acquisition transaction. The board of directors considered and discussed DutchFork's prospects for franchise growth and shareholder value enhancement. The board of directors considered the limited growth prospects within DutchFork's primary market area and DutchFork's limited resources as a small community bank as significant hurdles to the prospects for growing the franchise and enhancing shareholder value as an independent entity. After considering these and other factors that the board of directors deemed relevant, the board of directors unanimously decided that it would be in the best interests of DutchFork and its shareholders to conduct a process to determine what, if any, level of interest other institutions might have in engaging in a potential merger or acquisition transaction with DutchFork. The board of directors directed management, in consultation with legal counsel, to retain the services of an independent financial adviser to assist with this process. DutchFork retained Sandler O'Neill & Partners, L.P. as its independent financial adviser on September 16, 2003.

        In early September 2003, representatives of Sandler O'Neill met with DutchFork's management to create a list of institutions that Sandler O'Neill identified as having a likelihood of interest in a potential business combination with DutchFork based on their relative size and geographic location, among other relevant factors. Management placed no limitations on Sandler O'Neill during this identification process. An initial group of nine institutions were identified, all of which were larger in asset size than DutchFork, and, therefore, excluded First Community. The institutions, headquartered in or with substantial operations in South Carolina, ranged in asset size from $400 million to $50 billion. Working with DutchFork's management, Sandler O'Neill assisted in preparing a Confidential Information Memorandum containing financial and operational information, both public and nonpublic, regarding DutchFork and outlining the procedures for the recipient to follow in submitting a written, nonbinding indication of interest, if any, for DutchFork's board of directors to consider.

        In mid-October 2003, Sandler O'Neill, on behalf of DutchFork, began a confidential inquiry and contacted 15 potential interested candidates, including the nine institutions identified initially. Seven of the 15 institutions executed confidentiality agreements and received copies of the Confidential Information Memorandum. While some of these candidates indicated interest in pursuing a potential business combination with DutchFork, only one candidate, a South Carolina bank holding company, indicated an interest in submitting a nonbinding indication of interest.

        By letter dated November 3, 2003, a senior management official of the South Carolina bank holding company informed representatives of Sandler O'Neill that they would like to conduct discussions with DutchFork's management regarding DutchFork's operations and other business matters before submitting a nonbinding indication of interest. These discussions occurred over the course of the following days.

        On November 19, 2003, the South Carolina bank holding company submitted its written nonbinding indication of interest. It proposed an all-cash transaction, with each outstanding share of DutchFork common stock eligible for exchange for $39.00 in cash. Upon receipt of the indication of interest, DutchFork management consulted with DutchFork's legal and financial advisers regarding its terms and conditions. Shortly thereafter, the South Carolina bank holding company informed DutchFork that the proposed per share merger consideration had been miscalculated because the South Carolina bank holding company understated the number of DutchFork's outstanding common shares used in the calculation. DutchFork did not seek or obtain a revised indication of interest and, by letter dated December 1, 2003, the South Carolina bank holding company formally withdrew the indication of interest.

        On or about December 3, 2003, Mr. Crapps contacted Mr. Johnson to discuss the general prospects of a potential business combination between First Community and DutchFork. Mr. Johnson promptly communicated his conversation with Mr. Crapps to Sandler O'Neill, which then contacted The Orr Group regarding the procedures for obtaining a Confidential Information Memorandum. Around this same time period, representatives of a North Carolina bank holding company contacted Sandler O'Neill to indicate general interest in a potential business combination with DutchFork. This institution executed a confidentiality agreement and received a copy of the Confidential Information Memorandum, but it did not submit an indication of interest.

        On December 15, 2003, Messrs. Johnson and Crapps met again to discuss the merits of a strategic combination. At this meeting, Mr. Crapps was informed that DutchFork had engaged Sandler O'Neill as its financial adviser to pursue various strategic alternatives, including a possible sale or merger of DutchFork.

        On December 16, 2003, First Community executed a confidentiality agreement and received a copy of the Confidential Information Memorandum.

        On December 23, 2003, representatives of Sandler O'Neill met with Mr. Crapps, James C. Leventis, Chairman of the Board of First Community, and several other members of management to discuss First Community's level of interest in the proposed business combination. Representatives of The Orr Group were also present via teleconference.

        On December 31, 2003, Messrs. Johnson and Crapps met to discuss matters relating to the contents of the Confidential Information Memorandum and other matters that First Community deemed relevant in preparing its written, nonbinding indication of interest.

        On January 8, 2004, First Community's board of directors met to consider the proposed transaction with DutchFork. At the meeting, The Orr Group presented a detailed financial analysis of the merger. Following a lengthy review and discussion, the board of directors unanimously authorized management to pursue discussions with DutchFork.

        On January 12, 2004, First Community submitted its written nonbinding indication of interest. It proposed a cash and stock transaction, with each outstanding share of DutchFork common stock eligible for exchange for $40.00 in cash or a fixed exchange ratio of 1.778 shares of First Community common stock, for a blended value of approximately $40.00 per share based on First Community's closing stock price on January 11, 2004. The indication of interest also required that, if and once DutchFork determined to proceed on the basis of the indication of interest, DutchFork would engage in exclusive negotiations with First Community for a 45-day period subject to monetary damages should DutchFork breach the exclusivity provision. The indication of interest was also conditioned on First Community's due diligence investigation of DutchFork.

        On January 16, 2004, DutchFork's board of directors met to consider First Community's indication of interest. In connection with the meeting, management consulted with Sandler O'Neill and legal counsel regarding the terms and conditions of the indication of interest. Management informed the board of directors about these discussions at the meeting. Following a lengthy review and discussion, the board of directors unanimously determined not to pursue the indication to interest because, among other things, the proposed consideration was inadequate. The board of directors further determined to terminate the exploratory process undertaken to date in favor of devoting DutchFork's limited resources to pursuing its strategic plan as an independent entity. Promptly following the meeting, Mr. Johnson communicated to Mr. Crapps, and representatives of Sandler O'Neill communicated to representatives of The Orr Group, the board of directors' determination.

        On January 21, 2004, Mr. Crapps contacted Mr. Johnson to request a meeting. They met the same day and Mr. Crapps communicated First Community's continued interest in engaging in a potential transaction with DutchFork and he informally proposed to increase the proposed merger consideration.

Mr. Johnson indicated to Mr. Crapps that he would communicate First Community's continued interest to DutchFork's board of directors but that the board of directors had determined to pursue its strategy of independence after full and careful consideration.

        On January 29, 2004, First Community submitted an unsolicited, revised nonbinding indication of interest proposing an increase in the merger consideration to $44.00 in cash or a fixed exchange ratio of 1.8334 shares of First Community common stock, for a blended value of approximately $43.18 per share based on First Community's closing stock price on that date. The other terms and conditions of the revised indication of interest were substantially similar to the initial January 12th indication of interest, including the exclusive negotiations provision and the due diligence condition.

        On January 30, 2004, DutchFork's board of directors met to consider the revised indication of interest. Mr. Johnson informed the board that he had consulted with DutchFork's legal counsel and financial adviser regarding the revised indication of interest and advised that they discussed and reviewed with him certain proposed modifications to its nonfinancial terms that, in their view, were advisable. Following a lengthy review and discussion, the board of directors unanimously authorized management, in consultation with DutchFork's legal counsel and financial adviser, to obtain from First Community a revised indication of interest containing such modifications. On February 4, 2004, First Community delivered to DutchFork a revised indication of interest incorporating such modifications.

        On February 5, 2004, DutchFork's board of directors met to consider the revised indication of interest. Legal counsel and representatives of Sandler O'Neill were present. Legal counsel reviewed the nonfinancial terms of the indication of interest with the board of directors. Representatives of Sandler O'Neill reviewed with the board of directors a financial analysis of the proposed transaction, including a projected pro forma earnings analysis, and the historical financial performance and stock prices of both DutchFork and First Community. Following a lengthy review and discussion of the revised indication of interest, the board of directors unanimously authorized management, in consultation with DutchFork's legal counsel and financial adviser, to enter into exclusive negotiations with First Community toward a definitive agreement, that would incorporate the terms of the revised indication of interest, for presentation to the board of directors for its consideration. On February 6, 2004, DutchFork and First Community executed an addendum to the December 16, 2003 confidentiality agreement to formalize the agreement to participate in exclusive negotiations.

        On February 11, 2004, First Community's legal counsel delivered a draft of a definitive merger agreement to DutchFork's legal counsel. Representatives of DutchFork and First Community negotiated the terms of the merger agreement and of the other related documents over the next several days.

        From February 11 to 16, 2004, representatives of First Community conducted due diligence on DutchFork.

        On February 23 and March 3, 2004, Messrs. Johnson and Crapps met to discuss the status of negotiations.

        On March 23, 2004, Messrs. Crapps and Johnson met to discuss the findings of First Community's due diligence investigation of DutchFork. Based on the due diligence findings, Mr. Crapps proposed a price adjustment from $44.00 in cash or a fixed exchange ratio of 1.8334 shares of First Community common stock to $42.75 in cash or a fixed exchange ratio of 1.78125 shares of First Community common stock, for an adjusted blended value of approximately $40.08 per share based on First Community's closing stock price on March 23, 2004.

        On March 23, 2004, DutchFork's board of directors held a special meeting to re-consider the proposed transaction in light of First Community's proposed price adjustment. Mr. Johnson informed the board of directors that he had consulted with DutchFork's legal counsel and financial adviser regarding the proposed adjustment in price. Mr. Johnson informed the board of directors of Sandler

O'Neill's belief that despite the price adjustment and based upon the market and other relevant conditions in effect at the time, Sandler O'Neill would be able to render an opinion to the board with respect to the fairness of the proposed merger consideration to DutchFork's shareholders from a financial point of view absent any change that would preclude the issuance of such an opinion. Following a lengthy review and discussion, the board unanimously authorized management, in consultation with DutchFork's legal counsel and financial adviser, to continue to negotiate exclusively with First Community toward a definitive agreement based on the adjustment in price. Representatives of DutchFork and First Community conducted negotiations over the ensuing days.

        On March 26, 2004, representatives of DutchFork conducted due diligence on First Community.

        On April 4, 2004, Messrs. Johnson and Crapps met to discuss the status of negotiations.

        In the afternoon of April 12, 2004, DutchFork's and First Community's boards of directors each held special meetings to consider the definitive merger agreement and related documents that the parties had negotiated. Legal counsel and representatives of Sandler O'Neill were present at the DutchFork meeting and legal counsel and representatives of The Orr Group were present at the First Community meeting. First Community received an opinion from The Orr Group that as of April 12, 2004 the merger consideration to be paid by First Community to DutchFork shareholders was fair, from a financial point of view, to shareholders of First Community. DutchFork received an opinion from Sandler O'Neill & Partners, L.P. that as of April 12, 2004 the merger consideration was fair, from a financial point of view, to DutchFork's shareholders. The boards of directors of DutchFork and First Community each considered the opinion of their financial adviser carefully as well as the financial advisers' experience, qualifications, and interest in the proposed transaction. In addition, respective legal counsel for DutchFork and First Community reviewed in detail with the boards of directors the definitive merger agreement and all related documents, copies of which were delivered to each director before the date of the meeting. Following extensive review and discussion, the boards of directors of both DutchFork and First Community unanimously approved the merger agreement and authorized and directed management to execute and deliver the merger agreement and related documents.

        Before the opening of the Nasdaq Stock Market on April 13, 2004, and as required by the terms of the definitive merger agreement, DutchFork and First Community issued a joint press release announcing the adoption and execution of the agreement.

DutchFork's Reasons for the Merger

        DutchFork's board of directors has unanimously approved the merger agreement and unanimously recommends that DutchFork's shareholders vote "FOR" the approval of the merger agreement.

        DutchFork's board of directors has determined that the merger is fair to, and in the best interests of, DutchFork and its shareholders. In approving the merger agreement, DutchFork's board of directors consulted with DutchFork's financial adviser with respect to the financial aspects of the transaction and the fairness of the merger consideration to DutchFork shareholders from a financial point-of-view and with DutchFork's legal counsel as to the board of directors' fiduciary duties and the terms of the merger agreement. In arriving at its determination, the board of directors also considered a number of factors, including the following:

  •
  The results that could be expected to be obtained by continuing to operate independently, and the likely benefits to shareholders, compared with the value of the merger consideration offered by First Community.

  •
  Information concerning the business, earnings, operations, financial condition, and prospects of DutchFork and First Community, both individually and as combined. DutchFork's board of directors took into account the results of the due diligence review conducted on First

    Community, including the likelihood of the transaction receiving the requisite regulatory approvals in a timely manner.

  •
  The opinion rendered by Sandler O'Neill as financial adviser to DutchFork, that on April 12, 2004, and subject to the qualifications and limitations set forth in the opinion, the merger consideration is fair, from a financial point of view, to DutchFork's shareholders.

  •
  The review conducted by DutchFork's board of directors of the strategic options available to DutchFork and the board of directors' assessment that none of those options were likely to create greater value for shareholders than value of the merger consideration offered by First Community.

  •
  The terms of the merger agreement and the structure of the merger, including that the merger is intended to qualify as a transaction of a type that is generally tax-free for United States federal income tax purposes.

  •
  That two members of DutchFork's board of directors will be appointed to the First Community's board of directors and that the remaining board members will serve as members of a Newberry County advisory board.

  •
  The current and prospective economic, competitive, and regulatory environment facing DutchFork and independent community banking institutions generally.

  •
  The effect of the merger on Newberry Federal Savings Bank's depositors and customers and the communities served by Newberry Federal. DutchFork deems the merger with First Community to be an opportunity to provide depositors, customers, and the communities served by Newberry Federal with increased financial services and more branch offices in the South Carolina Midlands.

  •
  The significant number of DutchFork employees that would be retained after the merger, combined with opportunities for career advancement in a larger organization.

        The foregoing information and factors considered by DutchFork's board of directors is not exhaustive, but includes all material factors that DutchFork's board of directors considered and discussed in approving and recommending the merger. In view of the wide variety of factors considered and discussed by DutchFork's board of directors in connection with its evaluation of the merger and the complexity of these factors, the board of directors did not consider it practical to, nor did it attempt to, quantify, rank, or otherwise assign any specific or relative weights to the specific factors that it considered in reaching its decision; rather it considered all of the factors as a whole. The board of directors discussed the foregoing factors, including asking questions of DutchFork's management and legal and financial advisers, and reached a general consensus that the merger was in the best interests of DutchFork and its shareholders. In considering the foregoing factors, individual directors may have assigned different weights to different factors. DutchFork's board of directors relied on the experience and expertise of DutchFork's financial adviser for quantitative analysis of the financial terms of the merger. See "The Merger—Opinion of DutchFork's Financial Adviser" on page     . It should be noted that this explanation of the reasoning of DutchFork's board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under "A Warning About Forward-Looking Statements" on page     .

First Community's Reasons for the Merger

        First Community's board of directors believes that the merger is in the best interest of First Community and its shareholders because it presents an important opportunity for First Community to increase shareholder value through growth by acquiring a financial institution in a market that is contiguous to existing markets served by First Community. It is a natural expansion into a county located in the Midlands of South Carolina.

        In reaching its decision to approve the merger agreement, First Community's board of directors consulted with management of First Community, as well as its financial and legal advisers, and considered the following factors:

  •
  The pro forma and prospective financial impact of the acquisition upon First Community;

  •
  The business, operations, financial condition, earnings, and prospects of each of First Community and DutchFork. In making its determination, the First Community board took into account the results of First Community's due diligence review of DutchFork's business, which indicated that First Community can enhance existing and provide new banking products to DutchFork customers and that could appeal to a broader customer base in DutchFork markets;

  •
  The customer service culture of First Community and DutchFork are very similar;

  •
  The markets served by DutchFork are contiguous to the existing markets of First Community without any overlap in their existing branch facilities;

  •
  The current and prospective economic and competitive environment facing financial institutions, including First Community, which competitive position First Community believes could be enhanced by having a larger deposit market share in the growing Midlands region of South Carolina;

  •
  The structure of the merger, the terms of the merger agreement, and the fact that the merger is intended to qualify, in part, as a transaction of a type that is generally tax-free for federal income tax purposes;

  •
  The opinion of The Orr Group to First Community's board of directors that the merger consideration to be paid by First Community to DutchFork shareholders was fair, from a financial point of view; and

  •
  The likelihood of the merger being approved by the appropriate regulatory authorities.

        The foregoing information and factors considered by First Community's board of directors is not exhaustive, but includes all material factors that First Community's board of directors considered and discussed in approving and recommending the merger. In view of the wide variety of factors considered and discussed by First Community's board of directors in connection with its evaluation of the merger and the complexity of these factors, the board of directors did not consider it practical to, nor did it attempt to, quantify, rank, or otherwise assign any specific or relative weights to the specific factors that it considered in reaching its decision, rather it considered all of the factors as a whole. The board of directors discussed the foregoing factors, including asking questions of First Community's management and legal and financial advisers, and reached general consensus that the merger was in the best interests of First Community and its shareholders. In considering the foregoing factors, individual directors may have assigned different weights to different factors. First Community's board of directors relied on the experience and expertise of First Community's financial adviser for quantitative analysis of the financial terms of the merger. See "The Merger—Opinion of First Community's Financial Adviser" on page     . It should be noted that this explanation of the reasoning of First Community's board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under "A Warning About Forward-Looking Statements" on page     .

Opinion of First Community's Financial Adviser

        First Community retained The Orr Group to render a written opinion to the board of directors of First Community as to the fairness, from a financial point of view, of the consideration (the "Merger Consideration") to be paid by First Community to the shareholders of DutchFork as set forth in the Agreement and Plan of Merger (the "Merger Agreement") dated April 12, 2004 with DutchFork.

        The Orr Group is an investment banking firm that specializes in providing investment banking advisory services to financial institutions. The Orr Group has been involved in numerous bank related mergers and acquisitions. No limitations were imposed by First Community upon The Orr Group with respect to rendering its opinion.

        On April 12, 2004, The Orr Group rendered its oral opinion to the board of directors of First Community as to the fairness, from a financial point of view, of the Merger Consideration to be paid by First Community to the shareholders of DutchFork. The Orr Group subsequently confirmed its opinion in writing as of                        , 2004 which is attached as Appendix D hereto and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by The Orr Group in connection with its opinion. First Community's shareholders are urged to read the opinion in its entirety.

        The Orr Group's opinion to First Community's board of directors is directed only to the Merger Consideration as defined in the Merger Agreement dated April 12, 2004 as of this date and does not address the fairness, from a financial point of view, of any change in the Merger Consideration that may be agreed upon by First Community and DutchFork in the future. The Orr Group's opinion does not constitute a recommendation to any shareholder of First Community as to how such shareholder should vote at the First Community special meeting.

        In arriving at its opinion, The Orr Group, among other things:

  (i)
  reviewed the Merger Agreement and certain related documents;

  (ii)
  reviewed the historical and current financial position and results of operations of First Community and DutchFork;

  (iii)
  reviewed certain publicly available information concerning First Community including Annual Reports on Form 10-KSB for each of the years in the three year period ended December 31, 2002 and Quarterly Reports on Form 10-QSB for the periods ending March 31, 2003, June 30, 2003, and September 30, 2003;

  (iv)
  reviewed certain publicly available information concerning DutchFork including Annual Reports on Form 10-KSB for each of the years in the three year period ended September 30, 2003 and Quarterly Reports on Form 10-QSB for the periods ending December 31, 2002, March 31, 2003, June 30, 2003, and December 31, 2003;

  (v)
  reviewed certain available financial forecasts concerning the business and operations of First Community and DutchFork that were prepared by management of First Community and DutchFork, respectively;

  (vi)
  participated in discussions with certain officers and employees of First Community and DutchFork to discuss the past and current business operations, financial condition, and prospects of First Community and DutchFork, as well as matters they believe relevant to their inquiry;

  (vii)
  reviewed certain publicly available operating and financial information with respect to other companies that they believe to be comparable in certain respects to First Community and DutchFork;

  (viii)
  reviewed the current and historical relationships between the trading levels of First Community's common stock and DutchFork's common stock and the historical and current market for the common stock of First Community, DutchFork and other companies that they believe to be comparable in certain respects to First Community or DutchFork;

  (ix)
  reviewed the nature and terms of certain other acquisition transactions that they believe to be relevant; and

  (x)
  performed such other reviews and analyses they have deemed appropriate.

        Within its review and analysis, The Orr Group assumed and relied upon the accuracy and completeness of all of the financial and other information provided to The Orr Group, or that was publicly available, and has not attempted independently to verify nor assumed responsibility for verifying any such information. With respect to the financial projections, The Orr Group assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of First Community or DutchFork, as the case may be, and The Orr Group expresses no opinion with respect to such forecasts or the assumptions on which they are based. The Orr Group has not made or obtained, or assumed any responsibility for making or obtaining, any independent evaluations or appraisals of any of the assets, including properties and facilities, or liabilities of First Community or DutchFork.

        The Orr Group employed a variety of analyses, of which some are briefly summarized below. The analyses outlined below do not represent a complete description of the analyses performed by The Orr Group. The Orr Group believes that it is necessary to consider all analyses as a whole and that relying on a select number of the analyses, without considering the whole, could create a misunderstanding of the opinion derived from them. In addition, The Orr Group may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis should not be taken to be The Orr Group's view of the entire analysis as a whole.

Selected Companies Analysis

        The Orr Group compared the financial performance data of DutchFork with a peer group of twenty-two publicly traded thrifts that as of April 8, 2004 operated in the Southeast, had total assets of less than $550 million and greater than $100 million. The peer group included the following:

Peer Group List (22 institutions)

Southern Banc Company	SRNN	South Street Financial	SSFC
BUCS Financial Corp	BUCS	American Bank Holdings	ABKD
United Tennessee Bkshs	UTBI	HCB Bancshares	HCBB
SouthFirst Bancshares	SZB	Community Financial Corp	CFFC
Frankfort First Bancorp	FKKY	Jefferson Bancshares	JFBI
Coddle Creek Financial	CDLC	Advance Financial Bancorp	AFBC
CKF Bancorp	CKFB	Washington Savings Bank	WSB
Great Pee Dee Bancorp	PEDE	Federal Trust Corp	FDT
First Community Bank Corp	FCFL	Citizens South Banking Corp	CSBC
Harrodsburg First Fncl	HFFB	Security Federal Corp	SFDL
KS Bancorp	KSAV	Greater Atlantic Financial	GAFC

        The results of the analysis involve complex considerations of the selected companies and DutchFork. The Orr Group compared performance indicators of DutchFork with the median, upper, and lower quartile performance indicators of the selected peer group. The performance indicators utilized by The Orr Group based on financial information reported as of December 31, 2003. An overview comparison of the indicators included the following:

		Peer Data
	DFBS Data	Upper Quart	Median	Lower Quart
Profitability
MRQ Data (%)
ROAA	1.2	1.0	0.7	0.4
ROAE	9.0	10.9	5.4	3.8
NIM	3.5	3.7	3.4	2.8
LTM Data (%)
ROAA	1.6	0.9	0.7	0.5
ROAE	11.9	11.1	5.9	4.2
NIM	3.3	3.9	3.1	2.8
Trading Data
P/E (MRQ)	14.3	30.2	22.3	14.2
P/E (LTM)	11.8	31.3	20.4	14.6
P/E (Core—MRQ)	15.2	31.1	22.5	14.1
P/E (Core—LTM)	28.3	29.7	21.5	14.8
P/TB	135.8	163.9	135.6	114.8
Balance Sheet Data
Assets ($000s)	$225,585	$322,130	$220,154	$142,258
Deposits ($000s)	$142,585	$261,647	$142,251	$110,530
Loans/Deposits	40.3	105.8	92.6	82.3
Loans/Assets	25.5	82.6	67.4	59.4
Deposits/Assets	63.2	67.6	71.2	80.7
TCE Ratio	14.4	8.2	11.0	14.1
Capital Adequacy
Reserves/Loans	0.7	1.2	0.8	0.6
NPAs/Assets	0.5	0.2	0.5	0.9
NCOs/Loans	0.2	0.2	0.1	0.0

Comparable Transaction Analysis

        The Orr Group reviewed data of selected transactions involving pending and completed thrift acquisitions that it deemed pertinent to an analysis of the Merger. The transactions selected were mergers that were announced after December 31, 2001 through April 6, 2004 and where the selling thrift had assets between $75 million and $500 million and return on average assets ("ROAA") greater than or equal to 0.50% and less than or equal to 2.0%. From these transactions, The Orr Group selected four groups for comparison purposes:

  •
  All National Comparables (19 transactions)

  •
  All National Comparables where the seller had a ROAA greater than 0.69% and less than 1.74% (14 transactions)

  •
  All National Comparables where the seller had a tangible common equity ("TCE") greater than 11.1% and less than 17.2% (8 transactions)

  •
  Regional Comparables (3 transactions)

        The Orr Group compared the median, upper quartile, and lower quartile pricing ratios of the comparable transactions to the pricing ratios of the Merger. The pricing ratios included price to book, price to tangible book, price to earnings per share for the latest twelve months, price to assets, price to deposits, and the franchise premium to core deposit ratio. A summary of the analysis is included in the following table:

Results:	Price to Book	Price to Tang Book	Price to LTM EPS	Price to Assets	Price to Deposits	Fran Prem / Core Dep
FCCO—DFBS	149.0	149.0	12.9	22.2	35.1	15.9
All Comparables
Median	159.6	160.1	18.8	17.3	25.3	11.0
Upper Quart	168.3	177.2	21.8	25.7	33.0	18.6
Lower Quart	147.7	147.7	13.4	13.4	16.7	8.6
ROAA Comparables
Median	159.1	161.9	19.0	18.3	25.9	12.5
Upper Quart	169.6	172.2	21.8	25.7	31.2	18.8
Lower Quart	145.5	145.5	15.1	16.3	20.7	9.3
TCE Comparables
Median	158.8	160.6	20.5	26.7	37.7	18.4
Upper Quart	198.4	211.6	23.0	32.7	46.4	31.5
Lower Quart	152.1	152.1	15.2	20.5	28.5	10.9
Regional Comparables
Median	164.2	164.2	16.5	19.7	28.7	18.1
Upper Quart	178.4	178.4	19.1	24.5	35.0	18.6
Lower Quart	161.9	161.9	15.7	15.4	22.8	13.5

Discount Dividend Analysis

        The Orr Group performed a discount dividend analysis to estimate a range of present values per share of DutchFork's common stock as a stand-alone entity including appropriate synergies that would be implemented by First Community. The Orr Group discounted five years of estimated cash flows for DutchFork based on projected growth rates and capital requirements. The Orr Group derived a range of terminal values by applying multiples ranging from 10 times to 12 times estimated forward net income for the terminal year 2008. The present value of the estimated excess cash flows and terminal value was calculated using discount rates ranging from 10% to 14%. The analysis yielded a range of stand-alone, fully diluted values for First Community's stock of approximately $34.30 to $43.15. The Orr Group included the discount dividend analysis because it is a widely used valuation methodology; however the results of such methodology are highly dependent upon numerous assumptions.

Contribution Analysis

        In its contribution analysis, The Orr Group compared the pro forma financial contribution of First Community to the combined company to the pro forma ownership of First Community shareholders in the combined company's shareholder base. The contribution analysis did not take into account any merger adjustments or cost savings as a result of the merger. The contribution analysis revealed that

First Community would contribute 48.8%, 36.7%, and 48.3% of the assets, equity, and estimated 2004 net income, respectively. This was compared to the pro forma ownership for First Community shareholders of 56.6% in the combined company.

Pro Forma Merger Analysis

        The Orr Group analyzed the financial impact of the merger on the estimated earnings per share for DutchFork. Based on the various assumptions made to determine the pro forma numbers and the consideration paid by First Community, the merger would be accretive to First Community's GAAP and cash earnings per share in 2004 and 2005.

        No company or transaction used in the above analyses as a comparison is identical to First Community, DutchFork, or the Merger. Accordingly, an analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial growth and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis in and of itself does not necessarily provide meaningful comparisons.

        The Orr Group will be paid a fee in connection with the proposed Merger. The payment of a portion of that fee is contingent upon consummation of the Merger. Further, First Community has agreed to reimburse legal and other reasonable expenses and to indemnify The Orr Group and its affiliates, directors, agents, employees and controlling persons in connection with certain matters related to rendering its opinion, including liabilities under securities laws.

        THE WRITTEN OPINION OF THE ORR GROUP TO FIRST COMMUNITY IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE FIRST COMMUNITY FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX D. FIRST COMMUNITY SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY THE ORR GROUP IN CONNECTION WITH RENDERING ITS OPINION.

Opinion of DutchFork's Financial Adviser

        By letter dated September 16, 2003, DutchFork retained Sandler O'Neill as its independent financial adviser in connection with a possible business combination with another financial institution. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

        Sandler O'Neill acted as DutchFork's financial adviser in connection with the proposed merger and participated in certain of the negotiations leading to the merger agreement. At the April 12, 2004 meeting at which DutchFork's board considered and approved the merger agreement, Sandler O'Neill delivered to the board its oral opinion, subsequently confirmed in writing, that, as of such date, the merger consideration was fair to DutchFork from a financial point of view. Sandler O'Neill has confirmed its April 12th opinion by delivering to the board a written opinion dated the date of this joint proxy statement/prospectus. In rendering its updated opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its earlier opinion by reviewing the assumptions upon which its analyses were based, performing procedures to update certain of its analyses, and reviewing the other factors considered in rendering its opinion. The full text of Sandler O'Neill's updated opinion is attached as Appendix E to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge you to read the entire opinion carefully in connection with your consideration of the proposed merger.

        Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion was directed to the DutchFork board and is directed only to the fairness of the merger consideration to DutchFork from a financial point of view. It does not address the underlying business decision of DutchFork to engage in the merger or any other aspect of the merger and is not a recommendation to any DutchFork shareholder as to how such shareholder should vote at the special meeting with respect to the merger, the form of consideration a shareholder should elect in the merger or any other matter.

        In connection with rendering its April 12, 2004 opinion, Sandler O'Neill reviewed and considered, among other things:

             1.  the merger agreement;

             2.  certain publicly available financial statements and other historical financial information of DutchFork that Sandler O'Neill deemed relevant;

             3.  certain publicly available financial statements and other historical financial information of First Community that Sandler O'Neill deemed relevant;

             4.  internal financial projections for DutchFork for the year ending December 31, 2004 furnished by and reviewed with the management of DutchFork;

             5.  internal financial projections for First Community for the year ending December 31, 2004 furnished by and reviewed with the management of First Community;

             6.  the pro forma financial impact of the merger on First Community, based on assumptions relating to transaction expenses, purchase accounting adjustments, and cost savings determined by the senior managements of DutchFork and First Community;

             7.  the publicly reported historical price and trading activity for DutchFork's and First Community's common stock, including a comparison of certain financial and stock market information for DutchFork and First Community with similar publicly available information for certain other companies the securities of which are publicly traded;

             8.  the financial terms of certain recent business combinations in the savings institutions industry, to the extent publicly available;

             9.  the current market environment generally and the banking environment in particular; and

           10.  such other information, financial studies, analyses and investigations, and financial, economic, and market criteria as Sandler O'Neill considered relevant.

Sandler O'Neill also discussed the business, financial condition, results of operations, and prospects of DutchFork with certain members of DutchFork's senior management and held similar discussions with certain members of First Community's senior management regarding the business, financial condition, results of operations, and prospects of First Community.

        In performing its reviews and analyses and in rendering its opinion, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses, and other information that was publicly available or otherwise furnished to, reviewed by, or discussed with it and further relied on the assurances of DutchFork's and First Community's managements that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. Sandler O'Neill was not asked to and did not independently verify the accuracy or completeness of any of such information and they did not assume any responsibility or liability for the accuracy or completeness of any of such information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets, or the liabilities (contingent or otherwise) of DutchFork or First Community or any of their subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of DutchFork or First Community, nor did it review any individual credit files relating to DutchFork or First Community. Sandler O'Neill has assumed, with DutchFork's consent, that the respective allowances for loan losses for both DutchFork and First Community were adequate to cover such losses and would be adequate on a combined basis for the combined entity.

        Sandler O'Neill's opinion was necessarily based upon market, economic, and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O'Neill assumed, in all respects material to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements were true and correct, that each party to such agreements would perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement were not waived. Sandler O'Neill also assumed, with DutchFork's consent, that there had been no material change in DutchFork's and First Community's assets, financial condition, results of operations, business, or prospects since the date of the last financial statements made available to them, that DutchFork and First Community would remain as going concerns for all periods relevant to its analyses, and that the merger would qualify as a tax-free reorganization for federal income tax purposes. With DutchFork's consent, Sandler O'Neill also relied upon the advice DutchFork received from its legal, accounting, and tax advisors as to all legal, accounting, and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

        In rendering its April 12, 2004 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to DutchFork or First Community and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of DutchFork or First Community and the companies to which they are being compared.

        The earnings projections for DutchFork and First Community used and relied upon by Sandler O'Neill in its analyses were based upon internal financial projections provided by each company. With respect to such financial projections and all projections of transaction costs, purchase accounting adjustments, and expected cost savings relating to the merger, DutchFork's and First Community's managements confirmed to Sandler O'Neill that they reflected the best currently available estimates and judgments of the future financial performance of DutchFork and First Community, respectively, and Sandler O'Neill assumed for purposes of its analyses that such performances would be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based. The financial projections for DutchFork and First Community were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by Sandler O'Neill in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in such projections.

        In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions, and various other matters, many of which cannot be predicted and are beyond the control of DutchFork, First Community, and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the DutchFork board at the April 12th meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of DutchFork's common stock or First Community's common stock or the prices at which DutchFork's or First Community's common stock may be sold at any time.

        Summary of Proposal.    Sandler O'Neill reviewed the financial terms of the proposed transaction. Based upon the closing price of First Community's common stock on April 8, 2004 of $24.00 and assuming 60% of DutchFork's shares are converted into First Community common stock at an exchange ratio of 1.78125 and the remaining shares are converted into $42.75 per share in cash in the merger, Sandler O'Neill calculated an implied transaction value of $42.75 per share. Based upon DutchFork's December 31, 2003 financial information, Sandler O'Neill calculated the following ratios:

Transaction Ratios

Transaction value / LTM Earnings per share(1)	21.28	x
Transaction value / 2004 EPS (Mgmt.)	18.51	x
Transaction value / Stated book value per share	148.90%
Transaction value / Tangible book value per share	148.90%
Tangible book premium / Core deposits(2)	15.26%

(1)
Assumes DutchFork net income of $2.2 million, which excludes the impact of a $1.3 million after-tax gain on sale of securities.

(2)
Assumes DutchFork's total core deposits are $115 million as of December 31, 2003 (all deposits other than jumbo certificates of deposit).

        For purposes of Sandler O'Neill's analyses, earnings per share were based on fully diluted shares. Based on First Community's stock price as of April 8, 2004, the aggregate transaction value was approximately $50.0 million, based upon 1.1 million shares of DutchFork common stock outstanding plus the value of outstanding options to purchase 101,437 DutchFork shares, calculated using the implied per share transaction value less the weighted average exercise price of the option of $16.44. Sandler O'Neill noted that the transaction value represented a 9.62% premium to the April 8, 2004 closing price of DutchFork's common stock.

        Stock Trading History.    Sandler O'Neill reviewed the history of the reported trading prices and volume of DutchFork's and First Community's common stock and the relationship between the movements in the prices of DutchFork's and First Community's common stock to movements in certain stock indices, including the Standard & Poor's 500 Index, the Standard & Poor's Bank Index, the Nasdaq Bank Index, and the weighted average performance (based upon market capitalization) of peer groups of publicly-traded savings institutions for DutchFork and First Community, respectively, selected by Sandler O'Neill. The composition of the peer groups is discussed under "Comparable Company Analysis" below. During the one year period ended April 8, 2004, DutchFork's common stock outperformed the Standard & Poor's 500 Index and the Standard & Poor's Bank Index but underperformed its Peer Group and the Nasdaq Bank Index. During that same period, First Community's common stock outperformed its Peer Group and each of the indices to which it was compared.

DutchFork's and First Community's One-Year Stock Performance

	Beginning Index Value April 7, 2003	Ending Index Value April 8, 2004
DutchFork	100.00%	129.93%
DutchFork Peer Group	100.00	156.99
Nasdaq Bank Index	100.00	133.51
S&P 500 Index	100.00	129.62
S&P Bank Index	100.00	128.98

	Beginning Index Value April 7, 2003	Ending Index Value April 8, 2004
First Community	100.00%	145.21%
First Community Peer Group	100.00	136.46
Nasdaq Bank Index	100.00	133.51
S&P 500 Index	100.00	129.62
S&P Bank Index	100.00	128.98

        Comparable Company Analysis.    Sandler O'Neill used publicly available information to compare selected financial and market trading information for DutchFork and First Community and a peer group for each institution selected by Sandler O'Neill. The peer group for DutchFork consisted of the following publicly traded savings institutions that had total assets of between $139 million and $528 million and are located in the Southeast region of the United States:

Citizens South Banking Corporation	Great Pee Dee Bancorp, Inc.
Coddle Creek Financial Corp.	KS Bancorp, Inc.
Community Financial Corporation	Security Federal Corporation
Federal Trust Corporation	South Street Financial Corp.
First Community Bank Corporation

        The analysis compared publicly available financial information for DutchFork and the median data for the Peer Group as of or for the period ended December 31, 2003. The table below sets forth the comparative data as of or for the period ended December 31, 2003 with pricing data as of April 8, 2004.

DutchFork	Peer Group(1)
Total assets (in millions)	$225.6	$220.2
Tangible equity/Tangible assets	14.36%	10.98%
Intangible assets/Total equity	0.00%	0.00%
Net loans/Total assets	25.31%	74.84%
Gross loans/Total deposits	40.31%	104.05%
Total borrowings/Total assets	22.00%	12.64%
NPAs/Assets	0.47%	0.65%
LLR/Gross loans	0.65%	0.89%
Net interest margin	3.32%	3.62%
Noninterest income/Average assets	0.43%	0.63%
Noninterest expense/Average assets	3.09%	2.66%
Efficiency Ratio	89.40%	66.59%
LTM Return on average assets	1.58%	0.75%
LTM Return on average equity	11.87%	7.74%
Price/Book value per share	135.82%	135.32%
Price/Tangible book value per share	135.82%	144.29%
Price/LTM earnings per share	11.78	x	19.38	x
Price/LTM core earnings per share	28.26	x	21.03	x
Dividend payout ratio	0.00%	53.78%
Dividend Yield	0.00%	1.80%

(1)
Data for one company in the Peer Group was as of or for the period ended September 30, 2003.

        Sandler O'Neill also used publicly available information to compare selected financial and market trading information for First Community and the following publicly traded savings institutions that had total assets of between $109 million and $372 million and are located in the Southeast region of the United States:

Bank of South Carolina Corp.	Greenville First Bancshares, Inc.
Beach First National Bancshares, Inc.	MidCarolina Financial Corporation
BNC Bancorp	People's Community Capital Corporation
Crescent Financial Corporation	Southcoast Financial Corporation
First National Bancshares, Inc.	Summit Financial Corporation
Four Oaks Fincorp, Inc.	United Financial, Inc.
Grandsouth Bancorporation	Waccamaw Bankshares, Inc.

        The analysis compared publicly available financial information for First Community and the median data for the peer group as of or for the period ended December 31, 2003. The table below sets forth the comparative data as of or for the period ended December 31, 2003 with pricing data as of April 8, 2004.

First Community	Peer Group(1)
Total assets (in millions)	$215.0	$202.9
Tangible equity/Tangible assets	8.75%	8.06%
Intangible assets/Total equity	3.92%	0.00%
Net loans/Total assets	55.48%	78.38%
Gross loans/Total deposits	65.32%	98.67%
Total borrowings/Total assets	4.23%	9.23%
NPAs/Assets	0.04%	0.25%
LLR/Gross loans	1.41%	1.40%
Net interest margin	4.02%	3.73%
Noninterest income/Average assets	0.70%	0.83%
Noninterest expense/Average assets	3.01%	2.82%
Efficiency Ratio	67.77%	65.05%
LTM Return on average assets	0.88%	0.83%
LTM Return on average equity	9.48%	9.32%
Price/Book value per share	196.55%	205.64%
Price/Tangible book value per share	204.56%	217.93%
Price/LTM earnings per share	22.22	x	23.07	x
Price/LTM core earnings per share	22.22	x	24.38	x
Dividend payout ratio	17.59%	0.00%
Dividend Yield	0.79%	0.00%

        Analysis of Selected Merger Transactions.    Sandler O'Neill reviewed all merger transactions announced nationwide from January 1, 2003 to April 8, 2004 involving savings institutions as acquired institutions with transaction values greater than $15 million announced. Sandler O'Neill also reviewed 7 transactions announced in the Southeast region of the United States. Sandler O'Neill reviewed the multiples of transaction price at announcement to last twelve months' earnings per share, transaction price to estimated current year earnings per share, transaction price to book value per share, transaction price to tangible book value per share, tangible book premium to core deposits, and premium to market price and computed high, low, mean, and median multiples and premiums for both groups of transactions. These multiples were applied to DutchFork's financial information as of and for the year ended December 31, 2003. As illustrated in the following table, Sandler O'Neill derived an imputed range of values per share of DutchFork's common stock of $39.87 to $57.87 based upon the median multiples for nationwide savings institution transactions and $42.46 to $51.41 based upon the median multiples for regional savings institution transactions. The implied transaction value of the merger was calculated by Sandler O'Neill was $42.75 per share.

	Southeast			Nationwide
	Median Multiple		Implied Value	Median Multiple		Implied Value
Transaction price/LTM EPS(1)	22.7	x	$45.67	19.9	x	$39.87
Transaction price/Estimated 2004 EPS(2)	18.4	x	$42.46	17.8	x	$41.07
Transaction price/Book value(3)	145.6%		$42.58	183.8%		$53.76
Transaction price/Tangible book value(3)	175.8%		$51.41	197.9%		$57.87
Tangible book premium/Core deposits(4)	14.1%		$43.90	17.6%		$47.61
Premium to market(5)	13.7%		$44.32	21.0%		$47.18

(1)
Assumes DutchFork net income of $2.2 million, which excludes the impact of a $1.3 million after-tax gain on sale of securities; based upon 1.071 million average diluted shares outstanding as of December 31, 2003.

(2)
Based upon 1.094 million projected average diluted shares outstanding as of December 31, 2004.

(3)
Based upon 1.107 million common shares outstanding as of December 31, 2003.

(4)
Assumes core deposits of $115 million (all deposits other than jumbo certificates of deposit).

(5)
Based upon DutchFork's April 8, 2004 closing price of $39.00.

        Discounted Dividend Stream and Terminal Value Analysis.    Sandler O'Neill performed an analysis that estimated the future stream of after-tax dividend flows of DutchFork through December 31, 2007 under various circumstances, assuming DutchFork's projected dividend stream and that DutchFork performed in accordance with the earnings projections reviewed with management. For periods after 2004, Sandler O'Neill assumed a 1% growth in earning assets. To approximate the terminal value of DutchFork common stock at December 31, 2007, Sandler O'Neill applied price/earnings multiples ranging from 10.0x to 20.0x and multiples of tangible book value ranging from 100% to 200%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of DutchFork common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share of DutchFork common stock of $13.34 to $32.62 when applying multiples of earnings per share and $22.51 to $55.03 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	10x	12x	14x	16x	18x	20x
9.0%	$16.31	$19.57	$22.84	$26.10	$29.36	$32.62
10.0%	15.76	18.92	22.07	25.22	28.37	31.53
11.0%	15.24	18.28	21.33	24.38	27.43	30.47
12.0%	14.73	17.68	20.63	23.57	26.52	29.47
13.0%	14.25	17.10	19.95	22.80	25.65	28.50
14.0%	13.79	16.54	19.30	22.06	24.82	27.57
15.0%	13.34	16.01	18.68	21.35	24.02	26.69

Tangible Book Value Multiples

Discount Rate	100%	120%	140%	160%	180%	200%
9.0%	$27.51	$33.02	$38.52	$44.02	$49.53	$55.03
10.0%	26.59	31.91	37.22	42.54	47.86	53.18
11.0%	25.70	30.84	35.98	41.12	46.26	51.40
12.0%	24.85	29.82	34.79	39.76	44.73	49.70
13.0%	24.04	28.84	33.65	38.46	43.26	48.07
14.0%	23.25	27.91	32.56	37.21	41.86	46.51
15.0%	22.51	27.01	31.51	36.01	40.51	45.01

        Sandler O'Neill performed a similar analysis that estimated the future stream of after-tax dividend flows of First Community through December 31, 2007 under various circumstances, assuming First Community's projected dividend stream and that First Community performed in accordance with the earnings projections reviewed with management. For periods after 2004, Sandler O'Neill assumed an annual growth rate of earnings of approximately 7.5%. To approximate the terminal value of First Community common stock at December 31, 2007, Sandler O'Neill applied price/earnings multiples ranging from 14x to 24x and multiples of tangible book value ranging from 150% to 250%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of First Community common stock. As illustrated in the following tables, this analysis indicated an imputed range of values per share of First Community common stock of $14.82 to $30.42 when applying multiples of earnings per share and $15.79 to $31.53 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	14x	16x	18x	20x	22x	24x
9.0%	$18.06	$20.53	$23.00	$25.47	$27.95	$30.42
10.0%	17.46	19.85	22.24	24.62	27.01	29.40
11.0%	16.88	19.19	21.50	23.81	26.12	28.43
12.0%	16.33	18.57	20.80	23.03	25.27	27.50
13.0%	15.81	17.97	20.13	22.29	24.45	26.60
14.0%	15.30	17.39	19.48	21.57	23.66	25.75
15.0%	14.82	16.84	18.86	20.88	22.90	24.93

Tangible Book Value Multiples

Discount Rate	150%	170%	190%	210%	230%	250%
9.0%	$19.24	$21.70	$24.16	$26.62	$29.07	$31.53
10.0%	18.60	20.98	23.35	25.73	28.10	30.48
11.0%	17.99	20.29	22.58	24.88	27.18	29.47
12.0%	17.40	19.62	21.84	24.07	26.29	28.51
13.0%	16.84	18.99	21.14	23.29	25.43	27.58
14.0%	16.30	18.38	20.46	22.54	24.61	26.69
15.0%	15.79	17.80	19.81	21.82	23.83	25.84

        In connection with its analyses, Sandler O'Neill considered and discussed with the DutchFork board how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

        Pro Forma Merger Analysis.    Sandler O'Neill analyzed certain potential pro forma effects of the merger, assuming the following: (1) the merger closes in the fourth quarter of 2004, (2) 40% of the DutchFork shares are exchanged for cash at a value of $42.75 per share, (3) 60% of the DutchFork shares are exchanged for First Community common stock at an exchange ratio of 1.78125, (4) DutchFork's stock options are converted into options of First Community, adjusted to take the exchange ratio into effect, and (5) purchase accounting adjustments, charges, and transaction costs associated with the merger and cost savings determined by the senior managements of DutchFork and First Community. The analysis indicated that, for the year ending December 31, 2005, the merger would be accretive to First Community's projected earnings per share and at December 31, 2004 (the assumed closing date for the merger) the merger would be dilutive to First Community's tangible book value per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

        DutchFork has agreed to pay Sandler O'Neill a transaction fee in connection with the merger of an amount equal to 0.80% of the Aggregate Purchase Price, or approximately $            , based upon the closing price of First Community's common stock on May     , a substantial portion of which is due and contingent upon the closing of the merger. DutchFork has also paid Sandler O'Neill a fee of $100,000 for rendering its opinion, which will be credited against that portion of the transaction fee due upon closing of the merger. DutchFork has also agreed to reimburse certain of Sandler O'Neill's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

        In the ordinary course of its business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to DutchFork and First Community and their respective affiliates and may actively trade the debt and/or equity securities of DutchFork and First Community and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Rights of Dissenting First Community Shareholders Under South Carolina Law

        Chapter 13 of the South Carolina Business Corporation Act sets forth the rights of the shareholders of First Community who object to the merger. The following summarizes the material terms of the statutory procedures to be followed by a shareholder in order to dissent from the merger and perfect dissenters' rights under the South Carolina Business Corporation Act. A copy of Chapter 13 of the South Carolina Business Corporation Act is attached as Appendix B to this joint proxy statement/prospectus.

        If you elect to exercise such a right to dissent and demand appraisal, you must satisfy each of the following conditions:

          (a)   you must give to First Community and First Community must actually receive, before the vote at the special shareholders' meeting on approval or disapproval of the merger is taken, written notice of your intent to demand payment for your shares if the merger is effectuated (this notice must be in addition to and separate from any proxy or vote against the merger; neither voting against, abstaining from voting, nor failing to vote on the merger will constitute a notice within the meaning of the South Carolina Business Corporation Act); and

          (b)   you must not vote in favor of the merger. A failure to vote or a vote against the merger will satisfy this requirement. The return of a signed proxy which does not specify whether you vote in favor or against approval of the merger will not constitute a waiver of your dissenters' rights. If you notify First Community that you intend to dissent, a vote cast in favor of the merger by the holder of the proxy will not disqualify you from demanding payment for your shares.

        If the requirements of (a) and (b) above are not satisfied and the merger becomes effective, you will not be entitled to payment for your shares under the provisions of Chapter 13 of the South Carolina Business Corporation Act.

        If you are a dissenting First Community shareholder, any notices should be addressed to First Community Corporation, 5455 Sunset Blvd., Lexington, South Carolina 29072, Attention: Joseph G. Sawyer. The notice must be executed by the holder of record of the shares of First Community common stock as to which dissenters' rights are to be exercised. A beneficial owner may assert dissenters' rights only if he dissents with respect to all shares of First Community common stock of which he is the beneficial owner. With respect to shares of First Community common stock which are owned of record by a voting trust or by a nominee, the beneficial owner of such shares may exercise dissenters' rights if such beneficial holder also submits to First Community the name and address of the record shareholder of the shares, if known to him. A record owner, such as a broker, who holds shares of First Community common stock as a nominee for others may exercise dissenters' rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner, provided such record owner dissents with respect to all First Community common stock beneficially owned by any one person. In such case, the notice submitted by the broker as record owner must set forth the name and address of the shareholder who is objecting to the merger and demanding payment for such person's shares.

        If you properly dissent and the merger is approved, First Community must mail by registered or certified mail, return receipt requested, a written dissenters' notice to you. This notice must be sent no later than 10 days after the shareholder approval of the merger. The dissenters' notice will state where your payment demand must be sent, and where and when certificates for shares of First Community common stock must be deposited; supply a form for demanding payment; set a date by which First Community must receive your payment demand (not fewer than 30 days nor more than 60 days after the dissenters' notice is mailed and which must not be earlier than 20 days after the demand date); and include a copy of Chapter 13 of the South Carolina Business Corporation Act.

        If you receive a dissenters' notice, you must demand payment and deposit your share certificates in accordance with the terms of the dissenters' notice. If you demand payment and deposit your share certificates, you retain all other rights of a shareholder until these rights are canceled or modified by the merger. If you do not demand payment or deposit your share certificates where required, each by the date set in the dissenters' notice, you are not entitled to payment for your shares under the South Carolina Business Corporation Act.

        Within 30 days after receipt of your demand for payment, First Community required to pay you the amount it estimates to be the fair value of your shares, plus interest accrued from the effective date of the merger to the date of payment. The payment must be accompanied by:

  •
  First Community's most recent available balance sheet, income statement, and statement of cash flows as of the end of or for the fiscal year ending not more than 16 months before the date of payment, and the latest available interim financial statements, if any;

  •
  an explanation of how First Community estimated the fair value of the shares;

  •
  an explanation of the interest calculation;

  •
  a statement of the dissenters' right to demand payment (as described below); and

  •
  a copy of Chapter 13 of the South Carolina Business Corporation Act.

        If the merger is not consummated within 60 days after the date set for demanding payment and depositing share certificates, First Community must return your deposited certificates. If after returning your deposited certificates the merger is consummated, First Community must send you a new dissenters' notice and repeat the payment demand procedure.

        Demand for Payment.    You may, however, notify First Community in writing of your own estimate of the fair value of your shares and amount of interest due, and demand payment of the excess of your estimate of the fair value of your shares over the amount previously paid by First Community if:

          (a)   you believe that the amount paid is less than the fair value of First Community common stock or that the interest is incorrectly calculated;

          (b)   First Community fails to make payment of its estimate of fair value to you within 30 days after receipt of a demand for payment; or

          (c)   the merger not having been consummated, First Community does not return your deposited certificates within 60 days after the date set for demanding payment.

        You waive the right to demand payment unless you notify First Community of your demand in writing within 30 days of First Community's payment of its estimate of fair value (with respect to clause (a) above) or First Community's failure to perform (with respect to clauses (b) and (c) above). If you fail to notify First Community of your demand within such 30-day period, you shall be deemed to have withdrawn your shareholder's dissent and demand for payment.

        Appraisal Proceeding.    If your demand for payment remains unsettled, First Community must commence a proceeding within 60 days after receiving the demand for additional payment by filing a complaint with the South Carolina Court of Common Pleas in Lexington County to determine the fair value of the shares and accrued interest. If First Community does not commence the proceeding within such 60 day period, First Community shall pay you the amount you demanded.

        The court in such an appraisal proceeding will determine all costs of the proceeding and assess the costs as it finds equitable. The proceeding is to be tried as in other civil actions; however, you will not have the right to a trial by jury. The court may also assess the fees and expenses of counsel and expenses for the respective parties, in the amounts the court finds equitable: (a) against First Community if the court finds that it did not comply with the statute; or (b) against First Community or you, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the court finds that the services of counsel for you were of substantial benefit to other dissenting shareholders, and that the fees for those services should not be assessed against First Community, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited. If First Community failed to commence an appraisal proceeding within 60 days, the court shall assess the costs of the proceedings and the fees and expenses of your counsel.

        The summary set forth above does not purport to be a complete statement of the provisions of the South Carolina Business Corporation Act relating to the rights of dissenting shareholders and is qualified in its entirety by reference to the applicable sections of the South Carolina Business Corporation Act, which are included as Appendix B to this joint proxy statement/prospectus. If you intend to exercise your dissenters' rights, you are urged to carefully review Appendix B and to consult with legal counsel so as to be in strict compliance therewith.

Rights of Dissenting DutchFork Shareholders Under Delaware Law

        Under Delaware law, holders of DutchFork common stock that do not wish to accept the merger consideration may elect to have the value of their shares of DutchFork common stock judicially determined and paid in cash, together with a fair rate of interest, if any. The valuation will exclude any element of value arising from the accomplishment or expectation of the merger. A shareholder may only exercise these appraisal rights by complying with the provisions of Section 262 of the Delaware General Corporation Law.

        The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law and is qualified in its entirety by reference to the full text of Section 262 of the Delaware General Corporation Law, a copy of which is attached to this document as Appendix C and incorporated into this summary by reference. If you wish to exercise appraisal rights or wish to preserve your right to do so, you should carefully review Section 262 and are urged to consult a legal advisor before electing or attempting to exercise these rights.

        All references in Section 262 and in this summary to a "shareholder" are to the record holder of the shares of DutchFork common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of DutchFork common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

        Under Section 262, where a proposed merger is to be submitted for approval at a meeting of shareholders, as in the case of DutchFork's special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its shareholders entitled to appraisal rights that these appraisal rights are available and include in the notice a copy of Section 262. This document constitutes notice to the DutchFork shareholders of the availability of appraisal rights, and the applicable statutory provisions of the Delaware General Corporation Law are attached to this document as Appendix C.

        Any DutchFork shareholder wishing to exercise the right to demand appraisal under Section 262 of the Delaware General Corporation Law must satisfy each of the following conditions:

  •
  The shareholder must deliver to DutchFork a written demand for appraisal of its shares before the vote on the merger agreement at DutchFork's special meeting. This demand will be sufficient if it reasonably informs DutchFork of the identity of the shareholder and that the shareholder intends by that writing to demand the appraisal of its shares.

  •
  The shareholder must not vote its shares of common stock in favor of the merger agreement. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a DutchFork shareholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement. Voting against, abstaining from voting on, or failing to vote on the proposal to adopt the merger agreement will not constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be made in addition to and separate from any proxy you deliver or vote you cast in person.

  •
  The shareholder must continuously hold its shares from the date of making the written demand through the completion of the merger. A shareholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers those shares prior to the completion of the merger will lose any right to appraisal in respect of those shares.

        Only a shareholder of record of shares of DutchFork common stock is entitled to assert appraisal rights for those shares registered in that holder's name. A demand for appraisal should:

  •
  be executed by or on behalf of the shareholder of record, fully and correctly, as its name appears on the stock transfer records of DutchFork;

  •
  specify the shareholder's name and mailing address;

  •
  specify the number of shares of DutchFork common stock owned by the shareholder; and

  •
  specify that the shareholder intends thereby to demand appraisal of its common stock.

        If the shares are owned of record by a person in a fiduciary capacity, such as a trustee, guardian, or custodian, the demand should be executed in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a shareholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In this case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner.

        Shareholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for the making of a demand for appraisal by such nominee.

        A shareholder who elects to exercise appraisal rights pursuant to Section 262 should mail or deliver a written demand to:

DutchFork Bancshares, Inc.
1735 Wilson Road
Newberry, South Carolina 29108
Attention: Steve P. Sligh
Executive Vice President and Chief Financial Officer

        Within 10 days after the completion of the merger, First Community must send a notice regarding the completion of the merger to each of DutchFork's former shareholders who has made a written demand for appraisal in accordance with Section 262 and who has not voted in favor of or consented to adoption of the merger agreement. Within 120 days after the completion of the merger, but not after that date, either First Community or any shareholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all shareholders demanding appraisal of their shares. First Community is under no obligation to, and has no present intent to, file a petition for appraisal, and shareholders seeking to exercise appraisal rights should not assume that First Community will file a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, shareholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Since First Community has no obligation to file a petition, the failure of affected shareholders to do so within the period specified could nullify any previous written demand for appraisal. Under the merger agreement, DutchFork has agreed to give First Community prompt notice of any demands for appraisal it receives. First Community has the right to participate in all negotiations and proceedings with respect to demands for appraisal. DutchFork will not, except with the prior written consent of First Community, make any payment with respect to any demands for appraisal, offer to settle, or settle, any demands.

        Within 120 days after the completion of the merger, any shareholder that complies with the provisions of Section 262 to that point in time will be entitled to receive from First Community, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which DutchFork received demands for appraisal and the aggregate number of holders of those shares. First Community must mail this statement to the shareholder by the later of 10 days after receipt of the request or 10 days after expiration of the period for delivery of demands for appraisals under Section 262.

        A shareholder who timely files a petition for appraisal with the Delaware Court of Chancery must serve a copy upon First Community. First Community must, within 20 days of receipt of the petition, file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all shareholders who have demanded appraisal of their shares and who have not reached agreements with it as to the value of their shares. After notice to shareholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which shareholders are entitled to appraisal rights. The Delaware Court of Chancery may require shareholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any shareholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that shareholder. After determining which shareholders are entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares. This value will exclude any element of value arising from the accomplishment or expectation of the merger, but will include a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a shareholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys' fees and the fees and expenses of experts. Shareholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as, or less than the merger consideration they would be entitled to receive pursuant to the merger agreement if they did not seek appraisal of their shares. Shareholders should also be aware that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

        In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

        Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Any shareholder who has duly demanded an appraisal in compliance with Section 262 will not, after the completion of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares. However, shareholders will be entitled to dividends or other distributions payable to holders of record of shares as of a record date prior to the completion of the merger.

        Any shareholder may withdraw its demand for appraisal and accept the merger consideration by delivering to First Community, within 60 days of the effective date of the merger, a written withdrawal of the shareholder's demands for appraisal. Any attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of First Community. Moreover, no appraisal proceeding before the Delaware Court of Chancery as to any shareholder shall be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon any terms the Delaware Court of Chancery deems just. If First Community does not approve a shareholder's request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the shareholder would be entitled to receive only the appraised value determined in the appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

        Failure to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event you will be entitled to receive the consideration with respect to your dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the Delaware General Corporation Law, if you are a DutchFork shareholder and are considering exercising your appraisal rights under the Delaware General Corporation Law, you should consult your own legal advisor.

Interests of DutchFork Directors and Officers in the Merger that Differ From Shareholders

        All members of DutchFork's management and board of directors have interests in the merger that are in addition to or different from the interests of DutchFork shareholders. DutchFork's board of directors was aware of these interests and considered them in approving the merger agreement. Except as described below, to the knowledge of DutchFork, the executive officers and directors of DutchFork do not have any material interest in the merger apart from their interests as shareholders.

        Employment, Consulting, and Noncompete Agreements.    J. Thomas Johnson, President and Chief Executive Officer of DutchFork, and Steve P. Sligh, Executive Vice President, Chief Financial Officer, and Treasurer of DutchFork, have entered into new employment, consulting, and noncompete agreements with First Community Bank effective on the closing date of the merger. As a result of terminating their existing employment agreements in connection with the merger, Messrs. Johnson and Sligh will receive lump sum payments of $863,298 and $749,863, respectively. Under the new agreements, Messrs. Johnson and Sligh will serve as Executive Vice Presidents of First Community Bank for a period of three years and will be paid annual salaries of $175,000. Upon termination of employment, Messrs. Johnson and Sligh will provide consulting services to First Community and First Community Bank for two years in exchange for annual salaries of $172,500. At the end of the consulting period, First Community Bank will pay Messrs. Johnson and Sligh $150,000 per year for a three-year period for complying with certain restrictive covenants. During the term of the agreement, First Community Bank has agreed to procure and maintain a life insurance policy on Messrs. Johnson and Sligh with death benefits payable to First Community Bank in an amount that approximates the total payments due to the executives during the consulting period and the restricted period if the consulting services were performed and the restrictive covenants were honored in their entirety. First Community Bank is only obligated to obtain these life insurance policies if the premiums do not exceed $3,000 per year.

        Termination of Noncompetition Agreements.    For no additional consideration, Messrs. Johnson and Sligh agreed to terminate noncompetition agreements with DutchFork dated as of July 29, 2003. Under the terms of the agreements, Messrs. Johnson and Sligh each would have been entitled to lump sum payments of $750,000 upon termination of employment for any reason other than cause for complying with certain restrictive covenants over a three-year period.

        Supplemental Executive Retirement Plan Agreements.    Messrs. Johnson and Sligh are each party to a supplemental executive retirement plan ("SERP") agreement with DutchFork. At the effective time of the merger, the SERP will be terminated and Messrs. Johnson and Sligh will receive lump sum payments equal to all accrued benefits under SERP. Mr. Johnson will receive approximately $58,102 and Mr. Sligh will receive approximately $44,549.

        Salary Continuation Agreements and Split Dollar Life Insurance.    At the effective time of the merger, First Community will assume the existing salary continuation agreements for Messrs. Johnson and Sligh and maintain the existing split dollar life insurance policies for Messrs. Johnson and Sligh. During the employment term and the consulting term of their new agreements with First Community described above, Messrs. Johnson and Sligh shall continue to earn credit for vesting purposes under the existing salary continuation agreement entered into between the executive and Newberry Federal. Messrs. Johnson and Sligh shall become fully vested in their interests under the salary continuation agreements immediately upon the termination of the consulting period for any reason other than for cause.

        Termination and Release Agreements.    James E. Wiseman, Jr., Robert E. Livingston, III, and Robert W. Owen, the outside directors of DutchFork, have entered into termination and release agreements with First Community and Newberry Federal Savings Bank. In exchange for terminating the director salary continuation plan and releasing First Community and DutchFork from any further obligations under the plan, each outside director will receive a lump sum payment on the closing date of the merger. Mr. Livingston will receive $107,919 and Messrs. Wiseman and Owen will each receive $107,145.

        Positions with Boards of Directors.    After the merger, the board of directors of First Community intends to appoint Messrs. Johnson and Sligh to the board of directors of First Community. In addition, for a period of at least two years, First Community will maintain an advisory board for the purpose of advising First Community on the operations of the former Newberry Federal Savings Bank offices. Each of Messrs. Wiseman, Livingston, and Owen will be invited to serve on the advisory board. First Community has committed to pay advisory fees to these individuals for these services.

        Conversion of Stock Options.    First Community has agreed to assume all stock options that remain outstanding under DutchFork stock option plans at the effective time of the merger. As of [                        ], 2004, there were [            ] options outstanding, of which [            ] were held by executive officers, [            ] were held by outside directors, and [            ] were held by others. In connection with the merger, these options will be exercisable for a number of shares of First Community common stock determined by applying the exchange ratio to the number of shares of DutchFork common stock covered by the options at an exercise price determined by dividing the pre-merger exercise price by the exchange ratio. The holders of these options will benefit from any increase in value of First Community common stock after the merger in a manner that is not available to the other shareholders of DutchFork.

        Acceleration of Stock Options and Restricted Stock.    Pursuant to the terms of DutchFork's stock option plans, all unvested options to purchase shares of DutchFork common stock and restricted stock will become vested and exercisable upon consummation of the merger. At [                        ], 2004, outside directors held unvested options to purchase [            ] shares of DutchFork common stock and [            ] shares of restricted stock, and executive officers held unvested options to purchase [            ] shares of DutchFork common stock and [            ] shares of restricted stock, all of which will accelerate and vest upon consummation of the merger.

        DutchFork Employee Stock Ownership Plan.    DutchFork will terminate its employee stock ownership plan upon completion of the merger. Each participant in the plan will become 100% vested as to his or her account balance upon termination of the plan. The plan will repay its existing loan and will allocate the surplus cash and First Community common stock to the accounts of the plan participants in proportion to their account balances, to the extent allowed under applicable law and the governing documents of the plan. Based on current estimates, the executive officers of DutchFork would be allocated approximately [            ] shares of First Community common stock after the repayment of the ESOP loan.

        Protection of DutchFork Directors and Officers Against Claims.    First Community has agreed to indemnify and hold harmless each director and officer of DutchFork for a period of three years from liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the fullest extent allowed under Delaware law. First Community has also agreed that it will maintain a policy of directors' and officers' liability insurance coverage for the benefit of DutchFork's directors and officers for five years following consummation of the merger, or such lesser period of time as can be purchased for an aggregate amount equal to three times the current annual premium.

Regulatory Approvals to Complete the Merger

        The merger may not proceed in the absence of receipt of the requisite regulatory approvals. Applications for the approvals described below have been submitted to the appropriate regulatory authorities.

        First Community and DutchFork are not aware of any material governmental approvals or actions that are required for consummation of the merger, except as described in this joint proxy statement/prospectus. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

        The merger is subject to the prior approval of the Federal Reserve Board. In evaluating the merger, the Federal Reserve Board is required to consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve Board from approving the merger if:

  •
  it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

  •
  its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the Federal Reserve Board should find that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the merger in meeting the convenience and needs of the communities to be served.

        The merger may not be consummated any earlier than the 15th day following the date of approval of the merger by the Federal Reserve Board, during which time the United States Department of Justice is afforded the opportunity to challenge the merger on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the Federal Reserve Board, unless a court of competent jurisdiction should specifically order otherwise.

        The merger is also subject to approval from the Office of the Comptroller of the Currency, the Office of Thrift Supervision, and the South Carolina State Board of Financial Institutions. Any regulatory approval that imposes material changes to the merger agreement or other material conditions could necessitate a new solicitation of shareholder approval.

Accounting Treatment of the Merger

        The merger will be treated as a "purchase" under generally accepted accounting principles of the United States. Under the purchase method of accounting, at the effective time of the merger, DutchFork's assets and liabilities generally will be recorded at their respective fair values and added to those of First Community. The excess of the cost over the fair value of the net assets acquired will be recorded as goodwill on First Community's books. First Community's consolidated financial statements after the effective time of the merger will reflect the assets and liabilities of DutchFork, but First Community's consolidated financial statements will not be restated retroactively to reflect DutchFork's historical financial position or results of operations.

        All unaudited pro forma condensed combined financial information contained in this joint proxy statement/prospectus has been prepared using the purchase method to account for the merger. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the fair values of DutchFork's tangible and identifiable intangible assets and liabilities. In addition, estimates related to restructuring and merger-related charges are subject to final decisions related to the merger. Accordingly, the final purchase accounting adjustments, restructuring, and merger-related charges may be materially different from the unaudited pro forma adjustments presented in this document. Any decrease in the fair value of the net assets of DutchFork as compared to the information shown in this document will have the effect of increasing the amount of the purchase price allocable to goodwill.

Resales of First Community Common Stock

        The issuance of First Community common stock to shareholders of DutchFork in connection with the merger will be registered under the Securities Act of 1933. All shares of First Community common stock received by DutchFork shareholders will be freely transferable upon consummation of the merger by those shareholders who were not "affiliates" of DutchFork. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with DutchFork (generally, this will include executive officers, directors, and shareholders who own 10% or more of DutchFork's common stock). The "affiliates" are expected to enter into agreements with First Community reflecting limitations on their ability to transfer the shares they will receive in the merger.

Recommendation of DutchFork's Board

        The board of directors of DutchFork unanimously approved the merger agreement and believes that the merger is fair to, and in the best interests of, DutchFork and its shareholders. DutchFork's board of directors, therefore, recommends that the holders of DutchFork's common stock vote "FOR" approval of the merger agreement and the merger that it contemplates. In making its recommendation, the board of directors of DutchFork has considered, among other things, the opinion of Sandler O'Neill that First Community's proposal is fair to DutchFork's shareholders from a financial point of view. See "Opinion of DutchFork's Financial Adviser" above.

Recommendation of First Community's Board

        The board of directors of First Community unanimously approved the merger agreement and believes that the merger is fair to, and in the best interests of, First Community and its shareholders. First Community's board of directors, therefore, recommends that the holders of First Community's common stock vote "FOR" approval of the merger agreement and the merger that it contemplates. In making its recommendation, the board of directors of First Community has considered, among other things, the opinion of The Orr Group that the consideration to be paid by First Community to the shareholders of DutchFork is fair from a financial point of view. See "Opinion of First Community's Financial Adviser" above.

DESCRIPTION OF FIRST COMMUNITY'S CAPITAL STOCK

General

        The articles of incorporation of First Community authorize the issuance of capital stock consisting of 10,000,000 shares of common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, $1.00 par value per share. As of                        , 2004 there were            shares of First Community common stock issued and outstanding and no shares of First Community preferred stock issued and outstanding.

        In the future, the authorized but unissued and unreserved shares of First Community common stock will be available for issuance for general purposes, including, but not limited to, possible issuance as stock dividends or stock splits, future mergers or acquisitions, or future private placements or public offerings. Except as may be required to approve a merger or other transaction in which the additional authorized shares of First Community common stock would be issued, no shareholder approval will be required for the issuance of those shares. See section entitled "Comparison of the Rights of Shareholders" for a discussion of the rights of the holders of First Community common stock as compared to the holders of DutchFork common stock.

Common Stock

        General.    Each share of First Community common stock has the same relative rights as, and is identical in all respects to, each other share of First Community common stock.

        Dividend Rights.    The holders of common stock of First Community are entitled to receive and share equally in any dividends as may be declared by the board of directors of First Community out of funds legally available for the payment of dividends. The payment of dividends by First Community is subject to limitations imposed by law and applicable regulations. The Federal Reserve Board generally prohibits bank holding companies from paying dividends except out of operating earnings, and the prospective rate of earnings retention appears consistent with the holding company's capital needs, asset quality, and overall financial condition. Notwithstanding the above, the ability of First Community to pay dividends to the holders of shares of First Community common stock will be completely dependent upon the amount of dividends its subsidiary, First Community Bank, is permitted to pay to First Community. The ability of a bank to pay dividends is restricted under applicable law and regulations. The National Bank Act states that a national banking association, such as First Community Bank, may only pay dividends out of undivided profits. Additionally, a national banking association may not pay dividends until its surplus fund equals its common capital, unless at least 10% of its net income during the past six month period has been carried to its surplus fund (in the case of quarterly or semi-annual dividends) or (in the case of annual dividends) at least 10% of its net income during the past 12 months. Also, under federal banking law, no cash dividend may be paid if the bank is undercapitalized or insolvent or if payment of the cash dividend would render the bank undercapitalized or insolvent, and no cash dividend may be paid by the bank if it is in default of any deposit insurance assessment due to the FDIC.

        Voting Rights.    Each share of First Community common stock will entitle the holder thereof to one vote on all matters upon which shareholders have the right to vote. Currently, the board of directors of First Community is comprised of 12 directors, who are elected in staggered terms of three years. Following the closing of the merger, the board will be increased to 14 directors, two of whom will be former DutchFork directors. Shareholders of First Community are not entitled to cumulate their votes for the election of directors. See "Comparison of the Rights of Shareholders Voting Rights."

        Liquidation Rights.    In the event of any liquidation, dissolution, or winding up of First Community, the holders of shares of First Community common stock will be entitled to receive, after payment of all debts and liabilities of First Community, all remaining assets of First Community available for distribution in cash or in kind. If First Community issued preferred stock, the holders of preferred stock may have priority over the holders of common stock in the event of liquidation or dissolution.

        No Preemptive Rights; Redemption and Assessment.    Holders of shares of First Community common stock are not entitled to preemptive rights with respect to any shares that may be issued. First Community common stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and non-assessable.

Preferred Stock

        First Community may issue preferred stock with such designations, powers, preferences, and rights as First Community's board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation, and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. None of the shares of the authorized preferred stock will be issued in connection with the merger and there are no plans to issue preferred stock.

Certain Articles and Bylaw Provisions Having Potential Anti-Takeover Effects

        First Community's articles of incorporation and bylaws contain certain provisions that could make more difficult an acquisition of First Community by means of a tender offer, proxy contest, or otherwise. Certain provisions will also render the removal of the incumbent board of directors or management of First Community more difficult. These provisions may have the effect of deterring or defeating a future takeover attempt that is not approved by First Community's board of directors, but which First Community shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in First Community's articles of incorporation and bylaws. See "Where You Can Find More Information" as to where to obtain a copy of these documents.

        Authorized but Unissued Stock.    The authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of First Community by means such as a proxy contest, tender offer, or merger, and thereby protect the continuity of the company's management.

        Supermajority Shareholder Vote Required for Merger.    The articles require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote to approve any merger, consolidation, or sale of First Community or any substantial part of the company's assets.

        Number and Qualifications of Directors.    The articles and bylaws provide that the number of directors shall be fixed from time to time by resolution adopted by a majority of the directors then in office, but may not consist of fewer than nine nor more than 25 members. The bylaws also provide that no individual who is or becomes a Business Competitor (as defined below) or who is or becomes affiliated with, employed by, or a representative of any individual, corporation, or other entity which the board of directors, after having such matter formally brought to its attention, determines to be in competition with First Community or any of its subsidiaries (any such individual, corporation, or other entity being a "Business Competitor") shall be eligible to serve as a director if the board of directors determines that it would not be in First Community's best interests for such individual to serve as a director of the company. Any financial institution having branches or affiliates within Richland or Lexington Counties, South Carolina shall be presumed to be a Business Competitor unless the board of directors determines otherwise.

        Classified Board of Directors.    The articles and bylaws divide the board of directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected at each annual meeting of shareholders. The classification of directors, together with the provisions in the articles and bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors.

        Removal of Directors and Filling Vacancies.    Under the bylaws, removal of directors without cause requires the approval of the holders of two-thirds of the shares entitled to vote at an election of directors, and all vacancies on the board of directors, including those resulting from an increase in the number of directors, may be filled by a majority of the remaining directors, even if they do not constitute a quorum. When a director resigns effective at a future date, a majority of directors then in office, including the director who is to resign, may vote on filling the vacancy.

        Advance Notice Requirements for Shareholder Proposals and Director Nominations.    The bylaws establish advance notice procedures with regard to shareholder proposals and the nomination, other than by or at the direction of the board of directors or a committee of the board, of candidates for election as directors. These procedures provide that the notice of shareholder proposals and shareholder nominations for the election of directors at any meeting of shareholders must be in writing and be received by the secretary of First Community not later than 90 days prior to the meeting. First Community may reject a shareholder proposal or nomination that is not made in accordance with such procedures.

        Certain Nomination Requirements.    Pursuant to the bylaws, First Community has established certain nomination requirements for an individual to be elected as a director of the company at any annual or special meeting of the shareholders, including that the nominating party provide First Community within a specified time prior to the meeting (i) notice that such party intends to nominate the proposed director; (ii) the name and certain biographical information on the nominee; and (iii) a statement that the nominee has consented to the nomination. The chairman of any shareholders' meeting may, for good cause shown, waive the operation of these provisions. These provisions could reduce the likelihood that a third party would nominate and elect individuals to serve on First Community's board of directors.

        Business Combinations with Interested Shareholders.    First Community is subject to the South Carolina business combination statute, which restricts mergers and other similar business combinations between public companies headquartered in South Carolina and any 10% shareholder of the company. The statute prohibits such a business combination for two years following the date the person acquires shares to become a 10% shareholder unless the business combination or such purchase of shares is approved by a majority of the company's outside directors. The statute also prohibits such a business combination with a 10% shareholder at any time unless the transaction complies with First Community's articles of incorporation and either (i) the business combination or the shareholder's purchase of shares is approved by a majority of the company's outside directors, (ii) the business combination is approved by a majority of the shares held by the company's other shareholders at a meeting called no earlier than two years after the shareholder acquired the shares to become a 10% shareholder; or (iii) the business combination meets specified fair price and form of consideration requirements.

        Consideration of Other Constituencies in Mergers.    The articles grant the board of directors the discretion, when considering whether a proposed merger or similar transaction is in the best interests of First Community and its shareholders, to take into account the effect of the transaction on the employees, customers, and suppliers of the company and upon the communities in which the offices of the company are located.

Transfer Agent and Registrar

        The transfer agent and registrar for First Community's common stock is Registrar & Transfer Company.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS

General

        Upon consummation of the merger, shareholders of DutchFork who receive shares of common stock of First Community will become shareholders of First Community. Certain legal distinctions exist between owning First Community common stock and DutchFork common stock. The shareholders of First Community will be governed by and subject to the articles of incorporation and bylaws of First Community rather than the certificate of incorporation and bylaws of DutchFork. Neither the DutchFork common stock nor the First Community common stock is insured by the FDIC or guaranteed by the issuer and both are subject to investment risk, including the possible loss of value.

        The following is a discussion of the major legal issues associated with owning common stock of either First Community or DutchFork. There are material differences in the shareholder ownership rights of these organizations. First Community is a South Carolina corporation, governed by the South Carolina Business Corporation Act of 1988 found in Title 33 of the Code of Laws of South Carolina. DutchFork is a Delaware corporation, governed by the Delaware General Corporation Law. There are also certain distinctions and differences in the documents governing both organizations.

        The following is only a general summary of the differences in the rights of holders of DutchFork common stock and First Community common stock. This summary is qualified in its entirety by reference to the South Carolina Business Corporation Act, First Community's articles of incorporation and bylaws, the Delaware General Corporation Law, and DutchFork's certificate of incorporation and bylaws. DutchFork's shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders that will result from the merger.

Authorized Capital Stock

        DutchFork.    DutchFork is authorized to issue 4,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share.

        First Community.    First Community is authorized to issue 10,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.

Size of Board of Directors

        DutchFork.    DutchFork's certificate of incorporation provides that the number of directors shall be fixed by the board of directors. The bylaws provide that in absence of a resolution fixing the number of directors the number shall be set at six. DutchFork's board of directors is currently comprised of five persons.

        First Community.    First Community's bylaws provide that the board must consist of not less than nine directors and no more than 25 directors, with the exact number fixed by the board of directors. First Community's board of directors is currently comprised of 12 persons. The merger agreement requires that the board increase the number of members from 12 to 14, and to fill the vacancies by appointing J. Thomas Johnson and Steve P. Sligh.

Classification of Directors

        DutchFork.    DutchFork's board of directors is divided into three classes of directors as nearly equal as possible, with each class being elected to a staggered three-year term.

        First Community.    First Community's bylaws also divide the board of directors into three classes of directors serving staggered three-year terms.

Removal of Directors

        DutchFork.    DutchFork's certificate of incorporation provides that directors may be removed only for cause by an affirmative vote of at least 80% the outstanding shares entitled to vote for directors.

        First Community.    First Community's articles of incorporation require the affirmative vote of the holders of not less than two-thirds of the outstanding voting securities of First Community to remove any director.

Filling Vacancies on the Board of Directors

        DutchFork.    DutchFork's certificate of incorporation provides that vacancies on the board of directors shall be filled by a majority of the remaining members of the board of directors.

        First Community.    First Community's bylaws provide that vacancies on the board of directors shall be filled by a majority of the remaining members of the board of directors. Shareholders may elect a director to fill any vacancy not filled by the directors at a special meeting of shareholders.

Nomination of Director Candidates by Shareholders

        DutchFork.    DutchFork's bylaws provide that any shareholder entitled to vote for the election of directors may make nominations for the election of directors by giving written notice to the corporate secretary of DutchFork not less than 90 nor more than 120 days prior to the annual meeting of shareholders at which directors are to be elected. However, if less than 100 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was given.

        First Community.    First Community's bylaws provide that any shareholder entitled to vote for the election of directors may make nominations for the election of directors by giving written notice to the secretary of First Community at least 90 days prior to the annual meeting of shareholders at which directors are to be elected, unless this requirement is waived in advance of the meeting by the board of directors. With respect to an election at a special meeting of shareholders, nominations must be received no later than the close of business on the seventh day following the date on which the notice is first given to shareholders.

Election of Directors

        DutchFork.    DutchFork's certificate of incorporation provides that holders of common stock may not cumulate their votes for the election of directors. All elections are determined by a plurality of the votes cast, in person or by proxy, at a meeting of shareholders at which a quorum is present.

        First Community.    First Community's articles of incorporation do not permit cumulative voting rights in the election of directors. Directors are elected by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of directors at a meeting of shareholders at which a quorum is present.

Shareholder Action Without Meeting

        DutchFork.    DutchFork's bylaws provide that no action that requires shareholder approval may be taken without a meeting by the written consent of shareholders.

        First Community.    South Carolina law provides that any action that may be taken by shareholders at a meeting may be taken without a meeting only if a written consent describing the action to be taken is signed by all of the shareholders entitled to vote with respect to the subject matter.

Calling Special Meetings of Shareholders

        DutchFork.    DutchFork's bylaws provide that special meetings of shareholders may be called only by the board of directors by a resolution adopted by a majority of the total number of directors which DutchFork would have if there were no vacancies on the board of directors.

        First Community.    First Community's bylaws provide that special meetings of shareholders may be called at any time for any purpose by First Community's chief executive officer, president, or chairman of the board of directors, or by a majority of the board of directors. First Community must call a special meeting when requested in writing by shareholders owning shares representing at least one-tenth of all outstanding votes entitled to be cast on any issue at the meeting.

Shareholder Proposals

        DutchFork.    DutchFork's bylaws provide that a shareholder wanting to submit a shareholder proposal must deliver written notice to the secretary of DutchFork no less than 90 or more than 120 days in advance of the annual meeting. However, if less than 100 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was given.

        First Community.    First Community's bylaws provide that a shareholder wanting to submit a shareholder proposal must deliver written notice to the secretary of First Community not later than 90 days in advance of the annual meeting.

Payment of Dividends

        DutchFork.    The holders of the DutchFork common stock are entitled to receive dividends when dividends are declared by the board of directors, subject to the rights of holders of preferred stock.

        First Community.    The holders of the First Community common stock are entitled to dividends ratably when, as, and if declared by the board of directors in its discretion out of legally available assets.

Indemnification of Directors, Officers, and Employees

        DutchFork.    DutchFork's certificate of incorporation provides that DutchFork will indemnify any individual made a party to a proceeding because he is or was a director of DutchFork against liability incurred in the proceeding to the fullest extent permitted by Delaware law. DutchFork may, to the extent authorized from time to time by a majority of the board of directors, grant rights to indemnification to any employee or agent of DutchFork to the fullest extent permitted by the certificate of incorporation and applicable law.

        First Community.    Under South Carolina law, First Community may indemnify a past or present director against liability incurred in a proceeding if: (i) the director conducted himself in good faith; (ii) the director reasonably believed (a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interest and (b) in all other cases, that his or her conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceedings, the director had no reasonable cause to believe his or her conduct was unlawful. However, First Community may not indemnify a director (a) in connection with a proceeding by or in the right of First Community in which the director is adjudged liable to First Community or (b) in connection with any other proceeding charging improper personal benefit to him or her in which he or she is adjudged liable on the basis that personal benefit was improperly received by him or her.

        Under South Carolina law, unless limited by the articles of incorporation, a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she is party because he or she is or was a director against reasonable expenses incurred by him or her in connection with the proceeding. First Community's articles of incorporation do not limit this provision.

        Under South Carolina law, an officer is entitled to the benefit of the same indemnification provisions as apply to directors. In addition, a corporation may indemnify and advance expenses to an officer who is not a director to the extent, consistent with public policy, and as provided by the corporation's articles of incorporation, the corporation's bylaws, general or specific action of the board of directors, or contract.

        First Community's bylaws provide that First Community will indemnify any individual made a party to a proceeding because he is or was a director of First Community against liability incurred in the proceeding to the fullest extent permitted by law. First Community may, to the extent authorized from time to time by the board of directors, grant rights to indemnification to any employee or agent of First Community to the fullest extent permitted by the bylaws and applicable law.

Limitation of Liability for Directors

        DutchFork.    DutchFork's certificate of incorporation provides that DutchFork's directors shall not be liable to DutchFork or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to the corporation or its shareholders;

  •
  for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        First Community.    First Community's directors are exempt under its articles of incorporation from personal monetary liability to the maximum extent permitted by South Carolina law. A director is not personally liable to the company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director:

  •
  for any breach of the director's duty of loyalty to the corporation or its shareholders;

  •
  for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law; or

  •
  or any transaction from which the director derived an improper personal benefit.

Amendment to Articles of Incorporation

        DutchFork.    DutchFork's certificate of incorporation requires the affirmative vote of 80% of the outstanding voting stock entitled to vote to amend or repeal certain provisions of the certificate of incorporation, including the provision limiting voting rights, the provisions relating to approval of business combinations with related persons, acting by written consent, calling special meetings, the number and classification of directors, director and officer indemnification by DutchFork, and amendment of DutchFork's bylaws and certificate of incorporation. These supermajority voting requirements make it more difficult for the shareholders to amend these provisions of the DutchFork certificate of incorporation.

        First Community.    South Carolina law provides that a corporation may amend its articles of incorporation if the board of directors proposes the amendment to the shareholders, and the amendment receives the requisite shareholder approval. Unless a corporation's articles of incorporation provide otherwise, amendments must be approved by two-thirds of all votes entitled to be cast on the matter, as well as two-thirds of the votes entitled to be cast on the matter within each voting group entitled to vote as a separate voting group on the amendment. First Community's articles do not alter the default provisions of South Carolina law.

Amendment to Bylaws

        DutchFork.    DutchFork's certificate of incorporation provides that the board of directors may amend the bylaws upon the affirmative vote of a majority of the directors or by the vote at least 80% of the outstanding shares. DutchFork's shareholders may also amend the bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of DutchFork required by law or by its certificate of incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of DutchFork entitled to vote generally in the election of directors voting together as a single class, shall be required to adopt, amend or repeal any provisions of the bylaws.

        First Community.    According to First Community's articles, the board of directors may amend the bylaws upon the affirmative vote of a majority directors or unanimous written consent. Shareholders may amend the bylaws only upon the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast.

Shareholder Vote on Fundamental Issues

        DutchFork.    The holders of at least 80% of the outstanding shares of voting stock must approve certain business combinations involving an interested shareholder or any affiliate of an interested shareholder. See "Business Combinations with Interested Shareholders." However, if a majority of directors not affiliated with the interested shareholder approves the business combination or certain pricing criteria are satisfied, a favorable vote of holders of a majority of the outstanding shares is sufficient to approve a business combination.

        First Community.    Under South Carolina law, a plan of merger must generally be approved by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast on the plan regardless of the class or voting group to which the shares belong, and two-thirds of the votes entitled to be cast on the plan within each voting group entitled to vote as a separate voting group on the plan. A corporation's articles of incorporation may require a lower or higher vote for approval, but the required vote must be at least a majority of the votes entitled to be cast on the plan by each voting group entitled to vote separately on the plan. First Community's articles of incorporation do not alter the default rules of South Carolina law.

        Under South Carolina law, to authorize the sale, lease, exchange, or other disposition of all or substantially all of the property of a corporation, other than in the usual and regular course of business, or to voluntarily dissolve the corporation, South Carolina law requires the affirmative vote of at least two-thirds of all the votes entitled to be cast on the transaction. A corporation's articles of incorporation may require a lower or higher vote for approval, but the required vote must be at least a majority of all the votes entitled to be cast on the transaction. First Community's articles of incorporation do not alter the default rules of South Carolina law.

Control Share Acquisition Provisions

        DutchFork.    The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The Delaware takeover statute is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

        In general, the statute provides that a person who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "interested shareholder") may not consummate a merger or other business combination transaction with the corporation at any time during the three-year period following the date the person became an interested shareholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries, and the receipt of disproportionate financial benefits.

        The statute exempts the following transactions from the requirements of the statute:

  •
  any business combination if, before the date a person became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

  •
  any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an interested shareholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and specific employee stock plans;

  •
  any business combination with an interested shareholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the interested shareholder; and

  •
  certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors.

        A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, DutchFork's board of directors does not intend to propose any such amendment.

        First Community.    South Carolina has a control share statute similar to Delaware that applies to several categories of South Carolina corporations, unless the corporation elects to opt out. First Community has specifically opted out of coverage of the control share acquisition provisions of South Carolina law.

Business Combinations with Interested Shareholders

        DutchFork.    DutchFork's certificate of incorporation requires the approval of the holders of at least 80% of DutchFork's outstanding shares of voting stock entitled to vote to approve certain "business combinations" with an "interested shareholder." Under Delaware law, absent this provision, business combinations must be approved by the vote of the holders of only a majority of the outstanding shares of common stock of DutchFork and any other affected class of stock unless the transaction is with a person who owns 15% or more of the corporation's voting stock. This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of those members of DutchFork's board of directors who are unaffiliated with the interested shareholder and who were directors before the time when the interested shareholder became an interested shareholder or if the proposed transaction meets certain conditions that are designed to afford the shareholders a fair price in consideration for their shares. In each such case, where shareholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient.

        The term "interested shareholder" includes any individual, group acting in concert, corporation, partnership, association or other entity (other than DutchFork or its subsidiary) who or which is the beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of voting stock of DutchFork.

        A "business combination" includes:

  •
  any merger or consolidation of DutchFork or any of its subsidiaries with any interested shareholder, affiliate of an interested shareholder or any corporation which is, or after such merger or consolidation would be, an affiliate of an interested shareholder;

  •
  any sale or other disposition to or with any interested shareholder or its affiliate of 25% or more of the assets of DutchFork or combined assets of DutchFork and its subsidiaries;

  •
  the issuance or transfer to any interested shareholder or its affiliate by DutchFork (or any subsidiary) of any securities of DutchFork (or any subsidiary) in exchange for any cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the common stock of DutchFork;

  •
  the adoption of any plan for the liquidation or dissolution of DutchFork proposed by or on behalf of any interested shareholder or its affiliate; and

  •
  any reclassification of securities, recapitalization, merger or consolidation of DutchFork with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of DutchFork or subsidiary owned directly or indirectly, by an interested shareholder or its affiliate.

        First Community.    South Carolina law prohibits specified "business combinations" with "interested shareholders" unless certain conditions are satisfied. The act defines an "interested shareholder" as any person (other than the corporation or any of its subsidiaries) that (i) beneficially owns 10% or more of the corporation's outstanding voting shares or (ii) at any time within the preceding two-year period beneficially owned 10% of the voting power of the corporation's outstanding shares and is an affiliate or associate of the corporation.

        Covered business combinations with interested shareholders or an affiliate or associate of an interested shareholder include, among other transactions:

  •
  merger of the corporation;

  •
  sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets having a value equal to 10% or more of the value of all assets of the corporation, the value of all outstanding shares of the corporation, or the earning power or net income of the corporation;

  •
  transfer of shares of the corporation equaling 5% or more of the market value of all outstanding shares of the corporation; and

  •
  dissolution or liquidation of the corporation proposed by or under an arrangement with an interested shareholder or its affiliate or associate.

        Covered business combinations are prohibited unless:

  •
  the board of directors of the corporation approved of the business combination before the interested shareholder became an interested shareholder;

  •
  a majority of shares not beneficially owned by the interested shareholder approved the combination; and

  •
  certain transactional requirements are met.

        Covered business combinations are prohibited for two years after an interested shareholder becomes interested unless the board of directors of the corporation approved of the business combination before the interested party became interested.

        First Community is subject to the business combination provisions of the South Carolina statute.

Consideration of Broader Constituencies

        DutchFork.    DutchFork's certificate of incorporation provides that its board of directors, in connection with the exercise of its judgment in determining what is in DutchFork's and the shareholders' best interests, may give due consideration to all relevant factors, including the social and economic effect on DutchFork's present and future customers and employees, on the communities in which DutchFork operates or is located, on the ability of DutchFork to fulfill its corporate objective as a savings and loan holding company under applicable laws and regulations, and on the ability of Newberry Federal to fulfill the objectives of a stock form savings institution under applicable statutes and regulations.

        First Community.    First Community's articles grant the board of directors the discretion, when considering whether a proposed merger or similar transaction is in the best interests of First Community and its shareholders, to take into account the effect of the transaction on the employees, customers, and suppliers of the company and upon the communities in which the offices of the company are located.

Dissenters' Rights

        DutchFork.    Under Delaware law, holders of DutchFork common stock have the right to dissent from the merger and, if the merger is consummated and all requirements of Delaware law are satisfied by holders seeking to exercise dissenters' rights, to receive payment equal to the fair value of their shares of DutchFork common stock, determined in the manner set forth in Delaware law. The procedures that must be followed in connection with the exercise of dissenters' rights by dissenting shareholders are described herein under "The Merger—Rights of Dissenting DutchFork Shareholders Under Delaware Law" and in Section 262 of Chapter 1, Title 8 of the Delaware General Corporation Law, a copy of which is attached as Appendix C to this document. A DutchFork shareholder seeking to exercise dissenters' rights must file written notice with DutchFork prior to the special meeting of his or her intention to exercise appraisal rights and must not vote his or her shares in favor of the merger agreement. Failure to take any required step in connection with the exercise of such rights may result in termination or waiver of appraisal rights.

        First Community.    Under South Carolina law, shareholders of a corporation who do not consent to certain major corporate transactions, including a merger, may, under varying circumstances, be entitled to dissenters' rights pursuant to which such shareholders may receive cash in the amount of the fair market value of their shares in place of the consideration which otherwise would have been received in the transaction. Unless the articles of incorporation or bylaws provides otherwise, dissenters' rights are not available in certain circumstances, including without limitation:

  •
  to shareholders of a surviving corporation if shareholder approval is not required, or

  •
  as to any class of stock which is listed either on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

INDEMNIFICATION

        The articles of incorporation of First Community contain a conditional provision which, subject to certain exceptions described below, eliminates the liability of a director to the company or its shareholders for monetary damages for breach of the duty of care or any other duty as a director. This provision does not eliminate such liability to the extent the director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

        The bylaws of First Community require the company to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of service by such person as a director of the company or its subsidiary bank or any other corporation which he served as such at the request of the company. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have the company advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

        Under the bylaws, indemnification will be disallowed if it is established that the director (i) appropriated, in violation of his duties, any business opportunity of the company, (ii) engaged in willful misconduct or a knowing violation of law, (iii) permitted any unlawful distribution, or (iv) derived an improper personal benefit. In addition to the bylaws, Section 33-8-520 of the South Carolina Business Corporation Act of 1988 (the "Corporation Act") requires that "a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding." The Corporation Act also provides that upon application of a director a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the Corporation Act.

        The board of directors also has the authority to extend to officers, employees, and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The board of directors has extended or intends to extend indemnification rights to all of its executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First Community pursuant to the provisions discussed above, First Community has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

INFORMATION ABOUT FIRST COMMUNITY CORPORATION

        First Community is a South Carolina corporation and is registered as a bank holding company with the Federal Reserve Board. First Community engages in a general banking business through its subsidiary, First Community Bank, N.A., a national banking association which commenced operations in August 1995. First Community's executive office is in Lexington, South Carolina. In addition to the main office, First Community Bank operates five other banking offices throughout Richland and Lexington counties in South Carolina. At March 31, 2004, First Community has total consolidated assets of approximately $220 million, total loans of approximately $127 million, and total deposits of approximately $187 million.

Available Information

        First Community's audited consolidated financial statements at December 31, 2003 and 2002, and for the years ended December 31, 2003, 2002, and 2001, information relating to executive compensation, various benefit plans, voting securities, and the principal holders of voting securities, relationships and related transactions, and other related matters about First Community are incorporated by reference into this joint proxy statement/prospectus from First Community's Form 10-KSB for the year ended December 31, 2003, a copy of which accompanies this joint proxy statement/prospectus. First Community's unaudited interim consolidated financial statements are incorporated by reference into this joint proxy statement/prospectus from First Community's quarterly report on Form 10-QSB for the quarter ended March 31, 2004, a copy of which accompanies this joint proxy statement/prospectus. A copy of First Community's Form 10-KSB for the year ended December 31, 2003 and its Form 10-QSB for the quarter ended March 31, 2004 will be provided without charge upon the request of any shareholder entitled to vote at the First Community special meeting or the DutchFork special meeting. Requests for copies should be directed to Joseph G. Sawyer, 5455 Sunset Blvd., Lexington, South Carolina 29072.

INFORMATION ABOUT DUTCHFORK BANCSHARES, INC.

        DutchFork Bancshares, Inc., headquartered in Newberry, South Carolina, was formed in February 2000 as the savings and loan holding company for Newberry Federal Savings Bank in connection with the conversion of Newberry Federal from mutual to stock form of ownership. DutchFork's sole business activity is the ownership of all of Newberry Federal's capital stock. DutchFork does not transact any material business other than through its subsidiary, Newberry Federal. DutchFork is subject to the regulation of the Office of Thrift Supervision and the Securities and Exchange Commission.

Available Information

        DutchFork's audited consolidated financial statements at September 30, 2003 and 2002, and for the years ended September 30, 2003 and 2002, information relating to executive compensation, various benefit plans, voting securities, and the principal holders of voting securities, relationships and related transactions, and other related matters about DutchFork are incorporated by reference into this joint proxy statement/prospectus from DutchFork's 2003 Annual Report to Stockholders, a copy of which accompanies this joint proxy statement/prospectus. DutchFork's unaudited interim consolidated financial statements are incorporated by reference into this joint proxy statement/prospectus from DutchFork's quarterly report on Form 10-QSB for the quarter ended March 31, 2004, a copy of which accompanies this joint proxy statement/prospectus. A copy of DutchFork's 2003 Annual Report for the year ended September 30, 2003 and its Form 10-QSB for the quarter ended March 31, 2004 will be provided without charge upon the request of any shareholder entitled to vote at the DutchFork special meeting or the First Community special meeting. Requests for copies should be directed to Steve P. Sligh, Executive Vice President and Chief Executive Officer, 1735 Wilson Road, Newberry, South Carolina 29108.

LEGAL MATTERS

        The validity of the shares of First Community common stock to be issued in connection with the merger will be passed upon for First Community by Nelson Mullins Riley & Scarborough, L.L.P., Greenville, South Carolina. In addition, Nelson Mullins Riley & Scarborough, L.L.P. will deliver an opinion concerning federal income tax consequences of the merger.

EXPERTS

        The consolidated financial statements of First Community as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 have been incorporated by reference herein in reliance on the report of Clifton D. Bodiford, CPA, given on his authority as an expert in accounting and auditing.

        The financial statements of DutchFork as of September 30, 2003 and 2002 and for the years then ended have been incorporated by reference herein in reliance on the report of Clifton D. Bodiford, CPA, given on his authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        First Community filed a registration statement on Form S-4 to register the issuance of First Community common stock to DutchFork shareholders in the merger. This joint prospectus/proxy statement is a part of that registration statement and constitutes a prospectus of First Community and a proxy statement of each of First Community and DutchFork for their respective special meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

        First Community and DutchFork file reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that First Community and DutchFork files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the SEC's public reference room. First Community's and DutchFork's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This joint proxy statement/prospectus incorporates by reference the following documents:

  •
  First Community's Annual Report on Form 10-KSB for the year ended December 31, 2003, as amended on April 26, 2004, and April 28, 2004;

  •
  First Community's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;

  •
  First Community's Current Reports on Form 8-K filed on January 22, 2004, April 13, 2004, and April 22, 2004;

  •
  All current, quarterly and annual reports filed by First Community with the SEC prior to the date that shareholders of DutchFork are required to submit their letter of transmittal;

  •
  DutchFork's Annual Report on Form 10-KSB for the year ended September 30, 2003, as amended on January 9, 2004;

  •
  DutchFork's Quarter Reports on Form 10-QSB for the quarters ended December 31, 2003 and March 31, 2004;

  •
  DutchFork's Current Reports on Form 8-K filed on October 28, 2003, December 4, 2003, February 3, 2004, April 14, 2004, and May 10, 2004; and

  •
  All current, quarterly and annual reports filed by DutchFork with the SEC prior to the date that shareholders of DutchFork are required to submit their letter of transmittal.

        When deciding how to cast your vote, you should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated                        , 2004. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of the joint proxy statement/prospectus to shareholders nor the issuance of First Community common stock shall create any implication to the contrary.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus, under any circumstances, creates any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to First Community was provided by First Community and the information contained in this joint proxy statement/prospectus with respect to DutchFork was provided by DutchFork.

Appendix A

AGREEMENT AND PLAN OF MERGER

DATED AS OF APRIL 12, 2004

BY AND BETWEEN

FIRST COMMUNITY CORPORATION

AND

DUTCHFORK BANCSHARES,  INC.

April 12, 2004

i

ARTICLE VII	TERMINATION	48
7.1	Termination	48
7.2	DFBS Termination Fee	50
7.3	Effect of Termination	50
ARTICLE VIII	CERTAIN OTHER MATTERS	50
8.1	Interpretation	50
8.2	Survival	51
8.3	Waiver; Amendment	51
8.4	Counterparts	51
8.5	Governing Law	51
8.6	Expenses	51
8.7	Notices	51
8.8	Entire Agreement; etc.	52
8.9	Successors and Assigns; Assignment	52

ii

EXHIBITS

Exhibit A	Form of Voting Agreement
Exhibit B	Form of Non-Competition Agreement
Exhibit C	Plan of Bank Merger
Exhibit D	Form of Affiliate Letter
Exhibit E	Employment, Consulting, and Non-Compete Agreement with J. Thomas Johnson
Exhibit F	Employment, Consulting, and Non-Compete Agreement with Steve P. Sligh
Exhibit G	Termination and Release Agreement

iii

Agreement and Plan of Merger

        This is an Agreement and Plan of Merger, dated as of the 12th day of April, 2004 ("Agreement"), by and between First Community Corporation, a South Carolina corporation ("FCCO"), and DutchFork Bancshares, Inc., a Delaware corporation ("DFBS").

Introductory Statement

        The Board of Directors of each of FCCO and DFBS (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of FCCO or DFBS, as the case may be, and in the best long-term interests of the stockholders of FCCO or DFBS, as the case may be, and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies.

        The parties hereto intend that the Merger as defined herein shall qualify as a reorganization under the provisions of Section 368(a) of the IRC for federal income tax purposes.

        FCCO and DFBS each desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

        As a condition and inducement to FCCO's willingness to enter into this Agreement, each of the members of the Board of Directors of DFBS has entered into (a) an agreement dated as of the date hereof in the form of Exhibit A pursuant to which he will vote his shares of DFBS Common Stock in favor of this Agreement and the transactions contemplated hereby and (b) a Non-Competition Agreement dated as of the date hereof in the form of Exhibit B.

        In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

ARTICLE I
DEFINITIONS

        The following terms are defined in this Agreement in the Section indicated:

Defined Term	Location of Definition
Articles of Merger	Section 2.3
Bank Merger	Section 2.13
Cash Consideration	Section 2.5(a)
Cash Election	Section 2.6(b)
Cash Election Shares	Section 2.6(b)
Cash Proration Factor	Section 2.6(e)(i)(B)(1)
Certificate(s)	Section 2.6(c)
Certificate Amendment	Section 3.3(c)(v)
Certificate of Merger	Section 2.3
Closing	Section 2.2
Closing Date	Section 2.2
Continuing Employee	Section 5.12(a)
Converted Options	Section 2.11(a)
Determination Date	Article I
Disclosure Letter	Section 3.1
Dissenters' Shares	Section 2.12

1

Effective Time	Section 2.3
Election Deadline	Section 2.6(c)
Election Form	Section 2.6(a)
Exchange Agent	Section 2.6(c)
Exchange Ratio	Section 2.5(a)
Newberry Federal	Section 2.13
DFBS	Preamble
DFBS Employee Plans	Section 3.2(r)(i)
DFBS Option	Section 2.11(a)
DFBS Pension Plan	Section 3.2(r)(iii)
DFBS Qualified Plan	Section 3.2(r)(iv)
DFBS's D&O Policy	Section 5.13(c)
DFBS's Reports	Section 3.2(g)
DFBS Stockholder Meeting	Section 5.8(a)
Indemnified Party	Section 5.13(a)
Joint Proxy Statement-Prospectus	Section 5.9(a)
Letter of Transmittal	Section 2.7(a)
Mailing Date	Section 2.6(a)
Merger	Section 2.1
Merger Consideration	Section 2.5(a)
Mixed Election	Section 2.6(b)
Non-Election	Section 2.6(b)
Non-Election Proration Factor	Section 2.6(e)(ii)(A)(2)
Non-Election Shares	Section 2.6(b)
Premium Multiple	Section 5.13(c)
First Community	Section 2.13
Registration Statement	Section 5.9(a)
Representative	Section 2.6(b)
Shortfall Number	Section 2.6(e)(ii)
Stock Consideration	Section 2.5(a)
Stock Conversion Number	Section 2.6(d)
Stock Election	Section 2.6(b)
Stock Election Shares	Section 2.6(b)
Stock Proration Factor	Section 2.6(e)(ii)(B)(2)
Surviving Corporation	Section 2.1
FCCO	Preamble
FCCO Stockholder Meeting	Section 5.8(b)
FCCO's Reports	Section 3.3(g)

        In addition, for purposes of this Agreement:

          "Acquisition Proposal" means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving DFBS or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of DFBS's consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of DFBS's capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

2

          "Agreement" means this Agreement, as amended, modified or amended and restated from time to time in accordance with its terms.

          "BHC Act" means the Bank Holding Company Act of 1956, as amended.

          "CRA" means the Community Reinvestment Act.

          "DGCL" means the Delaware General Corporation Law.

          "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any entity that is considered one employer with DFBS under Section 4001(b)(1) of ERISA or Section 414 of the IRC.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Excluded Shares" shall consist of (i) Dissenters' Shares, (ii) shares of DFBS Common Stock held directly or indirectly by FCCO (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and (iii) Ungranted Restricted Shares.

          "FCCO Common Stock" means the common stock, par value $1.00 per share, of FCCO.

          "FDIA" means the Federal Deposit Insurance Act, as amended.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "Final FCCO Stock Price" shall mean the average of the closing sale prices of FCCO Common Stock as reported on the Nasdaq SmallCap Market during the Measurement Period; provided, however, that in the event FCCO Common Stock does not trade on any one or more of the trading days during the Measurement Period, any such date shall be disregarded in computing the average closing sales price and the average shall be based upon the closing sales prices and number of days on which FCCO Common Stock actually traded during the Measurement Period.

          "DFBS Common Stock" means the common stock, par value $.01 per share, of DFBS.

3

          "GAAP" means accounting principles generally accepted in the United States of America.

          "Government Regulator" means any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits.

          "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality.

          "Hazardous Material" means any substance (whether solid, liquid or gas) that is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

          "HOLA" means the Home Owners Loan Act, as amended.

          "IRC" means the Internal Revenue Code of 1986, as amended.

          "IRS" means the Internal Revenue Service.

          "knowledge" means, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president.

          "Lien" means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.

          "Loan" means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.

          "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "Material Adverse Effect" means an effect which is material and adverse to the business, prospects, financial condition, or results of operations of DFBS or FCCO, as the context may dictate, and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to FCCO or DFBS, as the case may be, or to financial and/or depository institutions generally, (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of FCCO or DFBS taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, or (iv) direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, shall not be considered in determining if a Material Adverse Effect has occurred.

          "Measurement Period" shall mean the 20 consecutive trading days ending on the fifth calendar day immediately prior to the date on which the Effective Time is to occur (such day, the "Determination Date").

          "NASD" means the National Association of Securities Dealers, Inc.

4

          "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

          "SCBCA" means the South Carolina Business Corporation Act of 1988, as amended.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Subsidiary" means a corporation, partnership, joint venture or other entity in which DFBS or FCCO, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.

          "Superior Proposal" means an unsolicited, bona fide, written offer made by a third party to consummate an Acquisition Proposal that DFBS's Board of Directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of DFBS than the transactions contemplated hereby (taking into account the effects of Section 7.2 and all legal, financial, regulatory and other aspects of the proposal and the entity making the proposal).

          "taxes" means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes.

          "Ungranted Restricted Shares" means shares of DFBS Common Stock held by a trust that have not been granted as of the date hereof as restricted stock awards or otherwise under the DFBS 2001 Stock-Based Incentive Plan.

ARTICLE II
THE MERGER

        2.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, DFBS will merge with and into FCCO ("Merger") at the Effective Time. At the Effective Time, the separate corporate existence of DFBS shall cease. FCCO shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger and shall continue to be governed by the SCBCA and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

        2.2    Closing.    The closing of the Merger (the "Closing") will take place in the offices of Nelson Mullins Riley & Scarborough, LLP, Poinsett Plaza, Suite 900, 104 South Main Street, Greenville, South Carolina at 10:00 a.m. on the date designated by FCCO within 5 business days following satisfaction or waiver of the conditions to Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing), or such later date as the parties may otherwise agree (the "Closing Date").

        2.3    Effective Time.    In connection with the Closing, FCCO shall duly execute and deliver (a) a certificate of merger (the "Certificate of Merger") to the Delaware Secretary of State for filing pursuant to the DGCL and (b) articles of merger (the "Articles of Merger") to the South Carolina Secretary of State for filing pursuant to the SCBCA. The parties will make all other filings or recordings required under the DGCL and the SCBCA. The Merger shall become effective at such time as the Articles of Merger is duly filed with the South Carolina Secretary of State or at such later date

5

or time as FCCO and DFBS agree and specify in the Certificate of Merger and the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

        2.4    Effects of the Merger.    The Merger will have the effects set forth in the DGCL and the SCBCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, FCCO shall possess all of the properties, rights, privileges, powers and franchises of DFBS and be subject to all of the debts, liabilities and obligations of DFBS.

        2.5    Effect on Outstanding Shares of DFBS Common Stock.

          (a)   Subject to the provisions of Section 2.6 hereof, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of DFBS Common Stock issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into, at the election of the holder as provided in and subject to the limitations set forth in this Agreement, either (i) a number of shares of FCCO Common Stock equal to the Exchange Ratio (as defined below) or (ii) the right to receive $42.75 in cash without interest (the "Cash Consideration"). The Stock Consideration and the Cash Consideration are referred to herein collectively as the "Merger Consideration." The "Exchange Ratio" shall be equal to 1.78125.

          (b)   Notwithstanding any other provision of this Agreement, no fraction of a share of FCCO Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, FCCO shall pay to each holder of DFBS Common Stock who would otherwise be entitled to a fraction of a share of FCCO Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Final FCCO Stock Price.

          (c)   If, between the date of this Agreement and the Effective Time, the outstanding shares of FCCO Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be adjusted appropriately to provide the holders of DFBS Common Stock the same economic effect as contemplated by this Agreement prior to such event. If FCCO enters into an agreement pursuant to which shares of FCCO Common Stock would be converted before the Effective Time into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each holder of DFBS Common Stock shall be entitled to receive at the Effective Time such number of shares or other securities or amount of obligations of such other corporation as such holder would be entitled to receive if the Effective Time had occurred immediately before the consummation of such conversion, subject to the right of this other corporation "as successor to FCCO" under Section 7.1(j).

          (d)   As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of FCCO Common Stock that are held by DFBS, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares. In addition, no Dissenters' Shares shall be converted into shares of FCCO Common Stock pursuant to this Section 2.5 but instead shall be treated in accordance with the provisions set forth in Section 2.12 of this Agreement.

        2.6    Election and Proration Procedures.

          (a)   An election form in such form as DFBS and FCCO shall mutually agree (an "Election Form") shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of DFBS Common Stock as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of DFBS Common Stock. FCCO shall make available Election Forms as may be reasonably requested by all persons who become holders of

6

  DFBS Common Stock after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined herein), and DFBS shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein.

          (b)   Each Election Form shall entitle the holder of shares of DFBS Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "Mixed Election"), or (iv) make no election or indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"). Holders of record of shares of DFBS Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of DFBS Common Stock held by that Representative for a particular beneficial owner. Shares of DFBS Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "Cash Election Shares." Shares of DFBS Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "Stock Election Shares." Shares of DFBS Common Stock as to which no election has been made are referred to as "Non-Election Shares."

          (c)   To be effective, a properly completed Election Form must be received by a bank or trust company designated by FCCO and reasonably satisfactory to DFBS (the "Exchange Agent") on or before 5:00 p.m., Lexington, South Carolina time, on the third business day immediately preceding the DFBS Stockholder Meeting (or such other time and date as DFBS and FCCO may mutually agree) (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates theretofore representing DFBS Common Stock ("Certificate(s)") (or customary affidavits and, if required by FCCO pursuant to Section 2.7(i), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of DFBS Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any DFBS stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any DFBS stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by FCCO and DFBS that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes its Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline, the shares of DFBS Common Stock held by such stockholder shall be designated Non-Election Shares. FCCO shall cause the Certificates representing DFBS Common Stock described in (ii) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

7

          (d)   Notwithstanding any other provision contained in this Agreement, 60% of the total number of shares of DFBS Common Stock outstanding at the Effective Time (the "Stock Conversion Number") shall be converted into the Stock Consideration and the remaining outstanding shares of DFBS Common Stock (other than the Excluded Shares) shall be converted into the Cash Consideration.

          (e)   Within three business days after the later to occur of the Election Deadline or the Effective Time, FCCO shall cause the Exchange Agent to effect the allocation among holders of DFBS Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

              (i)  If the number of Stock Election Shares exceeds the Stock Conversion Number, then:

              (A)  all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and

              (B)  each holder of Stock Election Shares will be entitled to receive:

                (1)   the number of shares of FCCO Common Stock equal to the product obtained by multiplying (a) the number of Stock Election Shares held by such holder by (b) the Exchange Ratio by (c) a fraction the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number (the "Stock Proration Factor"), and

                (2)   cash in an amount equal to the product obtained by multiplying (a) the number of Stock Election Shares held by such holder by (b) the Cash Consideration by (c) one minus the Stock Proration Factor.

             (ii)  If the number of Stock Election Shares is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the number of Stock Election Shares being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

              (A)  if the Shortfall Number is less than or equal to the number of Non-Election Shares, then:

                (1)   all Cash Election Shares shall be converted into the right to receive the Cash Consideration; and

                (2)   each Non-Election Share shall be converted into the right to receive (a) the number of shares of FCCO Common Stock equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) the Exchange Ratio by (z) a fraction the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (the "Non-Election Proration Factor") and (b) cash in an amount equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) the Cash Consideration by (z) one minus the Non-Election Proration Factor; or

              (B)  if the Shortfall Number exceeds the number of Non-Election Shares, then:

                (1)   all Non-Election Shares shall be converted into the right to receive the Stock Consideration; and

                (2)   each holder of Cash Election Shares shall receive (a) the number of shares of FCCO Common Stock equal to the product obtained by multiplying (x) the

8

        number of Cash Election Shares held by such holder by (y) the Exchange Ratio by (z) a fraction the numerator of which is the amount by which the Shortfall Number exceeds the number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares (the "Cash Proration Factor") and (b) cash in an amount equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) the Cash Consideration by (z) one minus the Cash Proration Factor.

          For purposes of the foregoing calculations, Excluded Shares shall be deemed Cash Election Shares.

        2.7    Exchange Procedures.

          (a)   Appropriate transmittal materials ("Letter of Transmittal") in a form satisfactory to FCCO and DFBS shall be mailed as soon as practicable after the Effective Time to each holder of record of DFBS Common Stock as of the Effective Time who did not previously submit a completed Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of DFBS Common Stock to be converted thereby.

          (b)   At and after the Effective Time, each Certificate (except as specifically set forth in Section 2.5) shall represent only the right to receive the Merger Consideration.

          (c)   Prior to the Effective Time, FCCO shall (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of FCCO Common Stock to provide for the issuance of the aggregate Stock Consideration and (ii) deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of DFBS Common Stock, for exchange in accordance with this Section 2.7, an amount of cash sufficient to pay the aggregate Cash Consideration.

          (d)   The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as FCCO may reasonably determine, and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of FCCO Common Stock that such holder has the right to receive pursuant to Section 2.5, if any, and a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 2.5, if any (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Section 2.5, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5). Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute FCCO Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of FCCO Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of DFBS Common Stock not registered in the transfer records of DFBS, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such DFBS Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of FCCO and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

9

          (e)   No dividends or other distributions declared or made after the Effective Time with respect to FCCO Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of FCCO Common Stock hereunder until such person surrenders his or her Certificates in accordance with this Section 2.7. Upon the surrender of such person's Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of FCCO Common Stock represented by such person's Certificates.

          (f)    The stock transfer books of DFBS shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of DFBS of any shares of DFBS Common Stock. If, after the Effective Time, Certificates are presented to FCCO, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.7.

          (g)   Any portion of the aggregate amount of cash to be paid pursuant to Section 2.5, any dividends or other distributions to be paid pursuant to this Section 2.7, or any proceeds from any investments thereof that remains unclaimed by the stockholders of DFBS for six months after the Effective Time shall be repaid by the Exchange Agent to FCCO upon the written request of FCCO. After such request is made, any stockholders of DFBS who have not theretofore complied with this Section 2.7 shall look only to FCCO for the Merger Consideration deliverable in respect of each share of DFBS Common Stock such stockholder holds, as determined pursuant to Section 2.5 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of FCCO (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of DFBS Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h)   FCCO and the Exchange Agent shall be entitled to rely upon DFBS's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, FCCO and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (i)    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or FCCO, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.5.

        2.8    Effect on Outstanding Shares of FCCO Common Stock.    At and after the Effective Time, each share of FCCO Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

        2.9    Directors of the Surviving Corporation after the Effective Time.    Subject to Section 5.15, immediately after the Effective Time, until their respective successors are duly elected or appointed

10

and qualified, the directors of the Surviving Corporation shall consist of the directors of FCCO serving immediately prior to the Effective Time.

        2.10    Articles of Incorporation and Bylaws.    The articles of incorporation of FCCO, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The bylaws of FCCO, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

        2.11    Treatment of Stock Options.

          (a)   Each option to purchase shares of DFBS Common Stock issued by DFBS and outstanding at the Effective Time ("DFBS Option") pursuant to DFBS's 2001 Stock-Based Incentive Plan shall be converted into an option to purchase shares of FCCO Common Stock as follows:

              (i)  The aggregate number of shares of FCCO Common Stock issuable upon the exercise of the converted DFBS Option after the Effective Time shall be equal to the product of the Stock Consideration multiplied by the number of shares of DFBS Common Stock issuable upon exercise of the DFBS Option immediately prior to the Effective Time, such product to be rounded to the nearest whole share of FCCO Common Stock; and

             (ii)  the exercise price per share of each converted DFBS Option shall be equal to the quotient of the exercise price of such DFBS Option immediately prior to the Effective Time divided by the Stock Consideration, such quotient to be rounded to the nearest whole cent; provided, however, that, in the case of any DFBS Option that is intended to qualify as an incentive stock option under Section 422 of the IRC, the number of shares of FCCO Common Stock issuable upon exercise of and the exercise price per share for such converted DFBS Option determined in the manner provided above shall be further adjusted in such manner as FCCO may determine to be necessary to conform to the requirements of Section 424(b) of the IRC.

  Options to purchase shares of FCCO Common Stock that arise from the operation of this Section 2.11 shall be referred to as "Converted Options." All Converted Options shall be exercisable for the same period and shall otherwise have the same terms and conditions applicable to the DFBS Options that they replace.

          (b)   Before the Effective Time, FCCO will take all corporate action necessary to reserve for future issuance a sufficient additional number of shares of FCCO Common Stock to provide for the satisfaction of its obligations with respect to the Converted Options.

          (c)   Within five business days after the Effective Time, FCCO shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of DFBS Common Stock subject to the options referred to in paragraph (a) of this Section 2.11 and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

        2.12    Dissenters' Rights.    Notwithstanding any other provision of this Agreement to the contrary, shares of DFBS Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded payment for such shares in accordance with the DGCL (collectively, the "Dissenters' Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the DGCL, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or

11

otherwise lost their rights to payment of such shares under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.7 of the DFBS Certificate or DFBS Certificates that, immediately prior to the Effective Time, evidenced such shares. DFBS shall give FCCO (i) prompt notice of any written demands for payment of any shares of DFBS Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by DFBS relating to stockholders' rights of dissent, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the DGCL consistent with the obligations of DFBS thereunder. DFBS shall not, except with the prior written consent of FCCO, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for payment, or (z) waive any failure to timely deliver a written demand for payment or timely take any other action to perfect dissenters rights in accordance with the DGCL.

        2.13    Bank Merger.    Concurrently with or as soon as practicable after the execution and delivery of this Agreement, First Community Bank, National Association ("First Community"), a wholly owned subsidiary of FCCO, and Newberry Federal ("Newberry Federal"), a wholly owned subsidiary of DFBS, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit C, pursuant to which Newberry Federal will merge with and into First Community (the "Bank Merger"). The Plan of Bank Merger shall provide that the directors of First Community as the surviving entity of the Bank Merger shall be (a) all the directors of First Community serving immediately prior to the Bank Merger and (b) two additional persons who shall become directors of First Community in accordance with Section 5.15. The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

        2.14    Alternative Structure.    Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, FCCO may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as FCCO may determine to effect the purposes of this Agreement; provided, however, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration, (ii) change the intended federal income tax consequences of the transactions contemplated by this Agreement, or (iii) materially impede or delay the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement. In the event that FCCO elects to make such a revision, the parties agree to execute appropriate documents to reflect the revised structure.

        2.15    Company Restricted Shares.    At the Effective Time, each unvested restricted share of DFBS Common Stock granted under the DFBS 2001 Stock-Based Incentive Plan (each a "DFBS Restricted Share"), which is outstanding immediately prior to the Effective Time, shall vest and become free of restrictions to the extent provided by the terms thereof. Each holder of a DFBS Restricted Share shall have the same rights to receive the Merger Consideration as are provided to other holders of DFBS Common Stock as provided in this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        3.1    Disclosure Letter.    Prior to the execution and delivery of this Agreement, FCCO and DFBS have each delivered to the other a letter (each, its "Disclosure Letter") setting forth in reasonable detail, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate). Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless

12

the representation or warranty has to do with the existence of the document or other item itself). The mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that it is reasonably likely to result in a Material Adverse Effect.

        3.2    Representations and Warranties of DFBS.    DFBS represents and warrants to FCCO that, except as disclosed in DFBS's Disclosure Letter:

          (a)    Organization and Qualification.    DFBS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under the HOLA. DFBS has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. DFBS is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on DFBS.

          (b)    Subsidiaries.

              (i)  DFBS's Disclosure Letter sets forth with respect to each of DFBS's Subsidiaries its name, its jurisdiction of incorporation, DFBS's percentage ownership, the number of shares of stock owned or controlled by DFBS and the name and number of shares held by any other person who owns any stock of the Subsidiary. DFBS owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to DFBS's right to vote or dispose of any equity securities of its Subsidiaries. DFBS's ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by savings and loan holding companies or federally-chartered savings associations.

             (ii)  Each of DFBS's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on DFBS.

            (iii)  The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of DFBS are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

            (iv)  No Subsidiary of DFBS other than Newberry Federal is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. The deposits of Newberry Federal are insured by the FDIC through the Savings Association Insurance Fund to the fullest extent permitted by law. Newberry Federal is a member in good standing of the Federal Home Loan Bank of Atlanta.

13

          (c)    Capital Structure.

              (i)  The authorized capital stock of DFBS consists of:

              (A)  4,000,000 shares of DFBS Common Stock, par value $.01 per share; and

              (B)  500,000 shares of preferred stock, par value $.01 per share.

             (ii)  As of the date of this Agreement:

              (A)  1,125,981 shares of DFBS Common Stock are issued and outstanding (i.e. including Ungranted Restricted Shares but excluding shares held in treasury), all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws;

              (B)  no shares of DFBS preferred stock are issued and outstanding; and

              (C)  101,437 shares of DFBS Common Stock are reserved for issuance pursuant to outstanding DFBS Options.

            (iii)  Set forth in DFBS's Disclosure Letter is a complete and accurate list of all outstanding DFBS Options and DFBS Restricted Shares, including the names of the optionees/awardees, dates of grant, exercise prices, dates of vesting, dates of termination, shares subject to each grant and whether stock appreciation, limited or other similar rights were granted in connection with such options.

            (iv)  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of DFBS may vote are issued or outstanding.

             (v)  Except as set forth in this Section 3.2(c), as of the date of this Agreement, (A) no shares of capital stock or other voting securities of DFBS are issued, reserved for issuance or outstanding and (B) neither DFBS nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating DFBS or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of DFBS or obligating DFBS or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of DFBS or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of DFBS or any of its Subsidiaries.

          (d)    Authority.    DFBS has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of DFBS's Board of Directors, and no other corporate proceedings on the part of DFBS are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of DFBS Common Stock. This Agreement has been duly and validly executed and delivered by DFBS and constitutes a valid and binding obligation of DFBS, enforceable against DFBS in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

          (e)    No Violations.    The execution, delivery and performance of this Agreement by DFBS do not, and the consummation of the transactions contemplated by this Agreement will not,

14

  (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which DFBS or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the certificate of incorporation or bylaws of DFBS or the similar organizational documents of any of its Subsidiaries, or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of DFBS or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which DFBS or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on DFBS.

          (f)    Consents and Approvals.    No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by DFBS of this Agreement or the consummation by DFBS of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger, except for (i) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities, (ii) filing of the Registration Statement with the SEC and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, (iii) the registration or qualification under state securities or "blue sky" laws of the shares of FCCO Common Stock to be issued in exchange for shares of DFBS Common Stock, and (iv) the listing on the NASDAQ SmallCap Market of the shares of FCCO Common Stock to be issued in exchange for shares of DFBS Common Stock. As of the date hereof, DFBS knows of no reason pertaining to DFBS why any of the approvals referred to in this Section 3.2(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.1(b).

          (g)    Securities and Regulatory Filings.    DFBS has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act since March 8, 2000 and Newberry Federal has filed all such reports with its applicable Government Regulator from December 31, 1998 through March 8, 2000 (collectively, "DFBS's Reports"). DFBS has made available to FCCO an accurate and complete copy of (i) each of DFBS's Reports and (ii) each communication mailed by DFBS to its stockholders since July 5, 2000. None of DFBS's Reports or such communications contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all of DFBS's Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, or the laws, rules, and regulations of the Government Regulator with which they were filed. Each of the financial statements (including, in each case, any notes thereto) of DFBS included in DFBS's Reports complied as to form, as of their respective dates of filing with the SEC or any Government Regulator, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC or applicable Government Regulator with respect thereto.

          (h)    Financial Statements.    DFBS has previously made available to FCCO copies of (i) the consolidated balance sheets of DFBS and its Subsidiaries as of September 30, 2003 and 2002 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended September 30, 2003, together with the notes thereto, accompanied by the audit report of DFBS's independent public auditors, as reported in

15

  DFBS's Annual Report on Form 10-KSB for the year ended September 30, 2003 filed with the SEC and (ii) the unaudited consolidated balance sheet of DFBS and its Subsidiaries as of December 31, 2003 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the three months ended December 31, 2003 and 2002, as reported in DFBS's Quarterly Report on Form 10-QSB for the period ended December 31, 2003 filed with the SEC. Such financial statements were prepared from the books and records of DFBS and its Subsidiaries, fairly present the consolidated financial position of DFBS and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of DFBS and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; provided, however, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes to the extent permitted under applicable regulations. The books and records of DFBS and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

          (i)    Undisclosed Liabilities.    Neither DFBS nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of DFBS as of December 31, 2003 as included in DFBS's Quarterly Report on Form 10-QSB for the period ended December 31, 2003, except for (i) liabilities incurred since December 31, 2003 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on DFBS and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

          (j)    Absence of Certain Changes or Events.    Except as disclosed in DFBS's Reports filed with the SEC prior to the date of this Agreement, since December 31, 2003, (i) DFBS and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on DFBS, (iii) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by DFBS or any of its Subsidiaries to any of their respective directors, officers, or employees, other than to non-executive employees in conformity with the policies and practices of such entity in the usual and ordinary course of its business, (iv) neither DFBS nor any of its Subsidiaries has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees, and (v) there has been no change in any accounting principles, practices or methods of DFBS or any of its Subsidiaries other than as required by GAAP.

          (k)    Litigation.    There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of DFBS, threatened against or affecting DFBS or any of its Subsidiaries or any property or asset of DFBS or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on DFBS or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. To the knowledge of DFBS, there are no investigations, reviews or inquiries by any court or Governmental Entity pending or threatened against DFBS or any of its Subsidiaries. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against DFBS or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on DFBS.

16

          (l)    Absence of Regulatory Actions.    Since December 31, 1998, neither DFBS nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking. There are no unresolved violations, criticisms or exceptions by any Government Regulator with respect to any report or statement relating to any examinations of DFBS or its Subsidiaries.

          (m)    Compliance with Laws.    DFBS and each of its Subsidiaries conducts its business in compliance in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it or the employees conducting such business. DFBS and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Neither DFBS nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on DFBS.

          (n)    Taxes.    All federal, state, local and foreign tax returns required to be filed by or on behalf of DFBS or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by DFBS or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on DFBS's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of DFBS or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where DFBS or any of its Subsidiaries do not file tax returns that DFBS or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to DFBS or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on DFBS's balance sheet (in accordance with GAAP). DFBS and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. DFBS and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and DFBS and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements. Neither DFBS nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any "excess parachute payments" within the meaning of Section 280G of the IRC and neither DFBS nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments (including any deemed payment of compensation upon the exercise of a DFBS Option or upon the issuance of

17

  any DFBS Common Stock), that would not be fully deductible by reason of Section 162(m) of the IRC.

          (o)    Agreements.

              (i)  DFBS and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-B promulgated by the SEC), to be performed after the date hereof that has not been filed with DFBS's Reports.

             (ii)  DFBS's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) to which DFBS or any of its Subsidiaries is a party or is bound:

              (A)  with any executive officer or other key employee of DFBS or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving DFBS or any of its Subsidiaries of the nature contemplated by this Agreement;

              (B)  with respect to the employment of any directors, officers, employees or consultants;

              (C)  any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan);

              (D)  containing covenants that limit the ability of DFBS or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, DFBS (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

              (E)  pursuant to which DFBS or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

              (F)  that relates to borrowings of money (or guarantees thereof) by DFBS or any of its Subsidiaries in excess of $50,000; or

              (G)  which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis.

            (iii)  Neither DFBS nor any of its Subsidiaries is in default under (and, to the knowledge of DFBS, no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of DFBS, no other party to any such agreement (excluding any loan or extension of credit made by DFBS or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on DFBS.

          (p)    Intellectual Property.    DFBS and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its businesses, and neither DFBS nor any of its

18

  Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of DFBS and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing, except for such non-performance or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on DFBS.

          (q)    Labor Matters.    DFBS and its Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither DFBS nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is DFBS or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving DFBS or any of its Subsidiaries pending or, to the knowledge of DFBS, threatened.

          (r)    Employee Benefit Plans.

              (i)  DFBS's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, health, accident, life insurance, death benefit, cafeteria, flexible benefits, medical reimbursement, dependent care reimbursement, severance and other benefit plans, contracts, and other agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of DFBS or any of its Subsidiaries (hereinafter referred to collectively as the "DFBS Employee Plans"). DFBS has previously delivered or made available to FCCO true and complete copies of each agreement, plan and other documents referenced in DFBS's Disclosure Letter. There has been no announcement or commitment by DFBS or any of its Subsidiaries to create an additional DFBS Employee Plan, or to amend any DFBS Employee Plan, except for amendments set forth herein or otherwise required by applicable law which do not materially increase the cost of such DFBS Employee Plan.

             (ii)  DFBS has previously made available to FCCO all financial contributions, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, corporate resolutions, memoranda, administrative committee minutes or memoranda or records, and all amendments (if any) thereto. DFBS' Disclosure Letter lists, with respect to DFBS Employee Plans, (A) all trust agreements or other funding arrangements, including insurance contracts, and all annuity contracts (B) where applicable, with respect to any such plan or plans or plan amendments, the most recent determination letters issued by the IRS, (C) all communications or other correspondence issued within the last six years by the Internal Revenue Service, United States Department of Labor or the Pension Benefit Guaranty Corporation with respect to any such plan, (D) annual reports or returns in audited or unaudited financial statements for the most recent three plan years and any amendments thereto, and (E) the most recent summary plan descriptions, any material modifications thereto, and all material and employee communications with respect to any such plans. DFBS has previously delivered or made available to FCCO true and complete copies of all such writings.

19

            (iii)  There is no pending or, to the knowledge of DFBS, threatened litigation, administrative action or proceeding relating to any DFBS Employee Plan. All of the DFBS Employee Plans and the operation and terms thereof comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. No event has occurred which is likely to give rise to a failure of any DFBS Employee Plan to obtain or maintain intended tax benefits, including, where applicable, qualification under IRC section 401(a), and the avoidance of tax under IRC section 511. There has occurred no material "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the DFBS Employee Plans which is likely to result in the imposition of any penalties or taxes upon DFBS or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the IRC.

            (iv)  No oral or written representation or communication with respect to any of the DFBS Employee Plans has been or will be made to anyone prior to the Closing that is not in accordance with the written terms and provisions of such applicable plan in effect immediately prior to the Closing, except for any amendments or other action required by the terms of this Agreement.

             (v)  All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the DFBS Employee Plans are correct and accurate in all material respects as of the dates thereof; and there have been no amendments filed to any such reports, returns, statements, valuations or descriptions are required to make the information therein true and accurate in all material respects.

            (vi)  No liability to the Pension Benefit Guarantee Corporation has been or is expected by DFBS or any of its Subsidiaries to be incurred with respect to any DFBS Employee Plan which is subject to Title IV of ERISA ("DFBS Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by DFBS or any ERISA Affiliate. No DFBS Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each DFBS Pension Plan is at least equal to the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) (whether or not vested) under such DFBS Pension Plan as of the end of the most recent plan year with respect to the respective DFBS Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such DFBS Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any DFBS Pension Plan within the 12-month period ending on the date hereof. Neither DFBS nor any of its ERISA Affiliates has provided, or is required to provide, security to any DFBS Pension Plan or to any plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC.

           (vii)  As of the Closing Date, full payment will have been made of all amounts which DFBS or any of its Subsidiaries will be required to have made at or prior to the Closing Date, under any DFBS Employee Plan or applicable law, as a contribution to any applicable DFBS Employee Plan (and, for this purpose, any such contribution which shall not have been required to have been made on or prior to the Closing Date due to applicable accrual or other requirements which have not been met for the plan year which includes the Closing Date shall be considered required to be made as of the Closing Date on a prorated basis as of the Closing Date); and no accumulated funding deficiency (as defined in ERISA section 302 or IRC section 412), whether or not waived, will exist with respect to any DFBS Pension Plan.

20

          (viii)  DFBS does not maintain any plan or other arrangement providing deferred or stock-based compensation which is not reflected in DFBS' Disclosure Letter.

            (ix)  Each DFBS Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "DFBS Qualified Plan") has received a favorable determination letter from the IRS, and DFBS and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter.

             (x)  Neither DFBS nor any of its Subsidiaries has any obligations for post-retirement or post-employment benefits under any DFBS Employee Plan that cannot be amended or completely terminated upon 60 days' notice or less (and without the consent of any person) without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne solely by the covered individuals.

            (xi)  All DFBS Employee Plans which are subject to IRC section 4980B or Part VI of Title I of ERISA or both have been maintained in compliance with the requirements of such laws and any regulation (proposed or otherwise) issued thereunder.

           (xii)  No liability to the PBGC will have been incurred as of the Closing Date by DFBS or any ERISA affiliate of DFBS, except for PBGC insurance premiums, and all such insurance premiums incurred up to and including the Closing Date have been or will have been timely paid.

          (xiii)  Neither DFBS nor any ERISA affiliate of DFBS maintains, has maintained, has contributed to or has been required to contribute to a multi-employer plan (as defined in ERISA section 3(37)); and no amount is due or owing from DFBS on account of any withdrawal from any such multi-employer plan.

          (xiv)  All annual reports (as described in ERISA section 103) and Treasury Forms 5300 relating to the applicable provisions of the IRC required to be filed in connection with one or more of the DFBS Employee Plans have been timely and properly filed in accordance with applicable law.

           (xv)  No violation of ERISA, the IRC or other applicable law will arise in respect of any DFBS Employee Plan as a result of or in connection with the transactions contemplated by this Agreement.

          (s)    Properties.

              (i)  A description of each parcel of real property owned by DFBS or a Subsidiary of DFBS is set forth in DFBS's Disclosure Letter. DFBS and each of its Subsidiaries has good and marketable title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens except (i) liens for taxes not yet due and payable and (ii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. All real property and fixtures of DFBS and each of its Subsidiaries are in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws and are considered by DFBS to be adequate for the current business of DFBS and its Subsidiaries. To the knowledge of DFBS, none of the buildings, structures or other improvements located on its real property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

21

             (ii)  DFBS and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it, free and clear of all Liens except such encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of DFBS and its Subsidiaries that is leased rather than owned, neither DFBS nor any of its Subsidiaries is in default in any material respect under the terms of any such lease.

            (iii)  A description of all real property leased by DFBS or a Subsidiary of DFBS is set forth in DFBS's Disclosure Letter. Each lease pursuant to which DFBS or any of its Subsidiaries as lessee, leases real or personal property, is valid and in full force and effect and neither DFBS nor any of its Subsidiaries, nor, to DFBS's knowledge, any other party to any such lease, is in default or in violation of any material provisions of any such lease.

          (t)    Fairness Opinion.    DFBS has received the opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to DFBS's stockholders.

          (u)    Fees.    Other than financial advisory services performed for DFBS by Sandler O'Neill & Partners, L.P. pursuant to an agreement dated September 16, 2003, a true and complete copy of which has been previously delivered to FCCO, neither DFBS nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for DFBS or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (v)    Environmental Matters.

              (i)  To the knowledge of DFBS, each of DFBS and its Subsidiaries, the Participation Facilities and the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

             (ii)  There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of DFBS, threatened, before any court, governmental agency or board or other forum against DFBS or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by DFBS or any of its Subsidiaries or any Participation Facility.

            (iii)  To the knowledge of DFBS, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or DFBS or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

            (iv)  Neither DFBS nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

             (v)  There are no underground storage tanks at any properties owned or operated by DFBS or any of its Subsidiaries or, to the knowledge of DFBS, at any Participation Facility

22

    and no underground storage tanks have been closed or removed from any properties owned or operated by DFBS or, to the knowledge of DFBS, any of its Subsidiaries or any Participation Facility.

            (vi)  During the period of (A) DFBS's or its Subsidiary's ownership or operation of any of their respective current properties or (B) DFBS's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of DFBS, prior to the period of (A) DFBS's or its Subsidiary's ownership or operation of any of their respective current properties or (B) DFBS's or its Subsidiary's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

          (w)    Loan Portfolio; Allowance for Loan Losses.

              (i)  With respect to each Loan owned by DFBS or its Subsidiaries in whole or in part:

              (A)  The note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

              (B)  neither DFBS nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

              (C)  DFBS or a Subsidiary of DFBS is the sole holder of legal and beneficial title to each Loan (or DFBS's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of DFBS or a Subsidiary of DFBS;

              (D)  the original note and the related security documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file; and

              (E)  with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (ii)  Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor DFBS's practices of approving or rejecting Loan applications, violate in any material respect any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

            (iii)  The allowance for loan losses reflected in DFBS's audited balance sheet at September 30, 2003 was, and the allowance for loan losses shown on the balance sheets in DFBS's Reports for periods ending after September 30, 2003, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

23

          (x)    Anti-takeover Provisions Inapplicable.    DFBS and its Subsidiaries have taken all actions required to exempt FCCO, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

          (y)    Material Interests of Certain Persons.    No officer or director of DFBS, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of DFBS or any of its Subsidiaries, other than banking relationships in the ordinary course of business.

          (z)    Insurance.    In the opinion of management, DFBS and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by DFBS and its Subsidiaries are in full force and effect, DFBS and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

          (aa)    Investment Securities; Derivatives.

              (i)  Except for restrictions that exist for securities that are classified as "held to maturity," none of the investment securities held by DFBS or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

             (ii)  Neither DFBS nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

          (bb)    Indemnification.    Except as provided in the certificate of incorporation or bylaws of DFBS and the similar organizational documents of its Subsidiaries and except as set forth in DFBS's Disclosure Letter, neither DFBS nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of DFBS and, to the knowledge of DFBS, there are no claims for which any such person would be entitled to indemnification under the certificate of incorporation or bylaws of DFBS or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

          (cc)    Corporate Documents.    DFBS has previously furnished or made available to FCCO a complete and correct copy of the certificate of incorporation, bylaws and similar organizational documents of DFBS and each of DFBS's Subsidiaries, as in effect as of the date of this Agreement. Neither DFBS nor any of DFBS's Subsidiaries is in violation of its certificate of incorporation, bylaws or similar organizational documents. The minute books of DFBS and each of DFBS's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

          (dd)    DFBS Information.    The information regarding DFBS and its Subsidiaries to be supplied by DFBS for inclusion in the Registration Statement, any filings or approvals under

24

  applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (ee)    Community Reinvestment Act Compliance.    Newberry Federal is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Newberry Federal currently has a CRA rating of satisfactory or better. To the knowledge of DFBS, there is no fact or circumstance or set of facts or circumstances that would cause Newberry Federal to fail to comply with such provisions or cause the CRA rating of Newberry Federal to fall below satisfactory.

          (ff)    Tax Treatment of the Merger.    DFBS has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under the IRC.

        3.3    Representations and Warranties of FCCO.    FCCO represents and warrants to DFBS that, except as set forth in FCCO's Disclosure Letter:

          (a)    Organization and Qualification.    FCCO is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and is registered as a bank holding company under the BHC Act. FCCO has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. FCCO is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on FCCO.

          (b)    Subsidiaries.

              (i)  FCCO owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to FCCO's right to vote or dispose of any equity securities of its Subsidiaries. FCCO's ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by bank holding companies or national banking associations.

             (ii)  Each of FCCO's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Affect on FCCO.

            (iii)  The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of FCCO are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

25

            (iv)  No Subsidiary of FCCO other than First Community is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. The deposits of First Community are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law. First Community is a member in good standing of the Federal Home Loan Bank of Atlanta.

          (c)    Capital Structure.

              (i)  The authorized capital stock of FCCO consists of:

              (A)  10,000,000 shares of FCCO Common Stock, par value $1.00 per share; and

              (B)  10,000,000 shares of preferred stock, par value $1.00 per share.

             (ii)  As of the date of this Agreement:

              (A)  1,598,401 shares of FCCO Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws;

              (B)  no shares of FCCO preferred stock are issued and outstanding; and

              (C)  150,763 shares of FCCO Common Stock are reserved for issuance pursuant to outstanding grants or awards under FCCO's stock-based benefit plans.

            (iii)  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of FCCO may vote are issued or outstanding.

            (iv)  Except as set forth in this Section 3.3(c) or in FCCO's Disclosure Letter, as of the date of this Agreement, (A) no shares of capital stock or other voting securities of FCCO are issued, reserved for issuance or outstanding and (B) neither FCCO nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating FCCO or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of FCCO or obligating FCCO or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of FCCO or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of FCCO or any of its Subsidiaries.

             (v)  The shares of FCCO Common Stock to be issued in exchange for shares of DFBS Common Stock upon consummation of the Merger in accordance with this Agreement will be duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (d)    Authority.    FCCO has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of FCCO's Board of Directors, and no other corporate proceedings on the part of FCCO are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of FCCO Common Stock. This Agreement has been duly and validly executed and delivered by FCCO and constitutes a valid and binding obligation of FCCO, enforceable against FCCO in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights

26

  and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

          (e)    No Violations.    The execution, delivery and performance of this Agreement by FCCO do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which FCCO or any of its Subsidiaries (or any of their respective properties) is subject, (ii) assuming approval by the stockholders of FCCO of the Agreement, violate the articles of incorporation or bylaws of FCCO or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of FCCO or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which FCCO or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on FCCO.

          (f)    Consents and Approvals.    No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by FCCO of this Agreement or the consummation by FCCO of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger, except for (i) filings of applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by, federal and state banking authorities, (ii) filing of the Registration Statement with the SEC and declaration by the SEC of the Registration Statement's effectiveness under the Securities Act, (iii) the registration or qualification under state securities or "blue sky" laws of the shares of FCCO Common Stock to be issued in exchange for shares of DFBS Common Stock, and (iv) the listing on the NASDAQ SmallCap Market of the shares of FCCO Common Stock to be issued in exchange for shares of DFBS Common Stock. As of the date hereof, FCCO knows of no reason pertaining to FCCO why any of the approvals referred to in this Section 3.3(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.1(b).

          (g)    Securities and Regulatory Filings.    FCCO has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act since December 31, 1998 and First Community has filed all such reports with its applicable Government Regulator (collectively, "FCCO's Reports"). FCCO has made available to DFBS an accurate and complete copy of (i) each of FCCO's Reports and (ii) each communication mailed by FCCO to its stockholders since December 31, 1998. None of FCCO's Reports or such communications contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all of FCCO's Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, or the laws, rules, and regulations of the Government Regulator with which they were filed. Each of the financial statements (including, in each case, any notes thereto) of FCCO included in FCCO's Reports complied as to form, as of their respective dates of filing with the SEC or any Government Regulator, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC or applicable Government Regulator with respect thereto.

27

          (h)    Financial Statements.    FCCO has previously made available to DFBS copies of (i) the consolidated balance sheets of FCCO and its Subsidiaries as of December 31, 2003 and 2002 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 2003, together with the notes thereto, accompanied by the audit report of FCCO's independent public auditors, as reported in FCCO's Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the SEC. Such financial statements were prepared from the books and records of FCCO and its Subsidiaries, fairly present the consolidated financial position of FCCO and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of FCCO and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby. The books and records of FCCO and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

          (i)    Undisclosed Liabilities.    Neither FCCO nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of FCCO as of December 31, 2003 as included in FCCO's Annual Report on Form 10-KSB for the period ended December 31, 2003, except for (i) liabilities incurred since December 31, 2003 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on FCCO and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

          (j)    Absence of Certain Changes or Events.    Except as disclosed in FCCO's Reports filed with the SEC prior to the date of this Agreement, since December 31, 2003, (i) FCCO and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices and (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on FCCO.

          (k)    Litigation.    There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the knowledge of FCCO, threatened against or affecting FCCO or any of its Subsidiaries or any property or asset of FCCO or any of its Subsidiaries that (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FCCO or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement. To the knowledge of FCCO, there are no investigations, reviews or inquiries by any court or Governmental Entity pending or threatened against FCCO or any of its Subsidiaries. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against FCCO or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FCCO.

          (l)    Absence of Regulatory Actions.    Since December 31, 1998, neither FCCO nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

28

  There are no unresolved violations, criticisms or exceptions by any Government Regulator with respect to any report or statement relating to any examinations of FCCO or its Subsidiaries.

          (m)    Compliance with Laws.    FCCO and each of its Subsidiaries conducts its business in compliance in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it or the employees conducting such business. FCCO and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Neither FCCO nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on FCCO.

          (n)    Taxes.    All federal, state, local and foreign tax returns required to be filed by or on behalf of FCCO or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by FCCO or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on FCCO's balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of FCCO or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where FCCO or any of its Subsidiaries do not file tax returns that FCCO or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to FCCO or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on FCCO's balance sheet (in accordance with GAAP). FCCO and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. FCCO and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and FCCO and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

          (o)    Agreements.

              (i)  FCCO and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-B promulgated by the SEC), to be performed after the date hereof that has not been filed with FCCO's Reports.

             (ii)  FCCO's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) to which FCCO or any of its Subsidiaries is a party or is bound containing covenants that limit the ability of FCCO or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, FCCO (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

            (iii)  Neither FCCO nor any of its Subsidiaries is in default under (and, to the knowledge of FCCO, no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture,

29

    mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of FCCO, no other party to any such agreement (excluding any loan or extension of credit made by FCCO or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on FCCO.

          (p)    Intellectual Property.    FCCO and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its businesses, and neither FCCO nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of FCCO and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing, except for such non-performance and defaults that would not, individually or in the aggregate, have a Material Adverse Effect on FCCO.

          (q)    Labor Matters.    FCCO and its Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither FCCO nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is FCCO or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving FCCO or any of its Subsidiaries pending or, to the knowledge of FCCO, threatened.

          (r)    Employee Benefit Plans.

              (i)  FCCO's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, health, accident, life insurance, death benefit, cafeteria, flexible benefits, medical reimbursement, dependent care reimbursement, severance and other benefit plans, contracts, and other agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of DFBS or any of its Subsidiaries (hereinafter referred to collectively as the "FCCO Employee Plans"). FCCO has previously delivered or made available to DFBS true and complete copies of each agreement, plan and other documents referenced in FCCO's Disclosure Letter. There has been no announcement or commitment by FCCO or any of its Subsidiaries to create an additional FCCO Employee Plan, or to amend any FCCO Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such FCCO Employee Plan.

             (ii)  FCCO has previously made available to DFBS all financial contributions, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, corporate resolutions, memoranda, administrative committee minutes or memoranda or records, and all amendments (if any) thereto. FCCO's Disclosure Letter lists, with respect to FCCO Employee Plans, (A) all trust agreements or other funding arrangements, including insurance contracts, and all annuity contracts (B) where applicable, with respect to any such plan or plans or plan amendments, the most recent determination

30

    letters issued by the IRS, (C) all communications or other correspondence issued within the last six years by the Internal Revenue Service, United States Department of Labor or the Pension Benefit Guaranty Corporation with respect to any such plan, (D) annual reports or returns in audited or unaudited financial statements for the most recent three plan years and any amendments thereto, and (E) the most recent summary plan descriptions, any material modifications thereto, and all material and employee communications with respect to any such plans. FCCO has previously delivered or made available to DFBS true and complete copies of all such writings.

            (iii)  There is no pending or, to the knowledge of FCCO, threatened litigation, administrative action or proceeding relating to any FCCO Employee Plan. All of the FCCO Employee Plans and the operation and terms thereof comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. No event has occurred which is likely to give rise to a failure of any FCCO Employee Plan to obtain or maintain intended tax benefits, including, where applicable, qualification under IRC section 401(a), and the avoidance of tax under IRC section 511. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the FCCO Employee Plans which is likely to result in the imposition of any penalties or taxes upon FCCO or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the IRC.

            (iv)  No liability to the Pension Benefit Guarantee Corporation has been or is expected by FCCO or any of its Subsidiaries to be incurred with respect to any FCCO Employee Plan which is subject to Title IV of ERISA ("FCCO Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by FCCO or any ERISA Affiliate. No FCCO Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each FCCO Pension Plan is at least equal to the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) (whether or not vested) under such FCCO Pension Plan as of the end of the most recent plan year with respect to the respective FCCO Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such FCCO Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any FCCO Pension Plan within the 12-month period ending on the date hereof. Neither FCCO nor any of its ERISA Affiliates has provided, or is required to provide, security to any FCCO Pension Plan or to any plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC.

             (v)  FCCO does not maintain any plan or other arrangement providing deferred or stock-based compensation which is not reflected in FCCO's Disclosure Letter.

            (vi)  Each FCCO Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "FCCO Qualified Plan") has received a favorable determination letter from the IRS, and FCCO and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. No FCCO Qualified Plan is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC).

           (vii)  Neither FCCO nor any of its Subsidiaries has any obligations for post-retirement or post-employment benefits under any FCCO Employee Plan that cannot be amended or completely terminated upon 60 days' notice or less (and without the consent of any person) without incurring any liability thereunder, except for coverage required by Part 6 of Title I of

31

    ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne solely by the covered individuals.

          (viii)  All FCCO Employee Plans which are subject to IRC section 4980B or Part VI of Title I of ERISA or both have been maintained in compliance with the requirements of such laws and any regulation (proposed or otherwise) issued thereunder.

            (ix)  All annual reports (as described in ERISA section 103) and Treasury Forms 5300 relating to the applicable provisions of the IRC required to be filed in connection with one or more of the FCCO Employee Plans have been timely and properly filed in accordance with applicable law.

          (s)    Fees.    Other than financial advisory services performed for FCCO by The Orr Group, neither FCCO nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for FCCO or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (t)    Environmental Matters.

              (i)  To the knowledge of FCCO, each of FCCO and its Subsidiaries, the Participation Facilities and the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

             (ii)  There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of FCCO, threatened, before any court, governmental agency or board or other forum against FCCO or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by FCCO or any of its Subsidiaries or any Participation Facility.

            (iii)  To the knowledge of FCCO, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or FCCO or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

            (iv)  Neither FCCO nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

             (v)  There are no underground storage tanks at any properties owned or operated by FCCO or any of its Subsidiaries or, to the knowledge of FCCO, at any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by FCCO or, to the knowledge of FCCO, any of its Subsidiaries or any Participation Facility.

            (vi)  During the period of (A) FCCO's or its Subsidiary's ownership or operation of any of their respective current properties or (B) FCCO's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of FCCO, prior to the period of

32

    (A) FCCO's or its Subsidiary's ownership or operation of any of their respective current properties or (B) FCCO's or its Subsidiary's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

          (u)    Loan Portfolio; Allowance for Loan Losses.

              (i)  With respect to each Loan owned by FCCO or its Subsidiaries in whole or in part:

              (A)  The note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

              (B)  neither FCCO nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

              (C)  FCCO or a Subsidiary of FCCO is the sole holder of legal and beneficial title to each Loan (or FCCO's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of FCCO or a Subsidiary of FCCO;

              (D)  the original note and the related security documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file; and

              (E)  with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (ii)  Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor FCCO's practices of approving or rejecting Loan applications, violate in any material respect any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

            (iii)  The allowance for loan losses reflected in FCCO's audited balance sheet at December 31, 2003 was, and the allowance for loan losses shown on the balance sheets in FCCO's Reports for periods ending after December 31, 2003, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

          (v)    Insurance.    In the opinion of management, FCCO and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by FCCO and its Subsidiaries are in full force and effect, FCCO and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

33

          (w)    Investment Securities; Derivatives.

              (i)  Except for restrictions that exist for securities that are classified as "held to maturity," none of the investment securities held by FCCO or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

             (ii)  Neither FCCO nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

          (x)    Corporate Documents.    FCCO has previously furnished or made available to DFBS a complete and correct copy of the articles of incorporation, bylaws and similar organizational documents of FCCO and each of FCCO's Subsidiaries, as in effect as of the date of this Agreement. Neither FCCO nor any of FCCO's Subsidiaries is in violation of its articles of incorporation, bylaws or similar organizational documents. The minute books of FCCO and each of FCCO's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

          (y)    FCCO Information.    The information regarding FCCO and its Subsidiaries to be supplied by FCCO for inclusion in the Registration Statement, any filings or approvals under applicable state securities laws, or any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (z)    Community Reinvestment Act Compliance.    First Community is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and First Community currently has a CRA rating of satisfactory or better. To the knowledge of FCCO, there is no fact or circumstance or set of facts or circumstances that would cause First Community to fail to comply with such provisions or cause the CRA rating of First Community to fall below satisfactory.

          (aa)    Tax Treatment of the Merger.    FCCO has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under the IRC.

ARTICLE IV
CONDUCT PENDING THE MERGER

        4.1    Forbearances by DFBS.    Except as expressly contemplated or permitted by this Agreement or as to the extent required by GAAP, law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, DFBS shall not, nor shall DFBS permit any of its Subsidiaries to, without the prior written consent of FCCO, which consent shall not be unreasonably withheld:

          (a)   conduct its business other than in the regular, ordinary and usual course consistent with past practice; fail to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key

34

  employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

          (b)

              (i)  incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than the creation of deposit liabilities in the ordinary course of business consistent with past practice, borrowings from the Federal Home Loan Bank that mature within one year, and entering into repurchase agreements; or

             (ii)  prepay any indebtedness or other similar arrangements so as to cause DFBS to incur any prepayment penalty thereunder;

          (c)

              (i)  adjust, split, combine or reclassify any capital stock;

             (ii)  make, declare or pay any dividend, or make any other distribution on its capital stock;

            (iii)  grant any stock appreciation rights or any limited rights under the DFBS Employee Plans or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

            (iv)  issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock except pursuant to the exercise of stock options outstanding as of the date hereof;

          (d)   sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

          (e)   except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any equity investment (except investments in preferred stock in the ordinary course of business and consistent with past practice), either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

          (f)    enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $10,000 per annum and other than contracts or agreements covered by Section 4.1(g) or disclosed in DFBS's Disclosure Letter;

          (g)   make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except in conformity with existing lending policies and practices;

          (h)   except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of DFBS or Newberry Federal, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

          (i)

              (i)  except as disclosed in DFBS's Disclosure Letter, increase in any manner the compensation or fringe benefits of any of its employees or directors other than for non-executive employees in the ordinary course of business consistent with past practice and

35

    pursuant to policies currently in effect, or pay any bonus, pension, retirement allowance or contribution not required by any existing plan or agreement to any such employees or directors;

             (ii)  become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

            (iii)  elect to any senior executive office any person who is not a member of its senior executive officer team as of the date of this Agreement or elect to its Board of Directors any person who is not a member of its Board of Directors as of the date of this Agreement, or hire any employee with annual compensation in excess of $25,000;

          (j)    settle any claim, action or proceeding involving payment by it of money damages in excess of $25,000 or impose any material restriction on its operations or the operations of any of its Subsidiaries;

          (k)   amend its certificate of incorporation or bylaws, or similar governing documents;

          (l)    materially restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

          (m)  make any capital expenditures other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

          (n)   establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

          (o)   take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

          (p)   implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

          (q)   knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

          (r)   agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 4.1.

        Any request by DFBS or response thereto by FCCO shall be made in accordance with the notice provisions of Section 8.7 and shall note that it is a request pursuant to this Section 4.1.

        4.2    Forbearances by FCCO.    Except as expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Effective Time, FCCO shall not, nor shall FCCO permit any of its Subsidiaries to, without the prior written consent of DFBS:

          (a)   take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

          (b)   take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

36

          (c)   knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC;

          (d)   solely in the case of FCCO, declare or pay any dividends on or make any other distributions in respect of any of its capital stock other than its current quarterly dividends;

          (e)   take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of the regulatory approvals described in Section 6.1(b);

          (f)    change its methods of accounting in effect at December 31, 2003, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by FCCO's independent auditors;

          (g)   conduct its business other than in substantially the same manner as heretofore conducted; or

          (h)   agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 4.2.

ARTICLE V
COVENANTS

        5.1    Acquisition Proposals.

          (a)   Except as permitted by this Agreement, DFBS shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by DFBS or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than FCCO), regarding an Acquisition Proposal, or (iii) enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of DFBS or of any of the Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by DFBS or any of its Subsidiaries shall be deemed to be a breach of this Section 5.1 by DFBS. Notwithstanding the foregoing, DFBS may, in response to a Superior Proposal that has not been withdrawn and that did not otherwise result from a breach of this Section 5.1, (x) furnish non-public information with respect to DFBS to the person who made such Superior Proposal pursuant to a confidentiality agreement on terms no more favorable to such person than the confidentiality agreement between FCCO and DFBS dated December 16, 2003 and (y) participate in discussions or negotiations with such person regarding such Superior Proposal, if and so long as DFBS's Board of Directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel, that failing to take such action would constitute a breach of its fiduciary duties under applicable law.

          (b)   Nothing contained in this Section 5.1 shall prohibit DFBS from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act.

          (c)   DFBS will notify FCCO immediately orally (within one day) and in writing (within two days) of any Acquisition Proposal, any request for non-public information that could reasonably be

37

  expected to lead to an Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, including, in each case, the identity of the person making such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to FCCO any written materials received by DFBS, any of its Subsidiaries, or any of its attorneys or investment bankers in connection therewith. DFBS will keep FCCO informed of any developments with respect to any such Acquisition Proposal, request or inquiry immediately upon the occurrence thereof. DFBS will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. DFBS will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of Section 5.1(a) of the obligations undertaken in this Section 5.1. DFBS will promptly request each person (other than FCCO) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with DFBS or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of DFBS or any of its Subsidiaries. DFBS shall not release any third party from, or waive my provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.

        5.2    Certain Policies and Actions of DFBS.    At the request of FCCO, DFBS shall cause Newberry Federal to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices so as to be consistent with those of First Community; provided, however, that DFBS shall not be required to take such action prior to the date on which the conditions set forth in Sections 6.1(a), (b), and (e) have been satisfied, and until after receipt of written confirmation from FCCO that it is not aware of any fact or circumstance that would prevent completion of the Merger, and provided further, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations. DFBS's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.2.

        5.3    Access and Information.

          (a)   Upon reasonable notice, FCCO and DFBS shall (and shall cause their respective Subsidiaries to) afford the other and its representatives (including, without limitation, directors, officers and employees of such party and its affiliates and counsel, accountants and other professionals retained by such party) such reasonable access during normal business hours throughout the period prior to the Effective Time to its books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and such other information as either party may reasonably request; provided, however, that no investigation by any party pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the other party in this Agreement.

          (b)   From the date hereof until the Effective Time, DFBS shall, and shall cause DFBS's Subsidiaries to, promptly provide FCCO with (i) a copy of each report, schedule, registration statement and other document filed or received by it pursuant to the requirements of the Securities Act or the Exchange Act, (ii) a copy of each report filed with federal or state banking regulators, and (iii) a copy of each press release made available to the public. Notwithstanding the foregoing, neither DFBS nor its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate the rights of such entity's customers, jeopardize the attorney-client privilege of the entity in possession or control of such information, or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the previous sentence apply.

38

          (c)   Each of FCCO and DFBS will not, and will cause its representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, FCCO and DFBS will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 5.3 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of the other party, or (iv) is or becomes readily ascertainable from published information or trade sources.

          (d)   From and after the date hereof, representatives FCCO and DFBS shall meet on a regular basis to discuss and plan for the conversion of DFBS's and its Subsidiaries' data processing and related electronic informational systems to those used by FCCO and its Subsidiaries with the goal of conducting such conversion simultaneously with the consummation of the Bank Merger.

        5.4    Applications; Consents.

          (a)   The parties hereto shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. DFBS and FCCO shall furnish each other with all information concerning themselves, their respective Subsidiaries, and their and their respective Subsidiaries' directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of FCCO, DFBS or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger. FCCO and DFBS shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to FCCO and DFBS, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any Governmental Entity pursuant to this Section 5.4(a).

          (b)   As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger.

        5.5    Antitakeover Provisions.    DFBS and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt FCCO, First Community, the Agreement, the Plan of Bank Merger and the Merger from any provisions of an antitakeover nature in DFBS's or its Subsidiaries' certificate of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state antitakeover laws.

        5.6    Additional Agreements.    Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

39

        5.7    Publicity.    The initial press release announcing this Agreement shall be a joint press release and thereafter DFBS and FCCO shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or market with respect thereto; provided, however, that nothing in this Section 5.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party's disclosure obligations imposed by law.

        5.8    Stockholder Meetings.

          (a)   DFBS will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, DFBS will take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to call, give notice of, convene and hold a meeting of its stockholders (the "DFBS Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. DFBS's Board of Directors will use all reasonable best efforts to obtain from DFBS's stockholders a vote approving this Agreement. Except as provided in this Agreement, (i) DFBS's Board of Directors shall recommend to DFBS's stockholders approval of this Agreement, (ii) the Joint Proxy Statement-Prospectus shall include a statement to the effect that DFBS's Board of Directors has recommended that DFBS's stockholders vote in favor of the approval of this Agreement, and (iii) neither DFBS's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to FCCO, the recommendation of DFBS's Board of Directors that DFBS's stockholders vote in favor of approval of this Agreement or make any statement in connection with the DFBS Stockholder Meeting inconsistent with such recommendation. Notwithstanding the foregoing, if DFBS's Board of Directors, after consultation with and based on the advice of counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement, then in submitting the Agreement to stockholders at the DFBS Stockholder Meeting it may submit the Agreement without recommendation and will no longer be under any obligation to use its reasonable best efforts to obtain from DFBS's stockholders a vote approving this Agreement, in which case the Board of Directors may communicate the basis for its lack of a recommendation to the stockholders in the Joint Proxy Statement-Prospectus or an appropriate amendment or supplement thereto to the extent required by law.

          (b)   FCCO will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, FCCO will take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to call, give notice of, convene and hold a meeting of its stockholders (the "FCCO Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. FCCO's Board of Directors will use all reasonable best efforts to obtain from FCCO's stockholders a vote approving this Agreement. Except as provided in this Agreement, (i) FCCO's Board of Directors shall recommend to FCCO's stockholders approval of this Agreement, (ii) the Joint Proxy Statement- Prospectus shall include a statement to the effect that FCCO's Board of Directors has recommended that FCCO's stockholders vote in favor of the approval of this Agreement, and (iii) neither FCCO's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to DFBS, the recommendation of FCCO's Board of Directors that Aquiror's stockholders vote in favor of approval of this Agreement or make any statement in connection with the FCCO Stockholder Meeting inconsistent with such recommendation. Notwithstanding the

40

  foregoing, if FCCO's Board of Directors, after consultation with and based on the advice of counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement, then in submitting the Agreement to stockholders at the FCCO Stockholder Meeting it may submit the Agreement without recommendation, in which case the Board of Directors may communicate the basis for its lack of a recommendation to the stockholders in the Joint Proxy Statement-Prospectus or an appropriate amendment or supplement thereto to the extent required by law.

        5.9    Registration of FCCO Common Stock.

          (a)   As promptly as reasonably practicable following the date hereof, FCCO shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of FCCO Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Registration Statement"). The Registration Statement shall contain proxy materials relating to the matters to be submitted to the DFBS stockholders at the DFBS Stockholder Meeting and to the matters to be submitted to the FCCO stockholders at the FCCO Stockholder Meeting. Such proxy materials shall also constitute the prospectus relating to the shares of FCCO Common Stock to be issued in the Merger (such proxy statement-prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement-Prospectus"). DFBS will furnish to FCCO the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with FCCO on the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. FCCO shall use reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. DFBS and FCCO will use reasonable best efforts to cause the Joint Proxy Statement-Prospectus to be mailed to their respective stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. FCCO will advise DFBS, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the FCCO Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement-Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to FCCO or DFBS, or any of their respective affiliates, officers or directors, should be discovered by FCCO or DFBS which should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement-Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by FCCO with the SEC and disseminated by FCCO to its shareholders and by DFBS to its stockholders.

          (b)   FCCO shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of DFBS and FCCO shall furnish all information concerning it and the holders of DFBS Common Stock as may be reasonably requested in connection with any such action.

          (c)   Prior to the Effective Time, FCCO shall notify the Nasdaq Stock Market of the additional shares of FCCO Common Stock to be issued by FCCO in exchange for the shares of DFBS Common Stock.

        5.10    Affiliate Letters.    DFBS shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of DFBS under Rule 145 of the Securities Act to deliver to

41

FCCO as soon as practicable and prior to the mailing of the Joint Proxy Statement-Prospectus executed letter agreements, each substantially in the form attached hereto as Exhibit D, providing that such person will comply with Rule 145.

        5.11    Notification of Certain Matters.    Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. Each of DFBS and FCCO shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

        5.12    Employees, Directors and Officers, and Employee Benefit Plans.

          (a)   FCCO and First Community shall enter into an employment, consulting, and non-compete agreement with Mr. Johnson which shall contain substantially the same terms and conditions and be in substantially the same form as attached as Exhibit E to this Agreement. Mr. Johnson shall terminate his existing non-compete agreement listed in Section 3.2(o)(ii) of the DFBS Disclosure Letter and all rights thereunder shall be waived and no payments made therefor. Immediately prior to Closing and except as set forth in Section 5.12(c), Mr. Johnson shall terminate all his existing compensation agreements in exchange for a payment from DFBS that shall not constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code.

          (b)   FCCO and First Community shall enter into an employment, consulting, and non-compete agreement with Mr. Sligh which shall contain substantially the same terms and conditions and be in substantially the same form as attached as Exhibit F to this Agreement. Mr. Sligh shall terminate his existing non-compete agreement listed in Section 3.2(o)(ii) of the DFBS Disclosure Letter and all rights thereunder shall be waived and no payments made therefor. Immediately prior to Closing and except as set forth in Section 5.12(c), Mr. Sligh shall terminate all his existing compensation agreements in exchange for a payment from DFBS that shall not constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code.

          (c)   At the Effective Time, the executive benefit benefits plans for Messrs. Johnson and Sligh shall be modified as follows:

              (i)  FCCO shall assume and continue to maintain the salary continuation agreements listed in Section 3.2(o)(ii) of the DFBS Disclosure Letter; provided, however, that such agreements shall be amended to provide that a change of control (as defined in the agreements) shall not accelerate vesting of benefits under those agreements, that no payments or other rights shall be triggered solely by the execution of this Agreement and consummation of the Merger, and that the executive's rights under such agreements shall continue to vest so long as the executive is either an employee or serves as a consultant to FCCO or First Community.

             (ii)  FCCO shall assume and continue to maintain the split dollar life insurance arrangements listed in Section 3.2(o)(ii) of the DFBS Disclosure Letter in accordance with the terms of such arrangements; provided, however, that as of the Effective Time, Messrs. Johnson and Sligh agree to waive the vesting rights under a change of control as set forth in those

42

    arrangements and that no payments or other rights shall be triggered solely by the execution of this Agreement and consummation of the Merger.

            (iii)  The supplemental executive retirement plan listed in Section 3.2(o)(ii) of the DFBS Disclosure Letter shall be terminated and all rights thereunder shall be waived and each participant thereunder shall receive a payment of all benefits to which he is entitled pursuant to the terms of the plan and to the extent such benefits have been properly accrued in accordance with past practice and methodology.

          (d)   All persons who are employees of Newberry Federal immediately prior to the Effective Time and whose employment is not specifically terminated, if any, at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, become employees of First Community; provided, however, that in no event shall any of Newberry Federal's employees be officers of First Community, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position by the board of directors of First Community and in accordance with the bylaws of First Community. All of the Continuing Employees shall be employed at the will of First Community and no contractual right to employment shall inure to such employees because of this Agreement except as otherwise set forth in this Agreement. For those Newberry Employees terminated within one year following the Effective Time, FCCO shall honor the terms of the Employee Severance Plan set forth in Section 3.2(o)(ii) of the DFBS Disclosure Letter; provided, however, that as soon as practicable after the execution of this Agreement, DFBS shall cause Section 4.2(c) of such plan to be amended to increase the radius limitation from 35 miles to 60 miles. Notwithstanding the preceding, such severance payment shall be reduced by any amount payable to such individual under any other applicable severance plan, program or policy, employment agreement or any other arrangement providing for severance payment to such individual as a result of involuntary termination of employment.

          (e)   As of the Effective Time, each Continuing Employee shall be eligible to participate in FCCO's 401(k) plan with full credit for prior service with DFBS for purposes of eligibility and vesting.

          (f)    As of the Effective Time, FCCO shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee on the same basis as it provides such coverage to FCCO employees except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar DFBS plan at the Effective Time of the Merger.

          (g)   With respect to the DFBS employee stock ownership plan ("ESOP") listed in Section 3.2(o)(ii) of the DFBS Disclosure Letter, prior to the Effective Time, DFBS shall:

              (i)  take any and all actions to cause the ESOP to be terminated and cause the ESOP participants' respective benefits and account balances under the ESOP to become fully vested and nonforfeitable (in accordance with the applicable requirements of ERISA and the IRC) as of the Effective Time;

             (ii)  notify the trustee of the ESOP to repay the loan in full and allocate all remaining unallocated assets to the accounts of participants in accordance with the terms of the plan documents;

          (h)   As soon as practicable after the date hereof, DFBS shall file a request for a determination letter from the IRS regarding the continued qualified status of the ESOP upon its termination. Prior to the Effective Time, DFBS and, following the Effective Time, FCCO shall use reasonable efforts to obtain such favorable determination letter (including, but not limited to,

43

  making such changes to the ESOP as may be requested by the IRS as a condition to its issuance of a favorable determination letter).

          (i)    At the election of FCCO, notice of which shall be provided to DFBS at least 45 calendar days prior to the Closing Date, DFBS shall cause the Financial Institutions Retirement Funds' Comprehensive Retirement Plan as sponsored by DFBS or its Subsidiary, listed in Section 3.2(r)(i) of the DFBS Disclosure Letter, (i) to be terminated effective as of the Closing Date by DFBS, or (ii) to be amended such that all benefit accruals thereunder shall cease to be effective as of the Effective Time.

          (j)    FCCO shall assume and continue to maintain the survivor income plan and split dollar agreements listed in Section 3.2(o)(ii) of the DFBS Disclosure Letter; provided, however, that the parties acknowledge and agree that existing DFBS insurance coverage shall cover all payment obligations triggered by the consummation of the transactions contemplated by this Agreement.

          (k)   As of the Effective Time, the director salary continuation plan listed in Section 3.2(o)(ii) of the DFBS Disclosure Letter shall be terminated by DFBS and the plan participants shall enter into a Termination and Release Agreement substantially in the form of Exhibit G hereto.

          (l)    At the election of FCCO, notice of which shall be provided to DFBS at least 45 calendar days prior to the Closing Date, DFBS shall cause the 401(k) plan listed in Section 3.2(r)(i) of the DFBS Disclosure Letter to be terminated effective as of the Closing Date. As soon as practicable after receipt of notice of such election, DFBS shall file a request for a determination letter from the IRS regarding the continued qualified status of such 401(k) plan upon its termination. Prior to the Effective Time, DFBS and, following the Effective Time, FCCO, shall use reasonable efforts to obtain such favorable determination letter (including, but not limited to, making such changes to such 401(k) plan as may be requested by the IRS as a condition to its issuance of a favorable determination letter). DFBS shall timely issue notice required under Section 306(b) of the Sarbanes-Oxley Act, which is codified in ERISA section 101(i), to all 401(k) plan participants and beneficiaries with respect to the cessation, until a favorable IRS determination letter is issued with respect to the 401(k) plan's termination (and for a reasonable period of time thereafter), of participant and beneficiary rights (as may be applicable) to direct investment of their respective 401(k) plan account balances, obtain loans in respect of those account balances and obtain distributions in respect of those account balances.

        5.13    Indemnification.

          (a)   From and after the Effective Time through the third anniversary of the Effective Time, without releasing any insurance carrier and after exhaustion of all applicable director and liability insurance coverage for DFBS and its directors and officers, FCCO agrees to indemnify and hold harmless, each present and former director and officer of DFBS and its Subsidiaries and each officer or employee of DFBS and its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at DFBS's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, as they are from time to time incurred, in each case to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to the certificate of incorporation or charter and bylaws of DFBS and its Subsidiaries, as applicable, as in effect on the date of this Agreement and to the fullest extent permitted by applicable law; provided, however, that (A) FCCO shall have the right to assume the defense thereof and upon such assumption

44

  FCCO shall not be liable to any director or officer of DFBS for any legal expenses of other counsel or any other expenses subsequently incurred by such director or officer in connection with the defense thereof, except that if FCCO elects not to assume such defense or counsel for such director or officer reasonably advises such director or officer that there are issues which raise conflicts of interest between FCCO and such director or officer, such director or officer may retain counsel reasonably satisfactory to him, and FCCO shall pay the reasonable fees and expenses of such counsel and (B) FCCO shall not be liable for any settlement effected without its prior written consent.

          (b)   Any Indemnified Party wishing to claim indemnification under Section 5.13(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify FCCO thereof, but the failure to so notify shall not relieve FCCO of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice FCCO.

          (c)   Prior to the Effective Time, FCCO shall purchase, or shall direct DFBS to purchase, an extended reporting period endorsement under DFBS's existing directors' and officers' liability insurance coverage ("DFBS's D&O Policy") for acts or omissions occurring prior to the Effective Time by such directors and officers currently covered by DFBS's D&O Policy. The directors and officers of DFBS shall take all reasonable actions required by the insurance carrier necessary to procure such endorsement. Such endorsement shall provide such directors and officers with coverage following the Effective Time for five years or such lesser period of time as can be purchased for an aggregate amount equal to three times the current annual premium for DFBS's D&O Policy (the "Premium Multiple"). If FCCO is unable to obtain or maintain the insurance coverage called for in this Section 5.13(c), then FCCO shall obtain the most advantageous coverage that can be purchased for the Premium Multiple.

          (d)   In the event FCCO or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of FCCO assume the obligations set forth in this Section 5.13.

          (e)   The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

        5.14    Section 16 Matters.    Prior to the Effective Time, DFBS and FCCO shall take all such steps as may be required to cause any dispositions of DFBS Common Stock (including derivative securities with respect to DFBS Common Stock) or acquisitions of FCCO Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to DFBS to be exempt under Rule 16b-3 promulgated under the Exchange Act. DFBS agrees to promptly furnish FCCO with all requisite information necessary for FCCO to take the actions contemplated by this Section 5.14.

        5.15    Board of Directors.    FCCO and First Community shall take all action necessary to appoint Messrs. Johnson and Sligh to the Boards of Directors of FCCO and First Community, effective immediately following the Effective Time. The current three outside directors, James E. Wiseman, Jr., Robert E. Livingston, III, and Robert W. Owen, of the DFBS Board of Directors shall be appointed to the Newberry Advisory Board. The amount of the board advisory fees will be determined in good faith by the parties.

        5.16    Financial Ability.    On the Effective Date and through the date of payment of the aggregate amount of cash payable pursuant to Article II hereof, FCCO or First Community will have all funds necessary to consummate the Merger and pay the aggregate amount of cash to be paid to the holders

45

of DFBS Common Stock pursuant to Article II hereof. Each of FCCO and First Community is, and immediately following completion of the Merger and the Bank Merger will be, in compliance with all capital requirements applicable to it.

ARTICLE VI
CONDITIONS TO CONSUMMATION

        6.1    Conditions to Each Party's Obligations.    The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

          (a)    Board and Stockholder Approval.    This Agreement shall have been approved by the Board of Directors of FCCO and DFBS, as well as the requisite vote of the holders of DFBS Common Stock and FCCO Common Stock, in each case in accordance with applicable laws and regulations.

          (b)    Regulatory Approvals.    All approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; provided, however, that none of such approvals, consents or waivers shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to FCCO of the transactions contemplated hereby that, had such condition or requirement been known, FCCO would not, in its reasonable judgment, have entered into this Agreement.

          (c)    No Injunctions or Restraints; Illegality.    No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or the Bank Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

          (d)    Registration Statement; Blue Sky Laws.    The Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement, and FCCO shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement.

          (e)    Third Party Consents.    FCCO and DFBS shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 6.1(b)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on FCCO (after giving effect to the consummation of the transactions contemplated hereby).

          (f)    Tax Opinions.    FCCO and DFBS shall have received the opinion of Nelson, Mullins, Riley & Scarborough, L.L.P., dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to DFBS and FCCO, as the case may be, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC, (ii) FCCO and DFBS will each be a party to that reorganization within the meaning of Section 368(b) of the IRC, and (iii) except to the extent of any cash received in lieu of a fractional share interest in FCCO Common Stock, the shareholders of DFBS will not recognize any gain or loss by exchanging their shares of DFBS Common Stock

46

  for shares of FCCO Common Stock pursuant to the Merger. Such opinion may be based on, in addition to the review of such matters of fact and law as the opinion giver considers appropriate, representations contained in certificates of officers of FCCO, DFBS and others.

          (g)    Exchange of DFBS Common Stock.    Holders of DFBS Common Stock shall exchange 100% of the outstanding DFBS Common Stock (except for Ungranted Restricted Shares) for the aggregate Merger Consideration, except for the dissent by holders of no more than 8% of the outstanding DFBS Common Stock.

          (h)    Agreements.    The following agreements shall have been executed by FCCO and the executive officers and directors of DFBS as the case may be:

              (i)  The voting agreements referred to in the introductory statement;

             (ii)  The non-compete agreements referred to in the introductory statements;

            (iii)  The affiliate letters referred to in Section 5.10 of the Agreement;

            (iv)  The employment, consulting, and non-compete agreement referred to in Section 5.12(a) of the Agreement;

             (v)  The employment, consulting, and non-compete agreement referred to in Section 5.12(b) of the Agreement; and

            (vi)  The termination and release agreements referred to in Section 5.12(k).

          (i)    Listing.    The shares of FCCO Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ SmallCap Market.

        6.2    Conditions to the Obligations of FCCO.    The obligations of FCCO to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by FCCO:

          (a)    DFBS's Representations and Warranties.    Each of the representations and warranties of DFBS contained in Sections 3.2(a) (except as relates to qualification), (b) (except as relates to qualification), (c), (d), (e)(i) and (ii), (x) and (ff) of this Agreement shall be true and correct (except for inaccuracies that are de minimis) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, and there shall not exist any inaccuracies in the representations and warranties of DFBS contained in this Agreement (including the representations and warranties set forth in the Sections designated above) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on DFBS.

          (b)    Performance of DFBS's Obligations.    DFBS shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    Officers' Certificate.    FCCO shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of DFBS to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

          (d)    Material Adverse Change.    There shall not have been any Material Adverse Effect, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create, or result in any such Material Adverse Effect.

47

        6.3    Conditions to the Obligations of DFBS.    The obligations of DFBS to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by DFBS:

          (a)    FCCO's Representations and Warranties.    Each of the representations and warranties of FCCO contained in Sections 3.3(a) (except as relates to qualification), (b) (except as relates to qualification), (c), (d), (e)(i) and (ii), and (a)(a) of this Agreement shall be true and correct (except for inaccuracies that are de minimis) as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, and there shall not exist any inaccuracies in the representations and warranties of FCCO contained in this Agreement (including the representations and warranties set forth in the Sections designated above) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on FCCO.

          (b)    Performance of FCCO's Obligations.    FCCO shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    Officers' Certificate.    DFBS shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of FCCO to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

          (d)    Deposit Merger Consideration.    FCCO shall have deposited with the Exchange Agent sufficient cash to pay the aggregate Cash Consideration.

ARTICLE VII
TERMINATION

        7.1    Termination.    This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party, either before or after any requisite stockholder approval:

          (a)   by the mutual written consent of FCCO and DFBS; or

          (b)   by either FCCO or DFBS, in the event of the failure of DFBS's stockholders to approve the Agreement at the DFBS Stockholder Meeting; provided, however, that DFBS shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 5.8; or

          (c)   by either FCCO or DFBS, in the event of the failure of FCCO's stockholders to approve the Agreement at the FCCO Stockholder Meeting; provided, however, that FCCO shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 5.8; or

          (d)   by either FCCO or DFBS, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

          (e)   by either FCCO or DFBS, in the event that the Merger is not consummated by December 31, 2004, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

48

          (f)    by either FCCO or DFBS (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, which breach cannot be or has not been cured within 30 calendar days after the giving of written notice to the breaching party or parties of such breach, or if any representation or warranty of the other party shall have become untrue after the same opportunity to cure, in either case such that the conditions set forth in Sections 6.2(a) and (b) or Sections 6.3(a) and (b), as the case may be, would not be satisfied; or

          (g)   by FCCO, if the Board of Directors of DFBS does not publicly recommend in the Joint Proxy Statement-Prospectus that stockholders approve and adopt this Agreement or if, after recommending in the Joint Proxy Statement-Prospectus that stockholders approve and adopt this Agreement, the Board of Directors of DFBS withdraws, qualifies or revises such recommendation in any respect materially adverse to FCCO; or

          (h)   by DFBS, in the event that the Board of Directors of DFBS determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to terminate this Agreement in order to comply with its fiduciary duties to DFBS and to DFBS's shareholders under applicable law; provided, however, that the Board of Directors of DFBS may terminate this Agreement pursuant to this Section 7.1(h) solely in order to concurrently enter into a letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to a Superior Proposal; provided further, however, that this Agreement may be terminated pursuant to this Section 7.1(h) only after the fifth day following FCCO's receipt of written notice advising FCCO that the Board of Directors of DFBS is prepared to accept a Superior Proposal, and only if, during such five-day period, if FCCO so elects, DFBS and its advisors shall have negotiated in good faith with FCCO to make such adjustments in the terms and conditions of this Agreement as would enable FCCO to proceed with the transactions contemplated herein on such adjusted terms; or

          (i)    by DFBS, at any time during the three business day period commencing on the Determination Date, if the Final FCCO Stock Price is less than $18.00, subject, however, to the following three sentences. If DFBS elects to exercise its termination right pursuant to this Section 7.1(i), it shall give prompt written notice to FCCO; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned three business day period. During the three business day period commencing with its receipt of such notice, FCCO shall have the option to elect to increase the Exchange Ratio such that the Stock Consideration is adjusted as if the Final FCCO Stock Price equaled $18.00. If FCCO makes an election contemplated by the preceding sentence, within such three business day period, it shall give prompt written notice to DFBS of such election and the revised Exchange Ratio, whereupon no termination shall be deemed to have occurred pursuant to this Section 7.1(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to the "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.1(i); or

          (j)    by FCCO if at any time during the three business day period commencing on the Determination Date, if the Final FCCO Stock Price is more than $27.00, subject, however, to the following three sentences. If FCCO elects to exercise its termination right pursuant to this Section 7.1(j), it shall give prompt written notice to DFBS; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned three business day period. During the three business day period commencing with its receipt of such notice, DFBS shall have the option to elect to decrease the Exchange Ratio such that the Stock Consideration is adjusted as if the Final FCCO Stock Price equaled $27.00; provided, however, that the Exchange Ratio shall not be decreased in a manner that would cause the failure of the condition set forth in

49

  Section 6.1(f) hereof. If DFBS makes an election contemplated by the preceding sentence, within such three business day period, it shall give prompt written notice to FCCO of such election and the revised Exchange Ratio, whereupon no termination shall be deemed to have occurred pursuant to this Section 7.1(j) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to the "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.1(j).

        7.2    DFBS Termination Fee.

          (a)   If FCCO terminates this Agreement pursuant to Section 7.1(g), then DFBS shall make payment to FCCO of a termination fee in the amount of $1,000,000. Such amount shall be paid by wire transfer of immediately available funds within two business days following such termination. If within 12 months after such termination, DFBS shall consummate or enter into an agreement with respect to an Acquisition Proposal, then DFBS shall make payment to FCCO of an additional termination fee in the amount of $1,000,000. Such amount shall be paid by wire transfer of immediately available funds on the date of such consummation or execution.

          (b)   If this Agreement is terminated by (i) FCCO pursuant to Section 7.1(f) where the breach giving rise to such termination was willful or (ii) either party pursuant to Section 7.1(b), and in any such case an Acquisition Proposal has been publicly announced, disclosed or communicated or made known to the senior management or Board of Directors of DFBS at any time after the date of this Agreement and prior to the date of the DFBS Stockholders Meeting, in the case of clause (ii), or the date of termination, in the case of clause (i), then DFBS shall make payment to FCCO of a termination fee in the amount of $2,000,000 if within 12 months after such termination, DFBS shall consummate or enter into any agreement with respect to an Acquisition Proposal. Such amount shall be paid by wire transfer of immediately available funds on the date of such consummation or execution.

          (c)   If DFBS terminates this Agreement pursuant to Section 7.1(h), then DFBS shall make payment to FCCO of a termination in the amount of $2,000,000. Such amount shall be paid by wire transfer of immediately available funds within two business days following such termination.

          (d)   Notwithstanding anything herein to the contrary, in no event shall the aggregate amount that DFBS must pay to FCCO pursuant to Sections 7.2(a), (b), and (c) exceed $2,000,000.

        7.3    Effect of Termination.    In the event of termination of this Agreement by either FCCO or DFBS as provided in Section 7.1, this Agreement shall forthwith become void and, subject to Section 7.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) Sections 5.3(c), 7.2 and 8.6 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

ARTICLE VIII
CERTAIN OTHER MATTERS

        8.1    Interpretation.    When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural

50

term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

        8.2    Survival.    Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Section 5.13 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

        8.3    Waiver; Amendment.    Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of DFBS, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of DFBS Common Stock, or that would contravene any provision of the SCBCA, the DGCL or the federal banking laws, rules and regulations.

        8.4    Counterparts.    This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

        8.5    Governing Law.    This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of South Carolina, without regard to conflicts of laws principles.

        8.6    Expenses.    Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

        8.7    Notices.    All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

  If to FCCO, to:

    5455 Sunset Blvd.
    Lexington, South Carolina 29072
    Facsimile: (803) 951-0501
    Attention: Michael C. Crapps

  With copies to:

    Nelson Mullins Riley & Scarborough, L.L.P.
    Poinsett Plaza, Suite 900
    104 South Main Street
    Greenville, South Carolina 29601-2122
    Facsimile: (864) 250-2359
    Attention: Neil E. Grayson, Esq.

  If to DFBS, to:

    1735 Wilson Road
    Newberry, SC 29108
    Facsimile: (803) 321-3225
    Attention: J. Thomas Johnson
                      Steve P. Sligh

51

  With copies to:

    Muldoon Murphy Faucette & Aguggia LLP
    5101 Wisconsin Ave., NW
    Washington, DC 20016
    Facsimile: (202) 966-9409
    Attention: Paul M. Aguggia, Esq.
                      Victor L. Cangelosi, Esq.

        8.8    Entire Agreement; etc.    This Agreement, together with the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Section 5.13, which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

        8.9    Successors and Assigns; Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

52

        In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

First Community Corporation
By:	/s/ MICHAEL C. CRAPPS Michael C. Crapps President and Chief Executive Officer
DutchFork Bancshares, Inc.
By:	/s/ J. THOMAS JOHNSON J. Thomas Johnson President and Chief Executive Officer

53

Appendix B

TITLE 33. CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS
CHAPTER 13. DISSENTERS' RIGHTS
ARTICLE 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES
S.C. Code Ann. § 33-13-101 (2002)

§ 33-13-101.    Definitions.

        In this chapter:

          (1)   "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2)   "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

          (3)   "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

          (4)   "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (5)   "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6)   "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

          (7)   "Shareholder" means the record shareholder or the beneficial shareholder.

§ 33-13-102.    Right to dissent.

        (A)  A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

          (1)   consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

          (2)   consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

          (3)   consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

          (4)   an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

              (i)  alters or abolishes a preferential right of the shares;

             (ii)  creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

            (iii)  alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

            (iv)  excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

             (v)  reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

          (5)   in the case of corporations which are not public corporations, the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;

          (6)   any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (B)  Notwithstanding subsection (A), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

§ 33-13-103.    Dissent by nominees and beneficial owners.

        (a)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

        (b)   A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

§ 33-13-200.    Notice of dissenters' rights.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

        (b)   If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

§ 33-13-210.    Notice of intent to demand payment.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

        (b)   A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

§ 33-13-220.    Dissenters' notice.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

        (b)   The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

          (1)   state where the payment demand must be sent and where certificates for certificated shares must be deposited;

          (2)   inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

          (3)   supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

          (4)   set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

          (5)   be accompanied by a copy of this chapter.

§ 33-13-230.    Shareholders' payment demand.

        (a)   A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

        (b)   The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

        (c)   A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

§ 33-13-240.    Share restrictions.

        (a)   The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

        (b)   The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 33-13-250.    Payment.

        (a)   Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

        (b)   The payment must be accompanied by:

          (1)   the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2)   a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

          (3)   an explanation of how the interest was calculated;

          (4)   a statement of the dissenter's right to demand additional payment under Section 33-13-280; and

          (5)   a copy of this chapter.

§ 33-13-260.    Failure to take action.

        (a)   If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (b)   If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

§ 33-13-270.    After-acquired shares.

        (a)   A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

        (b)   To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

§ 33-13-280.    Procedure if shareholder dissatisfied with payment or offer.

        (a)   A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

          (1)   dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

          (2)   corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

          (3)   corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

        (b)   A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

§ 33-13-300.    Court action.

        (a)   If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (b)   The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (c)   The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

        (d)   The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (e)   Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

§ 33-13-310.    Court costs and counsel fees.

        (a)   The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

        (b)   The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1)   against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

          (2)   against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

        (c)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

        (d)   In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

Appendix C

TITLE 8
Corporations
CHAPTER 1. GENERAL CORPORATION LAW
Subchapter IX. Merger, Consolidation or Conversion

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

Appendix D

     , 2004

Board of Directors
First Community Corporation
5455 Sunset Boulevard
Lexington, SC 29072

Members of the Board:

        First Community Corporation ("First Community") entered into an Agreement and Plan of Merger ("the Agreement") with DutchFork Bancshares, Inc. ("DutchFork") as of April 12, 2004, whereby DutchFork will merge with and into First Community (the "Merger").

        You have requested our opinion with respect to the fairness, from a financial point of view, to the holders of the common stock (the "Stockholders") of First Community of the consideration to be paid in the Merger as defined in the Agreement (the "Merger Consideration"). Our opinion is as of the date hereof.

        In conducting our analysis and arriving at our opinion as expressed herein, we have considered, reviewed and analyzed financial and other information and materials that we have deemed appropriate under the circumstances, and among other things:

  (i)
  reviewed the Merger Agreement and certain related documents;

  (ii)
  reviewed the historical and current financial position and results of the operations of First Community and DutchFork;

  (iii)
  reviewed certain publicly available information concerning First Community including Annual Reports on Form 10-K for each of the years in the three year period ended December 31, 2003 and Quarterly Reports on Form 10-Q for the periods ending March 31, 2003, June 30, 2003 and September 30, 2003;

  (iv)
  reviewed certain publicly available information concerning DutchFork including Annual Reports on Form 10-K for each of the years in the three year period ended September 30, 2003 and Quarterly Reports on Form 10-Q for the periods ending December 31, 2002, March 31, 2003, June 30, 2003 and December 31, 2003;

  (v)
  reviewed certain available financial forecasts concerning the business and operations of First Community and DutchFork that were prepared by management of First Community and DutchFork, respectively;

  (vi)
  participated in discussions with certain officers and employees of First Community and DutchFork to discuss the past and current business operations, financial condition and prospects of First Community and DutchFork, as well as matters we believe relevant to our inquiry;

  (vii)
  reviewed certain publicly available operating and financial information with respect to other companies that we believe to be comparable in certain respects to First Community and DutchFork;

  (viii)
  reviewed the current and historical relationships between the trading levels of First Community's common stock and DutchFork's common stock and the historical and current market for the common stock of First Community, DutchFork and other companies that we believe to be comparable in certain respects to First Community or DutchFork;

  (ix)
  reviewed the nature and terms of certain other acquisition transactions that we believe to be relevant; and

  (x)
  performed such other reviews and analyses we have deemed appropriate.

        In our review and analysis, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us, or that is publicly available, and have not attempted independently to verify nor assumed responsibility for verifying any such information. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of First Community or DutchFork, as the case may be, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets, including loans, properties and facilities, or liabilities of First Community or DutchFork.

        Our opinion is based upon conditions as they exist and can be evaluated on the date hereof. Our opinion expressed below does not imply any conclusion as to the likely trading range for any common stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and factors that generally influence the price of securities. Our opinion does not address First Community's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration and does not constitute a recommendation concerning how holders of First Community's common stock should vote with respect to the Agreement. Orr Investments, Inc. will receive a fee from First Community for delivery of this fairness opinion.

        In rendering our opinion we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed that would have a material adverse affect on the contemplated benefits of the Merger to First Community following the Merger.

        Subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the Stockholders from a financial point of view.

Very truly yours,

Orr Investments, Inc.

Appendix E

                        , 2004

Board of Directors
DutchFork Bancshares, Inc.
1735 Wilson Road
Newberry, South Carolina 29108

Ladies and Gentlemen:

        DutchFork Bancshares, Inc. ("DutchFork") and First Community Corporation ("First Community") have entered into an Agreement and Plan of Merger, dated as of April 12, 2004 (the "Agreement"), pursuant to which DutchFork will be merged with and into First Community (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each share of DutchFork common stock, par value $0.01 per share, issued and outstanding immediately prior to the Merger (the "DutchFork Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive, at the election of the holder thereof, either (a) $42.75 in cash without interest, or (b) 1.78125 shares (the "Exchange Ratio") of First Community common stock, par value $1.00 per share, subject to the election and proration procedures set forth in the Agreement which provide generally, among other things, that 60% of the DutchFork Shares shall be converted into First Community common stock and 40% shall be converted into cash (the "Merger Consideration"). The Exchange Ratio is subject to adjustment under certain circumstances as set forth in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of DutchFork Shares.

        Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of DutchFork that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of First Community that we deemed relevant; (iv) internal financial projections for DutchFork for the year ending December 31, 2004 furnished by and reviewed with management of DutchFork; (v) internal financial projections for First Community for the year ending December 31, 2004 furnished by and reviewed with management of First Community; (vi) the pro forma financial impact of the Merger on First Community, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by senior managements of DutchFork and First Community; (vii) the publicly reported historical price and trading activity for DutchFork's and First Community's common stock, including a comparison of certain financial and stock market information for DutchFork and First Community with similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of certain recent business combinations in the savings institutions industry, to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of DutchFork the business, financial condition, results of operations and prospects of DutchFork and held similar discussions with certain members of senior management of First Community regarding the business, financial condition, results of operations and prospects of First Community.

        In performing our review and rendering this opinion, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by DutchFork or First Community or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of DutchFork and

First Community that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of DutchFork or First Community or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of DutchFork or First Community nor have we reviewed any individual credit files relating to DutchFork of First Community. We have assumed, with your consent, that the respective allowances for loan losses for both DutchFork and First Community are adequate to cover such losses and will be adequate on a combined basis for the combined entity. With respect to the financial projections for DutchFork and First Community and all projections of transaction costs, purchase accounting adjustments and expected cost savings used by Sandler O'Neill in its analyses, the managements of DutchFork and First Community confirmed to us that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of DutchFork and First Community and we assumed that such performances would be achieved. We express no opinion as to such financial projections or the assumptions on which they are based.

        In performing our review and rendering this opinion, we have also assumed that there has been no material change in DutchFork's or First Community's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that DutchFork and First Community will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in the Agreement are not waived and that the Merger will qualify as a tax-free reorganization for federal income tax purposes. Finally, with your consent, we have relied upon the advice DutchFork has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of First Community's common stock will be when issued to DutchFork's shareholders pursuant to the Agreement or the prices at which First Community's or DutchFork's common stock may trade at any time.

        We have acted as DutchFork's financial advisor in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger. We have also received a fee for rendering this opinion. DutchFork has also agreed to indemnify us against certain liabilities arising out of our engagement.

        In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to DutchFork and First Community and their affiliates. We may also actively trade the debt and/or equity securities of DutchFork and First Community and their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

1

        Our opinion is directed to the Board of Directors of DutchFork in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of DutchFork as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger or as to the form of consideration such shareholder should elect in the Merger. Our opinion is directed only to the fairness of the Merger Consideration to DutchFork shareholders from a financial point of view and does not address the underlying business decision of DutchFork to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for DutchFork or the effect of any other transaction in which DutchFork might engage. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to the joint proxy statement/prospectus of DutchFork and First Community dated the date hereof and to the references to this opinion therein.

        Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration to be received by the holders of DutchFork Shares is fair to such shareholders from a financial point of view.

                      Very truly yours,

2

Appendix F

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-KSB

(Mark One)
☒ Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 (No fee required)
For the fiscal year ended December 31, 2003
Or
Transition Report under Section 13 or 15(d) of the Securities Exchange Act of 1934 (No fee required)
For the transition period from to
Commission file no. 33-86258

First Community Corporation
(Name of Small Business Issuer in Its Charter)

South Carolina (State or Other Jurisdiction of Incorporation or Organization)	57-1010751 (I.R.S. Employer Identification No.)
5455 Sunset Blvd., Lexington, South Carolina (Address of Principal Executive Offices)	29072 (Zip Code)

(803) 951-2265
Issuer's Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for past 90 days. Yes ☒    No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☒

The aggregate market value of the voting stock as of March 15, 2004, held by non-affiliates of the registrant based on the closing price as of March 15, 2004, was $31,246,252

The issuer's revenues for its most recent fiscal year were $11,468,000. 1,598,401 shares of the issuer's common stock were issued and outstanding as of March 15, 2004.

Documents Incorporated by Reference

Portions of the Registrants definitive Proxy Statement for its May 19, 2004 Annual Meeting of Shareholders, are incorporated by reference into Part III thereof.

Transitional Small Business Disclosure Format. (Check one): Yes ☐    No ☒

PART I

Item 1. Business. General

        First Community Corporation was incorporated as a South Carolina corporation on November 2, 1994, primarily to own and control all of the capital stock of First Community Bank, N.A. The company presently engages in no business other than owning and managing the bank. The bank is a national banking association, which engages in a commercial banking business from its main office in Lexington, South Carolina and five branch offices in Richland and Lexington counties of South Carolina. The bank's deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"), and it is a member of the Federal Reserve System.

        In July 1995, the Company completed its initial public offering of 688,077 shares of its common stock, at a price of $10.00 per share. On August 17, 1995, the bank opened for business. On July 10, 1998 the company closed a secondary offering in which it issued 517,500 shares of common stock. The net proceeds received in the secondary offering were approximately $6.6 million after deducting issuance costs. The proceeds were used to purchase properties and construct and outfit three branches over an 18 month period. The estimated cost for the three branches was approximately $3.0 million. The remaining proceeds are being used to support the growth of the three new branch offices, as well as the company's two existing branches, and for other general corporate purposes. On February 9, 2001 the company acquired a sixth office when it purchased certain assets and assumed certain liabilities associated with the Chapin, South Carolina branch of Newberry Federal Savings Bank.

Location and Service Area

        The bank is engaged in a general commercial and retail banking business, emphasizing the needs of small-to-medium sized businesses, professional concerns and individuals, primarily in Richland and Lexington counties of South Carolina and the surrounding area. The bank has its main office located in the city of Lexington, South Carolina in Lexington County and five branch offices located in Forest Acres, Irmo, West Columbia, Gilbert and Chapin all of which are located in Lexington and Richland Counties. See Item II, "Description of Properties.

        Lexington County and Richland County are located in the geographic center of the state of South Carolina. Columbia, the capital of South Carolina, is located within and divided between these two counties. Columbia can be reached via three interstate highways: I-20, I-26, and I-77. Columbia is served by several airlines as well as by passenger and freight rail service. According to the U. S. Census Bureau, Richland and Lexington Counties, which include the primary service areas for the existing six sites of the bank, had an estimated population in 2000 of 536,691. Lexington County had a population of 216,014 and Richland County had a population of 320,677. The principal components of the economy within the company's market areas are service industries, government, and wholesale and retail trade. The largest employers in the area each of which employs in excess of 3,000 people in the Midlands area, include Fort Jackson Army Base, the University of South Carolina, Palmetto Health Alliance, Blue Cross Blue Shield and SCANA Corporation. The area has experienced steady growth over the past 10 years and the company expects the area, as well as the service industry needed to support it, will to continue to grow. Both Richland and Lexington Counties have one of the highest per capita personal incomes in the state, at $29,211 and $27,645 respectively in 2001 compared to $24,840 for South Carolina as a whole.

Banking Services

        The bank offers a full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, NOW accounts, savings accounts and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates are tailored to the bank's principal market area

2

at rates competitive to those offered in the area. In addition, the bank offers certain retirement account services, such as Individual Retirement Accounts (IRAs). All deposit accounts are insured by the FDIC up to the maximum amount allowed by law (generally, $100,000 per depositor subject to aggregation rules). The bank solicits these accounts from individuals, businesses, associations and organizations, and governmental authorities.

        The bank also offers a full range of commercial and personal loans. Commercial loans include both secured and unsecured loans for working capital (including inventory and receivables), business expansion (including acquisition of real estate and improvements), and purchase of equipment and machinery. Consumer loans include secured and unsecured loans for financing automobiles, home improvements, education and personal investments. The bank also makes real estate construction and acquisition loans. The bank originates fixed and variable rate mortgage loans in the name of a third party which, are sold into the secondary market. The bank's lending activities are subject to a variety of lending limits imposed by federal law. While differing limits apply in certain circumstances based on the type of loan or the nature of the borrower (including the borrower's relationship to the bank), in general the bank is subject to a loan-to-one-borrower limit of an amount equal to 15% of the bank's unimpaired capital and surplus, or 25% of the unimpaired capital and surplus if the excess over 15% is approved by the board of directors of the bank and is fully secured by readily marketable collateral. The bank may not make any loans to any director, officer, employee or 10% shareholder of the company or the bank unless the loan is approved by the Board of Directors of the bank and is made on terms not more favorable to such person than would be available to a person not affiliated with the bank.

        Other bank services include internet banking, cash management services, safe deposit boxes, travelers checks, direct deposit of payroll and social security checks, and automatic drafts for various accounts. The bank offers non-deposit investment products and other investment brokerage services through a registered representative with an affiliation through GAA Securities, Inc. The bank is associated with Jeannie, Star and Plus networks of automated teller machines and Mastermoney debit cards that may be used by bank customers throughout South Carolina and other regions. The bank also offers VISA and Mastercard credit card services through a correspondent bank as an agent for the bank.

        The bank does not currently exercise trust powers, but can begin to do so with the prior approval of the OCC.

Competition

        The banking business is highly competitive. The bank competes as a financial intermediary with other commercial banks, savings and loan associations, credit unions and money market mutual funds operating in the Columbia area and elsewhere. As of June 30, 2003, there were 16 commercial banks operating approximately 146 offices and two thrifts with a total of seven offices in the Lexington and Richland county area.

        The company faces increased competition from both federally chartered and state chartered financial institutions, as well as credit unions, consumer finance companies, insurance companies and other institutions in the company's market area. A number of these competitors are well established in the Lexington and Richland County area. Many of them have substantially greater resources and lending limits than the bank and offer certain services, such as extensive branch networks and established trust services that the bank does not currently provide. The company believes that the community bank focus of the bank with its emphasis on service to small and medium size businesses, individual and professional concerns, gives it an advantage in this market.

3

Employees

        The bank presently has 70 full-time employees and three part-time employees. The company does not have any employees other than its officers, none whom receive any additional remuneration for their services to the company.

Supervision and Regulation

        We are subject to extensive state and federal banking laws and regulations which impose specific requirements or restrictions on, and provide for general regulatory oversight of, virtually all aspects of our operations. These laws and regulations are generally intended to protect depositors, not shareholders. The following summary is qualified by reference to the statutory and regulatory provisions discussed. Changes in applicable laws or regulations may have a material effect on our business and prospects. Our operations may be affected by legislative changes and the policies of various regulatory authorities. We cannot predict the effect that fiscal or monetary policies, economic control, or new federal or state legislation may have on our business and earnings in the future.

        The following discussion is not intended to be a complete list of all the activities regulated by the banking laws or of the impact of such laws and regulations on our operations. It is intended only to briefly summarize some material provisions.

Check 21

        On October 28, 2003, President Bush signed into law the Check Clearing for the 21st Century Act, also known as Check 21. The new law, which is not effective until October 28, 2004, gives "substitute checks," such as a digital image of a check and copies made from that image, the same legal standing as the original paper check. Some of the major provisions include:

  •
  Allows check truncation without making it mandatory;

  •
  Demands that every financial institution communicate to accountholders in writing a description of its substitute check processing program and their rights under the law;

  •
  Legalizes substitutions for and replacements of paper checks without agreement from consumers;

  •
  Keeps in place the previously mandated electronic collection and return of checks between financial institutions only when individual agreements are in place;

  •
  Cautions that when accountholder's request verification, financial institutions must produce the original check (or a copy that accurately represents the original) and demonstrate that the account debit was accurate and valid; and

  •
  Requires recrediting of funds to an individual's account on the next business day after a consumer proves the financial institution has erred.

        This new legislation will likely have a dramatic impact on bank capital spending as many financial institutes assess whether technological or operational changes are necessary to stay competitive and take advantage of the new opportunities presented by Check 21.

First Community Corporation

        Because our holding company, First Community Corporation, owns the outstanding capital stock of our bank, our holding company is a bank holding company under the federal Bank Holding Company Act of 1956 and the South Carolina Banking and Branching Efficiency Act.

4

        The Bank Holding Company Act.    Under the Bank Holding Company Act, our holding company is subject to periodic examination by the Federal Reserve and required to file periodic reports of its operations and any additional information that the Federal Reserve may require. Our activities at the holding company level are limited to:

  •
  banking and managing or controlling banks;

  •
  furnishing services to or performing services for our subsidiaries; and

  •
  engaging in other activities that the Federal Reserve determines to be so closely related to banking and managing or controlling banks as to be a proper incident thereto.

        Investments, Control, and Activities.    With certain limited exceptions, the Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

  •
  acquiring substantially all the assets of any bank;

  •
  acquiring direct or indirect ownership or control of any voting shares of any bank if after the acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares); or

  •
  merging or consolidating with another bank holding company.

        In addition, and subject to certain exceptions, the Bank Holding Company Act and the Change in Bank Control Act require Federal Reserve approval prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of a bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more, but less than 25%, of any class of voting securities and either the company has registered securities under Section 12 of the Securities Exchange Act of 1934 or no other person owns a greater percentage of that class of voting securities immediately after the transaction. Our common stock is registered under the Securities Exchange Act of 1934. The regulations provide a procedure for challenge of the rebuttable control presumption.

        Under the Bank Holding Company Act, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in, nonbanking activities unless the Federal Reserve Board has found those activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve Board has determined by regulation to be proper incidents to the business of a bank holding company include:

  •
  making or servicing loans and certain types of leases;

  •
  engaging in certain insurance and discount brokerage activities;

  •
  performing certain data processing services;

  •
  acting in certain circumstances as a fiduciary or investment or financial adviser;

  •
  owning savings associations; and

  •
  making investments in certain corporations or projects designed primarily to promote community welfare.

        The Federal Reserve Board imposes certain capital requirements on our holding company under the Bank Holding Company Act, including a minimum leverage ratio and a minimum ratio of "qualifying" capital to risk-weighted assets. These requirements are described below under "Capital Regulations." Subject to capital requirements and certain other restrictions, our holding company is able to borrow money to make a capital contribution to our bank, and these loans may be repaid from dividends paid from our bank to our company. Our ability to pay dividends is subject to regulatory

5

restrictions as described below in "First Community Bank, N.A.—Dividends." Our holding company is also able to raise capital for contribution to our bank by issuing securities without having to receive regulatory approval, subject to compliance with federal and state securities laws.

        Source of Strength; Cross-Guarantee.    In accordance with Federal Reserve Board policy, our holding company is expected to act as a source of financial strength to our bank and to commit resources to support our bank in circumstances in which our holding company might not otherwise do so. Under the Bank Holding Company Act, the Federal Reserve Board may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary, other than a nonbank subsidiary of a bank, upon the Federal Reserve Board's determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank's holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition.

        The Gramm-Leach-Bliley Act.    The Gramm-Leach-Bliley Act, previously known as the Financial Services Modernization Act of 1999, was signed into law on November 12, 1999. Among other things, the Act repeals the restrictions on banks affiliating with securities firms contained in sections 20 and 32 of the Glass-Steagall Act. The Act also permits bank holding companies that become financial holding companies to engage in a statutorily provided list of financial activities, including insurance and securities underwriting and agency activities, merchant banking, and insurance company portfolio investment activities. The Act also authorizes activities that are "complementary" to financial activities.

        The Act is intended, in part, to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, the Act may have the result of increasing the amount of competition that we face from larger institutions and other types of companies. In fact, it is not possible to predict the full effect that the Act will have on us.

        South Carolina State Regulation.    As a South Carolina bank holding company under the South Carolina Banking and Branching Efficiency Act, we are subject to limitations on sale or merger and to regulation by the South Carolina Board of Financial Institutions. Prior to acquiring the capital stock of a national bank, we are not required to obtain the approval of the Board, but we must notify them at least 15 days prior to doing so. We must receive the Board's approval prior to engaging in the acquisition of a South Carolina state chartered bank or another South Carolina bank holding company.

First Community Bank, N.A.

        Our bank, First Community Bank, N.A., operates as a national banking association incorporated under the laws of the United States and subject to examination by the Office of the Comptroller of the Currency. Deposits in the bank are insured by the FDIC up to a maximum amount, which is generally $100,000 per depositor subject to aggregation rules.

        The Office of the Comptroller of the Currency and the FDIC regulate or monitor virtually all areas of our bank's operations, including:

  •
  security devices and procedures;

  •
  adequacy of capitalization and loss reserves;

  •
  loans;

  •
  investments;

  •
  borrowings;

  •
  deposits;

6

  •
  mergers;

  •
  issuances of securities;

  •
  payment of dividends;

  •
  interest rates payable on deposits;

  •
  interest rates or fees chargeable on loans;

  •
  establishment of branches;

  •
  corporate reorganizations;

  •
  maintenance of books and records; and

  •
  adequacy of staff training to carry on safe lending and deposit gathering practices.

        The Office of the Comptroller of the Currency requires banks to maintain specified capital ratios and imposes limitations on banks' aggregate investment in real estate, bank premises, and furniture and fixtures. The Office of the Comptroller of the Currency also requires banks to prepare annual reports on their financial condition and to conduct annual audits of their financial affairs in compliance with its minimum standards and procedures.

        Under the FDIC Improvement Act, all insured institutions must undergo regular on-site examinations by their appropriate banking agency. The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate agency against each institution or affiliate as it deems necessary or appropriate. Insured institutions are required to submit annual reports to the FDIC, their federal regulatory agency, and their state supervisor when applicable. The FDIC Improvement Act directs the FDIC to develop a method for insured depository institutions to provide supplemental disclosure of the estimated fair market value of assets and liabilities, to the extent feasible and practicable, in any balance sheet, financial statement, report of condition or any other report of any insured depository institution. The FDIC Improvement Act also requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating, among other things, to the following:

  •
  internal controls;

  •
  information systems and audit systems;

  •
  loan documentation;

  •
  credit underwriting;

  •
  interest rate risk exposure; and

  •
  asset quality.

        National banks and their holding companies which have been chartered or registered or have undergone a change in control within the past two years or which have been deemed by the Office of the Comptroller of the Currency or the Federal Reserve Board to be troubled institutions must give the Office of the Comptroller of the Currency or the Federal Reserve Board 30 days' prior notice of the appointment of any senior executive officer or director. Within the 30 day period, the Office of the Comptroller of the Currency or the Federal Reserve Board, as the case may be, may approve or disapprove any such appointment.

        Deposit Insurance.    The FDIC has adopted a risk-based assessment system for determining an insured depository institutions' insurance assessment rate. The system that takes into account the risks attributable to different categories and concentrations of assets and liabilities. An institution is placed into one of three capital categories: (1) well capitalized; (2) adequately capitalized; or

7

(3) undercapitalized. The FDIC also assigns an institution to one of three supervisory subgroups, based on the FDIC's determination of the institution's financial condition and the risk posed to the deposit insurance funds. Assessments range from 0 to 27 cents per $100 of deposits, depending on the institution's capital group and supervisory subgroup. In addition, the FDIC imposes assessments to help pay off the $780 million in annual interest payments on the $8 billion Financing Corporation bonds issued in the late 1980s as part of the government rescue of the thrift industry. The FDIC assessment rate on our bank deposits currently is zero, but may change in the future. The FDIC may increase or decrease the assessment rate schedule on a semiannual basis. An increase in the BIF assessment rate could have a material adverse effect on our earnings, depending on the amount of the increase.

        The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

        Transactions With Affiliates and Insiders.    Our bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The aggregate of all covered transactions is limited in amount, as to any one affiliate, to 10% of our bank's capital and surplus and, as to all affiliates combined, to 20% of the bank's capital and surplus. Furthermore, within the foregoing limitations as to amount, each covered transaction must meet specified collateral requirements. Compliance is also required with certain provisions designed to avoid the taking of low quality assets.

        Our bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. Our bank is subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

        The Federal Reserve Board has recently issued Regulation W, which codifies prior regulations under Sections 23A and 23B of the Federal Reserve Act and interpretative guidance with respect to affiliate transactions. Regulation W incorporates the exemption from the affiliate transaction rules but expands the exemption to cover the purchase of any type of loan or extension of credit from an affiliate. In addition, under Regulation W:

  •
  a bank and its subsidiaries may not purchase a low-quality asset from an affiliate;

  •
  covered transactions and other specified transactions between a bank or its subsidiaries and an affiliate must be on terms and conditions that are consistent with safe and sound banking practices; and

  •
  with some exceptions, each loan or extension of credit by a bank to an affiliate must be secured by collateral with a market value ranging from 100% to 130%, depending on the type of collateral, of the amount of the loan or extension of credit.

        Regulation W generally excludes all non-bank and non-savings association subsidiaries of banks from treatment as affiliates, except to the extent that the Federal Reserve Board decides to treat these subsidiaries as affiliates. Concurrently with the adoption of Regulation W, the Federal Reserve Board has proposed a regulation which would further limit the amount of loans that could be purchased by a bank from an affiliate to not more than 100% of the bank's capital and surplus.

8

        Dividends.    A national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus no less than one-tenth of the bank's net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the Office of the Comptroller of the Currency is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus.

        Branching.    National banks are required by the National Bank Act to adhere to branch office banking laws applicable to state banks in the states in which they are located. Under current South Carolina law, the bank may open branch offices throughout South Carolina with the prior approval of the Office of the Comptroller of the Currency. In addition, with prior regulatory approval, the bank will be able to acquire existing banking operations in South Carolina. Furthermore, federal legislation permits interstate branching, including out-of-state acquisitions by bank holding companies, interstate branching by banks if allowed by state law, and interstate merging by banks. South Carolina law, with limited exceptions, currently permits branching across state lines through interstate mergers.

        Community Reinvestment Act.    The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC, or the Office of the Comptroller of the Currency shall evaluate the record of each financial institution in meeting the credit needs of its local community, including low and moderate income neighborhoods. These factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on our bank. Under the Gramm-Leach-Bliley Act, banks with aggregate assets of not more than $250 million will be subject to a Community Reinvestment Act examination only once every 60 months if the bank receives an outstanding rating, once every 48 months if it receives a satisfactory rating, and as needed if the rating is less than satisfactory. Additionally, under the Gramm-Leach-Bliley Act, banks are required to publicly disclose the terms of various Community Reinvestment Act-related agreements.

        The Gramm-Leach-Bliley Act.    Under the Gramm-Leach-Bliley Act, subject to certain conditions imposed by their respective banking regulators, national and state-chartered banks are permitted to form "financial subsidiaries" that may conduct financial or incidental activities, thereby permitting bank subsidiaries to engage in certain activities that previously were impermissible. The Gramm-Leach-Bliley Act imposes several safeguards and restrictions on financial subsidiaries, including that the parent bank's equity investment in the financial subsidiary be deducted from the bank's assets and tangible equity for purposes of calculating the bank's capital adequacy. In addition, the Gramm-Leach-Bliley Act imposes new restrictions on transactions between a bank and its financial subsidiaries similar to restrictions applicable to transactions between banks and nonbank affiliates.

        The Gramm-Leach-Bliley Act also contains provisions regarding consumer privacy. These provisions require financial institutions to disclose their policy for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties except for third parties that market an institution's own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing, or other marketing to the consumer.

9

        Other Regulations.    Interest and other charges collected or contracted for by the bank are subject to state usury laws and federal laws concerning interest rates. The bank's loan operations are also subject to federal laws applicable to credit transactions, such as:

  •
  the federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

  •
  the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

  •
  the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

  •
  the Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

  •
  the Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

  •
  the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

        The deposit operations of the bank also are subject to:

  •
  the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

  •
  the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that act, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

        Capital Regulations.    The federal bank regulatory authorities have adopted risk-based capital guidelines for banks and bank holding companies that are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies and account for off-balance sheet items. The guidelines are minimums, and the federal regulators have noted that banks and bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain ratios in excess of the minimums. We have not received any notice indicating that either our holding company or our bank is subject to higher capital requirements. The current guidelines require all bank holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangibles and excludes the allowance for loan and lease losses. Tier 2 capital includes the excess of any preferred stock not included in Tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate term-preferred stock, and general reserves for loan and lease losses up to 1.25% of risk-weighted assets.

        Under these guidelines, banks' and bank holding companies' assets are given risk-weights of 0%, 20%, 50%, or 100%. In addition, certain off-balance sheet items are given credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight applies. These computations result in the total risk-weighted assets. Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property and, under certain circumstances, residential construction loans, both of which carry a 50% rating. Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% rating,

10

and direct obligations of or obligations guaranteed by the United States Treasury or United States Government agencies, which have a 0% rating.

        The federal bank regulatory authorities have also implemented a leverage ratio, which is equal to Tier 1 capital as a percentage of average total assets less intangibles, to be used as a supplement to the risk-based guidelines. The principal objective of the leverage ratio is to place a constraint on the maximum degree to which a bank holding company may leverage its equity capital base. The minimum required leverage ratio for top-rated institutions is 4%, but most institutions are required to maintain an additional cushion of at least 100 to 200 basis points.

        The FDIC Improvement Act established a new capital-based regulatory scheme designed to promote early intervention for troubled banks which requires the FDIC to choose the least expensive resolution of bank failures. The new capital-based regulatory framework contains five categories of compliance with regulatory capital requirements, including "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To qualify as a "well capitalized" institution, a bank must have a leverage ratio of no less than 5%, a Tier 1 risk-based ratio of no less than 6%, and a total risk-based capital ratio of no less than 10%, and the bank must not be under any order or directive from the appropriate regulatory agency to meet and maintain a specific capital level. Currently, we qualify as "well capitalized."

        Under the FDIC Improvement Act regulations, the applicable agency can treat an institution as if it were in the next lower category if the agency determines (after notice and an opportunity for hearing) that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice. The degree of regulatory scrutiny of a financial institution increases, and the permissible activities of the institution decreases, as it moves downward through the capital categories. Institutions that fall into one of the three undercapitalized categories may be required to do some or all of the following:

  •
  submit a capital restoration plan;

  •
  Raise additional capital;

  •
  restrict their growth, deposit interest rates, and other activities;

  •
  improve their management;

  •
  eliminate management fees; or

  •
  divest themselves of all or a part of their operations.

        These capital guidelines can affect us in several ways. If we grow at a rapid pace, our capital may be depleted too quickly, and a capital infusion from our holding company may be necessary which could impact our ability to pay dividends. Our capital levels currently are adequate; however, rapid growth, poor loan portfolio performance, poor earnings performance, or a combination of these factors could change our capital position in a relatively short period of time. If we fail to meet these capital requirements, our bank would be required to develop and file a plan with the Office of the Comptroller of the Currency describing the means and a schedule for achieving the minimum capital requirements. In addition, our bank would generally not receive regulatory approval of any application that requires the consideration of capital adequacy, such as a branch or merger application, unless our bank could demonstrate a reasonable plan to meet the capital requirement within a reasonable period of time. A bank that is not "well capitalized" is also subject to certain limitations relating to so-called "brokered" deposits. Bank holding companies controlling financial institutions can be called upon to boost the institutions' capital and to partially guarantee the institutions' performance under their capital restoration plans.

11

        Enforcement Powers.    The Financial Institutions Reform, Recovery and Enforcement Act expanded and increased civil and criminal penalties available for use by the federal regulatory agencies against depository institutions and certain "institution-affiliated parties." Institution-affiliated parties primarily include management, employees, and agents of a financial institution, as well as independent contractors and consultants such as attorneys and accountants and others who participate in the conduct of the financial institution's affairs. These practices can include the failure of an institution to timely file required reports or the filing of false or misleading information or the submission of inaccurate reports. Civil penalties may be as high as $1,000,000 a day for such violations. Criminal penalties for some financial institution crimes have been increased to 20 years. In addition, regulators are provided with greater flexibility to commence enforcement actions against institutions and institution-affiliated parties. Possible enforcement actions include the termination of deposit insurance. Furthermore, banking agencies' power to issue cease-and-desist orders were expanded. Such orders may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnification or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts, or take other actions as determined by the ordering agency to be appropriate.

        Effect of Governmental Monetary Policies.    Our earnings are affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve Bank's monetary policies have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve Board have major effects upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.

        Proposed Legislation and Regulatory Action.    New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations, and competitive relationships of the nation's financial institutions. We cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which our business may be affected by any new regulation or statute.

Item 2. Description of Property.

        Lexington Property.    The principal place of business of both the company and our main office is located at 5455 Sunset Boulevard, Lexington, South Carolina 29072. The site of the bank's main office is a 2.29 acre plot of land. The site was purchased for $576,000. The company and the bank are operating in an 8,500 square foot facility located on this site. In October 2000 the bank acquired an additional 2.0 acres adjacent to the existing facility for approximately $300,000 for future expansion. This site is designed to allow the addition of 12,000 to 18,000 square feet to the facility at some future date and as needed.

        Forest Acres Property.    The bank operates a branch office facility at 4404 Forest Drive, Columbia, South Carolina 29206. The Forest Acres site is a .71 acre plot of land which was acquired at a cost of $376,000. The banking facility is approximately 4,000 square feet with a total cost of construction of approximately $545,000 including paving and landscaping.

        Irmo Property.    The bank operates a branch office facility at 1030 Lake Murray Boulevard, Irmo, South Carolina 29063. The Irmo site is approximately a 1.00 acre plot of land which was acquired at a cost of $449,000. The banking facility is approximately 3,200 square feet with a total cost of construction of approximately $630,000 including paving and landscaping.

12

        Cayce/West Columbia Property.    The bank operates a branch office facility at 506 Meeting Street, West Columbia, South Carolina, 29169. The Cayce/West Columbia site is approximately a 1.25 acre plot of land which was acquired at a cost of $300,000. The banking facility is approximately 3,800 square feet with a total cost of construction of approximately $635,000 including paving and landscaping.

        Gilbert Property.    The company operates a branch office at 4325 Augusta Highway Gilbert, South Carolina 29054. The facility is an approximate 700 square foot modular unit located on an approximate one acre lot. The total cost of the land and construction was approximately $205,000.

        Chapin Office.    The company operates a branch office facility at 137 Amicks Ferry Rd., Chapin, South Carolina 29036. The facility is approximately 2200 square feet and is located on three acres of land. The total cost of the facility and land was approximately $695,000.

        Northeast Columbia.    The company has acquired a 1.0 acre lot located at 9822 Two Notch Rd, Columbia, South Carolina 29223 and is constructing a branch office. The opening of the branch is scheduled for April 2004. The cost of the land was $525,000 and total cost of construction is approximately $649,000.

Item 3. Legal Proceedings.

        Neither the company nor the bank is a party to, nor is any of their property the subject of, any material pending legal proceedings related to the business of the company or the bank.

Item 4. Submission of Matters to a Vote of Security Holders.

        No matter was submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this report.

PART II

Item 5. Market for Common Equity and Related Stockholder Matters.

        The Company's articles of incorporation authorize it to issue up to 10,000,000 shares of common stock, par value $1.00 per share (the "Common Stock"). As of March 15, 2004, 1,598,401 were issued and outstanding, held by approximately 1,531 shareholders of record. On January 24, 2002 the board of directors approved a 5-for-4 stock split in the form of a stock dividend payable on February 28, 2002 to stockholders of record on January 31, 2002. On January 15, 2003 the Company stock began trading on the Nasdaq Small Cap market under the trading symbol of FCCO. Prior to January 15, 2003 the stock was quoted on the OTC Bulletin Board under the trading symbol FCCO.OB.

        On May 20, 2002, August 15, 2002 and November 15, 2002, the company paid cash dividends to its shareholders of record as of May 6, 2002, July 31, 2002 and October 31, 2002, respectively at $0.04 per share. Prior to such dividends the company had not declared or distributed any cash dividends to its shareholders since inception.

        On February 14, 2003, the company paid a cash dividend to its shareholders of record as of January 31, 2003 at $0.04 per share. On May 15, 2003, August 15, 2003 and November 14, 2003 the company paid cash dividends to its shareholders of record as of April 30, 2003, July 31, 2003 and October 31, 2003, respectively, at $0.05 per share.

        The company expects comparable dividends to be paid to the shareholders for the foreseeable future. Notwithstanding the foregoing, the future dividend policy of the company is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, financial condition, cash requirements and general business conditions. As a national bank, First Community Bank may only pay dividends out of its net profits then on hand, after deducting

13

expenses, including losses and bad debts. In addition, the bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus no less than one-tenth of the bank's net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC will be required if the total of all dividends declared in any calendar year by the bank exceeds the bank's net profits to date, as defined, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus. At December 31, 2003, the bank had $3,873,000 free of these restrictions. The OCC also has the authority under federal law to enjoin a national bank from engaging in what in its opinion constitutes an unsafe or unsound practice in conducting its business, including the payment of a dividend under certain circumstances.

        The following table sets forth the high and low sales price information as reported by Nasdaq in 2003 and the high and low bid information as reported by the OTC in 2002. The prices have been adjusted for all periods to reflect the effects of the June 30, 2001, 5% stock dividend and the February 28, 2002, 5-for-4 stock split.

	2003		2002
	High	Low	High	Low
First Quarter	$17.09	$14.00	$14.00	$9.57
Second Quarter	$19.47	$16.35	$14.50	$13.00
Third Quarter	$18.30	$20.16	$14.50	$12.25
Fourth Quarter	$19.60	$22.30	$13.30	$12.50

        The price listed above are quotations, which reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

14

Item 6. Management's Discussion and Analysis.

First Community Corporation
Selected Financial Data

(Amounts in thousands, except per share data)

	Year ended December 31,
	2003	2002	2001	2000	1999
Operations Statement Data:
Net interest income	$7,648	$7,044	$5,523	$4,376	$3,652
Provision for loan losses	167	677	407	161	210
Non-interest income	1,440	1,232	938	594	481
Non-interest expense	6,158	5,377	4,381	3,306	2,669
Income taxes	965	758	569	519	436

Net income	$1,797	$1,464	$1,104	$984	$818

Per Share Data:
Net income diluted (1)	$1.08	$0.90	$0.68	$0.61	$0.50
Cash dividends	0.19	0.12	—	—	—
Book value at period end (1)	12.21	11.61	10.56	9.70	8.86
Tangible book value at period end (1)	11.74	11.02	9.85	9.70	8.86
Balance Sheet Data:
Total assets	$215,029	$195,201	$156,555	$111,986	$94,889
Loans, net	119,304	98,466	86,518	67,110	51,593
Securities	58,954	69,785	46,366	28,735	30,722
Deposits	185,259	168,062	134,402	92,755	76,971
Shareholders' equity	19,509	18,439	16,776	15,369	14,041
Average shares outstanding (1)	1,590	1,588	1,585	1,584	1,584
Performance Ratios:
Return on average assets	0.88%	0.82%	0.77%	0.94%	0.90%
Return on average equity	9.49%	8.35%	8.00%	6.76%	5.90%
Net interest margin	4.02%	4.26%	4.19%	4.59%	4.33%
Asset Quality Ratios:
Allowance for loan losses to period end total loans	1.41%	1.53%	1.14%	1.28%	1.35%
Allowance for loan losses to non-performing assets	2,123.60%	1,059.24%	247.52%	N/A	N/A
Non-performing assets to total assets	.04%	.07%	0.26%	N/A	N/A
Net charge-offs (recoveries) to average loans	(.01%)	.16%	0.35%	(0.02%)	0.08%
Capital and Liquidity Ratios:
Tier 1 risk-based capital	13.21%	14.03%	14.90%	19.30%	22.80%
Total risk-based capital	14.42%	15.28%	15.90%	20.40%	24.00%
Leverage ratio	8.87%	8.77%	10.00%	13.80%	15.00%
Equity to assets	9.07%	9.45%	10.72%	13.72%	14.80%
Dividend payout ratio	16.81%	13.04%	—	—	—
Average loans to average deposits	63.33%	60.71%	68.66%	67.14%	61.80%

(1)
Adjusted for the June 30, 2001 5% stock dividend and the February 28, 2002 5-for-4 stock split.

15

Management's Discussion and Analysis.

        This Report contains statements, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on many assumptions and estimates and are not guarantees of future performance. Our actual results may differ materially from those projected in any forward-looking statements, as they will depend on many factors about which we are unsure, including many factors, which are beyond our control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate," as well as similar expressions, are meant to identify such forward-looking statements. Potential risks and uncertainties include, but are not limited to:

  •
  significant increases in competitive pressure in the banking and financial services industries;

  •
  changes in the interest rate environment which could reduce anticipated or actual margins;

  •
  changes in political conditions or the legislative or regulatory environment;

  •
  the level of allowance for loan loss;

  •
  the rate of delinquencies and amounts of charge-offs;

  •
  the rates of loan growth;

  •
  adverse changes in asset quality and resulting credit risk-related losses and expenses;

  •
  general economic conditions, either nationally or regionally and especially in primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

  •
  changes occurring in business conditions and inflation;

  •
  changes in technology;

  •
  changes in monetary and tax policies;

  •
  changes in the securities markets; and

  •
  other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

Overview

        First Community Corporation is a one bank holding company. The company commenced operations on November 2, 1994. The bank, the company's only subsidiary, began operations on August 17, 1995 from its first office located in Lexington, South Carolina. On September 14, 1995 the company opened its second office located in Forest Acres, South Carolina. The bank now has six offices, all of which are located in either Lexington County or Richland County, South Carolina. The company engages in a general commercial and retail banking business characterized by personalized service and local decision making, emphasizing the banking needs of small to medium-sized businesses, professional concerns and individuals.

        The company experienced asset growth during 2003 with assets totaling $215.0 million at December 31, 2003, increasing by 10.2% or $19.8 million from December 31, 2002. The asset growth was primarily funded by deposit growth of $17.2 million or 10.2%. Deposits totaled $185.3 million at December 31, 2003 compared to $168.1 million at December 31, 2002.

        The company's net income increased $333,000 in 2003, or 22.7%, over the year ended December 31, 2002. Net income was $1.8 million, or $1.08 diluted earnings per share, in 2003, compared to $1.5 million, or $.90 diluted earnings per share, in 2002. On January 24, 2002 the board of directors approved a 5-for-4 stock split payable February 28, 2002. Per share data has been adjusted for all periods to reflect the stock split.

16

        The following discussion describes further our results of operations for 2003 as compared to 2002 and 2002 compared to 2001 and also analyzes our financial condition as of December 31, 2003 as compared to December 31, 2002. Like most community banks, we derive most of our income from interest we receive on our loans and investments. Our primary source of funds for making these loans and investments is our deposits, on which we pay interest. Consequently, one of the key measures of our success is our amount of net interest income, or the difference between the income on our interest-earning assets, such as loans and investments, and the expense on our interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield we earn on these interest-earning assets and the rate we pay on our interest-bearing liabilities.

        We have included a number of tables to assist in our description of these measures. For example, the "Average Balances" table shows the average balance during 2003, 2002, and 2001 of each category of our assets and liabilities, as well as the yield we earned or the rate we paid with respect to each category. A review of this table shows that our loans typically provide higher interest yields than do other types of interest earning assets, which is why we intend to channel a substantial percentage of our earning assets into our loan portfolio. Similarly, the "Rate/Volume Analysis" table helps demonstrate the impact of changing interest rates and changing volume of assets and liabilities during the years shown. We also track the sensitivity of our various categories of assets and liabilities to changes in interest rates, and we have included a "Sensitivity Analysis Table" to help explain this. Finally, we have included a number of tables that provide detail about our investment securities, our loans, and our deposits and other borrowings.

        There are risks inherent in all loans, so we maintain an allowance for loan losses to absorb probable losses on existing loans that may become uncollectible. We establish and maintain this allowance by charging a provision for loan losses against our operating earnings. In the following section we have included a detailed discussion of this process, as well as several tables describing our allowance for loan losses and the allocation of this allowance among our various categories of loans.

        In addition to earning interest on our loans and investments, we earn income through fees and other expenses we charge to our customers. We describe the various components of this noninterest income, as well as our noninterest expense, in the following discussion.

        The following discussion and analysis also identifies significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements. We encourage you to read this discussion and analysis in conjunction with the financial statements and the related notes and the other statistical information also included in this report.

Results of Operations

        The company's net income was $1.8 million, or $1.08 diluted earnings per share, for the year ended December 31, 2003, as compared to net income of $1.5 million, or $0.90 diluted earnings per share, for the year ended December 31, 2002, and $1.1 million, or $0.68 diluted earnings per share, for the year ended December 31, 2001. The increase in net income for 2003 as compared to 2002 resulted primarily from an increase in the level of average earning assets of $24.8 million. The effects of the increase in earning assets was somewhat offset by a decrease in the net interest margin from 4.26% in 2002 as compared to 4.02% during 2003. Net interest income increased from $7.0 million in 2002 to $7.6 million in the year ended December 31, 2003. A lower provision for loan losses during 2003 of $167,000 in 2003 as compared to $677,000 in 2002 also contributed to the increase in net income for 2003 as compared to 2002. The lower provision for loan losses was possible as a result of the company realizing a substantial recovery on a loan charged off in a previous period. Non-interest income increased from $1.2 million in 2002 to $1.4 million in 2003 due primarily to increased deposit service charges resulting from higher average deposit account balances as well as increased fees on the sale of non-deposit investment products. Non-interest expense increased to $6.2 million in 2003 as compared

17

to $5.4 million in 2002. This increase is attributable to increases in all expense categories required to support the continued growth of the bank over the last several years.

        The increase in net income from 2002 to 2001 resulted primarily from two factors, which included an increase in the level of average earning assets of $33.7 million as well as an increase of 7 basis points in the net interest margin. Earning assets averaged $131.8 million in 2001 as compared to $165.5 million in 2002. Non-interest income increased from $938,000 in 2001 to $1.2 million in 2002 due to increased deposit service charges and increases in mortgage origination fees. Non-interest expense increased to $5.4 million in 2002 as compared to $4.4 million in 2001. This increase was primarily due to the cost associated with expansion of three branch offices during 1999 through 2001, and expansion of the support infrastructure necessary to support the operation of these new offices.

Net Interest Income

        The largest component of operating earnings for the company is net interest income, which is the difference between income earned on assets and interest paid on deposits and borrowings used to support such assets. Net interest income is determined by the rates earned on the company's interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interestbearing liabilities.

        Net interest income totaled $7.6 million in 2003, $7.0 million in 2002 and $5.5 million in 2001. Net interest spread, the difference between the yield on earning assets and the rate paid on interest-bearing liabilities, was 3.71% in 2003 as compared to 3.91% in 2002 and 3.50% in 2001. The reason for the increase in net interest income between 2003 and 2002 was due to the $24.8 million increase in the level of earning assets between the two periods offset by a decrease of 24 basis point in the net interest margin. The increase in net interest income between 2002 and 2001 was due to the $33.7 million increase in the level of earning assets between the two periods as well as a 7 basis point increase in the net interest margin. In 2003 loans represented 58.8% of average earning assets as compared to 56.8% and 60.3% in 2002 and 2001, respectively. Loans typically provide a higher yield than other types of earning assets and thus one of the company's goals continues to be to grow the loan portfolio as a percentage of earning assets. The yield on earning assets decreased from 5.95% in 2002 to 5.27% in 2003. The yield on earning assets was 7.29% in 2001. In 2001 the yield on earning assets was 7.29%. The decrease was a result of the historically low market interest rates that began in 2002 and existed throughout 2003. This decrease in yield on average earning assets was offset partially offset by a decrease in the rate paid on interest-bearing liabilities to 1.56% in 2003 from 2.04% and 3.79% in 2002 and 2001, respectively.

        Average Balances, Income Expenses and Rates.    The following tables depict, for the periods indicated, certain information related to the company's average balance sheet and its average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from daily averages.

18

Average Balances, Income, Expenses and Rates

(In thousands)

	Year ended December 31,
	2003			2002			2001
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$111,928	$7,582	6.77%	$93,992	$7,025	7.47%	$79,466	$6,855	8.63%
Securities	60,261	2,267	3.76%	58,462	2,614	4.47%	40,766	2,310	5.67%
Other short-term investments (2)	18,089	179.99%		13,074	208	1.59%	11,548	446	3.86%

Total earning assets	190,278	10,028	5.27%	165,528	9,847	5.95%	131,780	9,611	7.29%

Cash and due from banks	6,626			5,359			3,808
Premises and equipment	7,440			6,644			6,564
Other assets	2,195			2,362			2,186
Allowance for loan losses	(1,744)			(1,245)			(1,005)

Total assets	$204,795			$178,648			$143,333

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$31,892	66	0.21%	$27,509	80	0.29%	$15,475	118	0.76%
Money market accounts	25,122	231.92%		27,848	413	1.48%	22,158	716	3.23%
Savings deposits	12,041	84.70%		8,917	82.92%		7,155	142	1.98%
Time deposits	75,391	1,927	2.56%	67,500	2,185	3.24%	59,173	2,990	5.05%
Other short term borrowings	7,855	72.92%		5,305	43.81%		4,003	122	3.05%

Total interest-bearing liabilities	152,301	2,380	1.56%	137,079	2803	2.04%	107,964	4,088	3.79%

Demand deposits	32,304			23,045			18,149
Other liabilities	1,243			983			1,121
Shareholders' equity	18,947			17,541			16,099

Total liabilities and shareholders' equity	$204,795			$178,648			$143,333

Net interest spread			3.71%			3.91%			3.50%
Net interest income/margin		$7,648	4.02%		$7,044	4.26%		$5,523	4.19%

(1)
All loans and deposits are domestic. Average loan balance includes non-accrual loans.

(2)
The computation includes federal funds sold, securities purchased under agreement to resell and interest bearing deposits.

19

        The following table presents the dollar amount of changes in interest income and interest expense attributable to changes in volume and the amount attributable to changes in rate. The combined effect in both volume and rate, which cannot be separately identified has been allocated proportionately to the change due to volume and due to rate.

(In thousands)

	2003 versus 2002 Increase (decrease) due to			2002 versus 2001 Increase (decrease) due to
	Volume	Rate	Net	Volume	Rate	Net
Assets
Earning assets
Loans	$1,256	$(700)	$556	$631	$(461)	$170
Investment securities	78	(425)	(347)	591	(287)	304
Other short-term investments (1)	64	(92)	(28)	69	(307)	(238)

Total earning assets	1,377	(1,196)	181	842	(606)	236

Interest-bearing liabilities
Interest-bearing transaction accounts	(11)	25	(14)	(194)	155	(39)
Money market accounts	(37)	(144)	(181)	274	(577)	(303)
Savings deposits	25	(23)	2	51	(111)	(60)
Time deposits	236	(495)	(259)	518	(1,322)	(804)
Other short term borrowings	23	7	30	63	(142)	(79)

Total interest-bearing liabilities	288	(710)	(422)	1,821	(3,106)	(1,285)

Net interest income			$603			$1,521

        Interest Sensitivity.    The company monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on its net interest income. A monitoring technique employed by the company is the measurement of the company's interest sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. Also, asset/liability modeling is performed by the company to assess the impact varying interest rates and balance sheet mix assumptions will have on net interest income. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available-for-sale, replacing an asset or liability at maturity or by adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities repricing in the same time interval helps to hedge the risk and minimize the impact on net interest income of rising or falling interest rates. The company evaluates interest sensitivity risk and then formulates guidelines regarding asset generation and repricing, funding sources and pricing, and off-balance sheet commitments in order to decrease interest sensitivity risk. Neither the "gap" analysis or asset/liability modeling are precise indicators of the interest sensitivity position of the company due to the many factors that affect net interest income, including changes in the volume and mix of earning assets and interestbearing liabilities. Due to the fact that market interest rates are at their lowest levels in many years, further declines in interest rates would likely not result in the same magnitude of change in asset and liability repricing and would result in adverse pressure on the company's net interest margin. Certain core deposits may have already repriced to floor levels, making it unlikely that the company could adjust these liability rates by the same magnitude of any further rate declines.

20

        The following table illustrates the company's interest rate sensitivity at December 31, 2003.

Interest Sensitivity Analysis

(In thousands)

	December 31, 2003
	Within Three Months	After Three Through Six Months	After Six Through Twelve Months	One Year through Five Years	Over Five Years or Nonsensitive	Total
Assets
Earning assets
Loans (1)	$49,867	$5,551	$7,462	$57,869	$179	$120,928
Securities	500	6,000	530	30,104	21,820	58,954
Federal funds sold, securities purchased under agreements to resell and other earning assets	19,557					19,557

Total earning assets	69,924	11,551	7,992	87,973	21,999	199,439

Liabilities
Interest bearing liabilities
Interest bearing deposits
NOW accounts	4,250	4,202	8,403	16,806		33,661
Money market accounts	23,355					23,355
Savings deposits	1,403	1,403	2,806	5,611		11,223
Time deposits	26,419	15,668	20,294	17,595		79,976

Total interest-bearing deposits	55,427	21,273	31,503	40,012		148,215
Other short term borrowings	4,101		1,000	4,000		9,101

Total interest-bearing liabilities	59,528	21,273	32,503	44,012		157,316

Period gap	$10,396	$(9,722)	$(24,511)	$43,961	$21,999	$42,123
Cumulative gap	$10,396	$674	$(23,837)	$20,124	$42,123
Ratio of cumulative gap to total earning assets	5.2%	.3%	(11.9%)	10.1%	21.1%

(1)
Loan balances do not include non-accrual loans in the amount of $80,000 at December 31, 2003.

        The company generally would benefit from increasing market rates of interest when it has an asset-sensitive gap and generally would benefit from decreasing market rates of interest when it is liability sensitive. The company currently is liability sensitive within one year. However, the company's gap analysis is not a precise indicator of its interest sensitivity position. The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. Net interest income is also impacted by other significant factors, including changes in the volume and mix of earning assets and interest-bearing liabilities.

Provision and Allowance for Loan Losses

        The company has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem credits. Management's judgment as to the adequacy of the allowance is based upon a number of assumptions about future events, which it believes to be reasonable, but which may or may not prove to be accurate. Thus, there can be no

21

assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required.

        Additions to the allowance for loan losses, which are expensed as the provision for loan losses on the company's income statement, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. As of December 31, 2003 management has implemented a system allocating the allowance for loan losses to specific components of the loan portfolio. Prior to December 31, 2003 the allowance was allocated on an overall portfolio basis. Allocation of the allowance to specific loan components is not necessarily indicative of future losses or future allocations. The entire allowance is available to absorb losses in the loan portfolio. The objective of management has been to fund the allowance for loan losses at approximately 1.1% to 1.5% of total loans until a tested historical loss experience has been established. During 2002 management began to build the allowance to the mid to upper range of this objective due to declining economic conditions and increased charge-offs in 2001 and 2002. During the first six months of 2003 the company recovered certain of these charge-offs and had slightly exceeded its target for the allowance for loan losses. As a result, the provision for loan losses was funded at a lower amount throughout 2003 as compared to 2002 and 2001. The amount of the provision is a function of the level of loans outstanding, the level of nonperforming loans, historical loan loss experience, the amount of loan losses actually charged against the reserve during a given period, and current and anticipated economic conditions. Management has also established a loan review process to ensure that its loan loss allowance is adequate. This process includes a review by the management senior credit committee of all loans originated for $100,000 or more. In addition all loan relationships with aggregate credit of $500,000 or more are reviewed annually and loans regardless of amount criticized or classified by management in accordance with regulatory guidelines are reviewed quarterly.

        At December 31, 2003 and 2002, the allowance for loan losses amounted to $1.7 million and $1.5 million, respectively. This represents 1.41% and 1.52% of outstanding loans at December 31, 2003 and 2002, respectively. At December 31, 2003, 2002 and 2001 the company had nonaccrual loans in the amount of $80,000, $144,000 and $404,000 respectively. There was $96,000, $340,000 and $421,000 in loans delinquent greater than 30 days at December 31, 2003, 2002 and 2001, respectively. There were $109,000 and $24,000 in loans greater than 90 days delinquent at December 31, 2003 and 2002 and none as of December 31, 2001. The provision for loan losses was $167,000, $677,000 and $407,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

22

Allowance For Loan Losses

(Dollars in thousands)

	December 31,
	2003	2002	2001	2000	1999
Average loans outstanding	$111,928	$93,992	$79,466	$60,001	$46,064

Loans outstanding at period end	$121,009	$99,991	$87,519	$67,984	$52,297

Total non-performing loans	$80	$144	$404	—	—

Beginning balance of allowance	$1,525	$1,000	$873	$704	$532
Loans charged-off:
1-4 family residential mortgage	27	—	7	—	—
Home equity	—	—	—	5	—
Commercial	157	156	270	—	26
Installment & credit card	51	16	7	2	15

Total loans charged-off	235	172	284	7	41

Recoveries:
1-4 family residential mortgage	—	—	—	—	—
Home equity	—	19	—	—	—
Commercial	247	1	4	14	3
Installment & credit card	1	—	—	1	—

Total recoveries	248	20	4	15	3

Net loans charged off (recovered)	(13)	152	280	(8)	38

Provision for loan losses	167	677	407	161	210

Balance at period end	$1,705	$1,525	$1,000	$873	$704

Net charge-offs to average loans	(0.01%)	0.16%	0.35%	(0.02%)	0.08%
Allowance as percent of total loans	1.41%	1.53%	1.14%	1.28%	1.35%
Non-performing loans as % of total loans	0.07%	0.14%	0.46%	—	—
Allowance as % of non-performing loans	2123.60%	1059.03%	247.52%	—	—

Composition of the Allowance For Loan Losses

(In thousands)

	December 31, 2003	% of loans in category
Commercial, financial and agricultural	$167	9.5%
Real estate—construction	214	6.4%
Real estate mortgage:
Commercial	792	60.1%
Residential	293	9.8%
Consumer	85	14.2%
Unallocated	36	N/A

Total	$1,705	100.0%

23

        Accrual of interest is discontinued on loans when management believes, after considering economic and business conditions and collection efforts that a borrower's financial condition is such that the collection of interest is doubtful. A delinquent loan is generally placed in nonaccrual status when it becomes 90 days or more past due. At the time a loan is placed in nonaccrual status, all interest, which has been accrued on the loan but remains unpaid is reversed and deducted from earnings as a reduction of reported interest income. Interest income is subsequently recognized only to the extent cash payments are received first to principal and then to interest income.

        Potential Problem Loans.    A potential problem loan is one in which management has serious doubts about the borrower's future performance under the terms of the loan contract. These loans are current as to principal and interest and, accordingly, they are not included in nonperforming assets categories. At December 31, 2003, the company had no loans considered by management to be potential problem loans. The level of potential problem loans is one factor to be used in the determination of the adequacy of the allowance for loan losses.

Noninterest Income and Expense

        Noninterest Income.    The company's primary source of noninterest income is service charges on deposit accounts. In addition, the company originates mortgage loans that are closed in the name of a third party for which the company receives a fee. Other sources of noninterest income are derived from commissions on sale of non-deposit investment products, bankcard fees, commissions on check sales, safe deposit box rent, wire transfer and official check fees. Noninterest income for the year ended December 31, 2003 was $1.4 million as compared to $1.2 million for 2002, an increase of $208,000, or 16.8%. This increase is primarily a result of the growth in deposit account balances and the related deposit account fees. Deposit account fees amounted to $700,000 in 2003 as compared to $587,000 in 2002. Mortgage loan fee income increased to $343,000 for the year ended December 31, 2003 as compared to $300,000 in 2002. This increase was attributable to the continued low market interest rates throughout 2003 which resulted in more new home sales and significant mortgage refinancings. Commissions on the sale of non-deposit investment products increased $84,000 from $116,000 in 2002 to $200,000 in 2003. The company continues to place emphasis on sources of noninterest income by attempting to increase mortgage loan fee income and commissions on the sale of non-deposit investment products.

        Noninterest income amounted to $938,000 in 2001. The increase in 2002 of $294,000, or 31.4%, as compared to 2001 is also primarily attributable to increased deposit account balances and the related deposit account fees. Deposit account fees increased $112,000, or 23.5%, in 2002 as compared to 2001. In addition, mortgage loan fees increased $83,000 from $217,000 in 2001 to $300,000 in 2002. As mentioned previously record low market interest rates contributing significantly to increased new home sales and home refinancings throughout 2002.

        Noninterest Expense.    In the very competitive financial services industry, management recognizes the need to place a great deal of emphasis on expense management and continually evaluates and monitors growth in discretionary expense categories in order to control future increases. The company has expanded its branch network over the last four years and has announced the opening of its seventh office in the second quarter of 2004. Along with this branch expansion the company has continued to improve the support infrastructure to enable the company to effectively manage the growth experienced over the last four years. As a result of management's expansion strategy, all categories of noninterest expense have continued to increase over the last four years. Management anticipates that they will continue to seek de novo branch expansion opportunities in key markets within the midlands of South Carolina.

        Noninterest expense increased to $6.2 million for the year ended December 31, 2003 from $5.4 million for the year ended December 31, 2002. Salary and employee benefits increased $566,000 in

24

2003 as compared to 2002. This increase resulted from an increase of 12 full time equivalent employees from 58 at December 31, 2002 to 70 at December 31, 2003. In addition, during 2002 the company added six new positions. All of these positions have been added to support the continued growth of the bank both in operation areas and branch offices. Equipment expense increased by $174,000, or 27.7%, in 2003, as compared to 2002. This is primarily attributable to increased depreciation and maintenance contract expense related to equipment purchased to upgrade and improve existing technology. During 2003 the company introduced an internet banking product, upgraded the teller and new account platform systems and upgraded the ATM and debit card processing system. In addition, the company installed ATMs at three branch locations that previously did not provide this service. The company continues to evaluate its technology systems in order to enhance its delivery of services. Noninterest expense in 2003, 2002 and 2001 includes amortization of the deposit premium intangible of $79,000, $185,000 and $124,000, respectively related to the acquisition of the Chapin office in February 2001. The deposit premium of $1.2 million is being amortized over a period of seven years. Marketing and public relations expense for 2003 increased by $29,000 as a result of planned increases in advertising to include the continued use of television media in our markets which was started in 2002.

        Noninterest expense increased to $5.4 million for the year ended December 2002 from $4.4 million for the year ended December 31, 2001. Salary and employee benefit expense increased $384,000 in 2002 as compared to 2001. This increase resulted from an increase of six full time equivalent employees from 52 at December 31, 2001 to 58 at December 31, 2002. Equipment expense increased by $103,000 in 2002 as compared to 2001. During 2002 the company introduced check imaging and upgraded its telecommunications and data network systems. Marketing and public relations expense increased by $97,000 in 2002 as compared to 2001. This increase is attributable to planned increases in advertising to include the use of television media in our markets.

        The following table sets forth for the periods indicated the primary components of non-interest expense:

(In thousands)

	Year ended December 31,
	2003	2002	2001
Salary and employee benefits	$3,307	$2,740	$2,356
Occupancy	395	340	294
Equipment	803	629	526
Marketing and public relations	273	244	147
Data processing	87	86	77
Supplies	126	161	110
Telephone	147	128	103
Correspondent services	78	72	78
Insurance	141	113	86
Professional fees	194	176	94
Postage	85	75	78
Amortization of intangibles	179	185	124
Other	343	428	308

	$6,158	$5,377	$4,381

Income Tax Expense

        Income tax expenses for the year ended December 31, 2003 were $965,000, or 34.9%, of income before taxes as compared to $758,000, or 34.1%, of income before taxes for the year ended December 31, 2002. Income taxes for 2001 were $569,000, or 34.0%, of income before taxes. The

25

company recognizes deferred tax assets for future deductible amounts resulting from differences in the financial statement and tax bases of assets and liabilities and operating loss carry forwards. A valuation allowance is then established to reduce the deferred tax asset to the level that it is more likely than not that the tax benefit will be realized. At current established federal and state statutory income tax rates it is anticipated that income tax expense for the company will remain approximately 34.0% to 35.0% of income before taxes in the future.

Financial Position

        Total assets at December 31, 2003 were $215.0 million as compared to $195.2 million at December 31, 2002. Average earning assets increased to $190.3 million during 2003 as compared to $165.5 million during 2002. Asset growth included a net increase in loans of $20.8 million from $98.5 million at December 31, 2002 to $119.3 million at December 31, 2003. Investment securities decreased $10.8 million from $69.8 million at yearend 2002 to $59.0 million at December 31, 2003. The growth in assets was primarily funded by an increase in deposit account balances of $17.2 million from $168.1 million at December 31, 2002 to $185.3 million at December 31, 2003. During August 2003 the company borrowed $5.0 million in advances from the Federal Home Loan Bank of Atlanta (FHLB). The advances are collateralized by investment securities held in safekeeping at the FHLB. Shareholders' equity totaled $19.5 million at December 31, 2003 as compared to $18.4 million at December 31, 2002. This increase was a result of retained earnings of $1.5 million offset by a decrease of the unrealized gain on available for sale securities $526,000 during 2003.

Earning Assets

        Loans.    Loans typically provide higher yields than the other types of earning assets, and thus one of the bank's goals is to have loans be the largest category of the bank's earning assets. At December 31, 2003 loans accounted for 60.6% of earning assets as compared to 58.6% of earning assets at December 31, 2002. Associated with the higher loan yields are the inherent credit and liquidity risks which management attempts to control and counterbalance. Management is committed to achieving its asset mix goals management without sacrificing asset quality. Loans averaged $111.9 million during 2003, as compared to $100.0 million in 2002.

        The following table shows the composition of the loan portfolio by category:

(in thousands)

	December 31,
	2003		2002		2001		2000		1999
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Commercial, financial and agricultural	$11,518	9.5%	$10,688	10.7%	$12,408	14.2%	$12,414	18.3%	$10,833	9.5%
Real estate:
Construction	7,782	6.4%	7,533	7.5%	10,126	11.6%	3,879	5.7%	4,943	6.4%
Mortgage—residential	11,804	9.8%	11,055	11.1%	9,272	10.6%	8,327	12.2%	7,849	9.8%
Mortgage—commercial	72,668	60.1%	55,290	55.3%	41,744	47.7%	31,525	46.4%	20,140	60.1%
Consumer	17,237	14.2%	15,425	15.4%	13,968	15.9%	11,839	17.4%	8,532	14.2%

Total gross loans	121,009	100.0%	99,991	100.0%	87,518	100.0%	67,984	100.0%	52,297	100.0%

Allowance for loan losses	(1,705)		(1,525)		(1,000)		(873)		(704)

Total net loans	$119,303		$98,466		$86,518		$67,111		$51,593

        In the context of this discussion, a real estate mortgage loan is defined as any loan, other than loans for construction purposes, secured by real estate, regardless of the purpose of the loan. The company follows the common practice of financial institutions in the company's market area of obtaining a security interest in real estate whenever possible, in addition to any other available

26

collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan components. Generally the company limits the loan-to-value ratio to 80%. The principal components of the company's loan portfolio, at year-end 2003 and 2002, were commercial mortgage loans in the amount of $72.7 million and $55.3 million, representing 60.1% and 55.3% of the portfolio, respectively. Significant portions of these commercial mortgage loans are made to finance owner-occupied real estate. Management strives to maintain a conservative philosophy regarding its underwriting guidelines, and believes it will reduce the risk elements of its loan portfolio through strategies that diversify the lending mix.

        The repayment of loans in the loan portfolio as they mature is a source of liquidity for the company. The following table sets forth the company's loans maturing within specified intervals at December 31, 2003.

Loan Maturity Schedule and Sensitivity to Changes in Interest Rates

(In thousands)

	December 31, 2003
	One Year or Less	Over One Year Through Five Years	Over Five Years	Total
Commercial, financial & agricultural	$4,408	$7,056	$54	$11,518
Real estate—construction	7,462	320	—	7,782
All other loan	13,245	77,908	10,556	101,709

	$25,115	$85,284	$10,610	$121,009

Loans maturing after one year with:
Fixed interest rates				$67,620
Floating interest rates				28,274

				$95,894

        The information presented in the above table is based on the contractual maturities of the individual loans including loans, which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity.

        Investment Securities.    The investment securities portfolio is a significant component of the company's total earning assets. Total securities averaged $60.3 million in 2003, as compared to $58.5 million in 2002. This represents 31.7% and 35.3% of the average earning assets for the year ended December 31, 2003 and 2002, respectively. The objective of the company in its management of the investment portfolio is to maintain a portfolio of high quality, highly liquid investments with returns competitive with short term U.S. Treasury or agency obligations. This policy is particularly important as the company continues to emphasize increasing the percentage of the loan portfolio to total earning assets. At December 31, 2003, the weighted average life of the portfolio was 2.9 years and the weighted average tax equivalent yield was 4.0%. The company primarily invests in U.S. Treasury securities and securities of other U. S. Government agencies with maturities up to five years.

27

        The following table shows the investment portfolio composition:

(In thousands)

	December 31,
	2003	2002	2001
Securities available for sale at fair value:
U.S. Treasury	$3,027	$4,338	$6,357
U. S. Government agencies	35,596	45,919	24,282
Mortgage-backed securities	14,395	13,812	11,039
Other	941	699	589

	53,959	64,768	42,267

Securities held to maturity At amortized cost:
State and local government	4,985	5,007	4,088
Other	10	10	10

	4,995	5,117	4,089

Total	$58,954	$69,885	$46,356

        The following table shows, at carrying value, the scheduled maturities and average yields of securities held.

Investment Securities Maturity Distribution and Yields (1)

(In thousands)

	December 31, 2003
	Within One Year			After One But Within Five Years		After Five But Within Ten Years		After Ten Years
	Amount		Yield	Amount	Yield	Amount	Yield	Amount	Yield
Held-to-maturity:
State and local government	$			$951	3.79%	$2,779	3.95%	$1,255	4.06%
Other						10	5.85%

Total investment securities held-to maturity				951	3.79%	2,789	3.96%	1,255	4.06%

Available-for-sale:
U.S. treasury		3,027	2.70%
U.S. government agencies		3,501	2.57%	21,003	3.75%	11,083	4.33%
Mortgage-backed securities		—		524	5.73%	5,178	3.99%	8,702	4.39%
Other		—						941	5.25%

Total investment securities available-for-sale		6,528	2.63%	21,527	3.75%	16,261	4.22%	9,643	4.47%

Total investment securities		$6,528	2.63%	$22,478	3.75%	$19,050	4.18%	$10,898	4.42%

(1)
Investments with a call feature are shown as of the contractual maturity date.

        Short-Term Investments.    Short-term investments, which consist of federal funds sold, securities purchased under agreements to resell and interest bearing deposits, averaged $18.1 million in 2003, as compared to $13.1 million in 2002 and $11.5 million in 2001. At December 31, 2003, short-term investments totaled $19.6 million. These funds are a primary source of the company's liquidity and are generally invested in an earning capacity on an overnight basis.

28

Deposits and Other Interest-Bearing Liabilities

        Deposits.    Average deposits were $176.8 million during 2003, compared to $154.8 million during 2002. Average interest-bearing deposits were $144.4 million in 2003, as compared to $131.7 million in 2002.

        The following table sets forth the deposits of the company by category.

(In thousands)

	December 31,
	2003		2002		2001
	Amount	% of Deposits	Amount	% of Deposits	Amount	% of Deposits
Demand deposit accounts	$37,045	20.0%	$27,124	16.1%	$19,687	14.7%
NOW accounts	33,660	18.2%	30,207	18.0%	15,415	11.5%
Money market accounts	23,355	12.6%	27,920	16.6%	24,050	17.9%
Savings accounts	11,223	6.0%	9,818	5.8%	7,774	5.8%
Time deposits less than $100,000	45,125	24.4%	46,647	27.8%	40,906	30.4%
Time deposits more than $100,000	34,850	18.8%	26,346	15.7%	26,570	19.7%

	$185,258	100.0%	$168,062	100.0%	$134,402	100.0%

        Core deposits, which exclude certificates of deposit of $100,000 or more, provide a relatively stable funding source for the company's loan portfolio and other earning assets. The company's core deposits were $150.4 million, $141.7 million and $107.8 million at December 31, 2003, 2002 and 2001, respectively. A stable base of deposits are expected to be the company's primary source of funding to meet both its short-term and long-term liquidity needs in the future.

        The maturity distribution of the company's time deposits is shown in the following table.

Maturities of Certificates of Deposit and Other Time Deposit of $100,000 or more

(In thousands)

	December 31, 2003
	Within Three Months	After Three Through Six Months	After Six Through Twelve Months	After Twelve Months	Total
Certificates of deposit of $100,000 or more	$15,696	$4,806	$8,722	$5,626	$34,850

        There were no Other Time Deposits of $100,000 or more at December 31, 2003.

        Large certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits. Some financial institutions partially fund their balance sheets using large certificates of deposit obtained through brokers. These brokered deposits are generally expensive and can be unreliable as long-term funding sources. Accordingly, the company does not currently accept brokered deposits.

        Borrowed funds.    Borrowed funds consist primarily of short-term borrowings in the form of securities sold under agreements to repurchase, and Federal Home Loan Bank advances. Short term borrowings averaged $6.0 million and $5.2 million during 2003 and 2002, respectively. The repurchase agreements are generally originated with customers that have other relationships with the company and tend to provide a stable and predictable source of funding. Repurchase agreements averaged $6.0 million and $5.2 million during 2003 and 2002, respectively. As a member of the Federal Home Loan Bank of Atlanta (FHLB Atlanta) the bank has access to advances from the FHLB Atlanta for

29

various terms and amounts. During 2003 the average outstanding advances amounted to $1.9 million. There were no advances in 2002.

        The following is a schedule of the maturities for Federal Home Loan Bank Advances as of December 31, 2003:

(In thousands) Maturing	Amount	Rate
2004	$1,000	1.60%
2005	2,500	2.08%
2006	1,500	2.83%

	$5,000	2.24%

Capital

        Total shareholders' equity as of December 31, 2003 was $19.5 million, an increase of $1.1 million or approximately 6.0% compared with shareholders' equity of $18.4 million as of December 31, 2002. This increase was attributable to net income for the year ended December 31, 2003 of $1.8 million offset by a decrease in the net unrealized gain of $526,000 net of tax effect in the market value of investment securities available-for-sale. During the second quarter of 2002 the company paid its first quarterly cash dividend of $0.04 per share. Subsequent to this first cash dividend the company paid a $0.04 per share dividend in the third and fourth quarter of 2002. The company paid $.04 per share dividend in the first quarter of 2003 and a $.05 per share dividend for the second through the fourth quarter of 2003. Total dividends paid in 2003 and 2002 amounted to $302,000 and $191,000, respectively. The company introduced a dividend reinvestment plan in the third quarter of 2003. The plan allows existing shareholders the option of reinvesting cash dividends as well as making optional purchases of up to $5,000 in the purchase of common stock per quarter.

        Under the capital guidelines of the Federal Reserve and the OCC, the company and the bank are currently required to maintain a minimum risk-based total capital ratio of 8%, with at least 4% being Tier 1 capital. Tier 1 capital consists of common shareholders' equity, qualifying perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, less goodwill. In addition, the bank must maintain a minimum Tier 1 leverage ratio (Tier 1 capital to total assets) of at least 4%, but this minimum ratio is increased by 100 to 200 basis points for other than the highest-rated institutions.

        The company and the bank exceeded their regulatory capital ratios, as set forth in the following table.

30

Analysis of Capital

(In thousands)

	Required Amount	%	Actual Amount	%	Excess Amount	%
The Bank:
December 31, 2003
Risk Based Capital
Tier 1	$5,613	4.0%	$15,295	10.9%	$9,682	6.9%
Total Capital	11,225	8.0%	17,000	12.1%	5,775	4.1%
Tier 1 Leverage	8,280	4.0%	15,295	7.4%	7,015	3.4%
December 31, 2002
Risk Based Capital
Tier 1	$4,775	4.0%	$13,559	11.4%	$8,748	7.4%
Total Capital	9,551	8.0%	15,052	12.6%	5,501	4.6%
Tier 1 Leverage	7,576	4.0%	13,559	7.2%	5,983	3.2%
The Company:
December 31, 2003
Risk Based Capital
Tier 1	$5,635	4.0%	$18,607	13.2%	$12,972	9.2%
Total Capital	11,269	8.0%	20,312	14.4%	9,043	6.4%
Tier 1 Leverage	8,395	4.0%	18,607	8.9%	11,072	4.9%
December 31, 2002
Risk Based Capital
Tier 1	$4,797	4.0%	$16,831	14.0%	$11,834	10.0%
Total Capital	9,594	8.0%	18,330	15.3%	8,736	7.3%
Tier 1 Leverage	7,679	4.0%	16,831	8.8%	9,152	4.8%

        On July 10, 1998 the Company closed a secondary offering in which 679,218 additional shares (adjusted for the June 30, 2001 5% stock dividend and the February 28, 2002 5-for-4 stock split) were issued with proceeds after offering expenses of approximately $6.6 million. Approximately $4.1 million of the proceeds from this offering were used to provide additional capital to the bank. The company is using the proceeds of the secondary offering to support its continued growth and believe that its capital resources are adequate to meet its operating needs.

Liquidity Management

        Liquidity management involves monitoring the company's sources and uses of funds in order to meet its day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management is made more complicated because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made. However, net deposit inflows and outflows are far less predictable and are not subject to nearly the same degree of control. Asset liquidity is provided by cash and assets which are readily marketable, or which can be pledged, or which will mature in the near future. Liability liquidity is provided by access to core funding sources, principally the ability to generate customer deposits in the company's market area. In addition, liability liquidity is provided through the ability to borrow against approved lines of credit (federal funds purchased) from correspondent banks and to borrow on a secured basis through securities sold under agreements to repurchase. The bank is a member of the FHLB Atlanta and has the ability to obtain advances for

31

various periods of time. These advances will be secured by securities pledged by the bank or assignment of specific loans within the bank's portfolio.

        With the successful completion of the common stock offering in 1995 and the secondary offering completed in July 1998, the company has maintained a high level of liquidity that has been adequate to meet planned capital expenditures, as well as providing the necessary cash requirements of the company and the bank needed for operations. The company's funds sold and short term interest bearing deposits position, its primary source of liquidity, averaged $18.1 million during the year ended December 31, 2003, and was $19.6 million at December 31, 2003. The company also maintains federal funds purchased lines, in the amount of $6.5 million with several financial institutions, although these have not been utilized in 2003. The FHLB Atlanta has approved a line of credit of up to 15% of the bank assets which would be collateralized by a pledge against specific investment securities. Management regularly reviews the liquidity position of the company and has implemented internal policies establishing guidelines for sources of asset based liquidity and limit the total amount of purchased funds used to support the balance sheet and funding from non core sources. Management believes that its existing stable base of core deposits along with continued growth in this deposit base will enable the company to meet its long term liquidity needs successfully.

Impact of Inflation

        Unlike most industrial companies, the assets and liabilities of financial institutions such as the company and the bank are primarily monetary in nature. Therefore, interest rates have a more significant effect on the company's performance than do the effects of changes in the general rate of inflation and change in prices. In addition, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. As discussed previously, management seeks to manage the relationships between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

32

Item 7. Financial Statements

REPORT OF INDEPENDENT AUDITOR

The Board of Directors
First Community Corporation
Lexington, South Carolina

        I have audited the accompanying balance sheets of First Community Corporation as of December 31, 2003 and 2002, and the related statements of operations, changes in shareholders' equity and comprehensive income and cash flows for the three years ended December 31, 2003. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audits.

        I conducted the audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Community Corporation at December 31, 2003 and 2002 and the results of its operations and its cash flows for the three years ended December 31, 2003, in conformity with generally accepted accounting principles in the United States of America.

/s/ Clifton D. Bodiford
Certified Public Accountant
Columbia, SC
January 16, 2004

33

FIRST COMMUNITY CORPORATION
Consolidated Balance Sheets

	December 31,
	2003	2002
ASSETS
Cash and due from banks	$6,926,341	$7,698,671
Interest-bearing bank balances	2,221,397	935,536
Federal funds sold and securities purchased under agreements to resell	17,335,461	9,209,069
Investment securities — available for sale	53,958,799	64,767,700
Investment securities — held to maturity (market value of $5,169,282 and $5,160,669 at December 31, 2003 and 2002, respectively)	4,994,896	5,016,990
Loans	121,008,673	99,991,248
Less, allowance for loan losses	1,705,082	1,525,308

Net loans	119,303,591	98,465,940
Property, furniture and equipment—net	7,981,611	6,811,540
Intangible assets	763,585	942,295
Other assets	1,543,008	1,352,974

Total assets	$215,028,689	$195,200,715

LIABILITIES
Deposits:
Non-interest bearing demand	$37,043,600	$27,124,475
NOW and money market accounts	57,015,473	58,127,157
Savings	11,222,761	9,818,007
Time deposits less than $100,000	45,125,843	46,646,739
Time deposits $100,000 and over	34,850,195	26,346,095

Total deposits	185,257,872	168,062,473
Federal Home Loan Bank advances	5,000,000	—
Securities sold under agreements to repurchase	3,941,000	7,306,064
Other borrowed money	160,076	164,287
Other liabilities	1,160,927	1,229,168

Total liabilities	195,519,875	176,761,992

SHAREHOLDERS' EQUITY
Preferred stock, par value $1.00 per share; 10,000,000 shares authorized; none issued and outstanding
Common stock, par value $1.00 per share; 10,000,000 shares authorized; issued and outstanding 1,597,224 in 2003 and 1,587,970 in 2002	1,597,224	1,587,970
Additional paid in capital	12,862,715	12,771,383
Retained earnings	4,909,742	3,414,234
Accumulated other comprehensive income	139,133	665,136

Total shareholders' equity	19,508,814	18,438,723

Total liabilities and shareholders' equity	$215,028,689	$195,200,715

See Notes to Consolidated Financial Statements

34

FIRST COMMUNITY CORPORATION
Consolidated Statements of Income

	Year Ended December 31,
	2003	2002	2001
Interest income:
Loans, including fees	$7,581,751	$7,025,363	$6,855,382
Investment securities—available-for-sale	2,069,345	2,427,970	2,183,435
Investment securities—held-to-maturity	198,234	186,206	126,961
Other short term investments	179,030	207,577	445,469

Total interest income	10,028,360	9,847,116	9,611,247

Interest expense:
Deposits	2,307,974	2,759,818	3,966,442
Securities sold under agreement to repurchase	29,704	41,601	118,796
Other borrowed money	42,934	1,380	3,066

Total interest expense	2,380,612	2,802,799	4,088,304

Net interest income	7,647,748	7,044,317	5,522,943
Provision for loan losses	167,000	677,000	407,300

Net interest income after provision for loan losses	7,480,748	6,367,317	5,115,643

Non-interest income:
Deposit service charges	700,359	586,918	475,331
Mortgage origination fees	343,472	300,363	217,074
Gain on sale of securities	—	60,616	—
Other	395,973	284,359	245,680

Total non-interest income	1,439,804	1,232,256	938,085

Non-interest expense:
Salaries and employee benefits	3,306,714	2,740,255	2,356,126
Occupancy	395,380	340,269	294,438
Equipment	803,482	629,119	526,251
Marketing and public relations	273,257	244,334	147,138
Amortization of intangibles	178,710	185,280	123,520
Other	1,200,638	1,238,255	933,180

Total non-interest expense	6,158,181	5,377,512	4,380,653

Net income before tax	2,762,371	2,222,061	1,673,075
Income taxes	964,890	757,701	569,421

Net income	$1,797,481	$1,464,360	$1,103,654

Basic earnings per common share	$1.13	$0.92	$0.69

Diluted earnings per common share	$1.08	$0.90	$0.68

See Notes to Consolidated Financial Statements

35

FIRST COMMUNITY CORPORATION
Consolidated Statement of Changes in Shareholders' Equity and Comprehensive Income

	Shares Issued	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance December 31, 2000	1,207,177	$1,207,177	$12,248,087	$1,916,237	$(2,737)	$15,368,764
Comprehensive income:
Net income				1,103,654		1,103,654
Accumulated other comprehensive income, net of income tax of $141,041					274,975	274,975

Total comprehensive income						1,378,629

5% stock dividend	60,282	60,282	813,807	(875,280)		(1,191)
Stock options exercised	3,150	3,150	26,850			30,000

Balance December 31, 2001	1,270,609	1,270,609	13,088,744	2,144,611	272,238	16,776,202
Comprehensive income:
Net income				1,464,360		1,464,360
Accumulated other comprehensive income, net of income tax of $217,860					392,898	392,898

Total comprehensive income						1,857,258

5-for-4 stock split	317,361	317,361	(317,361)	(4,181)		(4,181)
Cash dividend ($0.12 per share)				(190,556)		(190,556)

Balance December 31, 2002	1,587,970	1,587,970	12,771,383	3,414,234	665,136	18,438,723
Comprehensive income:
Net income				1,797,481		1,797,481
Accumulated other comprehensive loss, net of income tax benefit of $299,069					(526,003)	(526,003)

Total comprehensive income						1,271,478

Cash dividend ($0.19 per share)				(301,973)		(301,973)
Exercise of stock options	6,923	6,923	45,909			52,832
Dividend reinvestment plan	2,331	2,331	45,423			47,754

Balance December 31, 2003	1,597,224	$1,597,224	$12,862,715	$4,909,742	$139,133	$19,508,814

See Notes to Consolidated Financial Statements

36

FIRST COMMUNITY CORPORATION
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2003	2002	2001
Cash flows from operating activities:
Net income	$1,797,481	$1,464,360	$1,103,654
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	631,356	502,666	469,479
Premium amortization (Discount accretion)	225,564	146,623	(124,558)
Provision for loan losses	167,000	677,000	407,300
Amortization of intangibles	178,710	185,280	161,445
Gain on sale of securities	—	(60,616)	—
Increase in other assets	109,035	(382,533)	(294,670)
Increase (decrease) in accounts payable	(68,241)	64,884	375,716

Net cash provided in operating activities	3,040,905	2,597,664	2,098,366

Cash flows form investing activities:
Purchase of investment securities available-for-sale	(39,509,065)	(55,130,066)	(56,263,765)
Maturity/call of investment securities available-for-sale	49,297,109	33,207,257	40,263,667
Purchase of investment securities held-to-maturity	(767,685)	(951,762)	(2,590,493)
Maturity/call of investment securities held-to-maturity	760,000	—	1,500,000
Increase in loans	(21,004,651)	(12,624,773)	(19,794,785)
Acquisition of branch	—	—	11,899,144
Purchase of property and equipment	(1,801,427)	(817,231)	(896,268)

Net cash used in investing activities	(13,025,719)	(36,316,575)	(25,882,500)

Cash flows from financing activities:
Increase in deposit accounts	17,195,399	33,660,817	28,469,970
Advances from the Federal Home Loan Bank	5,000,000
Increase (decrease) in securities sold under agreements to repurchase	(3,365,064)	3,255,364	1,101,300
Increase (decrease) in other borrowings	(4,211)	1,938	38,269
Proceeds from exercise of stock options	52,832	—	30,000
Dividend reinvestment plan	47,754
Cash in lieu of fractional shares	—	(4,181)	(1,191)
Cash dividends paid	(301,973)	(190,556)

Net cash provided from financing activities	18,624,737	36,723,382	29,638,348

Net increase in cash and cash equivalents	8,639,923	3,004,471	5,854,214
Cash and cash equivalents at beginning of period	17,843,276	14,838,805	8,984,591

Cash and cash equivalents at end of period	$26,483,199	$17,843,276	$14,838,805

Supplemental disclosure:
Cash paid during the period for:
Interest	$2,431,318	$2,754,208	$3,938,716
Taxes	$1,000,000	$818,000	$526,534
Non-cash investing and financing activities:
Unrealized (loss) gain on securities available-for-sale	$(825,072)	$610,758	$416,016

See Notes to Consolidated Financial Statements

37

FIRST COMMUNITY CORPORATION
Notes to Consolidated Financial Statements

Note 1—ORGANIZATION AND BASIS OF PRESENTATION

        The consolidated financial statements include the accounts of First Community Corporation (the company) and its wholly owned subsidiary First Community Bank, N.A (the bank). All material intercompany transactions are eliminated in consolidation. The Company was organized on November 2, 1994, as a South Carolina corporation, and was formed to become a bank holding company. The bank opened for business on August 17, 1995.

Note 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Use of Estimates

        The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        Material estimates that are particularly susceptible to significant change relate to the determination of the reserve for loan losses. The estimation process includes management's judgment as to future losses on existing loans based on an internal review of the loan portfolio, including an analysis of the borrowers current financial position, the consideration of current and anticipated economic conditions and the effect on specific borrowers. In determining the collectibility of loans management also considers the fair value of underlying collateral. Various regulatory agencies, as an integral part of their examination process, review the bank's allowance for loan losses. Such agencies may require the bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors it is possible that the allowance for loan losses could change materially.

        Cash and Cash Equivalents

        Cash and cash equivalents consist of cash on hand, due from banks, federal funds sold and securities purchased under agreements to resell. Generally federal funds are sold for a one-day period and securities purchased under agreements to resell mature in less than 90 days.

        Investment Securities

        Investment securities are classified as either held-to-maturity or available-for-sale. In determining such classification, securities that the company has the positive intent and ability to hold to maturity are classified as held-to maturity and are carried at amortized cost. All other securities are classified as available-for-sale and carried at estimated fair values with unrealized gains and losses included in shareholders' equity on an after tax basis.

        Gains and losses on the sale of available-for-sale securities are determined using the specific identification method. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are judged to be other than temporary are written down to fair value and charged to income in the Consolidated Statement of Income.

        Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

        Loans and Allowance for Loan Losses

        Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest is

38

recognized over the term of the loan based on the loan balance outstanding. Fees charged for originating loans, if any, are deferred and offset by the deferral of certain direct expenses associated with loans originated. The net deferred fees are recognized as yield adjustments by applying the interest method.

        The allowance for loan losses is maintained at a level believed to be adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loss experience, economic conditions and volume, growth and composition of the portfolio.

        The company considers a loan to be impaired when, based upon current information and events, it is believed that the company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans that are considered impaired are accounted for at fair value. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due, generally when a loan becomes 90 days past due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received first to principal and then to interest income.

        Property and Equipment

        Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the asset's estimated useful life. Estimated lives range up to 39 years for buildings and up to 10 years for furniture, fixtures and equipment.

        Intangible Assets

        Intangible assets consist primarily of core deposit premiums and goodwill resulting from the Company's acquisition of a branch office during 2001. Core deposit intangibles are being amortized over 7 years on a straight-line basis. Goodwill is not amortized but tested annually for impairment.

        Comprehensive Income

        The Company reports comprehensive income in accordance with SFAS 130, "Reporting Comprehensive Income." SFAS 130 requires that all items that are required to be reported under accounting standards as comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The disclosure requirements have been included in the Company's consolidated statements of shareholders' equity and comprehensive income.

        Marketing and Public Relations Expense

        The company expenses marketing and public relations expense as incurred.

        Income Taxes

        A deferred income tax liability or asset is recognized for the estimated future effects attributable to differences in the tax bases of assets or liabilities and their reported amounts in the financial statements as well as operating loss and tax credit carryforwards. The deferred tax asset or liability is measured using the enacted tax rate expected to apply to taxable income in the period in which the deferred tax asset or liability is expected to be realized or liquidated.

        Stock Based Compensation Cost

        The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) was issued in October 1995, and encourages but does not require,

39

adoption of a fair value method of accounting for employee stock based compensation plans. The company has adopted the disclosure-only provisions of SFAS 123 and has disclosed in the footnotes pro-forma net income and earnings per share information as if the fair value method had been applied.

        Earnings Per Share

        Basic earnings per share ("EPS") excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income by the weighted number of average shares of common stock and common stock equivalents. Common stock equivalents consist of stock options and are computed using the treasury stock method.

        Segment Information

        Statement of Financial Accounting Standards (SFAS) No. 131 "Disclosures about Segments of an Enterprise and Related Information" requires selected segment information of operating segments based on a management approach. The company operates as one business segment.

Note 3—PURCHASE OF BRANCH OFFICE

        On February 9, 2001, the bank purchased certain assets and assumed certain liabilities associated with the Chapin, South Carolina branch of Newberry Federal Savings Bank. The acquisition was accounted for as a purchase. The premium paid for deposit liabilities and other intangible assets recorded as a result of this transaction are being amortized on a straight-line basis over a period of seven years. Summarized below are the assets and liabilities recorded as a result of the purchase.

Cash and cash equivalents	$11,343,432
Loans	20,254
Premises and equipment	692,456
Other assets, including deposit premium	1,239,448

Total assets	$13,295,590

Deposits	$13,171,607
Accrued interest and other liabilities	123,983

Total liabilities	$13,295,590

Note 4—INVESTMENT SECURITIES

        The amortized cost and estimated fair values of investment securities are summarized below:

        HELD-TO-MATURITY:

	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
December 31, 2003:
State and local government	$4,984,896	$193,254	$18,868	$5,159,282
Other	10,000	—	—	10,000

	$4,994,896	$193,254	$18,868	$5,169,282

December 31, 2002:
State and local government	$5,006,990	$166,981	$23,302	$5,150,669
Other	10,000	—	—	10,000

	$5,016,990	$166,981	$23,302	$5,160,669

40

        AVAILABLE-FOR-SALE:

	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
December 31, 2003:
US Treasury securities	$3,004,510	$22,389	$—	$3,026,899
US Government agency securities	35,519,237	197,131	120,055	35,596,313
Mortgage-backed securities	14,280,293	140,250	25,663	14,394,880
Other	940,707	—	—	940,707

	$53,744,747	$359,770	$145,718	$53,958,799

December 31, 2002:
US Treasury securities	$4,273,006	$64,818	$—	$4,337,824
US Government agency securities	45,282,395	639,734	2,975	45,919,154
Mortgage-backed securities	13,473,976	337,546	—	13,811,522
Other	699,200	—	—	699,200

	$63,728,577	$1,042,098	$2,975	$64,767,700

        For the year ended December 31, 2002, proceeds from the sales of securities available-for-sale amounted to $2,590,782. Gross realized gains amounted to $60,616. There were no gross realized losses. The tax provision applicable to the realized gain was approximately $20,700. There were no sales of securities in 2003 or 2001.

        The amortized cost and fair value of investment securities at December 31, 2003, by contractual maturity, follow. Expected maturities differ from contractual maturities because borrowers may have the right to call or prepay the obligations with or without prepayment penalties.

	Held-to-maturity		Available-for-sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$—	$—	$6,498,632	$6,528,099
Due after one year through five years	942,047	975,126	21,451,358	21,526,956
Due after five years through ten years	2,798,298	2,909,411	16,216,544	16,259,884
Due after ten years	1,254,551	1,284,745	9,578,204	9,643,860

	$4,994,896	$5,169,282	$53,744,738	$53,958,799

        Securities with an amortized cost of $13,463,000 and fair value of $13,482,000 at December 31, 2003, were pledged to secure public deposits, demand notes due the U.S. Treasury and securities sold under agreements to repurchase.

41

Note 5—LOANS

        Loans summarized by category are as follows:

	December 31,
	2003	2002
Commercial, financial and agricultural	$11,517,891	$10,688,366
Real estate—construction	7,781,620	7,533,065
Real estate—mortgage
Commercial	72,668,233	55,289,732
Residential	11,803,875	11,054,830
Consumer	17,237,054	15,425,255

	$121,008,673	$99,991,248

        Activity in the allowance for loan losses was as follows:

	December 31,
	2003	2002	2001
Balance at the beginning of year	$1,525,308	$1,000,412	$873,356
Provision for loan losses	167,000	677,000	407,300
Charged off loans	(235,183)	(171,735)	(283,578)
Recoveries	247,957	19,631	3,334

Balance at end of year	$1,705,082	$1,525,308	$1,000,412

        At December 31, 2003, the Bank had loans on non accrual in the amount of $80,292. If these loans had been current in accordance with their original terms interest income during the year would have been recognized in the amount of $4,990. Recorded interest on these loans amounted to $800. Loans classified as impaired at December 31, 2003 and 2002 totaled $80,292 and $143,915. These loans were recorded at or below fair value. The average recorded investment in loans classified as impaired for the years ended December 31, 2003 and 2002 amounted to $170,178 and $184,250, respectively.

        Loans outstanding to Bank directors, executive officers and their related business interests amounted to $2,419,324 and $2,467,539 at December 31, 2003 and 2002, respectively. Repayments on these loans during the year ended December 31, 2003 were $248,214 and loans made amounted to $200,000. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with an unrelated persons and do not involve more than the normal risk of collectibility.

Note 6—PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following:

	December 31,
	2003	2002
Land	$2,806,306	$2,806,306
Premises	3,859,107	3,248,851
Equipment	3,034,271	2,659,045
Construction in progress	801,694	—

	10,501,378	8,714,202
Accumulated depreciation	2,519,767	1,902,662

	$7,981,611	$6,811,540

42

        Provision for depreciation included in operating expenses for the years ended December 31, 2003, 2002 and 2001 amounted to $631,356, $502,665 and $469,479, respectively.

Note 7—DEPOSITS

        At December 31, 2003, the scheduled maturities of Certificates of Deposits are as follows:

2004	$62,419,914
2005	5,631,792
2006	1,359,160
2007	6,477,184
2008	4,087,988

$79,976,038

Note 8—ADVANCES FROM FEDERAL HOME LOAN BANK

        Advances from the Federal Home Loan Bank of Atlanta at December 31, 2003 consisted of the following:

Maturing	Weighted Average Rate	Amount
2004	1.60%	$1,000,000
2005	2.08%	2,500,000
2006	2.83%	1,500,000

	2.24%	5,000,000

        As collateral for its advances, the Company has pledged securities with a fair value of $5,214,730. In addition, all of the Company's Federal Home Loan Bank Stock is pledged for these advances. Advances are subject to prepayment penalties. The average advances during 2003 were $1,904,000. The average interest rate was 2.24% and the maximum outstanding amount at any month end was $5,000,000. There were no advances outstanding during 2002.

Note 9—SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND OTHER BORROWED MONEY

        Securities sold under agreements to repurchase generally mature within one to four days from the transaction date. The weighted average interest rate at December 31, 2003 and 2002, was 0.51% and 0.51%, respectively. The maximum month-end balance during 2003 and 2002 was $8,155,100 and $7,306,000 respectively.

        Other borrowed money at December 31, 2003 and 2002 consisted of $160,076 and $164,287, respectively which was due under the treasury tax and loan note program.

43

Note 10—INCOME TAXES

        Income tax expense for the years ended December 31, 2003, 2002 and 2001 consists of the following:

	Year ended December 31
	2003	2002	2001
Current
Federal	$869,508	$917,475	$660,111
State	97,727	91,064	61,589

	967,235	1,008,539	721,700

Deferred
Federal	6,749	(229,816)	(139,518)
State	(9,094)	(21,022)	(12,761)

	(2,345)	(250,838)	(152,279)

Change in valuation allowance	—	—	—

Income tax expense	$964,890	$757,701	$569,421

        A reconciliation from expected federal tax expense to effective income tax expense for the periods indicated are as follows:

	Year ended December 31
	2003	2002	2001
Expected federal income tax expense	$939,206	$755,500	$568,845
State income tax net of federal benefit	64,600	60,100	40,649
Tax exempt interest	(61,300)	(58,700)	(35,588)
Other	22,384	801	(4,485)

	$964,890	$757,701	$569,421

        The following is a summary of the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities:

	December 31,
	2003	2002
Assets:
Provision for bad debts	$613,671	$548,969
Excess basis of intangible assets	98,005	64,436

Deferred tax asset	711,676	613,405

Liabilities:
Tax depreciation in excess of book depreciation	157,672	61,746
Unrealized gain on securities available-for-sale	77,038	373,987

Total deferred tax liabilities	234,710	435,733

Net deferred tax asset recognized	$476,966	$177,672

        There was no valuation allowance for deferred tax assets at either December 31, 2003 or 2002. No valuation allowance has been established as it is management's belief that realization of the deferred tax asset is more likely than not. The net deferred asset is included in other assets on the consolidated balance sheets.

        A portion of the change in the net deferred tax asset relates to unrealized gains and losses on securities available-for-sale. The related tax benefit of $299,069 has been recorded directly to shareholders' equity. The balance of the change in the net deferred tax asset results from current period deferred tax benefit of $2,345.

44

Note 11—FAIR VALUE OF FINANCIAL INSTRUMENTS

        Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments" (SFAS 107), requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below.

        Cash and short term investments—The carrying amount of these financial instruments (cash and due from banks, federal funds sold and securities purchased under agreements to resell) approximate fair value. All mature within 90 days and do not present unanticipated credit concerns.

        Investment Securities—Fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

        Loans—For certain categories of loans, such as variable rate loans and other lines of credit, the carrying amount, is a reasonable estimate of fair value as the Company has the ability to reprice the loan as interest rate changes occur. The fair value of other loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. As discount rates are based on current loan rates as well as management estimates, the fair values presented may not be indicative of the value negotiated in an actual sale.

        Accrued Interest Receivable—The fair value approximates the carrying value.

        Deposits—The fair value of demand deposits, savings accounts, and money market accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposits is estimated by discounting the future cash flows using rates currently offered for deposits of similar remaining maturities.

        Federal Home Loan Bank Advances—Fair value is estimated based on discounted cash flows using current market rates for borrowings with similar terms.

        Short Term Borrowings—The carrying value of short term borrowings (securities sold under agreements to repurchase and demand notes to the U.S. Treasury) approximates fair value.

        Accrued Interest Payable—The fair value approximates the carrying value.

        Commitments to Extend Credit—The fair value of these commitments is immaterial because their underlying interest rates approximate market.

45

        The carrying amount and estimated fair value of the Company's financial instruments are as follows:

	December 31, 2003		December 31, 2002
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets:
Cash and short term investments	$26,483,199	$26,483,199	$17,843,276	$17,843,276

Investment securities:
Held-to-maturity	$4,994,896	$5,169,282	$5,016,990	$5,160,669
Available-for-sale	53,958,799	53,958,799	64,767,700	64,767,700

Total investment securities	$58,953,695	$59,128,081	$69,784,690	$69,928,369

Loans
Adjustable rate	$41,585,884	$41,585,884	$27,625,376	$27,625,376
Fixed rate	79,422,789	80,968,033	72,365,872	72,780,214

Total loans	121,008,673	122,553,917	99,991,248	100,405,590
Allowance for loan losses	1,705,082	—	1,525,308

Net loans	$119,303,591	$122,553,917	$98,465,940	$100,405,590

Accrued interest receivable	$876,895	$876,895	$976,296	$976,296

Financial liabilities:
Deposits
Non-interest bearing demand	$37,043,600	$37,043,600	$27,124,475	$27,124,475
NOW and money market accounts	57,015,473	57,015,473	58,127,157	58,127,157
Savings	11,222,761	11,222,761	9,818,007	9,818,007
Certificates of deposit	79,976,038	81,399,845	72,992,834	74,292,406

Total deposits	$185,257,872	$186,681,679	$168,062,473	$169,362,045

Federal Home Loan Bank Advances	$5,000,000	$5,020,371	—	—

Short term borrowings	$4,101,076	$4,101,076	$7,470,351	$7,470,351

Accrued interest payable	$581,779	$581,779	$609,466	$609,466

Note 12—OFF-BALANCE SHEET FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

        The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

        The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments as for on-balance sheet instruments. At December 31, 2003, the Bank had commitments to extend credit including unused lines of credit of $24,266,000.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require a payment of a fee. Since commitments may expire without being drawn upon, the total commitments do not necessarily represent future cash

46

requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies but may include inventory, property and equipment, residential real estate and income producing commercial properties.

        The primary market area served by the Bank is Lexington and Richland Counties within the Midlands of South Carolina. Management closely monitors its credit concentrations and attempts to diversify the portfolio within its primary market area. At December 31, 2003, management does not consider there to be any significant credit concentration within the portfolio. Although, the Bank's loan portfolio as well as existing commitments reflect the diversity of its primary market area, a substantial portion of its debtors ability to honor their contracts is dependent upon the economic stability of the area.

Note 13—OTHER EXPENSES

        A summary of the components of other non-interest expense is as follows:

	December 31,
	2003	2002	2001
Data processing	$87,161	$85,876	$77,286
Supplies	126,063	161,063	109,889
Telephone	146,940	127,670	102,875
Correspondent services	75,931	71,690	77,863
Insurance	113,064	89,491	85,413
Postage	84,512	75,341	78,247
Professional fees	194,380	175,600	93,753
Other	372,587	451,524	307,854

	$1,200,638	$1,238,255	$933,180

Note 14—STOCK OPTIONS

        The Company has adopted a Stock Option Plan under which an aggregate of 190,050 shares have been reserved for issuance by the Company upon the grant of stock options or restricted stock awards. The number of shares and average exercise price have been adjusted for the June 30, 2001 5% stock dividend and the February 28, 2002 5-for-4 stock split. The plan provides for the grant of options to key employees and Directors as determined by a Stock Option Committee made up of at least two members of the Board of Directors. Options are exercisable for a period of ten years from date of grant.

47

        Stock option transactions for the years ended December 31, 2003, 2002 and 2001 are summarized as follows:

	Shares	Weighted Average Exercise Price
Outstanding January 1, 2001	168,657	$9.64
Exercised	3,937	7.63
Forfeited	6,890	10.35

Outstanding December 31, 2001	157,830	9.66
Granted	1,000	13.75
Forfeited	329	13.99

Outstanding December 31, 2002	158,501	9.68
Exercised	9,388	8.54
Granted	3,500	18.84
Forfeited	1,850	11.78

Outstanding December 31, 2003	150,763	$9.91
Exercisable at December 31, 2003	138,369	$9.34

        In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS 123) The statement defines a fair value based method of accounting for employee stock options granted after December 31, 1994. However, SFAS 123 allows an entity to account for these plans according to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), provided pro forma disclosure of net income and earnings per share are made as if SFAS 123 had been applied. The Company has elected to use APB 25 and provide the required pro-forma disclosures. Accordingly, no compensation cost has been recognized in the financial statements for the Company's stock option plan.

        The following summarizes pro-forma data in accordance with SFAS 123:

	Year ended December 31,
	2003	2002	2001
Net income, pro-forma	$1,772,921	$1,441,026	$1,083,736
Basic earnings/loss per common share, pro-forma	$1.11	$0.91	$0.68
Diluted earnings loss per common share, pro-forma	$1.07	$0.88	$0.67

        The fair value of each grant is estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of options granted during 2003 and 2002 was $5.62 and $4.90.

48

        In calculating the pro-forma disclosures, the fair value of options granted is estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	2003	2002
Dividend yield	0.9%	1.5%
Expected volatility	25.4%	25.3%
Risk-free interest rate	3.0%	4.8%
Expected life	7 Years	10 Years

        There were no options granted in 2001.

Note 15—EMPLOYEE BENEFIT PLAN

        The Company maintains a 401 (k) plan which covers substantially all employees. Participants may contribute up to the maximum allowed by the regulation. During the year ended December 31, 2003, 2002 and 2001 the plan expense amounted to $106,398, $93,130 and $78,365 respectively. The Company matches 50% of an employees contribution up to 6.00% of the participants contribution.

Note 16—EARNINGS PER SHARE

        The following reconciles the numerator and denominator of the basic and diluted earnings per share computation:

	Year ended December 31,
	2003	2002	2001
Numerator (Included in basic and diluted earnings per share)	$1,797,481	$1,464,360	$1,103,654

Denominator Weighted average common shares outstanding for:
Basic earnings per share	1,590,052	1,587,970	1,587,970
Dilutive securities:
Stock options—Treasury stock method	70,925	42,867	32,044

Diluted earnings per share	1,660,977	1,630,837	1,620,014

        The average market price used in calculating the assumed number of shares issued for the years ended December 31, 2003, 2002 and 2001 was $18.71, $12.83 and $11.10, respectively.

Note 17—CAPITAL REQUIREMENTS AND DIVIDEND RESTRICTIONS

        The Company and Bank are subject to various federal and state regulatory requirements, including regulatory capital requirements. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's and Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors. The Company and Bank are required to maintain minimum Tier 1 capital, total risked based capital and Tier 1 leverage ratios of 4%, 8% and 4%, respectively.

49

        At December 31, 2003, the most recent notification from the Comptroller of the Currency categorized the bank as well capitalized under the regulatory framework for prompt corrective action. To be well capitalized the bank must maintain minimum Tier 1 capital, Total risk-based capital and Tier 1 leverage ratios of 6%, 10% and 5%, respectively. There are no conditions or events since that notification that management believes have changed the bank's well capitalized status.

        The actual capital amounts and ratios as well as minimum amounts for each regulatory defined category for the Bank and the Company are as follows:

	Actual		Required to be Categorized Adequately Capitalized		Required to be Categorized Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2003
First Community Corporation
Tier 1 Capital	$18,607,000	13.21%	$5,635,000	4.00%	N/A	N/A
Total Risked Based Capital	20,312,000	14.42%	11,269,000	8.00%	N/A	N/A
Tier 1 Leverage	18,607,000	8.87%	8,395,000	4.00%	N/A	N/A
First Community Bank, NA
Tier 1 Capital	$15,295,000	10.90%	$5,613,000	4.00%	$8,419,000	6.00%
Total Risked Based Capital	17,000,000	12.12%	11,225,000	8.00%	14,031,000	10.00%
Tier 1 Leverage	15,295,000	7.39%	8,280,000	4.00%	10,351,000	5.00%
December 31, 2002
First Community Corporation
Tier 1 Capital	$16,831,000	14.03%	$4,797,000	4.00%	N/A	N/A
Total Risked Based Capital	18,330,000	15.28%	9,594,000	8.00%	N/A	N/A
Tier 1 Leverage	16,831,000	8.77%	7,679,000	4.00%	N/A	N/A
First Community Bank, NA
Tier 1 Capital	$13,559,000	11.36%	$4,775,000	4.00%	$7,163,000	6.00%
Total Risked Based Capital	15,052,000	12.61%	9,551,000	8.00%	11,939,000	10.00%
Tier 1 Leverage	13,559,000	7.16%	7,576,000	4.00%	9,470,000	5.00%

        Under applicable federal law, the Comptroller of the Currency restricts a national bank's total dividend payments in any calendar year to net profits of that year combined "with retained net profits for the two preceding years At December 31, 2003, there was $3,873,000 in retained net profits free of such restriction.

50

Note 18—PARENT COMPANY FINANCIAL INFORMATION

        The balance sheets, statements of operations and cash flows for First Community Corporation (Parent Only) follow:

        Condensed Balance Sheets

	At December 31,
	2003	2002
Assets:
Cash on deposit	$169,125	$181,237
Interest-bearing deposits with the bank	504,817	581,778
Securities purchased under agreement to resell	1,402,615	828,490
Investment securities available-for-sale	1,250,000	1,768,510
Investment in bank subsidiary	16,058,187	14,501,250
Other	20,756	21,671

Total assets	$19,405,500	$17,882,936

Liabilities:
Other	$35,819	$97,319

Shareholders' equity	19,369,681	17,785,617

Total liabilities and shareholders' equity	$19,405,500	$17,882,936

        Condensed Statements of Operations

	Year ended December 31,
	2003	2002	2001
Income:
Interest income	$75,711	$120,358	$162,867
Dividend income from bank subsidiary	$225,160
Equity in undistributed earnings of subsidiary	1,556,937	1,475,434	1,045,390
Expenses:
Other	60,327	131,432	94,203

Income before taxes	1,797,481	1,464,360	1,114,054
Income taxes	—	—	10,400

Net Income	$1,797,481	$1,464,360	$1,103,654

51

        Condensed Statements of Cash Flows

	Year ended December 31,
	2003	2002	2001
Cash flows from operating activities:
Net Income	$1,797,481	$1,464,360	$1,103,654
Adjustments to reconcile net income to net cash used by operating activities
Increase in equity in undistributed earnings of subsidiary	(1,556,937)	(1,475,434)	(1,045,390)
Other—net	(54,105)	67,962	4,482

Net cash provided (used) by operating activities	186,439	56,888	62,746

Cash flows from investing activities:
Purchase of investment security available-for-sale	(1,250,000)	(750,000)	—
Maturity of investment security available-for-sale	1,750,000	750,000	—

Net cash provided (used) by investing activities	500,000	—	—

Cash flows from financing activities:
Cash in lieu of fractional shares	—	(4,181)	(1,191)
Dividends paid	(301,973)	(190,555)	—
Proceeds from issuance of common stock	100,586	—	30,000

Net cash provided by financing activities	(201,387)	(194,736)	28,809

Increase in cash and cash equivalents	485,052	(137,848)	91,555
Cash and cash equivalent, beginning of period	1,591,505	1,729,353	1,637,798

Cash and cash equivalent, end of period	$2,076,557	$1,591,505	$1,729,353

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        Not Applicable.

Item 8A. Controls and Procedures

        As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e). Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our current disclosure controls and procedures are effective as of December 31, 2003.

        The design of any system of controls and procedures is based in part upon certain assumptions about the likelihood of future events. There can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

PART III

Item 9. Directors and Executive Officers of the Registrant.

        In response to this Item, additional information is contained on page 3 of the company's Proxy Statement for the Annual Meeting of Shareholders to be held on May 19, 2004 is incorporated herein by reference.

52

Item 10. Executive Compensation.

        The information required by this item is set forth under "Compensation of Directors and Executive Officers" on pages 6 through 8 of the 2004 Proxy Statement, which information is incorporated herein by reference.

Item 11. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

        The information required by this item is set forth under "Security Ownership of Certain Beneficial Owners and Management" on page 9 of the 2004 Proxy Statement, which information is incorporated herein by reference.

Item 12. Certain Relationships and Related Transactions.

        The information required by this item is set forth under "Certain Relationships and Related Transactions" on page 12 of the 2004 Proxy Statement, which information is incorporated herein by reference.

53

Item 13. Exhibits, List and Reports on Form 8-K.

  (a)
  The following documents are filed as part of this report:

    3.1
    Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the company's Registration Statement No. 33-86258 on Form S-1).

    3.2
    Bylaws (incorporated by reference to Exhibit 3.2 to the company's Registration Statement No. 33-86258 on Form S-1).

    4.1
    Provisions in the company's Articles of Incorporation and Bylaws defining the rights of holders of the company's Common Stock (incorporated by reference to Exhibit 4.1 to the company's Registration Statement No. 33-86258 on Form S-1).

    10.1
    Employment Agreement dated June 1, 1994, by and between Michael C. Crapps and the Company (incorporated by reference to Exhibit 10.1 to the company's Registration Statement No. 33-86258 on Form S-1)*

    10.2
    Employment Agreement dated June 1, 1994, by and between James C. Leventis and the Company (incorporated by reference to Exhibit 10.2 to the company's Registration Statement No. 33-86258 on Form S-1).*

    10.3
    First Community Corporation 1999 Stock Incentive Plan (Incorporated by reference to the Company's 1998 Annual Report and Form 10 KSB).

    10.4
    Employment Agreement dated September 2, 2002 by and between David K. Proctor and the Company. (incorporated by reference to Exhibit 10.4 to the company's 2002 annual report and form 10KSB).*

    10.5
    Employment Agreement dated June 12, 2002 by and between Joseph G. Sawyer and the Company (incorporated by reference to Exhibit 10.5 to the company's 2002 annual report and form 10KSB).*

    21.1
    Subsidiaries of the company.

    24
    Power of Attorney (contained on signature page).

    31.1
    Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

    31.2
    Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

    32
    Certifications of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities and Exchange Commission.

*
Denotes executive compensation contract or arrangement.

(Reports on Form 8-K

  On October 24, 2003 the company filed a form 8-K referencing a press release announcing its financial results for the third quarter ended September 30, 2003 and announcing a $0.05 per share cash dividend payable November 14, 2003 to shareholders of record October 31, 2003.

Item 14 Principal Accountant Fees and Services

        The information required by this item is set forth under "Audit Fees" on pages 11 through 12 of the 2004 Proxy Statement, which information is incorporated herein by reference.

54

SIGNATURES

        In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

First Community Corporation Date: March 23, 2004	By:	/s/ MICHAEL C. CRAPPS Michael C. Crapps President and Chief Executive Officer
	By:	/s/ JOSEPH G. SAWYER Joseph G. Sawyer Senior Vice President Chief Financial and Accounting Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael C. Crapps, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD K. BOGAN Richard K. Bogan	Director	March 23, 2004
/s/ THOMAS C. BROWN Thomas C. Brown	Director	March 23, 2004
/s/ CHIMIN J. CHAO Chimin J. Chao	Director	March 23, 2004
/s/ MICHAEL C. CRAPPS Michael C. Crapps	Director, President and Chief Executive Officer	March 23, 2004

55

/s/ ANITA B. EASTER Anita B. Easter	Director	March 23, 2004
/s/ O.A. ETHRIDGE O.A. Ethridge	Director	March 23, 2004
/s/ GEORGE H. FANN, JR. George H. Fann, Jr.	Director	March 23, 2004
/s/ W. JAMES KITCHENS, JR. W. James Kitchens, Jr.	Director	March 23, 2004
/s/ JAMES C. LEVENTIS James C. Leventis	Director, Chairman of the Board and Secretary	March 23, 2004
/s/ ANGELO L. TSIANTIS Angelo L. Tsiantis	Director	March 23, 2004
/s/ LORETTA R. WHITEHEAD Loretta R. Whitehead	Director	March 23, 2004
/s/ MITCHELL M. WILLOUGHBY Mitchell M. Willoughby	Director	March 23, 2004

56

Exhibit List

3.1
Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the company's Registration Statement No. 33-86258 on Form S-1).

3.2
Bylaws (incorporated by reference to Exhibit 3.2 to the company's Registration Statement No. 33-86258 on Form S-1).

4.1
Provisions in the company's Articles of Incorporation and Bylaws defining the rights of holders of the company's Common Stock (incorporated by reference to Exhibit 4.1 to the company's Registration Statement No. 33-86258 on Form S-1).

10.1
Employment Agreement dated June 1, 1994, by and between Michael C. Crapps and the Company (incorporated by reference to Exhibit 10.1 to the company's Registration Statement No. 33-86258 on Form S-1)*

10.2
Employment Agreement dated June 1, 1994, by and between James C. Leventis and the Company (incorporated by reference to Exhibit 10.2 to the company's Registration Statement No. 33-86258 on Form S-1).*

10.3
First Community Corporation 1999 Stock Incentive Plan (Incorporated by reference to the Company's 1998 Annual Report and Form 10 KSB).

10.4
Employment Agreement dated September 2, 2002 by and between David K. Proctor and the Company. (incorporated by reference to Exhibit 10.4 to the company's 2002 annual report and form 10KSB).*

10.5
Employment Agreement dated June 12, 2002 by and between Joseph G. Sawyer and the Company (incorporated by reference to Exhibit 10.5 to the company's 2002 annual report and form 10KSB).*

21.1
Subsidiaries of the company.

24
Power of Attorney (contained on signature page).

31.1
Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2
Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32
Certifications of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities and Exchange Commission.

Appendix F.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-KSB/Amendment No. 1

(Mark One)
☒ Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2003
or
☐ Transition Report under Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from to

Commission file no. 33-86258

First Community Corporation
(Name of Small Business Issuer in Its Charter)

South Carolina (State or Other Jurisdiction of Incorporation or Organization)	571010751 (I.R.S. Employer Identification No.)
5455 Sunset Blvd., Lexington, South Carolina (Address of Principal Executive Offices)	29072 (Zip Code)
803-951-2265 Issuer's Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act: Common Stock.

        Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for past 90 days. Yes ☒    No ☐

        Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☒

        The aggregate market value of the voting stock as of March 15, 2004, held by non-affiliates of the registrant based on the closing price as of March 15, 2004, was $31,246,252

        The issuer's revenues for its most recent fiscal year were $11,468,000. 1,598,401 shares of the issuer's common stock were issued and outstanding as of March 15, 2004.

Documents Incorporated by Reference

        Portions of the Registrants definitive Proxy Statement for its May 19, 2004 Annual Meeting of Shareholders, are incorporated by reference into Part III thereof.

        Transitional Small Business Disclosure Format. (Check one): Yes ☐    No ☒

EXPLANATORY NOTE

        This 10-KSB/A is being filed to amend Part III, Item 9. Directors, Executive Officers, Promoters, and Control Persons; Compliance with Section 16(a) of the Exchange Act, which was filed on March 25, 2004. The company inadvertently failed to mention that its Code of Ethics is available on its website at www.firstcommunitysc.com. No other changes have been made to the original 10-KSB for the period ended December 31, 2003.

Part III

Item 9.    Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act

        In response to this Item, additional information is contained on pages 3 through 5 and on page 12 of our Proxy Statement for the Annual Meeting of Shareholders to be held on May 19, 2004 incorporated herein by reference.

        We have adopted a Code of Ethics that applies to our directors, executive officers (including our principal executive officer and principal financial officer) and employees in accordance with the Sarbanes-Oxley Corporate Responsibility Act of 2002. The Code of Ethics is available on our web site at: www.firstcommunitysc.com.

2

SIGNATURES

        In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY CORPORATION
Date: April 22, 2004	/s/ MICHAEL C. CRAPPS Michael C. Crapps President and Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

* Richard K. Bogan	Director
* Thomas C. Brown	Director
* Chimin J. Chao	Director
* Michael C. Crapps	Director, President, & Chief Executive Officer	April 22, 2004
* Anita B. Easter	Director
* O. A. Ethridge	Director
* George H. Fann, Jr.	Director
* W. James Kitchens, Jr.	Director

3

* James C. Leventis	Director, Chairman of the Board, & Secretary
* Angelo L. Tsiantis	Director
* Loretta R. Whitehead	Director
* Mitchell M. Willoughby	Director
/s/ MICHAEL C. CRAPPS Michael C. Crapps	As Attorney-In-Fact	April 22, 2004

4

Appendix F.2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-KSB/Amendment No. 2

(Mark One)
☒ Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2003
or
☐ Transition Report under Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from to

Commission file no. 33-86258

First Community Corporation
(Name of Small Business Issuer in Its Charter)

South Carolina (State or Other Jurisdiction of Incorporation or Organization)	571010751 (I.R.S. Employer Identification No.)
5455 Sunset Blvd., Lexington, South Carolina (Address of Principal Executive Offices)	29072 (Zip Code)
803-951-2265 Issuer's Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act: Common Stock.

        Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for past 90 days. Yes ☒    No ☐

        Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☒

        The aggregate market value of the voting stock as of March 15, 2004, held by non-affiliates of the registrant based on the closing price as of March 15, 2004, was $31,246,252

        The issuer's revenues for its most recent fiscal year were $11,468,000. 1,598,401 shares of the issuer's common stock were issued and outstanding as of March 15, 2004.

Documents Incorporated by Reference

        Portions of the Registrants definitive Proxy Statement for its May 19, 2004 Annual Meeting of Shareholders are incorporated by reference into Part III thereof.

        Transitional Small Business Disclosure Format. (Check one): Yes ☐    No ☒

EXPLANATORY NOTE

        This 10-KSB/Amendment No. 2 is being filed to amend Part III, Item 11. Security Ownership of Certain Beneficial Owners and Management, which was filed on March 25, 2004. The company inadvertently failed to include the Equity Compensation Plan Information. No other changes are being made to the original 10-KSB for the year ended December 31, 2003.

Part III

Item 11.    Security Ownership of Certain Beneficial Owners and Management

        In response to this Item, additional information is contained in our Proxy Statement for the Annual Meeting of Shareholders to be held on May 19, 2004 incorporated herein by reference.

        The following table sets forth equity compensation plan information at December 31, 2003. All information has been adjusted for any stock splits and stock dividends effected during the periods presented.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	150,763	$9.91	39,287

Total	150,763	$9.91	39,287

(1)
The number of shares of common stock available for issuance under the 1999 Stock Incentive Plan automatically increases on the first trading day each calendar year beginning January 1, 2000, by an amount equal to 3% of the shares of common stock outstanding.

2

Item 15.    Exhibit Index

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the company's Registration Statement No. 33-86258 on Form S-1).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the company's Registration Statement No. 33-86258 on Form S-1).
4.1
Provisions in the company's Articles of Incorporation and Bylaws defining the rights of holders of the company's Common Stock (incorporated by reference to Exhibit 4.1 to the company's Registration Statement No. 33-86258 on Form S-1).
10.1	Employment Agreement dated June 1, 1994, by and between Michael C. Crapps and the Company (incorporated by reference to Exhibit 10.1 to the company's Registration Statement No. 33-86258 on Form S-1).
10.2	Employment Agreement dated June 1, 1994, by and between James C. Leventis and the Company (incorporated by reference to Exhibit 10.2 to the company's Registration Statement No. 33-86258 on Form S-1).
10.3	First Community Corporation 1999 Stock Incentive Plan (Incorporated by reference to the Company's 1998 Annual Report and Form 10-KSB).
10.4	Employment Agreement dated September 2, 2002 by and between David K. Proctor and the Company (incorporated by reference to Exhibit 10.4 to the company's 2002 annual report and Form 10-KSB).
10.5	Employment Agreement dated June 12, 2002 by and between Joseph G. Sawyer and the Company (incorporated by reference to Exhibit 10.5 to the company's 2002 annual report and Form 10-KSB).
21.1	Subsidiaries of the company. (incorporated by reference to Exhibit 21.1 to the company's 2003 annual report and Form 10-KSB).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the company's 2003 annual report and Form 10-KSB).
31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1
Certifications of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities and Exchange Commission.

3

SIGNATURES

        In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY CORPORATION
Date: April 28, 2004	/s/ MICHAEL C. CRAPPS Michael C. Crapps President and Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

* Richard K. Bogan	Director
* Thomas C. Brown	Director
* Chimin J. Chao	Director
/s/ MICHAEL C. CRAPPS Michael C. Crapps	Director, President, & Chief Executive Officer	April 28, 2004
* Anita B. Easter	Director
* O. A. Ethridge	Director
* George H. Fann, Jr.	Director
* W. James Kitchens, Jr.	Director

4

* James C. Leventis	Director, Chairman of the Board, & Secretary
* Angelo L. Tsiantis	Director
* Loretta R. Whitehead	Director
* Mitchell M. Willoughby	Director
* Joseph G. Sawyer	Chief Financial Officer and Principal Accounting Officer
/s/ MICHAEL C. CRAPPS Michael C. Crapps	As Attorney-In-Fact	April 28, 2004

5

Exhibit List

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the company's Registration Statement No. 33-86258 on Form S-1).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the company's Registration Statement No. 33-86258 on Form S-1).
4.1
Provisions in the company's Articles of Incorporation and Bylaws defining the rights of holders of the company's Common Stock (incorporated by reference to Exhibit 4.1 to the company's Registration Statement No. 33-86258 on Form S-1).
10.1	Employment Agreement dated June 1, 1994, by and between Michael C. Crapps and the Company (incorporated by reference to Exhibit 10.1 to the company's Registration Statement No. 33-86258 on Form S-1).
10.2	Employment Agreement dated June 1, 1994, by and between James C. Leventis and the Company (incorporated by reference to Exhibit 10.2 to the company's Registration Statement No. 33-86258 on Form S-1).
10.3	First Community Corporation 1999 Stock Incentive Plan (Incorporated by reference to the Company's 1998 Annual Report and Form 10-KSB).
10.4	Employment Agreement dated September 2, 2002 by and between David K. Proctor and the Company (incorporated by reference to Exhibit 10.4 to the company's 2002 annual report and Form 10-KSB).
10.5	Employment Agreement dated June 12, 2002 by and between Joseph G. Sawyer and the Company (incorporated by reference to Exhibit 10.5 to the company's 2002 annual report and Form 10-KSB).
21.1	Subsidiaries of the company (incorporated by reference to Exhibit 21.1 to the company's 2003 annual report and Form 10-KSB).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the company's 2003 annual report and Form 10-KSB).
31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1
Certifications of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities and Exchange Commission.

6

Appendix G

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-QSB

(Mark One)
☒	Quarterly report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended March 31, 2004
☐	Transition report under Section 13 or 15(d) of the Exchange Act for the transition period from to

Commission File No. 33-86258

FIRST COMMUNITY CORPORATION
(Exact Name of Small Business Issuer as Specified in its Charter)

South Carolina (State of Incorporation)	57-1010751 (I.R.S. Employer Identification)
5455 Sunset Boulevard, Lexington, South Carolina 29072 (Address of Principal Executive Offices)
(803) 951-2265 (Issuer's Telephone Number, Including Area Code)
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

        Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date:

        1,606,851 shares of common stock, par value $1.00 per share, were issued and outstanding as of April 30, 2004

        Transitional Small Business Disclosure Format (check one): Yes ☐    No ☒

PART I—FINANCIAL INFORMATION	3
Item 1. Financial Statements	3
Consolidated Balance Sheets	3
Consolidated Statements of Income	4
Consolidated Statements of Shareholders Equity and Comprehensive Income	5
Consolidated Statements of Cash Flows	6
Notes to Consolidated Financial Statements	7
Item 2. Managements Discussion and Analysis of Operations	9
Item 3. Controls and Procedures	16
PART II—OTHER INFORMATION	16
Item 1. Legal Proceedings	16
Item 2. Changes in Securities	16
Item 3. Defaults Upon Senior Securities	16
Item 4. Submission of Matters to a Vote of Security Holders	16
Item 5. Other Information	16
Item 6. Exhibits and Reports of Form 8-K	16
INDEX TO EXHIBITS	18
SIGNATURES	17
EX-31.1 Rule 13a-14(a) Certification of the Chief Executive Officer
EX-31.2 Rule 13a-14(a) Certification of the Chief Financial Officer
EX-32 Section 1350 Certifications

2

PART I
FINANCIAL INFORMATION

Item 1. Financial Statements.

FIRST COMMUNITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Cash and due from banks	$6,605,673	$6,926,341
Interest-bearing bank balances	2,897,407	2,221,397
Federal funds sold and securities purchased under agreements to resell	20,982,559	17,335,461
Investment securities—available for sale	48,901,674	53,958,799
Investment securities—held to maturity (market value of $5,249,900 and $5,160,669 at March 31, 2004 and December 31, 2003, respectively)	4,987,410	4,994,896
Loans	127,008,866	121,008,673
Less, allowance for loan losses	1,789,617	1,705,082

Net loans	125,219,249	119,303,591
Property, furniture and equipment—net	8,411,971	7,981,611
Intangible assets	719,057	763,585
Other assets	1,488,446	1,543,008

Total assets	$220,213,446	$215,028,689

LIABILITIES
Deposits:
Non-interest bearing demand	$39,671,287	$37,043,600
NOW and money market accounts	52,909,485	57,015,473
Savings	13,210,250	11,222,761
Time deposits less than $100,000	45,561,870	45,125,843
Time deposits $100,000 and over	36,051,872	34,850,195

Total deposits	187,404,764	185,257,872
Federal Home Loan Bank Advances	5,000,000	5,000,000
Securities sold under agreements to repurchase	6,396,800	3,941,000
Other borrowed money	149,631	160,076
Other liabilities	1,208,322	1,160,927

Total liabilities	200,159,517	195,519,875

SHAREHOLDERS' EQUITY
Preferred stock, par value $1.00 per share, 10,000,000 shares authorized; none issued and outstanding
Common stock, par value $1.00 per share;
10,000,000 shares authorized; issued and outstanding 1,598,401 at March 31, 2003 and 1,597,224 at December 31, 2003	1,598,401	1,597,224
Additional paid in capital	12,889,167	12,862,715
Retained earnings	5,251,741	4,909,742
Accumulated other comprehensive income	314,620	139,133

Total shareholders' equity	20,053,929	19,508,814

Total liabilities and shareholders' equity	$220,213,446	$215,028,689

3

FIRST COMMUNITY CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

	Three Months ended March 31,
	2004	2003
Interest income:
Loans, including fees	$2,001,792	$1,820,480
Investment securities	543,413	642,866
Federal funds sold and securities purchased under resale agreements	29,421	43,857
Other	433	2,648

Total interest income	2,575,059	2,509,851

Interest expense:
Deposits	517,905	646,695
Federal funds sold and securities sold under agreement to repurchase	6,000	8,727
Other borrowed money	27,701	201

Total interest expense	551,606	655,623

Net interest income	2,023,453	1,854,228
Provision for loan losses	66,000	52,000

Net interest income after provision for loan losses	1,957,453	1,802,228

Non-interest income:
Deposit service charges	189,053	154,591
Mortgage origination fees	57,717	93,334
Other	130,985	61,294

Total non-interest income	377,755	309,219

Non-interest expense:
Salaries and employee benefits	901,441	756,668
Occupancy	100,975	95,981
Equipment	223,739	162,314
Marketing and public relations	98,326	76,828
Amortization of intangibles	44,528	45,126
Other	330,382	284,021

Total non-interest expense	1,699,391	1,420,938

Net income before tax	635,817	690,509
Income taxes	213,950	240,400

Net income	$421,867	$450,109

Basic earnings per common share	$0.26	$0.28

Diluted earnings per common share	$0.25	$0.27

4

FIRST COMMUNITY CORPORATION

Consolidated Statement of Changes in Shareholders' Equity and Comprehensive Income

Three Months ended March 31, 2003 and March 31, 2004

	Shares Issued	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2002	1,587,970	$1,587,970	$12,771,383	$3,414,234	$665,136	$18,438,723
Comprehensive Income:
Net income				450,109		450,109
Accumulated other comprehensive income net of income tax benefit of $129,805					(206,326)	(206,326)

Total comprehensive income						243,783

Dividends paid				(63,518)		(63,518)
Exercise of stock options	1,474	1,474	1,062	—		2,536

Balance, March 31, 2003	1,589,444	$1,589,444	$12,772,445	$3,800,825	$458,810	$18,621,524

Balance, December 31, 2003	1,597,224	$1,597,224	$12,862,715	$4,909,742	$139,133	$19,508,814
Comprehensive Income:
Net income				421,867		421,867
Accumulated other comprehensive income net of income tax benefit of $94,493					175,487	175,487

Total comprehensive income						597,354

Dividends paid				(79,868)		(79,868)
Dividend reinvestment plan	1,177	1,177	26,452			27,629

Balance, March 31, 2004	1,598,401	$1,598,401	$12,889,167	$5,251,741	$314,620	$20,053,929

5

FIRST COMMUNITY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$421,867	$450,109
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	172,395	132,128
Premium amortization (Discount accretion)	19,913	70,744
Provision for loan losses	66,000	52,000
Amortization of intangibles	44,528	45,126
Gain on sale of equipment	(19,937)	—
(Increase) decrease in other assets	(39,931)	30,942
Increase in accounts payable	47,395	142,030

Net cash provided in operating activities	712,230	923,079

Cash flows form investing activities
Purchase of investment securities available-for-sale	(3,376,050)	(11,155,134)
Maturity of investment securities available-for-sale	8,690,728	14,915,997
Increase in loans	(5,981,658)	(7,691,469)
Purchase of property and equipment	(604,818)	(529,049)
Proceeds from sale of equipment	22,000	—

Net cash used in investing activities	(1,249,798)	(4,459,655)

Cash flows from financing activities:
Increase in deposit accounts	2,146,892	19,243,551
Increase (decrease) in securities sold under agreements to repurchase	2,455,800	(1,098,264)
Decrease in other borrowings	(10,445)	(20,961)
Exercise of stock options	—	2,536
Dividend reinvestment plan	27,629	—
Dividends paid	(79,868)	(63,518)

Net cash provided from financing activities	4,540,008	18,063,344

Net increase in cash and cash equivalents	4,002,440	14,526,768
Cash and cash equivalents at beginning of period	26,483,199	17,843,276

Cash and cash equivalents at end of period	$30,485,639	$32,370,044

Supplemental disclosure:
Cash paid during the period for:
Interest	$515,848	$528,332
Taxes	$17,268	$6,694
Non-cash investing and financing activities:
Unrealized gain (loss) on securities available-for-sale	$269,980	$(333,336)

6

FIRST COMMUNITY CORPORATION

Notes to Consolidated Financial Statements

March 31, 2004

Note 1—Basis of Presentation

        The consolidated financial statements include the accounts of First Community Corporation and its wholly owned subsidiary First Community Bank, N.A. All material intercompany transactions are eliminated in consolidation. In the opinion of management, the unaudited financial statements reflect all adjustments necessary for a fair presentation of the balance sheet and results of operations for the periods presented.

Note 2—Earnings Per Share

        The following reconciles the numerator and denominator of the basic and diluted earnings per share computation:

	Three months ended March 31,
	2004	2003
Numerator (Included in basic and diluted earnings per share)	$421,867	$450,109

Denominator
Weighted average common shares outstanding for:
Basic earnings per share	1,597,806	1,587,970
Dilutive securities:
Stock options—Treasury stock method	86,708	60,693

Diluted earnings per share	1,684,514	1,648,663

The average market price used in calculating assumed number of shares	$22.32	$16.39

Note 3—Stock Based Compensation

        The company has a stock based compensation plan as of March 31, 2004. The accounting for the plan is based on Accounting Principles Board Opinion No. #25 (APB 25). Accordingly, no compensation cost has been recognized in the financial statements. In accordance with Statement of Financial Accounting Standard No. 123 "Accounting for Stock Based Compensation" (SFAS 123) the company has elected to provide the disclosure-only option provided for by SFAS 123.

	Three Months March 31,
	2004	2003
Net income as reported	$421,867	$450,109
Less: Stock based compensation using fair value method (net of tax)	850	6,100

Pro forma net income	$421,017	$444,009

Basic earnings per share
As reported	$0.26	$0.28
Pro forma	$0.26	$0.28
Diluted earnings per share
As reported	$0.25	$0.27
Pro forma	$0.25	$0.27

7

Note 4 Subsequent Event—Agreement and Plan of Merger

        On April 12, 2004, the Company entered into an Agreement and Plan of Merger with DutchFork Bancshares (DFBS), the holding company for Newberry Federal Savings Bank (NFSB). The Agreement provides, among other things, that DFBS will merge with and into First Community with First Community as the surviving entity. Immediately following the merger, NFSB will merge with and into First Community Bank, N.A., with First Community Bank, N.A. being the surviving entity.

        Pursuant to the Agreement, each share of DutchFork common stock issued and outstanding immediately before the Effective Date (as defined in the Agreement) will be converted into the right to receive at the election of the holder either (i) $42.75 in cash, without interest, or (ii) 1.78125 shares of First Community common stock, subject to the allocation and election procedures set forth in the Agreement.

        Consummation of the merger is subject to the satisfaction of certain conditions, including approval of the Agreement by the respective shareholders of DFBS and First Community and approval by the appropriate regulatory agencies.

8

Item 2.    Management's Discussion and Analysis

        This report contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by and information currently available to management. The words "may," "will," "anticipate," "should," "would," "believe," "contemplate," "expect," "estimate," "continue," "may," and "intend," as well as other similar words and expressions of the future, are intended to identify forward-looking statements. Our actual results may differ materially from the results discussed in the forward-looking statements, and our operating performance is subject to various risks and uncertainties that are discussed in detail in our filings with the Securities and Exchange Commission, including, without limitation:

  •
  deposit attrition, customer loss, or revenue loss following the merger that is greater than expected;

  •
  expected cost savings from the merger may not be fully realized or realized within the expected time frame;

  •
  revenues following the merger may be lower than expected;

  •
  competitive pressures among financial services companies may increase significantly;

  •
  costs or difficulties related to the integration of the business of First Community and DutchFork related to or following the merger may be greater than expected;

  •
  changes in the interest rate environment may reduce interest margins;

  •
  general economic conditions, either nationally or in South Carolina, may be less favorable than expected resulting in, among other things, a deterioration in credit quality and an increase in credit risk-related losses and expenses;

  •
  the level of allowance for loan losses of the combined company;

  •
  the rate of delinquencies and amount of charge-offs;

  •
  the rates of loan growth;

  •
  loss of consumer confidence and economic disruptions resulting from terrorist activities;

  •
  legislative or regulatory changes may adversely affect the business in which First Community is engaged; and

  •
  changes may occur in the securities markets.

Comparison of Results of Operations for Three Months Ended March 31, 2004 to the Three Months Ended March 31, 2003:

Net Income

        The company's net income for the three months ended March 31, 2004 was $422,000, or $.25 diluted earnings per share, as compared to $450,000, or $.27 diluted earnings per share, for the three months ended March 31, 2003. The decrease in net income is primarily due to an increase in non-interest expenses during the three months ended March 31, 2004 of $278,000 as compared to the same period in 2003. These increases were primarily a result of the company continuing to enhance its infrastructure to support its expansion strategy, including cost associated with opening its seventh banking office in Northeast Columbia. The increases in non-interest expense were partially offset by an increase in the level of earning assets along with improvement in the net interest margin. Average earning assets were $193.6 million during the first quarter of 2004 as compared to $188.6 million during the first quarter of 2003. The increase in average earning assets resulted in an increase in net interest

9

income of $169,000 in the first quarter of 2004 as compared to the first quarter of 2003. In addition, non-interest income increased $69,000 in the first quarter of 2004 as compared to the first quarter of 2003. This increase results primarily from increased deposit account service fees of $34,000 and an increase in other income of $70,000. During the first three months of 2004 the company had income tax expense of $214,000 as compared to $240,000 for the comparable period in 2003.

        The table on page 15 shows yield and rate data for interest-bearing balance sheet components during the three month periods ended March 31, 2004 and 2003, along with average balances and the related interest income and interest expense amounts.

        Net interest income was $2.0 million for the three months ended March 31, 2004 as compared to $1.9 million for the three months ended March 31, 2003. The yield on earning assets for the three months ended March 31, 2004 and 2003 was 5.4%. The cost of interest bearing liabilities came down in the first quarter of 2004 to 1.5% as compared to 1.7% in the first quarter of 2003. The net interest margin was 4.2% for the three months ended March 31, 2004 as compared to 4.0% during the three months ended March 31, 2003. Average loans comprised 64.3% of average earning assets during the first quarter of 2004 and 56.0% during the first quarter of 2003.

Provision and Allowance for Loan Losses

        At March 31, 2004 the allowance for loan losses amounted to $1.8 million, or 1.4% of total loans, as compared to $1.7 million, or 1.4% of total loans, at December 31, 2003. The company's provision for loan loss was $66,000 for the three months ended March 31, 2004 as compared to $52,000 for the three months ended March 31, 2003. The provision was made based on management's assessment of general loan loss risk and asset quality. The objective of management is to maintain the allowance for loan losses at approximately 1.1% to 1.5% of total loans. At March 31, 2004 the company had no loans delinquent more than 90 days, and loans totaling $740,000 that were delinquent more than 30 days. The company had four loans in a nonaccrual status in the amount of $113,000 at March 31, 2004.

10

Allowance for Loan Losses

	Three months ended March 31,
(Dollars in thousands)
	2004	2003
Average loans outstanding	$124,383	$103,995

Loans outstanding at period end	$127,009	$107,767

Total non-performing loans	$113	$157

Beginning balance of allowance	$1,705	$1,525
Loans charged-off:
1-4 family residential mortgage	—	—
Home equity	—	—
Commercial	—	—
Installment & credit card	—	2

Total loans charged-off	—	2

Recoveries:
1-4 family residential mortgage	—	—
Home equity	—	—
Commercial	16	87
Installment & credit card	3	—

Total recoveries	19	87

Net loan charge offs (recoveries)	(19)	85

Provision for loan losses	66	52

Balance at period end	$1,790	$1,662

Net charge-offs to average loans	(0.02)%	(0.08)%
Allowance as percent of total loans	1.41%	1.54%
Non-performing loans as % of total loans	0.09%	1.14%
Allowance as % of non-performing loans	1,584.1%	1,058.6%

        At December 31, 2003 management implemented a system of allocating the allowance for loan losses to specific components of the loan portfolio. Prior to this time the allowance was allocated on an overall portfolio basis. Allocation of the allowance to specific components is not necessarily indicative of future losses or future allocations. The entire allowance is available to absorb losses in the portfolio.

Composition of the Allowance for Loan Losses

	March 31, 2004		December 31, 2003
	Amount	% of loans in Category	Amount	% of loans in Category
Commercial, Financial and Agricultural	$299	9.6%	$285	9.5%
Real Estate—Construction	225	9.0. %	214	6.4%
Real Estate:
Commercial	832	58.4%	792	60.1%
Residential	308	9.6%	293	9.8%
Consumer	89	13.4%	85	14.2%
Unallocated	37	N/A	36	N/A

Total	$1,790	100.0%	$1,705	100.0%

11

        Accrual of interest is discontinued on loans when management believes, after considering economic and business conditions and collection efforts, that a borrower's financial condition is such that the collection of interest is doubtful. A delinquent loan is generally placed in nonaccrual status when it becomes 90 days or more past due. At the time a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain.

Non-interest Income and Non-interest Expense

        Total non-interest income increased by $69,000 during the first quarter of 2004 as compared to the same period in 2003. This resulted primarily from increases in deposit service charges of $34,000 and other income $70,000. Included in other income for the quarter ended March 31, 2004 was a gain on the sale of equipment in the amount of $27,000, an increase in the fees received on sale of non-deposit products of $15,000, and an increase of ATM surcharge fees and debit card fees of $13,000. The increase in ATM surcharge and debit card fees resulted from installing ATMs at all branch locations as well as changing the third party card processor in late 2003. Mortgage origination fees decreased by $36,000 during the first quarter of 2004 as a result of lower refinancing volumes as compared to the first quarter of 2003. The company originates mortgages in the name of a third party and receives a fee for the origination.

        Total non-interest expense increased by $278,000 during the first quarter of 2004 as compared to the same quarter of 2003. Salaries and employee benefits increased $145,000 in the first quarter of 2004 as compared to the same period in 2003. The bank had 10 more full time equivalent employees at March 31, 2004 as compared to the same date in 2003. The increase in staffing is a result of adding staff throughout the company as a result of continued growth. Equipment expense increased to $224,000 in the first quarter of 2004 as compared to $162,000 in the first quarter of 2003. The increase in equipment expense is a result of additional maintenance contracts related to system upgrades. In the second and third quarters of 2003, the bank introduced an internet banking product, upgraded its teller and new account platform systems, and upgraded its ATM/debit card processing system. A $21,000 increase in marketing expense is a result of planned adjustments to marketing efforts in 2004 as compared to 2003. There was a $46,000 increase in other expenses in the first quarter of 2004 as compared to the same period in 2003. The increase in other expenses is primarily attributable to increases in supplies of $19,000 and ATM processing and servicing cost of $14,000. These increases are a result of the continued growth of the company. This growth includes the initial supply expense related to preparing to open our seventh banking office in Northeast Columbia and the installation of four ATMs at branches that did not previously have this service.

Financial Position

        Assets totaled $220.2 million at March 31, 2004 as compared to $215.0 million at December 31, 2003, an increase of $5.2 million, or 2.4%. At March 31, 2004, loans accounted for 62.0% of earning assets, as compared to 60.6% at December 31, 2003. Loans grew by $6.0 million during the three months ended March 31, 2004 from $121.0 million at December 31, 2003 to $127.0 million at March 31, 2004. The loan to deposit ratio at March 31, 2004 was 67.8% as compared to 65.3% at December 31, 2003. It is anticipated that this ratio will increase as management attempts to invest more of its assets in the higher earning loan portfolio as compared to the investment portfolio. Earning asset growth was funded by growth in deposits as well as through maturities in the investment portfolio. Deposits grew $2.1 million from $185.3 million at December 31, 2003 to $187.4 million at March 31, 2004. Investments securities decreased $5.1 million from $58.9 million at December 31, 2003 to $53.9 million at March 31, 2004.

12

        The following table shows the composition of the loan portfolio by category:

	March 31, 2003		December 31, 2003
(In thousands)
	Amount	Percent	Amount	Percent
Commercial, financial & agricultural	$12,186	9.6%	$11,518	9.5%
Real estate:
Construction	11,311	9.0%	7,782	6.4%
Mortgage—residential	12,239	9.6%	11,804	9.8%
Mortgage—commercial	74,215	58.4%	72,668	60.1%
Consumer	17,058	13.4%	17,237	14.2%

Total gross loans	127,009	100.0%	121,009	100.0%

Allowance for loan losses	(1,790)		(1,705)

Total net loans	$125,219		$119,303

        In the context of this discussion, a real estate mortgage loan is defined as any loan, other than loans for construction purposes and advances on home equity lines of credit, secured by real estate, regardless of the purpose of the loan. Advances on home equity lines of credit are included in consumer loans. The company follows the common practice of financial institutions in the company's market area of obtaining a security interest in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan components. Generally the company limits the loan-to-value ratio to 80%.

Liquidity and Capital Resources

        The company's liquidity remains adequate to meet operating and loan funding requirements. Federal funds sold and investment securities available-for-sale represents 31.7% of total assets at March 31, 2004. Management believes that its existing stable base of core deposits along with continued growth in this deposit base will enable the company to meet its long-term and short-term liquidity needs successfully. These needs include the ability to respond to short-term demand for funds caused by the withdrawal of deposits, maturity of repurchase agreements, extensions of credit and for the payment of operating expenses. Sources of liquidity in addition to deposit gathering activities include maturing loans and investments, purchase of federal funds from other financial institutions and selling securities under agreements to repurchase. The company monitors closely the level of large certificates of deposits in amounts of $100,000 or more as they tend to be more sensitive to interest rate levels, and thus less reliable sources of funding for liquidity purposes. At March 31, 2004, the amount of certificates of deposits of $100,000 or more represented 19.2% of total deposits. These deposits are issued to local customers, many of whom have other product relationships with the bank. None of these deposits are brokered deposits. Through the operations of our bank, we have made contractual commitments to extend credit in the ordinary course of our business activities. These commitments are legally binding agreements to lend money to our customers at predetermined interest rates for a specified period of time. At March 31, 2004, we had issued commitments to extend credit of $23.8 million, including $10.6 million in unused home equity lines of credit, through various types of lending arrangements. We evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by us upon extension of credit, is based on our credit evaluation of the borrower. Collateral varies but may include accounts receivable, inventory, property, plant and equipment, commercial and residential real estate. We manage the credit risk on these commitments by subjecting them to normal underwriting and risk management processes.

13

        Management is not aware of any trends, events or uncertainties that may result in a significant adverse effect on the company's liquidity position. As disclosed in the notes to the financial statements the company has entered into an Agreement and plan of Merger (Agreement) with DutchFork Bancshares (DFBS) the holding company for Newberry Federal Savings Bank. The Agreement provides that DFBS will merge with and into First Community with First Community as the surviving entity. Based on the liquidity currently maintained by the company and DFBS management anticipates that the liquidity of the combined company will remain adequate to meet operating and loan funding requirements subsequent to the effective date of the merger. However, no assurances can be given in this regard, as rapid growth, deterioration in loan or investment portfolio quality, excessive merger related expenses, and poor earnings, or a combination of these factors, could change the company's liquidity position in a relatively short period of time.

        The capital needs of the company have been met to date through the initial common stock offering which raised approximately $6.8 million, a secondary offering in July 1998 which raised an additional $6.6 million in net proceeds as well as retained earnings. As part of the Agreement noted above First Community will issue approximately 1,183,000 shares of common stock to DFBS shareholders. The additional capital issued as part of the merger along with the company's existing capital is anticipated to allow the bank to remain a well capitalized institution subsequent to the merger. Although not a part of the merger agreement management of the company is currently reviewing additional sources of capital and may issue Trust Preferred Securities in an amount up to $10.0 million prior to the effective date of the merger transaction. The securities currently qualify in part as Tier 1 capital with the balance qualifying as Tier 2 capital. The company's management anticipates that the bank will remain a well capitalized institution. Shareholders' equity was 9.1% of total assets at March 31, 2004 and December 31, 2003. The bank's risked-based capital ratios of Tier 1, total capital and leverage ratio were 10.7%, 11.9% and 7.6%, respectively at March 31, 2004. The company's risked-based capital ratios of Tier 1, total capital and leverage ratio were 12.9%, 14.1% and 9.1%, respectively at March 31, 2004. This compares to required OCC and Federal Reserve regulatory capital guidelines for Tier 1 capital, total capital and leverage capital ratios of 4.0%, 8.0% and 4.0%, respectively.

14

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Three months ended March 31, 2004			Three months ended March 31, 2003
	Average Balance	Interest Earned/Paid	Yield/ Rate	Average Balance	Interest Earned/Paid	Yield/ Rate
Assets
Earning assets
Loans	$124,383,265	$2,001,792	6.47%	$103,995,313	$1,820,480	7.10%
Securities:	56,151,261	543,413	3.89%	67,973,994	642,866	3.84%
Other short-term investments	13,040,775	29,854	0.92%	16,605,392	46,505	1.14%

Total earning assets	193,575,301	2,575,059	5.35%	188,574,699	2,509,851	5.40%

Cash and due from banks	6,628,748			5,889,621
Premises and equipment	8,209,068			7,076,381
Other assets	2,193,334			2,209,634
Allowance for loan losses	(1,735,720)			(1,554,779)

Total assets	$208,870,731			$202,195,556

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	28,612,297	22,501	0.32%	30,774,607	16,098	0.21%
Money market accounts	22,234,608	45,130	0.82%	30,082,694	76,228	1.03%
Savings deposits	12,159,563	18,825	0.62%	10,197,201	18,013	0.72%
Time deposits	79,277,905	431,449	2.19%	74,778,642	536,356	2.91%
Other borrowings	9,929,840	33,701	1.37%	7,131,970	8,928	0.51%

Total interest-bearing liabilities	152,214,213	551,606	1.46%	152,965,114	655,623	1.74%

Demand deposits	35,785,300			29,461,286
Other liabilities	1,068,639			1,168,592
Shareholders' equity	19,802,579			18,600,564

Total liabilities and shareholders' equity	$208,870,731			$202,195,556

Net interest spread			3.89%			3.66%
Net interest income/margin		$2,023,453	4.20%		$1,854,228	3.99%

15

PART I

Item 3.    Controls and Procedures

        As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e). Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our current disclosure controls and procedures are effective as of March 31, 2004.

        The design of any system of controls and procedures is based in part upon certain assumptions about the likelihood of future events. There can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

PART II

OTHER INFORMATION

Item 1.    Legal Proceedings.

        There are no material pending legal proceedings to which the company or any of its subsidiaries is a party or of which any of their property is the subject.

Item 2.    Changes in Securities.

        Not applicable

Item 3.    Defaults Upon Senior Securities.

        Not Applicable

Item 4.    Submission of Matters to a Vote of Security Holders.

        There were no matters submitted to security holders for a vote during the three months ended March 31, 2004.

Item 5.    Other Information.

        None

Item 6.    Exhibits and Reports on Form 8-K.

  (a)
  The following documents are filed as part of this report:

  31.1    Rule 13a-14(a) Certification of the Chief Executive Officer.

  31.2    Rule 13a-14(a) Certification of the Chief Financial Officer.

  32       Section 1350 Certifications.

  (b)
  Reports on Form 8-K.

      The following reports on Form 8-K were filed during the quarter ended March 31, 2004.

      On January 22, 2004, the company filed a Form 8-K to disclose the issuance of a press release announcing its financial results for the year ended December 31, 2003.

16

SIGNATURES

        In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY CORPORATION (REGISTRANT)

Date: May 13, 2004	By:	/s/ MICHAEL C. CRAPPS Michael C. Crapps President and Chief Executive Officer

	By:	/s/ JOSEPH G. SAWYER Joseph G. Sawyer Senior Vice President, Principal Financial Officer

17

INDEX TO EXHIBITS

Exhibit Number	Description
31.1	Rule 13a-14(a) Certification of the Chief Executive Officer.
31.2	Rule 13a-14(a) Certification of the Chief Financial Officer.
32	Section 1350 Certifications.

18

Appendix H

DutchFork Bancshares, Inc.

2003 ANNUAL REPORT

President's Message	2
Business of DutchFork Bancshares, Inc.	3
Selected Financial and Other Data	4
Management's Discussion and Analysis	6
Report of Independent Auditor	15
Consolidated Balance Sheets as of September 30, 2003 and 2002	16
Consolidated Statements of Income for the Years Ended September 30, 2003 and 2002	18
Consolidated Statements of Comprehensive Operations for the Years Ended September 30, 2003 and 2002	20
Consolidated Statements of Changes in Stockholders' Equity for the Years Ended September 30, 2003 and 2002	21
Consolidated Statements of Cash Flows for the Years Ended September 30, 2003 and 2002	22
Notes to Consolidated Financial Statements	24
Directors and Officers	56
Corporate Information	56
Stockholder Information	57
Common Stock Information	58

Chairman's Message

To Our Stockholders:

        On behalf of the Board of Directors, officers, and employees of DutchFork Bancshares and its wholly owned subsidiary, Newberry Federal Savings Bank, it is my privilege to present our annual report for the fiscal year ending September 2003.

        Our primary mission is to promote sound growth in earnings and shareholder value for our investors and provide the safest possible environment for customer deposits. In 2003 we continued to fulfill our mission through exceptional performance. The Company sustained its strong record of profitability during the year. Net income for the year rose 37% to $3,380,930 and earnings per share grew by 52% to $3.31. According to the latest Federal Reserve reports, we also continue to hold the number one position in deposit market share in Newberry County. The winning combination of strong earnings, security, and a wonderful base of loyal customers assured our success this year.

        Success is never final and we work hard every day to improve. The challenges of increased competition and narrowing margins are significant. Our dedicated board and associates will strive to meet them head-on with the best interests of our shareholders in mind.

        We appreciate your continuing shareholder support.

Sincerely,

J. Thomas Johnson
President and CEO

2

BUSINESS OF DUTCHFORK BANCSHARES, INC.

        DutchFork Bancshares, Inc. (the "Company"), a Delaware corporation, is the unitary thrift holding company of Newberry Federal Savings Bank ("the Bank"), a federally chartered stock savings bank. On July 5, 2000, the Company acquired all of the common stock issued by the Bank upon its conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank. The Company's activities have been limited primarily to holding the common shares of the Bank.

        The Bank is a traditional savings bank, specializing in the acceptance of retail deposits from the general public in the areas surrounding its three full-service offices and using those funds, together with funds from operations, the conversion and borrowings, to originate residential mortgage loans and consumer loans and, to a lesser extent, construction, land and commercial business loans. In addition, the Bank invests significant funds in mortgage-backed securities, including collateralized mortgage obligations and investment grade securities. The Bank could experience interest rate risk because of its significant investment securities portfolio. The Bank's revenues are derived principally from interest and fees on loans originated and interest and dividends on investments and mortgage-backed securities.

        The Company, as a savings and loan holding company, and the Bank are subject to regulation, examination and oversight by the Office of Thrift Supervision. As a federally chartered stock savings bank, the Bank is also subject to general oversight by the Federal Deposit Insurance Corporation and is a member of the Federal Home Loan Bank of Atlanta.

3

SELECTED FINANCIAL AND OTHER DATA

        The following tables contain certain information concerning the financial position and results of operations of the Company. You should read this information in conjunction with the consolidated financial statements included in this report.

	At September 30,
	2003	2002	2001	2000
	(In thousands)
Selected Consolidated Financial Data:
Total assets	$235,053	$219,092	$249,832	$224,068
Cash and cash equivalents	2,654	21,131	5,065	2,835
Loans, net	58,371	61,706	73,088	78,308
Securities held-to-maturity:
Mortgage-backed securities, net	1,355	2,835	3,374	3,874
Investment securities, net	50	50	50	1,141
Securities available-for-sale:
Mortgage-backed securities, net	18,909	64,628	111,688	105,965
Investment securities, net	141,852	62,210	49,561	24,772
Deposit accounts	143,429	149,290	147,258	147,731
Federal Home Loan Bank advances	55,000	35,000	60,000	35,000
Other borrowings	2,613	—	—	2,755
Total equity	32,558	33,477	34,066	31,296
Repossessed assets	—	—	—	22
Nonperforming assets and troubled debt restructurings	1,100	1,135	459	185
	Year Ended September 30,
	2003	2002	2001	2000
	(In thousands, except per share amounts)
Selected Consolidated Operating Data:
Total interest income	$10,986	$12,888	$16,092	$15,529
Total interest expense	4,849	6,876	9,078	9,093

Net interest income	6,137	6,012	7,014	6,436
Provision for loan losses	195	—	241	340

Net interest income after provision for loan losses	5,942	6,012	6,773	6,096
Noninterest income	4,562	2,666	4,283	1,118
Noninterest expense	6,844	5,523	5,592	4,695

Income before income taxes	3,660	3,155	5,464	2,519
Provision for income taxes	279	692	2,042	890

Net income	$3,381	$2,463	$3,422	$1,629

Income per share (basic)	$3.31	$2.17	$2.46	$1.13

Income per share (diluted)	$3.13	$2.09	$2.44	$1.13

4

	At or For the Year Ended September 30,
	2003	2002	2001	2000
Selected Consolidated Operating Ratios and Other Data (1):
Performance Ratios:
Average yield on interest-earning assets	5.41%	5.61%	7.22%	7.38%
Average rate paid on interest-bearing liabilities	2.60	3.33	4.78	4.64
Average interest rate spread (2)	2.82	2.28	2.44	2.74
Net interest margin (3)	3.02	2.62	3.15	3.06
Ratio of interest-earning assets to interest-bearing liabilities	108.66	111.09	117.35	107.45
Net interest income after provision for loan losses to noninterest expense	86.81	108.84	121.13	129.84
Noninterest expense as a percent of average assets	3.07	2.26	2.44	2.12
Return on average assets	1.52	1.00	1.49	0.74
Return on average equity	10.24	7.59	10.06	8.13
Ratio of average equity to average assets	14.81	13.29	14.84	9.04
Regulatory Capital Ratios (4):
Tangible capital ratio	13.68	14.76	13.38	15.27
Core capital ratio	13.68	14.76	13.38	15.27
Risk-based capital ratio	18.76	28.80	25.21	32.34
Asset Quality Ratios:
Nonperforming loans and troubled debt restructurings as a percent of total loans (5)	1.86	1.81	0.63	0.20
Nonperforming assets and troubled debt restructurings as a percent of total assets (6)	0.47	0.52	0.18	0.08
Allowance for loan losses as a percent of total loans	0.68	0.67	0.87	0.56
Allowance for loan losses as a percent of nonperforming loans and troubled debt restructurings (5)	36.45	37.38	138.34	251.48
Net loans charged-off to average interest-earning loans	0.42	0.34	0.13	0.19
Number at end of period:
Full service offices	3	3	3	4
Mortgage loans	1,127	1,116	1,328	3,866
Deposit accounts	13,419	13,571	14,275	16,906

(1)
Asset quality ratios and regulatory capital ratios are end of period ratios. All ratios are based on average monthly balances during the indicated periods.

(2)
The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(3)
The net interest margin represents net interest income as a percent of average interest-earning assets.

(4)
The capital retios are the ratios for the Bank only.

(5)
Nonperforming loans consist solely of all nonaccrual loans.

(6)
Nonperforming assets consist of nonperforming loans, troubled debt restructurings, other repossessed assets and real estate owned.

5

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

General

        The following is management's analysis of the Company's consolidated financial condition and consolidated results of operations as of and for the years ended September 30, 2003 and 2002. This discussion is designed to provide a more comprehensive review of the operating results and financial position than could be obtained from an examination of the consolidated financial statements alone. This analysis should be read in conjunction with the consolidated financial statements and related footnotes and the selected financial data included elsewhere in this report.

        The Bank provides financial services from its three banking locations in Newberry County, South Carolina. The Bank's principal business is attracting deposits from the general public and using these funds to originate loans and invest in mortgage-backed and other securities. The Bank also maintains a significant investment securities portfolio primarily because of the low loan demand in its primary market area. The Bank's results of operations depend primarily on net interest income, which is the difference between the interest income earned on interest-earning assets, such as loans and securities, and the interest expense on interest-bearing liabilities, such as deposits and borrowings. The Bank also earns non-interest income primarily from gains on sales of securities and service charges and other fees earned on deposit accounts and loans. The Bank's non-interest expenses primarily consist of employee compensation and benefits, occupancy expense, advertising and other operating expenses. Results of operations are also affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and regulations. The Bank exceeded all of its regulatory capital requirements at September 30, 2003.

        In addition to serving the financial service needs of consumers within its primary market area, the Bank has demonstrated its commitment to its local communities through philanthropy. Since 1990, it has made monetary gifts and donations totaling approximately $3.2 million to various cultural, educational and civic organizations operating within its primary market area. The Bank's targeted gifts have been investments in the community primarily to promote economic growth and stability. The relative economic health of the community is directly related to the future growth of the business. The Bank intends to continue its tradition of local community support.

        The Company is not aware of any trends, events or uncertainties that will have or are reasonably likely to have a material effect on its liquidity, capital resources or operations except as discussed in this report. The Company is not aware of any current recommendations by regulatory authorities that would have such an effect, if implemented.

Forward-Looking Statements

        When used in this report or future filings by the Company with the Securities and Exchange Commission, or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer of the Company, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including but not limited to regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

6

        The Company does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Comparison of Financial Condition at September 30, 2003 and September 30, 2002

        Total assets increased by $16 million from $219.1 million at September 30, 2002 to $235.1 million at September 30, 2003. Loans receivable decreased by $3.3 million, primarily due to repayments and payoffs due to refinancing. Loans that were refinanced at historically low fixed interest rates have been sold into the secondary market as part of the Bank's interest rate risk strategy. Investment securities available-for-sale increased $79.6 million due to the purchase of preferred stocks of $14.8 million and an increase of $72.3 million in corporate bonds. Mortgage-backed securities held-for-investment decreased $1.5 million due to repayments and prepayments. Mortgage-backed securities available-for-sale decreased $45.7 million as a result of sales and purchases of other types of securities. Management invests funds in private issues of mortgage-backed securities to achieve higher yields and an overall shorter weighted average maturity than may be obtained solely through investment in U.S. government guaranteed mortgage-backed securities. The lack of a government guarantee is partially offset by the sinking funds attributable to most private issues. A sinking fund is a contractual obligation that requires the issuer to retire a specified portion of the mortgage-backed securities debt each year. Deposit accounts decreased $5.9 million from September 30, 2002 to September 30, 2003, comprised mainly of shorter term certificates of deposit and checking accounts. The increase of $20 million in Federal Home Loan Bank advances was due to an additional advance of $20 million.

        At September 30, 2003, total equity was $32.6 million, which included retained earnings of $31.4 million and a $1.47 million unrealized loss. At September 30, 2002, total equity was $33.5 million. Retained earnings at September 30, 2002 were $28.1 million and the Company had $193,000 in unrealized gains, net of taxes, on the investment securities and mortgage-backed securities portfolios classified as available-for-sale. Because the Company has a substantial portfolio of investment securities and mortgage-backed securities available-for-sale, the market values of these securities fluctuate significantly as a result of changes in market interest rates. Treasury stock increased by $1.0 million due to the purchase of 101,332 shares of the Company's common stock during fiscal 2003 at an average cost of $30.34 per share.

        The decision to repurchase shares was made due to the low interest rate environment and the belief that the repurchase of shares was the best use of capital based upon the overall interest rate environment and current economic conditions. The repurchase plan approved most recently was for 150,000 shares, of which 101,332 shares have been repurchased, leaving 48,668 shares yet to be repurchased under the plan.

Comparison of Operating Results for the Years Ended September 30, 2002 and 2001

        Net income.    Net income increased from $2.5 million in 2002 to $3.4 million in 2003 primarily as a result of an increase in gains on the sale of securities of $0.7 million.

        Net interest income.    Net interest income increased from $6.0 million in 2002 to $6.19 million in 2002 as a result of an increase of 0.40% in net interest margin, partially offset by a decrease of $26.7 million in average interest earning assets. The Bank uses interest rate floors and caps from time to time to limit and/or reduce exposure to fluctuations in interest rates on its assets and liabilities (i.e., to assist in the management of interest rate risk on a short-term basis). The Bank maintains significant investments subject to interest rate adjustment and has liabilities such as certificates of deposit that may have maturities of six months or longer. The Bank's risk with respect to the floors and caps is the

7

purchase price. The utilization of derivatives (including the purchase price of the floors and caps) resulted in the following impacts on net income for the periods presented:

	Year Ended September 30,
	2003	2002
Increase (decrease) in net income before tax	$(239,866)	$(263,828)

        Total interest income.    Total interest income declined from $12.9 million in 2002 to $11.0 million in 2003. This decrease was due to a 0.20% decrease in the average yield and a $26.7 million decrease in average interest earning assets for 2003 as compared to 2002.

        Total interest expense.    Total interest expense decreased from $6.9 million in 2002 to $4.8 million in 2003. This decrease was due to a $18.9 million decrease in interest-bearing liabilities and a 0.73% decrease in the rate paid on interest-bearing liabilities.

        Provision for Loan Losses.    The provision for loan losses increased from $0 in 2002 to $195,000 in 2003, primarily due to charge-offs continuing at the higher rate as experienced in 2002, creating the need to increase the allowance for losses to a level deemed satisfactory by management which was approximately the same level as carried at September 30, 2002. The provision was determined by the level of the allowance needed for loan losses based upon management's analysis of the current quality of the loan portfolio including historical trends, significant problem loans, current market value of real estate or other collateral and certain economic and other factors affecting loans and real estate or collateral securing these loans.

        Residential mortgage loans increased from $23,235,000 at September 30, 2002 to $25,193,000 at September 30, 2003 and consumer loans decreased from $10,346,000 at September 30, 2002 to $7,065,000 at September 30, 2003. Management's analysis indicates that the overall loan loss reserve needed to be maintained at the September 30, 2003 level.

        The analysis of individual credit relationships is the first factor in the evaluation process. Individual credit relationships in excess of $500,000 with specific credit characteristics are evaluated for collectibility and potential impairment by an independent loan review staff. Impaired loans are measured using the approach specified by SFAS No. 114.

        Commercial, residential, construction, small business and consumer loans reviewed for impairment under SFAS 114 that are not considered impaired after SFAS 114 review are considered on a portfolio basis as the second factor of the evaluation process. These loans are evaluated as pools of loans based on payment status for the consumer portfolio and an internal credit risk assessment system for commercial and small business loans. An allowance is calculated for each consumer loan pool using loss factors based on a monthly analysis of delinquency trends and historical loss experience. Loss factors for the commercial and small business loan pools are based on average historical loss experience. Various credit quality trends, delinquencies, charge-offs, non-accruals, and criticized/classified assets which may impact portfolio performance, are also considered in determining loss factors for each loan pool.

        The third factor in the evaluation process is the unallocated allowance which considers factors including industry, borrower or collateral concentrations; changes in lending policies and underwriting; current loan volumes; experience of lending staff; current general economic conditions; fraud risk; and risk inherent in the loss estimation process of loan pools.

        Noninterest income.    Noninterest income increased by $1.9 million for the year ended September 30, 2003, primarily due to an increase in the gain on sale of securities of $727,000 and a gain of the disposition of land in the amount of $1,080,000. The Bank manages its unrealized gains and losses through a continuing attempt to match maturities of assets and liabilities while seeking to

8

maintain a profit margin. On a quarterly basis, the Bank conducts a detailed review of its interest rate risk exposure and the effects on capital of any restructuring of the portfolio that might be deemed appropriate. As part of this process, the Bank takes advantage of opportunities to shorten asset maturities and has taken steps to increase the percent of adjustable-rate mortgage- backed securities. In addition, the Bank attempts to extend the maturity of liabilities when borrowing money and occasionally uses interest rate swaps to limit the effects of market interest rate fluctuations. See Notes 1 and 14 to the consolidated financial statements. The gain on the disposition of land was a nonmonetary transaction whereby the Company transferred land with an appraised value of $1,500,000 to two local not-for-profit organizations for $420,000. The gain of $1,080,000 on this transaction is also recorded as an expense under noninterest expense.

        Noninterest expense.    Noninterest expense totaled $6.7 million for the year ended September 30, 2003 compared to $5.5 million for the same period in 2002. Changes in noninterest expense resulted primarily from a $1.1 million increase in contributions, of which the substantial majority was the $1,080,000 gain on the disposition of land discussed under noninterest income.

        Provision for Income Taxes.    The provision for income taxes decreased between 2002 and 2003 even though net income before taxes increased primarily due to the overall lower effective rate due to the dividend exclusion on the greater amounts of preferred stocks held in 2003, and the benefits from the contribution deduction in the nonmonetary transaction for the disposition of the land.

9

Average Balances, Interest and Average Yields/Costs

        The following table presents certain information for the periods indicated regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances were derived from monthly balances.

			Year Ended September 30,
	At September 30, 2003		2003			2002
	Balance	Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable (1)	$58,371	6.88%	$59,488	$4,017	6.75%	$67,138	$4,953	7.38%
Mortgage-backed securities (2)	20,264	4.78	48,885	3,239	6.63	114,666	5,617	4.90
Investment securities (3)	143,207	8.15	79,365	3,495	4.40	40,659	2,106	5.18
Interest-bearing deposits	970	3.30	1,923	32	1.66	816	23	2.82
Federal funds sold			10,148	126	1.24	5,389	135	2.51
Other			3,173	78	2.46	1,011	54	5.34

Total interest-earning assets	222,812	4.93	202,982	10,987	5.41	229,679	12,888	5.61
Noninterest-earning assets	12,241		20,023			14,431

Total assets	$235,053		$223,005			$244,110

Interest-bearing liabilities:
Deposit accounts	$143,429	1.95	$149,646	2,800	1.87	$147,879	4,225	2.86
Federal Home Loan Bank advances	55,000	3.72	36,500	2,048	5.61	57,917	2,630	4.54
Other borrowings	2,613	—	653		—	952	21	1.97

Total interest-bearing liabilities	201,042	2.41%	186,799	4,848	2.60%	206,748	6,876	3.33%
Noninterest-bearing liabilities	1,453		3,180			4,924

Total liabilities	202,495		189,979			211,672
Total retained earnings	32,558		33,026			32,438

Total liabilities and retained earnings	$235,053		$223,005			$244,110

Net interest-earning assets	$21,770		$16,183			$22,931
Net interest income/interest rate spread (4)		2.52%		$6,139	2.82%		$6,012	2.28%
Net interest margin as a percentage of interest-earning assets		2.76%			3.02%			2.62%
Ratio of interest-earning assets to interest-bearing liabilities		110.83%			108.66%			111.09%

(1)
Balances are net of deferred loan origination costs, undisbursed proceeds of construction loans in process, and include nonaccrual loans.

(2)
Includes mortgage-backed securities available-for-sale and held-to-maturity.

(3)
Includes investment securities available-for-sale and held-to-maturity.

(4)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5)
Net interest margin represents net interest income as a percentage of average interest-earning assets.

10

Rate/Volume Analysis

        The following table presents the effects of changing rates and volumes on the interest income and interest expense of the Bank. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume, which cannot be segregated, have been allocated proportionately based on the absolute value of the change due to rate and the change due to volume.

	Year Ended September 30, 2003 Compared to Year Ended September 30, 2002			Year Ended September 30, 2002 Compared to Year Ended September 30, 2001
	Rate	Volume	Net	Rate	Volume	Net
	(Dollars in thousands)
Interest-earning assets:
Loans	$(399)	$(537)	$(936)	$(838)	$(426)	$(1,264)
Mortgage-backed securities (1)	3,792	(6,170)	(2,378)	655	190	845
Investment securities (1)	(259)	1,648	1,389	(3,969)	1,490	(2,479)
Interest-earning deposits with banks	(4)	13	9	(31)	3	(28)
Other borrowings	(79)	70	(9)	(210)	165	(45)
Other	(11)	35	24	(64)	(169)	(233)

Total interest-earning assets	3,040	(4,941)	(1,901)	(4,457)	1,253	(3,204)
Interest-bearing liabilities:
Deposit accounts	(1,476)	51	(1,425)	(2,771)	367	(2,404)
Federal Home Loan Bank advances	(443)	(139)	(582)	112	133	245
Federal funds borrowed	35	(55)	(20)	33	(76)	(43)

Total interest-bearing liabilities	(1,884)	(143)	(2,027)	(2,626)	424	(2,202)

Increase (decrease) in net interest income	$4,924	$(4,798)	$126	$(1,831)	$829	$(1,002)

(1)
Includes securities available-for-sale and held-to-maturity on a tax-equivalent basis.

Asset and Liability Management

        The Bank is particularly subject to interest rate risk because a large percentage of the Bank's interest-earning assets have longer maturities than the maturities of the Bank's interest-bearing liabilities, which reduces the Bank's income as interest rates rise. In addition, the Bank's capital levels can fluctuate with changes in market interest rates as a result of market value change on its investment in long-term fixed rate U.S. Government agency securities, various equity securities, certain deep discounted, fixed-rate collateralized mortgage obligations and long-term zero coupon bonds. At September 30, 2003, the Bank held $162.1 million in fixed and adjustable rate securities, or 68.9% of its total assets.

        The Bank has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The Bank seeks to achieve this objective by increasing the interest rate sensitivity of its interest-earning assets by originating, for its portfolio, adjustable-rate mortgage loans and shorter term commercial and consumer loans, as well as decrease the average lives of its investment securities and mortgage-backed securities portfolios. The Bank relies on retail deposits as its primary source of funds. The Bank also seeks to sell conforming fixed-rate mortgage loans with maturities of more than 15 years. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because

11

they generally represent a more stable source of funds. The Bank also intends to decrease the interest rate sensitivity of its interest-bearing liabilities by attempting to increase the maturity of its borrowings and deposit accounts.

        In managing its asset/liability mix and in an effort to enhance net interest, the Bank, depending on the relationship between long- and short-term interest rates, market conditions and consumer preference, often places more emphasis on managing short-term net interest margin than on better matching the interest rate sensitivity of its assets and liabilities. Management believes that the increased net interest income resulting from a mismatch in the maturity of its asset and liability portfolios can, during periods of declining or stable interest rates, provide adequate returns to justify the increased exposure to sudden and unexpected increases in interest rates. See Note 14 to the consolidated financial statements.

        The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates and the market values of certain assets under differing interest rate scenarios, among others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

        The Bank primarily utilizes an interest rate risk report prepared by the Office of Thrift Supervision to review its level of interest rate risk. The following table, which was prepared by the Office of Thrift Supervision, presents the changes in the Bank's net portfolio value at September 30, 2003, that would occur upon an immediate change in interest rates based on Office of Thrift Supervision assumptions, but without effect to any steps that management might take to counteract that change. Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. A higher net portfolio value ratio indicates a lower level of interest rate risk.

				Net Portfolio Value as a % of Present Value of Assets
	Net Portfolio Value
Change in Interest Rates In Basis Points (Rate Shock)				Net Portfolio Value Ratio
	Amount	Change	% Change		Change (1)
300	$22,902	$(8,706)	(28)%	10.27%	(291) bp
200	25,632	(5,975)	(19)	11.21	(197) bp
100	28,950	(2,657)	(8)	12.34	(84) bp
Static	31,607			13.18
(100)	28,532	(3,075)	(10)	11.91	(126) bp

(1)
Expressed in basis points.

        As presented in the above table, based on the assumptions by the Office of Thrift Supervision as of September 30, 2003, it is estimated that a sudden 200 basis point increase in interest rates would decrease the Bank's net portfolio value by $6.0 million, or 19% at that date. The Net Portfolio Value ratio of 11.21% as indicated in the above table at 200 basis points rate shock satisfied the 4% requirement imposed by the Office of Thrift Supervision in connection with its approval of the Conversion.

12

Liquidity and Capital Resources

        Liquidity management is both a daily and long-term responsibility of the Company's management. The Bank adjusts its investment in liquid assets based upon management's assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and investment securities, and the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits and short- and immediate-term U.S. Government and agency obligations and mortgage-backed securities. If the Bank requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the Federal Home Loan Bank of Atlanta.

        The desired level of liquidity for the Bank is determined by management in conjunction with the Asset/Liability Committee of the Bank. The level of liquidity is based on management's strategic direction for the Bank's commitments to make loans and the Asset/Liability Committee's assessment of the Bank's ability to generate funds. Historically, sources of liquidity have included net deposits to savings accounts, amortizations and prepayments of loans, Federal Home Loan Bank advances, reverse repurchase agreements and sales of securities and loans held for sale.

        The Bank's most stable and traditional source of funding has been the attraction and retention of deposit accounts, the success of which it believes is based primarily on the strength and reputation of the Bank, effective marketing and rates paid on deposit accounts. The Bank has a significant market share of deposits in Newberry County. Due to the migration of traditional savings balances to non-deposit investment products, including the equity markets, annuities and mutual funds, the pool of retail deposit funds held in financial institutions has contracted over time, resulting in the Bank relying more on other sources of funds.

        The Bank's primary sources of funds are deposits and proceeds from principal and interest payments on loans and mortgage-backed securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. The Bank generally manages the pricing of its deposits to be competitive and to increase core deposit relationships. Other primary sources of funds include borrowings from the Federal Home Loan Bank of Atlanta, principal repayments on loans and mortgage-backed securities, reverse repurchase agreements and sales of loans.

        The Bank's most liquid assets are cash and short-term investments. The levels of these assets depend on the Bank's operating, financing, lending and investing activities during any given period. At September 30, 2003, cash and short-term investments totaled $2.7 million. The Bank has other sources of liquidity if a need for additional funds arises, including securities maturing within one year and the repayment of loans. The Bank may also sell securities available-for-sale, and use federal funds purchased and Federal Home Loan Bank of Atlanta advances as sources of funds. At September 30, 2003, the Bank had outstanding advances of $55 million. On that date, the Bank had the ability to borrow an additional $27 million from the Federal Home Loan Bank of Atlanta.

        At September 30, 2003, the Bank had outstanding commitments to originate loans of $1,401,000, of which $508,000 had fixed interest rates. These loans are to be secured by properties located in its primary market area. The Bank anticipates that it will have sufficient funds available to meet its current loan commitments. Loan commitments have, in recent periods, been funded through liquidity or through Federal Home Loan Bank borrowings. Certificates of deposit which are scheduled to mature in one year or less from September 30, 2003, totaled $79 million. Management believes, based on past experience, that a significant portion of such deposits will remain with the Bank. Based on the foregoing, the Bank considers its liquidity and capital resources sufficient to meet its outstanding short-term and long-term needs.

        The Bank is subject to various regulatory capital requirements imposed by the Office of Thrift Supervision. At September 30, 2003, the Bank was in compliance with all applicable capital

13

requirements so as to be considered "well-capitalized". See Note 11 to the consolidated financial statements.

Off-Balance Sheet Arrangements

        For a discussion of the Company's off-balance sheet arrangements, see Footnote 10, "Commitments" and Footnote 14, "Interest Rate Risk" to the audited financial statements in the annual report to stockholders.

Impact of Inflation and Changing Prices

        The consolidated financial statements and related data presented in this prospectus have been prepared in conformity with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike many industrial companies, substantially all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a more significant impact of the Company's performance than the general level of inflation. Over short periods of time, interest rates may not necessarily move in the same direction or in the same magnitude as inflation.

14

Report of Independent Auditor

The Board of Directors
DutchFork Bancshares, Inc. and Subsidiaries
Newberry, South Carolina

        I have audited the accompanying consolidated balance sheets of DutchFork Bancshares, Inc. and Subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of income, comprehensive operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

        I conducted the audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

        In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DutchFork Bancshares, Inc. and Subsidiaries at September 30, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

October 23, 2003
Columbia, South Carolina

15

DutchFork Bancshares, Inc.
and Subsidiaries
Consolidated Balance Sheets

	At September 30,
	2003	2002
Assets
Cash and cash equivalents (Notes 1, 2 and 12)	$2,653,640	$21,130,629
Investments and mortgage-backed securities (Notes 1, 3, 7 and 12):
Available-for-sale:
Investments (cost of $143,998,688 and $61,497,869 at September 30, 2003 and 2002 respectively)	141,851,562	62,209,846
Mortgage-backed securities (cost of $19,117,095 and $65,015,723 at September 30, 2003 and 2002 respectively)	18,908,681	64,627,627
Held-to-maturity:
Investments (fair value of $50,000 and $50,000 at September 30, 2003 and 2002 respectively)	50,000	50,000
Mortgage-backed securities (fair value of $1,368,324 and $2,879,938 at September 30, 2003 and 2002 respectively)	1,355,226	2,835,439
Loans receivable (Notes 1, 4, 7, 10, and 12)	58,371,056	61,705,696
Premises, furniture and equipment, net (Notes 1 and 5)	3,179,428	3,786,005
Accrued interest receivable:
Loans and mortgage-backed securities (Note 1)	346,945	371,221
Investments and other property	690,454	489,164
Prepaid assets	408,299	574,318
Prepaid income tax	518,585	—
Deferred tax asset (Notes 1 and 9)	936,622	580,152
Other (Note 21)	5,782,861	731,992

Total assets	$235,053,359	$219,092,089

16

Liabilities and stockholders' equity
Liabilities:
Deposit accounts (Note 6, 12 and 14)	$143,429,056	$149,290,222
Federal Home Loan Bank advances (Notes 7 and 12)	55,000,000	35,000,000
Advances from borrowers for taxes and insurance	62,316	58,955
Federal funds purchased	2,613,022	—
Accrued income taxes payable	317,382	174,707
Accrued expenses	748,729	665,935
Accrued interest payable	234,581	381,900
Other	90,502	43,001

Total liabilities	202,495,588	185,614,720

Commitments and contingencies (Note 10)
Stockholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized and unissued	—	—
Common stock, $.01 par value, 4,000,000 shares authorized, 1,560,550 issued at September 30, 2003 and 2002	15,605	15,605
Additional paid-in capital	15,022,479	14,785,443
Retained earnings, substantially restricted (Notes 9 and 11)	31,446,192	28,065,262
Accumulated other comprehensive income (loss)	(1,470,979)	193,388
Treasury stock (432,709 and 331,377 shares at September 30, 2003 and 2002, respectively)	(10,543,034)	(7,468,233)
Unearned 2001 Stock-Based Incentive Plan shares (43,073 and 51,187 shares at September 30, 2003 and 2002, respectively)	(809,608)	(962,070)
Unearned Employee Stock Ownership Plan (97,804 and 106,124 shares at September 30, 2003 and 2002, respectively)	(1,102,884)	(1,152,026)

Total stockholders' equity	32,557,771	33,477,369

Total liabilities and stockholders' equity	$235,053,359	$219,092,089

See accompanying notes.

17

DutchFork Bancshares, Inc.
and Subsidiaries
Consolidated Statements of Income

	Year Ended September 30,
	2003	2002
Interest income:
Loans receivable (Notes 1 and 4)	$4,016,615	$4,952,598
Investments (Notes 1 and 3)	3,620,626	2,111,381
Mortgage-backed and related securities (Notes 1 and 3)	3,238,970	5,617,426
Other interest-earning assets	110,006	206,269

Total interest income	10,986,217	12,887,674

Interest expense:
Interest expense on deposit accounts (Note 6)	2,800,453	4,224,980
Federal Home Loan Bank advances (Note 7)	2,048,001	2,629,901
Other borrowings purchased	187	21,303

Total interest expense	4,848,641	6,876,184

Net interest income	6,137,576	6,011,490
Provision for loan losses (Notes 1 and 4)	195,000	—

Net interest income after provision for loan losses	5,942,576	6,011,490

Noninterest income:
Gain on sale of securities, net	2,465,339	1,738,830
Gain on disposition of assets (Note 23)	1,080,479	—
Loan origination and commitment fees (Note 1)	178,415	138,217
Gain on sale of loans	76,581	79,623
Loan servicing fees	4,112	6,232
Bank service charges	566,931	543,668
Loan late charges	62,689	53,751
Other	127,797	105,190

Total noninterest income	4,562,343	2,665,511

18

Noninterest expense:
Compensation and benefits	3,182,354	3,066,758
Occupancy, furniture and equipment	493,003	514,547
SAIF deposit insurance premium	24,562	25,499
Professional fees	281,981	293,751
Telephone and postage	166,730	198,110
Insurance and related costs	52,177	30,494
Marketing	82,095	111,711
Data processing	209,500	166,140
Supplies and printing	80,429	126,078
OTS assessments	61,234	61,665
Meetings	8,677	14,862
Bank service charges	32,402	79,620
Loan expenses	103,116	47,661
Transaction account charges	164,809	56,481
Automated teller system	29,138	29,817
Contributions (Note 23)	1,140,444	11,409
Other	732,512	688,669

Total noninterest expense	6,845,163	5,523,272

Income before income taxes	3,659,756	3,153,729
Provision for income taxes (Note 9)	278,826	690,964

Net income	$3,380,930	$2,462,765

Net income per share (basic)	$3.31	$2.17

Net income per share (diluted)	$3.13	$2.09

See accompanying notes.

19

DutchFork Bancshares, Inc.
and Subsidiaries
Consolidated Statements of Comprehensive Operations

	Year Ended September 30,
	2003	2002
Net income	$3,380,930	$2,462,765
Other comprehensive income, net of tax:
Unrealized gains arising during the period, net of tax effect of $(1,015,052) and $83,756 for the years ended September 30, 2003 and 2002, respectively	(1,664,367)	105,997

Comprehensive income	$1,716,563	$2,568,762

See accompanying notes.

20

DutchFork Bancshares, Inc.
and Subsidiaries
Consolidated Statements of Changes in Stockholders' Equity

	Number of Shares	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Incentive Plan	Employee Stock Ownership Plan Loan	Total Stockholders' Equity
Balance at September 30, 2001	1,321,128	$15,605	$14,585,071	$25,602,497	$87,391	$(3,851,845)	$(1,173,175)	$(1,199,722)	$34,065,822
Net income	—	—	—	2,462,765	—	—	—	—	2,462,765
Release of 13,848 ESOP shares	—	—	226,220	—	—	—	—	47,696	273,916
Shares issued for incentive plan	11,235	—	(26,430)	—	—	—	211,105	—	184,675
Options exercised	7,803	—	(47,305)	—	—	175,567	—	—	128,262
Purchase of treasury stock	(162,180)	—	—	—	—	(3,791,955)	—	—	(3,791,955)
Tax benefit from stock options	—	—	47,887	—	—	—	—	—	47,887
Change in net unrealized depreciation on investments available for sale (net of deferred and current income taxes of $83,756	—	—	—	—	105,997	—	—	—	105,997

Balance at September 30, 2002	1,177,986	15,605	14,785,443	28,065,262	193,388	(7,468,233)	(962,070)	(1,152,026)	33,477,369
Net income	—	—	—	3,380,930	—	—	—	—	3,380,930
Release of 8,320 ESOP shares	—	—	212,084	—	—	—	—	49,142	261,226
Shares issued for incentive plan	8,114	—	24,952	—	—	—	152,462	—	177,414
Purchase of treasury stock	(101,332)	—	—	—	—	(3,074,801)	—	—	(3,074,801)
Change in net unrealized depreciation on investments available for sale (net of deferred and current income taxes of $1,015,052)	—	—	—	—	(1,664,367)	—	—	—	(1,664,367)

Balance at September 30, 2003	1,084,768	$15,605	$15,022,479	$31,446,192	$(1,470,979)	$(10,543,034)	$(809,608)	$(1,102,884)	$32,557,771

See accompanying notes.

21

DutchFork Bancshares, Inc.
and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended September 30,
	2003	2002
Operating Activities
Net income	$3,380,930	$2,462,765
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	306,321	312,661
Provision for losses	195,000	—
Incentive plan shares issued	177,414	184,675
(Gain) on sales of investments and mortgage-backed securities	(2,465,339)	(1,738,830)
Net (gain) on sales on loans	(76,581)	(79,623)
(Decrease) in deferred loan origination fees	(5,234)	(13,150)
Amortization of (discounts) on investments, mortgage-backed securities and loans	(145,724)	(488,405)
(Increase) decrease in accrued interest receivable	(177,014)	201,344
(Increase) in prepaid and other assets	(900,435)	(70,889)
(Increase) decrease in deferred tax asset	(356,470)	46,659
(Decrease) in accrued interest payable	(147,319)	(334,540)
(Decrease) in accounts payable and accrued expenses	(20,069)	(4,854,687)
Increase (decrease) in other liabilities	1,306,091	(1,929,070)
Origination of loans held for sale	(12,336,930)	(7,780,691)
Proceeds from sales of trading securities	18,207,707	14,429,631
Purchases of trading securities	(18,059,488)	(14,541,042)
Proceeds from sales of loans held for sale	12,539,311	7,850,314

Net cash provided (used) by operating activities	1,422,171	(6,342,878)

22

Investing Activities
Investment in bank-owned life insurance	(4,503,000)	—
Principal payments on mortgage-backed securities	58,331,747	111,233,979
Purchases of available-for-sale securities	(238,966,534)	(214,362,400)
Proceeds from sales of available-for-sale securities	147,977,655	140,606,777
Net decrease in loans receivable	3,435,592	11,405,379
Purchases of premises, furniture and equipment	(116,262)	(100,734)

Net cash provided (used) by investing activities	(33,840,802)	48,783,001

Financing Activities
Net increase (decrease) in deposit accounts	(5,861,166)	2,032,318
Proceeds from Federal Home Loan Bank advances	20,000,000	—
Payments on Federal Home Loan Bank advances and other borrowings	—	(25,000,000)
Proceeds from other borrowings	206,134,975	48,625,000
Repayments of other borrowings	(203,521,953)	(48,625,000)
Release of ESOP shares	261,226	273,916
Exercise of stock options	—	128,262
Purchase of treasury stock	(3,074,801)	(3,791,955)
Increase (decrease) in advances from borrowers for taxes and insurance	3,361	(17,494)

Net cash provided (used) by financing activities	13,941,642	(26,374,953)

Net increase (decrease) in cash and cash equivalents	(18,476,989)	16,065,170
Cash and cash equivalents at beginning of year	21,130,629	5,065,459

Cash and cash equivalents at end of year	$2,653,640	$21,130,629

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$5,465,122	$7,974,524
Taxes	$—	$2,772,638
Gain on disposition of land	$1,080,479	—

See accompanying notes.

23

DutchFork Bancshares, Inc.
and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended September 30, 2003 and 2002

1. Organization and Summary of Significant Accounting Policies

Organization

        DutchFork Bancshares, Inc. (the "Company") is a unitary savings and loan holding company formed for the purpose of acquiring and holding all of the outstanding stock of Newberry Federal Savings Bank (the "Bank"). The Bank is in the business of obtaining deposits in Newberry County and the surrounding area and investing those deposits in loans and securities.

Summary of Significant Accounting Policies

  (a) Principles of Consolidation

        The consolidated financial statements include the accounts of the Company, the Bank and Inter-Community Service Corporation, a subsidiary of the Bank (the "Service Corporation"). The activities of the Service Corporation are the sale of insurance and investment products. Significant intercompany balances and transactions have been eliminated upon consolidation.

  (b) Cash Equivalents

        For the purpose of presentation in the consolidated financial statements cash equivalents are defined as those investments with a maturity of three months or less when purchased.

  (c) Trading Securities

        Government bonds held principally for resale in the near term, and mortgage-backed securities held for sale in conjunction with the Bank's mortgage banking activities, are classified as trading account securities and recorded at their fair values. Unrealized gains and losses on trading account securities are included immediately in other income.

  (d) Securities Held to Maturity

        Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

  (e) Securities Available for Sale

        Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities not classified as trading securities or as held-to-maturity securities.

        Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of equity until realized.

        Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

        Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary have resulted in write-downs of the individual securities to their fair value. The related write-downs have been included in earnings as realized losses.

24

        Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

  (f) Loans Held for Sale

        Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

  (g) Loans Receivable

        Loans receivable that management intends to hold until maturity are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

        Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

        Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. The net amount is deferred and amortized over the contractual life of the loan.

        The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

        The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

        For impairment recognized in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

  (h) Foreclosed Real Estate

        Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value, less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

25

  (i) Income Taxes

        Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

  (j) Premises and Equipment

        Land is carried at cost. Bank premises and equipment are carried at cost, less accumulated depreciation computed principally by the straight-line method.

  (k) Financial Instruments

        The majority of derivative financial instruments held or issued by the Bank are held or issued for purposes other than trading.

        Interest-Rate Exchange Agreements.    Interest-rate exchange agreements (swaps) used in asset/liability management activities are accounted for using the accrual method. Net interest income (expense) resulting from the differential between exchanging floating and fixed-rate interest payments is recorded on a current basis. Gains or losses on the sales of swaps used in asset/liability management activities are deferred and amortized into interest income or expense over the maturity period of the swap.

        Financial Futures.    Interest-rate futures contracts are entered into by the Bank as hedges against exposure to interest-rate risk and are not for speculation purposes. Changes in the market value of interest-rate futures contracts are deferred while the contracts are open and subsequently amortized into interest income or expense over the maturity period of the hedged assets or liabilities after the contract closes.

        Other Off-Balance-Sheet Instruments.    In the ordinary course of business the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

        Derivatives Used for Risk Management.    The Bank has adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (as amended by SFAS No. 138 and SFAS No. 149, which amended SFAS No. 133), which establishes accounting and reporting standards for derivatives and hedging activities.

        Under SFAS 133, 138 and 149, the Bank may designate a derivative as either a hedge of the fair value of a recognized fixed rate asset or liability or an unrecognized firm commitment ("fair value" hedge), or a hedge of a forecasted transaction or of the variability of future cash flows of a floating rate asset or liability ("cash flow" hedge). All derivatives are recorded as assets or liabilities on the balance sheet at their respective fair values with unrealized gains and losses recorded either in comprehensive income or in the results of operations, depending on the purpose for which the derivative is held.

26

        Changes in fair value of a derivative that is designated and qualifies as a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded as other fee income in the results of operations. To the extent of the effectiveness of a hedge, changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge are recorded in other comprehensive income. For all hedge relationships, ineffectiveness resulting from differences between the change in fair value or cash flows of the hedged item and changes in fair value or the derivative are recognized as other fee income in the results of operations. The net interest settlement on derivatives designated as fair value or cash flow hedges is treated as an adjustment to the interest income or interest expense of the hedged assets or liabilities.

        At the inception of a hedge transaction, the Bank formally documents the hedge relationship and the risk management objective and strategy for undertaking the hedge. This process includes identification of the hedging instrument, hedged item, risk being hedged and the methodology for measuring ineffectiveness. In addition, the Bank assesses, both at the inception of the hedge and on an ongoing quarterly basis, whether the derivative used in the hedging transaction has been highly effective in offsetting changes in fair value or cash flows of the hedged item, and whether the derivative is expected to continue to be highly effective.

        The Bank discontinues hedge accounting prospectively when either it is determined that that the derivative is no longer highly effective in offsetting changes in the fair value of a hedged item; the derivative expires or is sold, terminated or exercised; the derivative is de-designated because it is unlikely that a forecasted transaction will occur; or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

        The Bank utilizes interest rate floors and caps to protect against short-term fluctuations in interest rates. These are not utilized as fair value hedges or cash flow hedges; therefore, they are not measured for effectiveness. The exposure to the Bank is the cost of the floor or cap, which is marked to market at each reporting period.

  (l) Fair Values of Financial Instruments

        The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

        Cash and short-term instruments.    The carrying amounts of cash and short-term instruments approximate their fair value.

        Available-for-sale and held-to-maturity securities.    Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

        Loans receivable.    For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit-card loans, and other consumer loans are based on quoted market prices of similar loans adjusted for differences in loan characteristics. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

27

        Deposit liabilities.    The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using rates currently being offered for similar certificates.

        The fair values of the Bank's debt are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

        Accrued interest.    The carrying amounts of accrued interest approximate their fair values.

        Off-balance sheet instruments.    Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

  (m) Use of Estimates

        The financial statements are prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

        Material estimates that are particularly susceptible to significant change relate to the determination of the reserve for loan losses. The estimation process includes management's judgment as to inherent losses on existing loans based on an internal review of the loan portfolio, including an analysis of the borrowers' current financial position, the consideration of current and anticipated economic conditions and the effect on specific borrowers. In determining the collectibility of loans, management also considers the fair value of underlying collateral. Various regulatory agencies, as an integral part of their examination process, review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of the examination. Because of these factors, it is possible that the allowance for loan losses could change materially.

  (n) Reclassifications

        Certain 2003 amounts have been reclassified to conform with 2002 classifications.

  (o) Marketing Expenses

        The Bank expenses the cost of marketing as incurred. Marketing expenses totaled $82,095 and $111,711 for the years ended September 30, 2003 and 2002, respectively.

  (p) Disclosures Regarding Segments

        The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" in fiscal year 1999. SFAS No. 131 established standards for the way that public businesses report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports to shareholders. It also establishes standards for related disclosures about products and services,

28

geographic areas and major customers. The Company adopted SFAS No. 131 without any impact on its consolidated financial statements.

  (q) Comprehensive Income

        Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. Currently the Company's only component of Comprehensive Income (Loss) is its unrealized gains (losses) on securities available for sale.

  (r) Transfers of Financial Assets

        Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

2. Cash and Cash Equivalents

        Cash and cash equivalents are as follows:

	At September 30,
	2003	2002
Cash and due from banks	$1,683,334	$3,843,983
Interest bearing deposits	970,306	17,286,646

	$2,653,640	$21,130,629

29

3. Investments and Mortgage-Backed Securities

        Securities Available-for-Sale—The amortized cost, gross unrealized gains, gross unrealized losses and fair values of securities available for sale consisted of the following:

	At September 30, 2003
	Amortized Cost	Gross Unrealized Gains		Gross Unrealized Losses	Fair Value
Bonds and notes:
US government and agency securities	$11,798,879	$		$20,340	$11,778,539
Corporate bonds	22,086,746		7,021	946,501	21,147,266

Total bonds and notes	33,885,625		7,021	966,841	32,925,805

Equity securities:
Mutual funds	982,212		—	113,335	868,877
Preferred stock	106,309,766		612,582	1,814,418	105,107,930
Stock in Federal Home Loan Bank	2,750,000		—	—	2,750,000
Other	71,085		127,865	—	198,950

Total equity securities	110,113,063		740,447	1,927,753	108,925,757

Total investments	$143,998,688		$747,468	$2,894,594	$141,851,562

Mortgage-backed securities:
Government guaranteed	$19,117,095		$1,043,337	$1,251,751	$18,908,681

Total mortgage-backed securities	$19,117,095		$1,043,337	$1,251,751	$18,908,681

	At September 30, 2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Bonds and notes:
US government and agency securities	$1,518,968	$11,032	$—	$1,530,000
Corporate bonds	16,337,243	913,041	25,613	17,224,671

Total bonds and notes	17,856,211	924,073	25,613	18,754,671

Equity securities:
Mutual funds	982,212	—	103,326	878,886
Preferred stock	39,588,361	360,687	495,170	39,453,878
Stock in Federal Home Loan Bank	3,000,000	—	—	3,000,000
Other	71,085	51,326	—	122,411

Total equity securities	43,641,658	412,013	598,496	43,455,175

Total investments	$61,497,869	$1,336,086	$624,109	$62,209,846

Mortgage-backed securities:
Government guaranteed	$61,622,723	$909,251	$1,297,347	$61,234,627
Private issues	3,393,000	—	—	3,393,000

Total mortgage-backed securities	$65,015,723	$909,251	$1,297,347	$64,627,627

30

        Securities Held to Maturity—The amortized cost, gross unrealized gains, gross unrealized losses and fair value of securities held to maturity consisted of the following:

	At September 30, 2003
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity securities:
Other	$50,000	$—	$—	$50,000

Mortgage-backed securities:
Government guaranteed	1,355,226	13,375	277	1,368,324

	$1,405,226	$13,375	$277	$1,418,324

	At September 30, 2002
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity securities:
Other	$50,000	$—	$—	$50,000

Mortgage-backed securities:
Government guaranteed	2,835,439	44,499	—	2,879,938

	$2,885,439	$44,499	$—	$2,929,938

        The market value of municipal securities and other securities is not readily determinable, but approximates cost.

        At September 30, 2003, investments with a book value of approximately $1,121,000 were pledged as collateral for various deposits, and investments with a book value of $13,264,020 were pledged as collateral on Federal Home Loan Bank advances. At September 30, 2002, investments with a book value of approximately $8,879,000 were pledged as collateral on various deposits, and investments with a book value of $35,473,475 were pledged as collateral on Federal Home Loan Bank advances.

        Gross realized gains and gross realized losses on sales of available-for-sale securities were $2,544,934 and $79,595, respectively for the year ended September 30, 2003. For the year ended September 30, 2002, gross realized gains were $1,743,006 and realized losses were $4,176.

31

        Mortgage-backed securities are deemed to be due in the final year of maturity. The scheduled maturities of securities were as follows:

	At September 30, 2003
	Held-to-Maturity Securities		Available-for-Sale Securities
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$—	$—	$10,778,384	$10,778,383
Due from one to five years	—	—	6,239,225	5,925,745
Due from five to ten years	—	—	487,699	480,391
Due after ten years	1,355,226	1,368,324	35,497,412	34,649,967

	$1,355,226	$1,368,324	$53,002,720	$51,834,486

	At September 30, 2002
	Held-to-Maturity Securities		Available-for-Sale Securities
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$—	$—	$—	$—
Due from one to five years	—	—	10,906,615	10,881,002
Due from five to ten years	—	—	—	—
Due after ten years	2,835,439	2,879,938	71,965,319	72,501,296

	$2,835,439	$2,879,938	$82,871,934	$83,382,298

        The Bank has adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (FASB 115). Under the Statement, debt securities that the Bank has the positive intent and ability to hold to maturity are classified as "held-to-maturity" securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as "trading" securities and reported at fair value, with unrealized gains and losses included in earnings. Debt and equity securities that are not classified as either held-to-maturity or trading securities are classified as "available-for-sale" securities and reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of retained earnings.

        Investment in stock of the Federal Home Loan Bank of Atlanta is required by law of every Federally-insured savings institution. No ready market exists for this stock and it has no quoted market value. However, redemption of this stock has historically been at par value.

        The Bank, as a member of the Federal Home Loan Bank of Atlanta, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Atlanta in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (ii) 1/20th of its advances (borrowings) from the Federal Home Loan Bank of Atlanta. The Bank is in compliance with this requirement with an investment in Federal Home Loan Bank of Atlanta stock of $2,750,000 at September 30, 2003.

32

4. Loans Receivable

        Loans receivable consisted of the following:

	At September 30,
	2003	2002
Commercial real estate	$10,966,123	$11,317,431
Commercial-other	8,719,151	8,475,251
Real estate construction	811,000	3,493,438
Residential mortgage—1-4 family	25,192,999	23,235,465
Second mortgage loans, home equity loans and lines of credit	5,671,360	5,134,424
Multi-family	812,001	879,028
Consumer loans	7,064,593	10,345,765

	59,237,227	62,880,802

Less:
Allowance for losses	400,892	424,322
Loans in process	464,996	745,270
Deferred loan origination fees, net	283	5,514

	866,171	1,175,106

Loans receivable, net	$58,371,056	$61,705,696

        The Bank's loan portfolio consists principally of adjustable rate residential first mortgage loans to individuals and to builders of single family homes in South Carolina, primarily in Newberry County.

        Loans receivable at September 30, 2003 and 2002 included $151,200 and $277,000 of loans held for sale, respectively.

        Mortgage loans include $472,048 and $583,000 representing participating interests in loans originated and serviced by other financial institutions as of September 30, 2003 and 2002, respectively.

        Non-accrual loans are as follows:

	At September 30,
	2003	2002
Non-accrual loans	$549,573	$770,880

Interest income which would have been recognized under original terms	$30,455	$70,813
Interest income recognized	17,660	56,458

Interest income not recognized	$12,795	$14,355

        Mortgage loans at September 30, 2003 and 2002 are net of participations and whole loans sold and serviced for others in the amounts of $958,335 and $1,805,349, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts and disbursing payments to investors. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. Custodial

33

escrow balances maintained in connection with loans serviced for others were $5,574 and $17,032 at September 30, 2003 and 2002, respectively.

        Changes in the allowance for losses are summarized as follows:

	Year Ended September 30, 2003	Year Ended September 30, 2002
Beginning balance	$424,322	$634,518
Provision for losses	195,000	—
Charge-offs	(251,880)	(235,103)
Recoveries	33,450	24,907

Ending balance	$400,892	$424,322

        Restructured loans totaled approximately $173,082 and $364,134 at September 30, 2003 and 2002, respectively.

        The Bank is not committed to lend additional funds to debtors whose loans have been modified.

        Loan activity for loans to executive officers and directors was as follows:

	Year Ended September 30, 2003	Year Ended September 30, 2002
Balance, beginning of period	$426,106	$547,707
New loans	52,296	18,401
Repayments (net of advances)	(25,571)	(140,002)

Balance, end of period	$452,831	$426,106

5. Premises, Furniture, and Equipment

        Premises, furniture and equipment are summarized as follows:

	At September 30,
	2003	2002
Land	$859,231	$1,275,748
Buildings and improvements	2,717,172	2,717,172
Furniture and equipment	1,585,072	1,468,810

	5,161,475	5,461,730
Less accumulated depreciation	1,982,047	1,675,725

Premises, furniture and equipment, net	$3,179,428	$3,786,005

        Depreciation expense for the years ended September 30, 2003 and 2002 was $306,321 and $312,661, respectively.

34

6. Deposit Accounts

        The following is a comparative summary of deposits and interest rates by type:

	At September 30,
	2003	2002
NOW and money market:
0.00% to 1.00%	$33,592,634	$31,330,549

Savings: 0.25% to 0.75%	18,978,211	17,592,590

Certificates of deposit:
0.00% to 2.00%	61,427,725	12,459,560
2.01% to 4.00%	26,186,690	79,198,855
4.01% to 5.00%	2,528,348	5,828,005
5.01% to 6.00%	582,107	1,531,593
6.01% to 7.00%	21,078	1,207,633
7.01% to 8.00%	112,263	141,437

Total certificates of deposit	90,858,211	100,367,083

Total deposit accounts	$143,429,056	$149,290,222

Weighted average interest rate of NOW and money market accounts	0.36%	0.85%

        The aggregate amount of short-term CD's with a minimum denomination of $100,000 was approximately $31.8 million and $34.6 million at September 30, 2003 and 2002, respectively. Non-interest bearing deposits were not material at September 30, 2003 and 2002. Deposits in excess of $100,000 are not insured. The Bank did not have any brokered deposits.

        The scheduled maturities of certificates of deposit at September 30, 2003 are as follows:

2004	$78,600,621
2005	8,652,126
2006	2,258,911
2007	883,403
2008	454,352
Thereafter	8,798

Total certificates of deposit	$90,858,211

7. Federal Home Loan Bank Advances

        The Bank has an agreement for advances and security agreement with blanket floating lien with the Federal Home Loan Bank (FHLB). Advances are collateralized by the Bank's investment in stock in the FHLB, certain wholly owned first mortgage loans on 1-4 family dwelling that have not been delinquent 30 days or more during the most recent twelve month period, and certain investments. Loans of $34,803,000 and investments with a book value of $58,533,958 collateralized the advances at

35

September 30, 2003. At September 30, 2002, loans of $24,837,647 and investments of $35,473,475 collateralized these advances.

        Advances from the FHLB consisted of the following:

	At September 30,
	2003	2002
Contractual Maturity
Within one year-adjustable rate	$20,000,000	$—
2008-fixed rate	10,000,000	10,000,000
2010-fixed rate	25,000,000	25,000,000

	$55,000,000	$35,000,000

Weighted average rate	4.10%	5.73%

8. Other Borrowings

        Federal funds and other borrowings generally mature within one to four days of the transaction date. No securities have been pledged to collateralize other borrowings since September 15, 1998.

        Information concerning federal funds and other borrowings is summarized as follows:

	Year Ended September 30,
	2003	2002
Average balance during the period	$1,034,658	$952,184
Average interest rate during the period	4.84%	1.97%
Average interest rate at end of period	—	—
Maximum month end balances	$24,520,000	$19,335,000

        At September 30, 2003, the Company had a $12.5 million unsecured credit facility with a third party financial institution. At September 30, 2003, there was no outstanding balance under this credit facility.

9. Income Taxes

        The Company and subsidiaries file consolidated federal income tax returns on a fiscal year basis.

        Income tax expense is summarized as follows:

	Year Ended September 30,
	2003	2002
Current	$635,296	$560,666
Deferred	(356,470)	130,298

	$278,826	$690,964

36

        Income taxes differed from amounts computed by applying the statutory federal rate (34%) to income before income taxes as follows:

	Year Ended September 30,
	2003	2002
Tax at federal income tax rate	$1,244,317	$1,072,268
Increase (decrease) resulting from:
Effect of nontaxable dividends	(809,850)	(462,297)
Non-cash contributions	(264,384)	—
State income tax expense, net of federal tax benefit	36,752	48,146
Other, net	71,991	32,847

Total	$278,826	$690,964

Effective tax rate	7.62%	21.9%

        The tax effects of significant items comprising the Company's net deferred tax asset as of September 30 are as follows:

	2003	2002
Deferred tax assets:
Differences between book and tax basis of bad debt reserves	$118,479	$147,839
Differences between book and tax basis of investments	500,210	599,258
Nondeductible contributions	435,934	—
Deferred compensation for Directors	76,000	76,000
Supplemental executive retirement plan	39,088	—
Stock incentive compensation plan	103,468	104,822
Other	55,016	13,285

Total deferred tax assets	1,328,195	941,204
Valuation allowance	—	—

Net deferred tax assets	1,328,195	941,204

Deferred tax liabilities:
Differences between book and tax basis of Federal Home Loan Bank stock	(112,692)	(112,692)
Deferred gain on sale of branch real estate	(70,683)	(70,683)
Differences between book and tax basis of property	(208,198)	(177,677)

Total deferred tax liabilities	(391,573)	(361,052)

Net deferred tax asset	$936,622	$580,152

        During the years ended September 30, 2003 and 2002, income taxes (benefits) of $(1,015,552) and $83,756, respectively, were allocated to the change in retained earnings for the tax effects of unrealized gains and losses on assets available for sale.

37

        The special bad debt deduction was based on either specified experience formulas or a specified percentage of taxable income. The deduction was subject to certain limitations based on the aggregate loans, savings account balances, and retained earnings at year end. Gains and losses on sales of repossessed property and provisions for losses on loans and foreclosed real estate were generally adjustments to the tax bad debt reserve and not includable in the computation of taxable income before this deduction. No deferred tax liability is provided for $4.8 million tax basis bad debt reserves that arose prior to the Bank's 1988 fiscal year.

10. Commitments

        In the normal course of business, the Bank enters into financial instrument transactions to satisfy the financial needs of its customers and to manage its own exposure to credit and market risks. Many of these financial instruments typically have off-balance sheet risk resulting from their nature including the terms of settlement. These instruments may be categorized as commitments.

        Market risk arises from the possibility that market changes, including interest rate movements, may make financial instruments less valuable. Credit risk results from the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. The Bank has control procedures regarding the extent of the Bank transactions with specific counter-parties, the manner in which transactions are settled and the ongoing assessment of counter-party creditworthiness.

        The contract or notional (face) amounts disclosed below and at Notes 1 and 12 provide a measure of the Bank's involvement in such instruments but are not indicative of potential loss. Management does not anticipate any material adverse effect on the Bank's financial position resulting from its involvement in these instruments.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Commitments to extend credit at fixed rates exposes the Bank to some degree of interest rate risk. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies, but may include real property, equipment and income-producing commercial properties.

        Most of the Bank's business activity is with customers in South Carolina. As of September 30, 2003 and 2002, the Bank had no significant concentrations of credit risk in its loan portfolio.

        The Bank had commitments outstanding to originate loans (excluding undisbursed portion of loans in process) as follows:

	September 30, 2003	September 30, 2002
Variable rate	$893,000	$198,000
Fixed rate (at 2.81%)	508,250	100,600

        Lines of credit extended to borrowers amounted to approximately $21,609,098, of which $9,616,406 was undisbursed at September 30, 2003.

38

11. Regulatory Capital Requirements

        The Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 3% leverage ratio and an 8% risk-based capital ratio. Effective April 1, 1999, however, the minimum leverage ratio increased to 4% for all institutions except those with the highest rating on the CAMELS financial institution rating system. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS financial institution rating system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities that are not permissible for a national bank.

        The risk-based capital standard requires an institution to maintain Tier 1 or core capital to risk-weighted assets of at least 4% and total capital to risk-weighted assets of at least 8%. Total capital is defined as core capital and supplementary capital. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core or Tier 1 capital is defined as common stockholders' equity and retained earnings, certain noncumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries, less intangible other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, and the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

        The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. Presently, the Office of Thrift Supervision has deferred implementation of the interest rate risk component.

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory—and possibly additional discretionary—actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        As of July 22, 2002, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, core and tangible ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

        The Bank may not declare or pay cash dividends on, or repurchase any of, its shares of common stock, if the effect would cause stockholders' equity to be reduced below applicable regulatory capital

39

requirements or the liquidation account established by the Bank in connection with the Conversion, or if such declaration and payment would otherwise violate regulatory requirements.

        The Bank's actual capital amounts and ratios are presented in the following table:

	Actual		Minimum For Capital Adequacy Purposes		To Be Well Capitalized For Prompt Corrective Action Provisions
	Ratio	Amount	Ratio	Amount	Ratio	Amount
	(dollars in thousands)
September 30, 2003
Newberry Federal Savings Bank
Tangible capital	13.68%	$32,398	2.00%	$4,738	N/A	N/A
Core capital	13.68%	$32,398	4.00%	$9,476	5.00%	$11,845
Risk-based capital	18.76%	$32,679	8.00%	$13,815	10.00%	$17,269
September 30, 2002
Newberry Federal Savings Bank
Tangible capital	14.76%	$32,251	2.00%	$4,369	N/A	N/A
Core capital	14.76%	$32,251	4.00%	$8,738	5.00%	$10,923
Risk-based capital	28.44%	$32,658	8.00%	$9,072	10.00%	$11,341

        A reconciliation of capital under generally accepted accounting principles (GAAP) to tangible, core and risk-based capital is as follows:

	At September 30,
	2003	2002
	(in thousands)
GAAP capital	$30,965	$32,868
Investment in subsidiary	(34)	(424)
Unrealized losses (gains) on available-for-sale securities	1,467	(193)

Core and tangible capital	32,398	32,251
Unrealized losses (gains) on available-for-sale securities	—	103
Allowance for loan and lease losses	401	424
Equity investments	(120)	(120)

Risk-based capital	$32,679	$32,658

40

12. Fair Value of Financial Instruments

        The following tables set forth the fair value of the Company's financial and nonfinancial instruments (in thousands):

	At September 30,
	2003		2002
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial instruments:
Assets:
Cash and cash equivalents	$2,654	$2,654	$21,131	$21,131
Investments and mortgage-backed securities	162,165	162,178	129,723	129,767
Loans receivable	58,371	58,414	61,706	62,060
Accrued interest receivable	1,037	1,037	860	860
Liabilities:
Deposit accounts:
Demand deposits and passbook accounts	52,571	52,571	48,924	48,924
Certificates of deposit	90,858	91,646	100,367	100,735
FHLB advances	55,000	59,600	35,000	35,000
Other borrowings	2,613	2,613	—	—
Advances from borrowers for taxes and insurance	62	62	59	59

        Commitments to extend credit.    The fair values of these instruments are immaterial because their underlying interest rates approximate market.

        The fair value of cash and cash equivalents approximates the carrying value. The fair values of loans receivable are based on current market prices for securities backed by similar loans. The fair values of investments and mortgage-backed securities are based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

        The fair value of demand deposits and savings accounts approximates the carrying value. The fair value of certificates of deposit is estimated using the rates currently offered for deposits of similar remaining terms. The fair value of Federal Home Loan Bank advances and federal funds purchased is estimated based on current rate for advances with similar terms.

        The fair value of loan commitments is estimated based on current levels of interest rates versus the committed interest rates.

        Management uses its best judgment in estimating the fair value of non-traded financial instruments, but there are inherent limitations in any estimation technique. For example, liquid markets do not exist for many categories of loans held by the Company. By definition, the function as a financial intermediary is, in large part, to provide liquidity where organized markets do not exist. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which the Company could realize in a current transaction.

        The information presented is based on pertinent information available to management as of September 30, 2003. Although management is not aware of any factors, other than changes in interest

41

rates, that would significantly affect the estimated fair values, the current estimated fair value of these instruments may have changed significantly since then.

13. Employee Benefit Plans

Pension Plan

        During the year ended September 30, 2000, the Company transferred the assets and liabilities of its defined benefit pension plan to a multiple-employer defined benefit pension plan covering substantially all employees. Separate actuarial valuations are currently not available for each participating employer, nor are plan assets segregated. Pension expense was $138,702 and $213,027 for the years ended September 30, 2003, and 2002, respectively.

Stock-Based Compensation Plan

        The Board of Directors adopted and the shareholders subsequently approved the DutchFork Bancshares, Inc. 2001 Stock-Based Incentive Plan ("SBIP"). The purpose of the SBIP is to attract and retain qualified personnel in key positions, provide officers, employees and non-employee directors of the Company and the Bank with a proprietary interest in the Company as an incentive to contribute to the success of the Company, promote the attention of management to other stockholders' concerns, and reward employees for outstanding performance.

        The SBIP authorizes the granting of options to purchase common stock of the Company and awards of restricted shares of common stock. Subject to certain adjustments to prevent dilution of awards to participants, the total number of shares of common stock reserved for option grants and restricted stock awards under the SBIP is 218,477 shares, of which 156,055 shares are reserved for options and 62,422 shares are reserved for restricted stock awards. All employees and non-employee directors of the Company and its affiliates are eligible to receive awards under the SBIP. The SBIP is administered by a committee consisting of members of the Board of Directors who are not employees of the Company or its affiliates.

        On February 20, 2001, the Company granted incentive options for 60,830 shares at $16.4375 per share, non-statutory options for 48,410 shares at an exercise price of $16.4375 per share and awarded the 43,696 shares reserved for restricted stock awards.

        The options will enable the recipient to purchase stock at the exercise price above. The options vest over five years following the date of grant and are exercisable for up to 10 years. During the year ended September 30, 2002, options for 7,803 shares were exercised by the estate of a deceased director. No options were exercised during the year ended September 30, 2003.

42

        Stock option transactions for the years ended September 30, 2003 and 2003 are summarized as follows:

	Shares	Weighted Average Exercise Price
Outstanding, October 1, 2001	109,240	$16.4375
Granted	—	—
Exercised	(7,803)	16.4375

Outstanding, October 1, 2002	101,437	16.4375
Granted	—	—
Exercised	—	—

Outstanding, September 30, 2003	101,437	$16.4375

Exercisable at September 30, 2003	101,437	$16.4375

        The restricted stock awards do not require any payment by the recipient and vest over five years following the date of the award. The Company funded the restricted stock awards with Treasury Stock. Amortization of the awards resulted in a charge to compensation and benefit expense of $140,438 and $240,412 for the year ended September 30, 2003 and 2002, respectively.

        On February 20, 2002, 11,235 shares of the restricted stock awards were issued with a value of $184,675 at the grant date and on February 20, 2003, 8,114 shares were issued with a value of $133,374 at the grant date.

        The Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize, as expense over the vesting period, the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to disclose pro forma net income and income per share as if the fair value-based method defined in SFAS No. 123 has been applied, while continuing to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, under which compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price.

        As permitted under SFAS No. 123, Accounting for Stock-Based Compensation, the Company has elected to apply the recognition provisions of Accounting Principles Board No. 25, under which compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Accordingly, adoption of SFAS No. 123 will have no impact on the Company's consolidated financial position or results of operations.

        The following summarizes pro-forma data in accordance with SFAS 123:

	Year Ended September 30,
	2003	2002
Net income, pro-forma	$3,022,655	$2,104,490
Basic earnings/loss per common share, pro-forma	$2.95	$1.86
Diluted earnings/loss per common share, pro-forma	$2.79	$1.79

43

        The assumptions used in estimating compensation cost on a pro-forma basis were: dividend yield of 0%, expected life of six years, volatility of near 15% and risk-free interest rate of 6%.

401(k) Plan

        The Bank also maintains an Employee Savings Plan for all employees, qualified under Section 401(k) of the Internal Revenue Code. The Bank matches 100% of the first 5% of earned compensation consisting of regular wages and overtime payments. The Bank's contributions to the 401(k) plan were $71,561 and $67,218 for the years ended September 30, 2003 and 2002, respectively.

Other

        The Company has entered into employment agreements with certain executives. The employment agreements were effective in connection with the completion of the Bank's conversion to stock form and continue for a three-year term initially, and are renewable annually. The agreements provide for a base salary (to be reviewed annually) and certain other fringe benefits.

        Under the employment agreements, if voluntary or involuntary termination follows a change in control of the Bank or DutchFork Bancshares, Inc., the executives or, if they die, their beneficiaries, would be entitled to a severance payment equal three times the average of the five preceding taxable years' annual compensation. If a change in control occurred, the total amount of payments due under the agreements, based on the executives' 2002 cash compensation and without regard to future base salary adjustments or bonuses and excluding any benefits under any employee benefit plan which may be payable, would be approximately $1.7 million.

        In 2001, the Company adopted a Director Deferred Compensation Plan. The Plan permits directors to defer all or a portion of the compensation otherwise payable to the director. Such deferrals are invested in the Company's common stock.

        In addition, any director who was eligible to receive a benefit under the Company's prior policy for retired directors is eligible to waive participation in such arrangement and receive a credit to their stock unit account equal to the Company's accrued benefit obligation with respect to such benefit as of March 31, 2001. All non-retired directors agreed to waive participation in the prior plan, and the amount of $240,000 was transferred to the Plan from the accrued benefit obligation.

14. Interest Rate Risk

        The Bank maintains a program of asset and liability management designed to minimize the Bank's vulnerability to material and prolonged changes in interest rates. An interest-earning asset or interest-bearing liability is deemed to be interest-rate sensitive within a specific time period if it is estimated to mature or reprice within that time period. If interest-earning assets which are estimated to mature or reprice within a particular time period are less than the amount of interest-bearing liabilities with comparable maturity or repricing characteristics, a negative difference or "negative-gap" occurs, and in general, increases in interest rates would adversely affect net interest income over such period and decreases in interest rates would have the opposite effect.

        Similarly, if interest-earning assets which are estimated to mature or reprice within a particular time period exceed the amount of interest-bearing liabilities with comparable maturity or repricing

44

characteristics, a positive difference or "positive gap" is present and, in general, increases in interest rates would positively affect net interest income over such period and decreases in interest rates would have the opposite effect.

        Interest-Rate Exchange Agreements.    The Bank enters into interest-rate swap transactions in managing its interest-rate exposure. Interest-rate swap transactions generally involve the exchange of fixed- and floating-rate interest-payment obligations without the exchange of the underlying principal amounts.

        Entering into interest-rate swap agreements involves not only the risk of dealing with counterparties and their ability to meet the terms of the contracts but also the interest-rate risk associated with unmatched positions. Notional principal amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller. The costs of floors and caps is changed to expense over the term of the contract. In addition, any gain or loss on the value of the contract is recognized in earnings currently.

        At September 30, 2003, the Bank had entered into an interest rate floor agreement with a notional amount of $25 million with an interest rate floor on the 1-month LIBOR of 2.50% expiring on October 9, 2003 to protect the rate paid on certain borrowings from the Federal Home Loan Bank. In addition, the Bank has entered into interest rate cap agreements to protect assets and liabilities from the negative effects in the event of an increasing rate environment. The total notional amount of all the interest rate cap agreements is $110 million. The agreements provide for a payment to the Bank to pay the difference between the cap rate of interest and the market rate of interest. The agreements are summarized as follows:

Expiration Date	Notional Amount	Cap Rate	Index
March 18, 2005	$25 million	7.00%	1-month LIBOR
November 15, 2004	$40 million	3.50%	1-month LIBOR
November 15, 2004	$20 million	3.00%	1-month LIBOR
March 18, 2005	$25 million	7.00%	1-month LIBOR

        Payments received under the agreements are treated as an adjustment of interest income or expense. The Bank's exposure to credit risk is limited to the ability of the counterparty to make potential future payments to the Bank that are required pursuant to the agreements. The Bank's exposure to market risk of loss is limited to the market value of the floors and caps. At September 30, 2003 and 2002, the market value of the floors and cap related to the interest rate agreements amounted to $96,000 and $286,000, respectively. The Bank received payments under these agreements of $282,282 and $129,294 in the years ended September 30, 2003 and 2002, respectively. Expense related to these agreements was $522,168 and $381,122 for the years ended September 30, 2003 and 2002, respectively. Any gain or loss on the value of these contracts is recognized in earnings on a current basis.

45

15. Stockholders' Equity and Dividend Restrictions

        The ability of the Company to pay dividends depends primarily on the ability of the Bank to pay dividends to the Company. The Bank is subject to various capital requirements administered by the federal banking agencies.

16. Conversion From Mutual to Stock

        On January 18, 2000, the Board of Directors of the Bank adopted a Plan of Conversion to convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. The conversion was accomplished through the amendment of the Bank's charter to stock form, the formation of the Company, which acquired 100% of the Bank's outstanding common stock upon the conversion of the Bank from mutual to stock form, and the sale of the Company's common stock in an amount equal to the pro forma market value of the Bank after giving effect to the conversion. A subscription offering of the shares of common stock was offered initially to the Bank's eligible deposit account holders, then to other members of the Bank.

        The conversion was completed on July 5, 2000 with the issuance of 1,560,550 shares at $10.00 per share. Expenses of the conversion and offering totaled $1,038,411, which was charged against additional paid-in capital.

17. Liquidation Account

        In conjunction with the Bank's conversion to stock form on July 5, 2000, the Bank established, as required by Office of Thrift Supervision regulations, a liquidation account and will maintain this account for the benefit of the remaining eligible account holders as defined under the Bank's plan of conversion. The initial balance of this liquidation account was equal to the Bank's net worth defined by Office of Thrift Supervision regulations as of the date of the latest statement of financial condition contained in the final prospectus. In the event of a complete liquidation of the Bank (and only in such event) each eligible holder shall be entitled to receive a liquidation distribution from this account in the amount of the then current adjusted balance for deposits then held, before any liquidation distribution may be made to the stockholders. The Bank is prohibited from declaring cash dividends or repurchasing its capital stock if it would cause a reduction in the Bank's net worth below either the balance of the liquidation account or the statutory net worth requirements set by the Office of Thrift Supervision.

18. Employee Stock Ownership Plan

        In connection with the conversion from mutual to stock form, the Company established an Employee Stock Ownership Plan ("ESOP") for the benefit of participating employees. Employees are eligible to participate upon attaining age twenty-one and completing one year of service.

        The ESOP borrowed $1,248,440 from the Company to fund the purchase of 124,844 shares of the Company's common stock. The purchase of shares of the ESOP was recorded in the consolidated financial statements through a credit to common stock and additional paid-in capital with a corresponding charge to a contra equity account for the unreleased shares. The loan is secured solely by the common stock and is to be repaid in equal quarterly installments of principal and interest payable through June 30, 2015 at an interest rate of 9.50%. The intercompany ESOP note and related interest were eliminated in consolidation.

46

        The Company makes contributions to the ESOP equal to the ESOP's debt service, less any dividends received by the ESOP. The ESOP shares were initially pledged as collateral for the debt, which is due to the Company. As the debt is repaid, shares are released from the collateral and allocated to active employees, based on the proportion of debt service paid in the year. The Company accounts for its ESOP in accordance with Statement of Position 93-6. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings-per-share (EPS) computations. ESOP compensation expense was $261,226 and $273,916 for the years ended September 30, 2003 and 2002, respectively. The ESOP shares as of September 30, 2003 were as follows:

Allocated shares	27,040
Unreleased shares	97,804

124,844

Fair value of unreleased shares at September 30, 2003	$3,569,846

19. Net Income Per Share

        Earnings per share is based upon the weighted average number of shares outstanding excluding ESOP shares not released and incentive plan shares not released. The following reconciles the numerator and denominator of the basic and diluted earnings per share computation:

	Year Ended September 30,
	2003	2002
Basic EPS computation:
Numerator	$3,380,930	$2,462,765
Denominator:
Weighted average common shares outstanding	1,022,804	1,133,702

Basic EPS	$3.31	$2.17

Diluted EPS computation:
Numerator	$3,380,930	$2,462,765
Denominator:
Weighted average common shares outstanding	1,022,804	1,133,702
Dilutive securities:
Stock options—treasury stock method	46,244	32,095
Incentive plan—treasury stock method	12,534	10,857

	1,081,582	1,176,654

Diluted EPS	$3.13	$2.09

        The average market prices used in calculating the assumed number of shares issued for the years ended September 30, 2003 and 2002 were $30.21 and $23.30 per share, respectively.

47

20. Supplemental Executive Retirement Plan

        The Company has a Supplemental Executive Retirement Plan to provide for supplemental benefits with respect to the employee stock ownership plan benefits otherwise limited by other provisions of the Internal Revenue Code. Specifically, the plan provides benefits to eligible individuals designated by the board of directors of the Company that cannot be provided under the employee stock ownership plan as a result of the limitations imposed by the Internal Revenue Code, but that would have been provided under the employee stock ownership plan but for such limitations. An individual's benefits under the supplemental executive retirement plan will generally become payable at the same time benefits become payable under the employee stock ownership plan.

        In addition to providing for benefits lost under tax-qualified plans as a result of limitations imposed by the Code, the supplemental executive retirement plan also makes-up lost employee stock ownership plan benefits to designated individuals in connection with the participant's retirement or upon a change in control prior to the complete scheduled repayment of the employee stock ownership plan loan. Generally, upon a participant's retirement or a change in control of the Company prior to complete repayment of the employee stock ownership plan loan, this provision provides the covered individual with a benefit equal to what the individual would have received under the employee stock ownership plan and the supplemental executive retirement plan had he remained employed throughout the schedule term of the employee stock ownership plan loan less the benefits actually provided under the employee stock ownership plan on behalf of such individual. An individual's benefits under the supplemental executive retirement plan becomes payable upon the participant's retirement or upon change in control of the Company.

        Expenses under the plan were $26,823 and $62,692 for the years ended September 30, 2003 and 2002, respectively. No amounts have been accrued for the costs of this plan related to a change in control.

21. Bank-Owned Life Insurance

        The Company provides certain fringe benefits to employees, officers and directors that are funded through various single premium life insurance policies. Cash surrender values included in other assets at September 30, 2003 are as follows:

Salary continuation plan	$1,313,613
Director retirement plan	1,528,620
Officer supplemental life	1,886,599
Split-dollar executive life	611,384

$5,340,216

        The plans anticipate that the Company will maintain the insurance throughout the life of each insured person. In the event of a change in control of the Company, certain benefits vest, requiring an adjustment to the liability for the benefit carried on the books of the Company. No amounts have been accrued for the costs related to a change in control for the various plans funded through bank-owned life insurance.

48

Salary Continuation Plan

        In October 2002 the company adopted a Salary Continuation Plan. Benefits are payable to two key individuals upon attainment of age 63 in monthly installments of $2,500 each for seventeen years. For the year ended September 30, 2003, the net cash surrender value increases accrued on the policies with a combined single premium of $1,250,000 were $63,613. Expenses accrued for the anticipated benefits were $47,675, based upon an interest rate of 8%.

Director Retirement Plan

        In October 2002, the Company adopted a Director Retirement Plan. Each director is entitled to an annual $18,000 retirement benefit following attainment of age 70 or the end of the 5th full plan year, whichever is later. For the year ended September 30, 2003, the net cash surrender value increases accrued on the policies with a combined single premium of $1,458,000 were $70,620. Expenses accrued for the anticipated benefits were $57,604, based upon an interest rate of 8%.

Officer Supplemental Life

        The Company provides supplemental life insurance to certain officers. No expense is accrued relative to this benefit, as the life insurance covers the anticipated pay-out.

Split-Dollar Insurance

        Policies of $1,650,000 each are maintained on two executives, of which $1,100,000 of the insurance will be available to the estate of the insured executive. The Company will receive the remainder, thereby recovering its investment in the policy.

49

22. DutchFork Bancshares, Inc. Financial Statements (Parent Company Only)

        The following is condensed financial information of DutchFork Bancshares, Inc. (parent company only), the primary asset of which is its investment in the Bank, for the dates indicated.

DutchFork Bancshares, Inc.
Condensed Balance Sheets

	September 30,
	2003	2002
Assets:
Cash and short-term investments	$768,253	$4,094,341
Investment in subsidiary	30,994,939	29,257,009
Accounts receivable from subsidiary	789,579	78,432
Other	5,000	47,887

Total assets	$32,557,771	$33,477,669

Liabilities and Stockholders' Equity:
Capital stock	15,605	15,605
Additional paid-in capital	15,022,479	14,785,743
Retained earnings	31,446,192	28,065,262
Accumulated other comprehensive (loss)	(1,470,979)	193,388
Unearned 2001 Stock-Based Incentive Plan	(809,608)	(962,070)
Treasury stock	(10,543,034)	(7,468,233)
Employee Stock Ownership Plan	(1,102,884)	(1,152,026)

Total stockholders' equity	32,557,771	33,477,669

Total liabilities and stockholders' equity	$32,557,771	$33,477,669

50

DutchFork Bancshares, Inc.
Condensed Statements of Operations

	Year Ended September 30,
	2003	2002
Income:
Interest	$107,734	$125,041
Equity in undistributed earnings of subsidiary	3,501,393	2,549,489

Total income	3,609,127	2,674,530

Expenses:
Filing fees	$10,025	$6,525
Printing fees	9,873	10,543
Registrar and transfer fees	6,432	7,750
Supervisory	6,625	—
Professional fees	161,400	143,048
Other expense	6,633	5,307
Income tax	27,209	38,592

Total expenses	228,197	211,765

Net income	$3,380,930	$2,462,765

51

DutchFork Bancshares, Inc.
Condensed Statements of Cash Flows

	September 30,
	2003	2002
Operating activities:
Net income	$3,380,930	$2,462,765
Adjustments to reconcile net income to net cash provided by:
Incentive Plan shares issued	177,414	—
(Increase) decrease in investment of subsidiary	(3,402,297)	3,293,013
(Increase) decrease in other assets	(668,260)	95,749
Increase (decrease) in other liabilities	—	(418,983)

Total cash provided by operations	(512,213)	5,432,544

Financing activities:
Purchase of treasury stock	(3,074,801)	(3,791,955)
Release of ESOP shares	260,926	273,916
Exercise of stock options	—	128,262

Total cash provided by financing activities	(2,813,875)	(3,389,777)

Net increase in cash and cash equivalents	(3,326,088)	2,042,767
Cash and cash equivalents at beginning of year	4,094,341	2,051,574

Cash and cash equivalents at end of year	$768,253	$4,094,341

        During the year ended September 30, 2003 and 2002, the Bank paid dividends of $3,800,000 and $2,200,000, respectively, to DutchFork Bancshares, Inc.

23. Disposition of Land

        During the year ended September 30, 2003, the Company sold to two local not-for-profit organizations land with an appraised value of $1,500,000 at book value of $420,000. The excess of value over cost of $1,080,000 was recognized as income and recorded as a contribution.

24. Recent Accounting Pronouncements

        In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. No. 142 requires that goodwill and other intangible assets that have indefinite lives are to no longer be amortized but should be evaluated as least annually for impairment. No. 142 is effective for fiscal years beginning after December 15, 2001. The adoption of this standard did not have an effect on the financial position or operations of the Company.

        In July 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate can be made, and that the associated asset retirement costs be capitalized as part of the carrying amount of the long-lived asset. No. 143 was adopted by the

52

Company for its fiscal year beginning October 1, 2002. The adoption of this standard did not have an effect on the financial position or operations of the Company.

        In August 2001, the FASB issued SFAS No. 144, Accounting for Impairment or Disposition of Long-Lived Assets. SFAS No. 144 requires that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discounted operations to include primarily all disposable transactions. It further establishes criteria to determine when a long-lived asset is held for sale and establishes measurement criteria at the asset's or group of assets' lower of unamortized cost or fair value at the date the asset is reclassified as held and used. SFAS No.1 44 was adopted by the Company upon its required effective date, for its fiscal year ended September 30, 2003. The adoption of this standard did not have an effect on the financial position of operations of the Company.

        FASB Technical Bulletin No. 01-1 deferred until 2002 application of the isolation standards of FASB SFAS No. 140 as applied to financial institutions. FASB SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, provides accounting and reporting standards for transfers of financial assets and extinguishments of liabilities based on a financial components approach that focuses on retention or surrender of control of such assets and liabilities. The Statement also requires the reclassification of financial assets pledged as collateral under certain circumstances. FASB SFAS No. 140 was effective for transfer and servicing of financial assets and extinguishment of liabilities occurring after March 31, 2001, and effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 31, 2000. The adoption of FASB SFAS No. 140 in 2001 and the deferral allowed by FASB Technical Bulletin No. 01-1 has not had any material effect on the financial position or operations of the Company.

        FASB SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections, addresses financial accounting and reporting for extinguishment of debt and for certain lease modifications that have economic effects similar to sale-leaseback transactions. This Statement requires that gains and losses from debt extinguishments that are part of an entity's recurring operations not be accounted for as extraordinary items. Furthermore, gains and losses from debt extinguishments that are not part of an entity's recurring operations are required to be evaluated using the criteria in Accounting Principals Board Opinion No. 30, Reporting the Results of Operations—Reporting the Effect of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions to determine whether extraordinary treatment is warranted for those transactions. The provisions of this Statement related to debt extinguishments are required to be applied in fiscal years beginning after May 15, 2002, with early application encouraged. Restatement is required for amounts that previously were classified as extraordinary, but that do not meet the criteria in Opinion No. 30 for extraordinary treatment. The Statement's other provisions were required to be applied either to transactions occurring after Mary 15, 2002 or for financial statements issued on or after May 15, 2002, with early application encouraged. The adoption of SFAS No.145 as of October 1, 2002 did not have an effect on the financial position or operations of the Company.

        FASB SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, addresses financial accounting and reporting for costs associated with exit or disposal activities. This Statement

53

requires that a liability for a cost associated with an exit or disposal activity be recognized at its fair value when the liability is incurred, rather than the previous recognition of a liability at the date that an entity committed to an exit plan. The provisions of this Statement are effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The adoption of SFAS No. 146 is not expected to have an effect on the financial position or operations of the Company.

        SFAS No. 147, Acquisitions of Certain Financial Institutions, addresses the financial accounting and reporting for the acquisition of all or part of a financial institution, and provides guidance on accounting for the impairment or disposal of acquired long-term customer-relationship intangible assets. This Statement requires that acquisitions of all or part of a financial institution that meet the definition of a business combination be accounted for by the purchase method in accordance with SFAS No. 141, Business Combinations. Acquisitions that do not qualify as business combinations are to be accounted for in accordance with paragraphs 4-8 of Statement No. 141. This Statement also makes the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, applicable to long-term customer-relationship intangible assets recognized in the acquisition of a financial institution. The provisions of this Statement were generally effective as of October 1, 2002, with earlier application permitted. The adoption of this standard did not have a material effect on the financial position or operations of the Company.

        SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, amends SFAS No. 123 to provide alternative methods of transition for entities that voluntarily change to the fair value method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based compensation. The provisions of this Statement related to transition provisions and disclosure requirements were effective for financial statements for fiscal years ending after December 15, 2002. Adoption of this Statement as of December 15, 2002 did not have any material effect on the financial position or operations of the Company for the years ended September 30, 2003 and 2002, not is it expected to have any such effects on the Company's future financial position or results of operations.

        SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, amends Statement No. 133 by requiring that contracts with comparable characteristics be accounted for similarly and is effective for contracts entered into or modified after June 30, 2003. The adoption of this standard did not have an effect on the financial position or operations of the Company.

        SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003. This statement is not expected to have a material effect on the financial position or results of operations of the Company.

        The American Institute of Certified Public Accountants ("AICPA") Accouting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") 01-6, Accounting for Certain Entities That Lend to or Finance the Activities of Others, that reconciles existing differences in the accounting and financial reporting guidance in the AICPA Audit and Accounting Guides for banks, credit unions and

54

thrifts. The SOP is effective for fiscal years beginning after Decembert 15, 2001. The adoption of this SOP had no material effect on the financial position or operations of the Corporation.

        The FASB issued its Interpretation 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which addresses a guarantor's measurement and recognition of its liabilities under certain guarantee transactions at inception and provides for new disclosures regarding the nature and extent of such guarantees. The disclosure requirements are effective for interim and annual financial statements ending after December 15, 2002. FIN 45's initial recognition and measurement provisions are effective prospectively; that is, for guarantees issued or modified on or after January 1, 2003. The adoption of the disclosure provisions of this Interpretation as of December 31, 2002 had no material effect on the financial statements of the Company. Furthermore, the adoption of the Interpretation's measurement and recognition provisions as of January 1,m 2003 is not expected to have any material adverse or beneficial effects on the financial position and operations of the Company.

55

DIRECTORS AND OFFICERS

         OFFICERS

DutchFork Bancshares, Inc.

J. Thomas Johnson
Chairman of the Board, President
    and Chief Executive Officer

Steve P. Sligh
Executive Vice President, Treasurer
    and Chief Financial Officer

Robert E. Livingston, III
Corporate Secretary

Newberry Federal Savings Bank

J. Thomas Johnson
Chairman of the Board and Chief
    Executive Officer

Steve P. Sligh
President and Treasurer

Robert E. Livingston, III
Corporate Secretary

DIRECTORS

DutchFork Bancshares, Inc. and
Newberry Federal Savings Bank

J. Thomas Johnson
Chairman of the Board, President and
    Chief Executive Officer of Company,
    Chairman of the Board and Chief
    Executive Officer of the Bank

Steve P. Sligh
Executive Vice President, Treasurer
    and Chief Financial Officer of the    Company, and President and
    Treasurer of the Bank

Robert E. Livingston, III
Ophthalmologist

James E. Wiseman
Retired Dentist

Robert W. Owen
Retired Pharmacist and Business Owner

CORPORATE INFORMATION

         MAIN OFFICE

1735 Wilson Road
Newberry, South Carolina 29108
Telephone: (803) 321-3200

BRANCH LOCATIONS

1323 College Street
Newberry, South Carolina 29108

101 N. Wheeler Street
Prosperity, South Carolina 29127

SPECIAL COUNSEL

Muldoon Murphy & Faucette LLP
5101 Wisconsin Avenue, N.W.
Washington, D.C. 20016

INDEPENDENT AUDITORS

Clifton D. Bodiford
Certified Public Accountant
2711 Middleburg Drive, Suite 214
Columbia, South Carolina 29204

56

STOCKHOLDER INFORMATION

        The Annual Meeting of Stockholders will be held at Newberry Federal's Training/Meeting Room located at 1735 Wilson Road (entrance facing Alex Avenue), Newberry, South Carolina, on February 5, 2004 at 2:00 p.m., Eastern Time.

SHAREHOLDER AND GENERAL INQUIRIES	TRANSFER AGENT

DutchFork Banchares, Inc. 1735 Wilson Road Newberry, South Carolina 29108 (803) 321-3200	Registrar and Transfer Company 10 Commerce Drive Cranford, NJ 07016-3572 (800) 368-5948

ANNUAL AND OTHER REPORTS

        A COPY OF THE FORM 10-KSB (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE FOR VOTING AT THE ANNUAL MEETING OF STOCKHOLDERS UPON WRITTEN REQUEST TO STEVE P. SLIGH, CHIEF FINANCIAL OFFICER, DUTCHFORK BANCSHARES, INC., 1735 WILSON ROAD, NEWBERRY, SOUTH CAROLINA 29108. THE COMPANY'S FORM 10-KSB IS ALSO AVAILABLE THROUGH THE SEC'S WORLD WIDE WEB SITE ON THE INTERNET (http://www.sec.gov).

57

COMMON STOCK INFORMATION

        The Company's common stock is traded on the Nasdaq SmallCap Market under the symbol "DFBS". As of September 30, 2003, there were 1,127,841 shares of common stock outstanding (including unreleased Employee Stock Ownership Plan ("ESOP") shares of 97,804, and unearned stock-based incentive plan shares of 43,073) and 423 stockholders, excluding persons or entities who hold stock in nominee or "street name".

        The table below shows the high and low bid range of the Company's common stock for fiscal 2003 and 2002. These prices reflect inter-dealer prices without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. The Company's common stock began trading on July 6, 2000. The Company did not pay any dividends during the years ended September 30, 2003 and 2002. The Company's ability to pay dividends depends primarily on the ability of the Bank to pay dividends to the Company. See Notes 11 and 17 for information regarding the Bank's dividend-paying ability. This information was provided by Bloomberg Professional.

	High	Low
Fiscal 2003
First Quarter	$27.490	$25.850
Second Quarter	$30.130	$27.250
Third Quarter	$34.760	$29.000
Fourth Quarter	$36.500	$31.240
Fiscal 2002
First Quarter	$21.450	$20.350
Second Quarter	$22.500	$20.400
Third Quarter	$26.400	$21.800
Fourth Quarter	$26.400	$23.000

58

Appendix I

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

(Mark one)
☒	Quarterly report under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended March 31, 2004
☐	Transition report under Section 13 or 15(d) of the Exchange Act for the transition period from to

Commission File No. 0-30483

DUTCHFORK BANCSHARES, INC.
(Exact name of Small Business Issuer as Specified in its Charter)

Delaware State of Incorporation	57-1094236 I.R.S. Employer Identification

1735 Wilson Road, Newberry, South Carolina 29108
(Address of Principal Executive Office)

(803) 321-3200
(Issuer's Telephone Number, Including Area Code)

N/A
(Former Name, Former Address and Former Fiscal Year,
if Changed Since Last Report)

        Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) or the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date:

        1,125,981 shares of common stock, par value $0.01 per share, were issued and outstanding as of May 3, 2004.

        Transitional Small Business Disclosure Format (check one): Yes ☐    No ☒

PART I—FINANCIAL INFORMATION

Item 1: Financial Statements
Consolidated Balance Sheets at March 31, 2004 and September 30, 2003 (unaudited)
Consolidated Statements of Income for the Three Months and Six Months Ended March 31, 2004 and 2003 (unaudited)
Consolidated Statements of Comprehensive Operations for the Three Months and Six Months Ended March 31, 2004 and 2003 (unaudited)
Consolidated Statements of Changes in Stockholders' Equity for the Six Months Ended March 31, 2004 (unaudited)
Consolidated Statements of Cash Flows for the Six Months Ended March 31, 2004 and 2003 (unaudited)
Notes to Consolidated Financial Statements (unaudited)
Item 2: Management's Discussion and Analysis or Plan of Operation
Item 3: Controls and Procedures
PART II—OTHER INFORMATION
Item 1: Legal Proceedings
Item 2: Changes in Securities and Small Business Issuer Purchases of Equity Securities
Item 3: Defaults upon Senior Securities
Item 4: Submission of Matters to a Vote of Security Holders
Item 5: Other Information
Item 6: Exhibits and Reports on Form 8-K

2

PART I

FINANCIAL INFORMATION

Item 1. Financial Statements

        The financial statements of DutchFork Banchshares, Inc. (the "Company" or "DutchFork Bancshares") are set forth in the following pages.

3

DutchFork Bancshares, Inc.
and Subsidiaries
Consolidated Balance Sheets

	March 31, 2004	September 30, 2003
	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$7,223,152	$2,653,640
Investments and mortgage-backed securities:
Available-for-sale:
Investments (cost of $109,656,830 and $143,998,688 at March 31, 2004 and September 30, 2003, respectively)	106,331,326	141,851,562
Mortgage-backed securities (cost of $26,715,120 and $19,117,095 at March 31, 2004 and September 30, 2003, respectively)	24,000,523	18,908,681
Held-to-maturity:
Investments (fair value of $2,226,810 and $50,000 at March 31, 2004 and September 30, 2003, respectively)	2,050,000	50,000
Mortgage-backed securities (fair value of $1,183,135 and $1,368,324 at March 31, 2004 and September 30, 2003 respectively)	1,160,645	1,355,226
Loans receivable	55,136,420	58,371,056
Premises, furniture and equipment, net	3,063,832	3,179,428
Accrued interest receivable:
Loans and mortgage-backed securities	340,198	346,945
Investments and other property	637,530	690,454
Prepaid assets	259,287	408,299
Prepaid income taxes and taxes receivable	775,292	518,585
Deferred tax asset	619,240	936,622
Other	5,451,940	5,782,861

Total assets	$207,049,385	$235,053,359

4

Liabilities and stockholders' equity
Liabilities:
Deposit accounts	$139,984,057	$143,429,056
Federal Home Loan Bank advances	35,000,000	55,000,000
Advances from borrowers for taxes and insurance	32,194	62,316
Federal funds purchased	—	2,613,022
Accrued income taxes payable	12,894	317,382
Accrued expenses	642,320	748,729
Accrued interest payable	173,746	234,581
Other	102,194	90,502

Total liabilities	175,947,405	202,495,588

Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized and unissued	—	—
Common stock, $.01 par value, 4,000,000 shares authorized, 1,560,550 issued and outstanding at March 31, 2004 and September 30, 2003	15,605	15,605
Additional paid-in capital	15,136,730	15,022,479
Retained earnings, substantially restricted	32,625,609	31,446,192
Accumulated other comprehensive income (loss)	(4,324,519)	(1,470,979)
Treasury stock (434,569 shares at March 31, 2004 and September 30, 2003)	(10,617,620)	(10,543,034)
Unearned 2001 Stock-Based Incentive Plan shares (34,965 and 43,079 shares at March 31, 2004 and September 30, 2003, respectively)	(657,146)	(809,608)
Unearned employee stock ownership plan shares	(1,076,679)	(1,102,884)

Total stockholders' equity	31,101,980	32,557,771

Total liabilities and stockholders' equity	$207,049,385	$235,053,359

5

DutchFork Bancshares, Inc.
and Subsidiaries
Consolidated Statements of Income

	Three Months Ended March 31,		Six Months Ended March 31,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans receivable	$865,876	$988,838	$1,776,235	$2,079,482
Investments	1,127,473	486,478	2,402,866	1,336,373
Mortgage-backed and related securities	394,107	732,965	1,123,909	1,458,512
Other interest-earning assets	96,446	83,078	203,918	136,867

Total interest income	2,483,902	2,291,359	5,506,928	5,011,234

Interest expense:
Interest expense on deposit accounts	461,056	757,416	944,025	1,627,997
Federal Home Loan Bank advances	507,325	509,091	1,061,598	1,014,965
Other borrowings	23,845	84	56,677	84

Total interest expense	992,226	1,266,591	2,062,300	2,643,046

Net interest income	1,491,676	1,024,768	3,444,628	2,368,188
Provision for loan losses	185,000	140,000	185,000	140,000

Net interest income after provision for loan losses	1,306,676	884,768	3,259,628	2,228,188

Noninterest income:
Gain (loss) on sale of securities, net	505,993	1,447,136	577,084	1,853,829
Loan servicing fees	560	895	1,104	2,758
Bank service charges	140,981	137,546	276,572	275,637
Other	52,939	105,987	112,622	207,545

Total noninterest income	700,473	1,691,564	967,382	2,339,769

Noninterest expense:
Compensation and benefits	945,826	800,720	1,669,242	1,651,474
Occupancy	104,111	110,937	207,555	227,702
Furniture and equipment	18,275	19,102	35,855	31,317
Marketing	19,932	24,612	42,791	52,189
Other	390,841	550,501	933,002	896,062

Total noninterest expense	1,478,985	1,505,872	2,888,445	2,858,744

Income before income taxes	528,164	1,070,460	1,338,565	1,709,213
Provision for Income taxes	69,958	184,879	159,146	257,191

Net income	$458,206	$885,581	$1,179,419	$1,452,022

Net income per share (basic)	$.46	$.85	$1.19	$1.38

Net income per share (diluted)	$.43	$.81	$1.11	$1.31

6

DutchFork Bancshares, Inc.
and Subsidiaries
Consolidated Statements of Comprehensive Operations

	Three Months Ended March 31,		Six Months Ended March 31,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income	$458,206	$885,581	$1,179,419	$1,452,022
Other comprehensive income (loss), net of tax:
Unrealized (losses) arising during the period, net of tax effect of $469,770, $121,600, $1,067,948 and $550,038 for the three months ended months ended March 31, 2004 and 2003 and the six months ended March 31, 2004 and 2003, respectively	(1,879,080)	(198,909)	(2,853,540)	(899,727)

Comprehensive income (loss)	$(1,420,874)	$686,672	$(1,674,121)	$552,295

7

DutchFork Bancshares, Inc.
and Subsidiaries
Consolidated Statements of Changes in Stockholders' Equity

	Number of Shares	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Incentive Plan	ESOP Loan	Stockholders' equity
					(unaudited)				(unuaudited)
Balance at September 30, 2003	1,084,768	$15,605	$15,022,479	$31,446,192	$(1,470,979)	$(10,543,034)	$(809,608)	$(1,102,884)	$32,557,771
Net income				1,179,417					1,179,417
Release of 4,160 ESOP shares			133,339					26,205	159,544
Release of Incentive Plan shares	8,114		(19,088)				152,462		133,374
Purchase of treasury stock	(1,860)					(74,586)			(74,586)
Change in net unrealized depreciation on investments available for sale (net of deferred and current income taxes of $1,067,948)					(2,853,540)				(2,853,540)

Balance at March 31, 2004	1,091,022	$15,605	$15,136,730	$32,625,609	$(4,324,519)	$(10,617,620)	$(657,146)	$(1,076,679)	$30,101,980

8

DutchFork Bancshares, Inc.
and Subsidiaries
Consolidated Statements of Cash Flows

	Six Months Ended March 31,
	2004	2003
	(unaudited)	(unaudited)
Operating Activities
Net income	$1,179,417	$1,452,022
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	139,818	158,115
Provision for loan losses	185,000	—
Incentive plan shares issued	152,462	—
(Gain) loss on sales of investments and mortgage-backed securities	(577,084)	(1,853,829)
Net (gain) loss on sales on loans	(3,906)	(48,201)
Increase (decrease) in deferred loan origination fees	—	(19,074)
Amortization of premiums (discounts) on investments, mortgage-backed securities and loans	120,927	(14,004)
Decrease (increase) in accrued interest receivable	59,671	23,736
Decrease (increase) in prepaid and other assets	223,226	(4,858,567)
Decrease (increase) in deferred tax asset	317,382	550,040
Increase (decrease) in accrued interest payable	(60,835)	100,699
Increase (decrease) in accounts payable and accrued expenses	(106,409)	—
Increase (decrease) in other liabilities	(1,811,135)	52,061
Origination of loans held for sale	(721,950)	(5,666,750)
Proceeds from sales of trading securities	—	6,500,000
Purchases of trading securities	—	(10,000,000)
Proceeds from sale of loans held for sale	157,456	5,501,869

Net cash provided (used) by operating activities	(745,960)	(8,121,883)

9

Investing Activities
Principal payments on mortgage-backed securities	5,747,237	45,006,812
Loan proceeds	—	6,419,265
Purchases of available-for-sale securities	(21,668,893)	(178,721,743)
Purchases of investments held to maturity	(2,000,000)	—
Proceeds from sales of available-for-sale securities	43,052,575	116,130,026
Net (increase) decrease in loans receivable	3,618,036	2,973,518
Purchases of premises, furniture and equipment	(24,222)	(43,732)

Net cash provided (used) by investing activities	28,724,733	(8,235,854)

Financing Activities
Net increase (decrease) in deposit accounts	(3,444,999)	561,248
Proceeds from Federal Home Loan Bank advances	(20,000,000)	—
Proceeds from other borrowings	32,340,000	—
Repayments of other borrowings	(32,340,000)	—
Release of ESOP shares	26,205	—
Repayment of ESOP loan		24,133
Purchase of treasury stock	39,655	(2,589,368)
Unallocated incentive plan		152,462
Increase (decrease) in advances from borrowers for taxes and insurance	(30,122)	(14,983)

Net cash provided by financing activities	(23,409,261)	(1,866,508)

Net increase (decrease) in cash and cash equivalents	4,569,512	(18,224,245)
Cash and cash equivalents at beginning of year	2,653,640	21,130,629

Cash and cash equivalents at end of year	$7,223,152	$2,906,384

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during the year for:
Interest	$2,765,185	$4,539,257
Taxes	$(667,412)	$120,956

10

DutchFork Bancshares, Inc.
Notes to Financial Statements
March 31, 2004

Note 1—Organization

        DutchFork Bancshares, Inc. (the "Company") was incorporated under the laws of Delaware in February 2000 for the purpose of serving as the holding company of Newberry Federal Savings Bank ("Newberry Federal" or the "Bank") as part of the Bank's conversion from the mutual to stock form of organization. The conversion, completed on July 5, 2000, resulted in the Company issuing an aggregate of 1,560,550 shares of its common stock, par value $.01 per share, at a price of $10 per share. Prior to the conversion, the Company had not engaged in any material operations and had no assets or income. The Company is a savings and loan holding company and subject to regulation by the Office of Thrift Supervision and the Securities and Exchange Commission.

Note 2—Accounting Principles

        The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and with instruction to Form 10-QSB and of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of a normal recurring nature) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the current fiscal year.

Note 3—Earnings Per Share

        The following reconciles the numerator and denominator of the basic and diluted earnings per share computation:

	Three Months Ended March 31,		Six Months Ended March 31,
	2004	2003	2004	2003
Basic EPS computation:
Numerator	$458,206	$885,581	$1,179,419	$1,452,022

Denominator	991,793	1,037,245	989,365	1,054,744

Basic EPS	$0.46	$0.85	$1.19	$1.38

Diluted EPS computation:
Numerator	$458,206	$885,581	$1,179,419	$1,452,022

Denominator:
Common shares outstanding	991,793	1,037,245	989,365	1,054,744
Dilutive securities:
Stock options—treasury stock method	57,891	44,777	58,519	42,110
Incentive plan—treasury stock method	11,517	12,595	12,678	12,585

	1,061,201	1,094,617	1,060,562	1,109,439

	$0.43	$0.81	$1.11	$1.31

        The average market price used in calculating the assumed number of shares issued for the three months and six months ended March 31, 2004 and 2003 was $38.29 and $29.17, $38.85 and $27.87 per share, respectively.

11

Note 4—Subsequent Event

        On April 12, 2004, the Company entered into and Agreement and Plan of Merger with First Community Corporation ("First Community") the holding company for First Community Bank, N.A. The Agreement provides among other things that DutchFork will merge with and into First Community with First Community as the surviving entity. Immediately following the merger, Newberry Federal will merge with and into First Community Bank, N.A., with First Community Bank N.A. being the surviving entity.

        Pursuant to the Agreement, each share of DutchFork common stock issued and outstanding immediately before the Effective Date (as defined in the Agreement) will be converted into the right to receive at the election of the holder either (i) $42.75 in cash, without interest or (ii) 1.78125 shares of First Community common stock, subject to the allocation and election procedures set forth in the Agreement.

        Consummation of the merger is subject to the satisfaction of certain conditions, including approval of the Agreement by the respective stockholders of DutchFork and of First Community and approval by the appropriate regulatory agencies.

12

Item 2. Management's Discussion and Analysis or Plan of Operation

Forward Looking Statements

        This quarterly report contains forward-looking statements that are based on assumptions and describe future plans, strategies and expectations of DutchFork Bancshares and its wholly owned subsidiary, Newberry Federal. These forward looking statements are generally identified by use of the works "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. DutchFork Bancshares and Newberry Federal's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of DutchFork Bancshares and Newberry Federal include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposits flow, competition, demand for financial services in DutchFork Bancshares' and Newberry Federal's market area and accounting principles. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. Except as required by law or regulation, the Company disclaims any obligation to update such forward-looking financial statements.

Operating Strategy

        DutchFork Bancshares' wholly owned subsidiary, Newberry Federal, is an independent community-oriented savings bank, delivering quality customer service and offering a wide range of deposit and loan products to its customers. Because of weak loan demand in Newberry Federal's primary market area, management has maintained a substantial investment in investment securities and mortgage-backed securities classified as available-for-sale. Management's objective in managing the securities portfolio is to maintain a portfolio of high quality, highly liquid investments with competitive returns in order to maximize current income without compromising credit quality.

Comparison of Financial Condition at March 31, 2004 and September 30, 2003:

        Total assets decreased by $28.1 million from $235.1 million at September 30, 2003 to $207.0 million at March 31, 2004. During the six months ended March 31, 2004, the Bank repaid $20.0 million of Federal Home Loan Bank advances and $2.6 million of federal funds purchased. In addition, deposit account balances declined by $3.4 million during the six month period. The repayment of these balances resulted in a decrease in investments. Investments declined $35.5 million and mortgage backed securities increased by $6.9 million.

        At March 31, 2003, the Bank did not have any investments held for trading. Depending on market volatility and the elements of supply and demand certain investments are purchased with the expressed intent of selling them prior to their stated maturity and are placed in a trading account. Prevailing market conditions and risk exposure determine when this procedure is followed.

13

        Loans receivable at Match 31, 2004 and September 30, 2003 were as follows:

	March 31, 2004	September 30, 2003
Commercial real estate	$11,069,187	$10,966,123
Commercial—other	7,903,569	8,719,151
Real estate construction	751,000	811,000
Residential mortgage—1-4 family	23,500,948	25,192,999
Second mortgage loans, home equity loans and lines of credit	5,265,908	5,671,360
Multi-family	775,725	812,001
Consumer loans	6,684,176	7,064,593

	55,950,513	59,237,227

Less:
Allowance for loan losses	395,496	400,892
Loans in process	418,347	464,996
Deferred loan origination fees, net	250	283

	814,093	866,171

Loans receivable, net	$55,136,420	$58,371,056

        Loans receivable declined by $3,235,000 during the six months ended March 31, 2004 due to loan pay-offs largely due to the declining interest rate environment.

        Non-accrual loans totaled $481,163 at March 31, 2004 compared to $550,000 at September 30, 2003. When a loan becomes 90 days past due, it is converted to non-accrual status. The Bank had no loans past 90 days or more still accruing interest at March 31, 2004 and September 30, 2003. Loans receivable that were troubled debt restructurings totaled $457,759 at March 31, 2004 and $193,000 at September 30, 2003. Interest income that would have been recorded for the six months ended March 31, 2004, had nonaccruing loans been current according to their original terms, amounted to approximately $42,850. The Bank included income on such loans of $26,755 in total interest income for the six months ended March 31, 2004. There are no loans which are not discussed above where known information about possible credit problems of borrowers causes management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms.

        Other assets at March 31, 2004 include $5,444,000 and $5,340,000, respectively of cash surrender value of Bank-owned life insurance on directors, officers and employees.

        At March 31, 2004, total equity was $31.1 million, after a $4.3 million unrealized loss, net of taxes, on the investment and mortgage-backed securities portfolios classified as available-for-sale. This compares with total equity at September 30, 2003 of $32.6 million, including a $1.5 million unrealized gain, net of taxes, on the investment and mortgage-backed securities portfolios classified as available-for-sale. During the six months ended March 31, 2004, the market values of investments and mortgage-backed securities decreased by $3,921,448, and after the tax effect of $1,067,948, equity decreased by $2,853,540 from this decrease in market values.

Comparison of Operating Results for the Three Months Ended March 31, 2004 and March 31, 2003:

Net Income

        Net income for the three months ended March 31, 2003 decreased by $427,000 to $458,000 when compared to the same period for the prior year. Net interest income, after the provision for loan

14

losses, increased by $422,000, and non-interest income decreased by $991,000. The decrease in non-interest income was primarily due to a decrease of $941,000 gain on the sale of securities.

Net Interest Income

        Net interest income increased from $1.0 million for the three months ended March 31, 2003 to $1.5 million for the same period in 2004. This was a result of a $193,000 increase in total interest income and a $274,000 decrease in total interest expense.

        Total interest income increased by $193,000 primarily due to a 0.37% increase in the average yield. Average interest-earning assets remained relatively constant.

        Total interest expense decreased due to a $274,000 due to a 0.56% decrease in the average interest rate paid, and a $3.1 million decrease in average interest-bearing liabilities.

Provision for Loan Losses

        The provision for loan losses for the three months ended March 31, 2004 was $185,000, compared to $140,000 for the same period in 2003. The allowance was carefully evaluated and determined to be adequate at its current level based upon current market trends. The Bank evaluated individual larger loans (those in excess of $500,000) for impairment and determined that none of these loans were impaired. The changes in concentration of loans between December 31, 2003 and March 31, 2004 were relatively insignificant, though the overall portfolio did decline by approximately $1,968,000. The addition to the allowance for the quarter ended March 31, 2004 was needed to offset charge-offs for the quarter. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory, and other conditions that may be beyond the Company's control. While the Company maintains its allowance for loan losses at a level which it considers adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed estimated losses.

        The table on page 22 presents an analysis on the Bank's allowance for loan losses.

Non-Interest Income

        Non-interest income decreased by $991,000, primarily as a result of a decrease of $941,000, in gains on the sale of securities. Securities were sold during the three months ended March 31, 2003 as part of a restructuring plan designed to protect the Bank from the volatility in the rate environment.

Non-Interest Expense

        Non-interest expense decreased from $1,506,000 for the three months ended March 31, 2003 to $1,479,000 for the three months ended March 31, 2004. The decrease was primarily a result of a decrease in other expenses in the period ended March 31, 2004, which was partially offset by an increase in compensation and benefits.

Provision for Income Taxes

        Income tax decreased by $115,000 for the three months ended March 31, 2004 when compared with the same period for the prior year due to the decline in income and due to the lower effective rate since the dividend exclusion on preferred stocks was a greater portion of income before income taxes.

15

Comparison of Operating Results for the Six Months Ended March 31, 2004 and March 31, 2003:

Net Income

        Net income for the six months ended March 31, 2004 decreased by $273,000 to $1.2 million when compared to the same period for the prior year. Net interest income, after the provision for loan losses, increased by $1,031,000, and non-interest income decreased by $1.4 million. The decrease in non-interest income was primarily due to a $1.3 million decrease in the gain on the sale of securities during the period ended March 31, 2004.

Net Interest Income

        Net interest income increased from $2.4 million for the six months ended March 31, 2003 to $3.4 million for the same period in 2004. This was a result of a $496,000 increase in total interest income and a $581,000 decrease in total interest expense.

        Total interest income increased due to a $7.5 million increase in average interest earning assets, along with a .29% increase in the average yield.

        Total interest expense decreased by $581,000 due to a .67% decrease in the average interest rate paid which was only partially offset by a $4.5 million increase in average interest bearing liabilities.

Provision for Loan Losses

        The provision for loan losses for the six months ended March 31, 2004 was $185,000, compared to $140,000 for the same period in 2003. The allowance was carefully evaluated and determined to be adequate at its current level based upon current market trends. The Bank evaluated individual larger loans (those in excess of $500,000) for impairment and determined that none of these loans were impaired. The addition to the allowance for the six months ended March 31, 2004 was needed to offset the charge-offs for the six months ended March 31, 2004 and to increase the allowance to the approximate level at the beginning of the period. Although management uses the best information available, future adjustments to the allowance may be necessary due to changes in economic, operating, regulatory and other conditions that may be beyond the Company's control. While the Company maintains its allowance for loan losses at a level which it considers adequate to provide for estimated losses, there can be no assurance that further additions will not be made to the allowance for loan losses and that actual losses will not exceed estimated losses.

Non-Interest Income

        Non-interest income decreased by $1.4 million, primarily as a result of a decrease of $1.3 million in gains on the sale of securities. Securities were sold during the six months ended March 31, 2004 as part of a restructuring plan designed to protect the Bank from the volatility in the rate environment.

Non-Interest Expense

        Non-interest expense increased by $30,000 for the six months ended March 31, 2004 with no significant changes from category to category for the same period for the prior year.

Provision for Income Taxes

        Income tax decreased by $98,000 for the six month period ended March 31, 2004 when compared with the similar period for the prior year due to the decline in income before income taxes and due to the lower effective rate since the dividend exclusion on preferred stocks was a greater portion of income before income taxes.

16

Liquidity and Capital Resources

        Management believes that the Company's liquidity remains adequate to meet operating, investment and loan funding requirements. Cash and cash equivalents, along with investments and mortgage-backed securities available for sale and held for trading, represented 60.95% of assets at March 31, 2003.

        Liquidity management is both a daily and long-term responsibility of management. The Company adjusts its investments in liquid assets based upon management's assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and investment securities and the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits and short- and intermediate-term U.S. Government and agency obligations and mortgage-backed securities. If the Company requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the Federal Home Loan Bank of Atlanta.

        The desired level of liquidity for the Company is determined by management in conjunction with the Asset/Liability Committees of the Bank. The level of liquidity is based on management's strategic direction for the Company's commitments to make loans and the Committees' assessment of the Bank's ability to generate funds. Historically, sources of liquidity have included net deposits to savings accounts, amortization and prepayments of loans, Federal Home Loan Bank advances, reverse repurchase agreements and sales of securities and loans held for sale.

        The Bank is subject to various regulatory capital requirements imposed by the Office of Thrift Supervision. At March 31, 2004, the Bank was in compliance with all applicable capital requirements.

        The Bank's actual capital amounts and ratios are presented in the following table:

	Actual		Minimum For Capital Adequacy Purposes		To Be Well Capitalized For Prompt Corrective Action Provisions
	Ratio	Amount	Ratio	Amount	Ratio	Amount
	(dollars in thousands)
March 31, 2004:
Tangible capital	15.82%	$33,745	2.00%	$4,266	N/A	N/A
Core capital	15.82%	$33,745	4.00%	$8,532	5.00%	$10,666
Risk-based capital	19.43%	$34,020	8.00%	$14,008	10.00%	$17,510

17

DutchFork Bancshares, Inc.
Yields on Average Interest Earning Assets and Rates
On Average Interest Bearing Liabilities
(In Thousands)

	Three Months Ended March 31, 2004			Three Months Ended March 31, 2003
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest earning assets:
Loans receivable (1)	$56,525	$866	6.13%	$58,915	$989	6.71%
Interest-bearing deposits (2)	2,592	15	2.31%	305	4	5.25%
Investment securities (3)	103,742	1,125	4.34%	83,151	454	2.18%
Mortgage-backed securities	32,330	394	4.87%	44,514	733	6.59%
Federal funds sold	1,437	3.84%		11,713	34	1.16%
Other	2,877	81	11.40%	—	77	—

Total interest earning assets	199,503	2,484	4.98%	198,598	2,291	4.61%
Non-interest earning assets	15,031			21,452

Total assets	$214,534			$220,050

Interest bearing liabilities:
Deposits:
Deposit accounts	$142,787	461	1.29%	$151,202	758	2.00%
Federal Home Loan Bank advances	35,000	507	5.81%	35,000	509	5.82%
Other borrowings	5,322	24	1.80%	—	—	—

Total interest bearing liabilities	183,109	992	2.16%	186,202	1,267	2.72%
Non-interest bearing liabilities	487			2,636

Total liabilities	183,596			188,838
Total retained earnings	30,938			31,212

Total liabilities and retained earnings	$214,534			$220,050

Net interest spread (4)		$1,492	2.82%		$1,024	1.89%
Net interest margin as a percentage of interest-earning assets (5)			2.99%			2.06%

(1)
Balances are net of deferred loan origination costs, undisbursed proceeds of construction loans in process, and include nonaccrual loans.

(2)
Includes mortgage-backed securities available-for-sale and held-to-maturity.

(3)
Includes investment securities available-for-sale and held-to-maturity.

(4)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5)
Net interest margin represents net interest income as a percentage of average interest-earning assets.

18

DutchFork Bancshares, Inc.
Yields on Average Interest Earning Assets and Rates
On Average Interest Bearing Liabilities
(In Thousands)

	Six Months Ended March 31, 2004			Six Months Ended March 31, 2003
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest earning assets:
Loans receivable (1)	$56,984	$1,776	6.23%	$60,074	$2,079	6.92%
Interest-bearing deposits (2)	2,553	35	2.74%	1,789	9	1.01%
Investment securities (3)	109,794	2,399	4.37%	72,031	1,246	3.45%
Mortgage-backed securities	36,655	1,124	6.13%	55,118	1,459	5.29%
Federal funds sold	790	4	1.01%	13,500	90	3.95%
Other	3,231	169	10.46%	—	128	—

Total interest earning assets	210,007	5,507	5.24%	202,512	5,011	4.94%
Non-interest earning assets	15,406			18,823

Total assets	$225,413			$221,335

Interest bearing liabilities:
Deposits:
Deposit accounts	$141,517	944	1.33%	$152,158	1,628	2.13%
Federal Home Loan Bank advances	41,989	1,062	5.06%	35,000	1,015	5.82%
Other borrowings	8,159	57	1.39%	—	—	—%

Total interest bearing liabilities	191,665	2,063	2.15%	187,158	2,643	2.82%
Non-interest bearing liabilities	2,233			1,568

Total liabilities	193,898			188,726
Total retained earnings	31,515			32,609

Total liabilities and retained earnings	$225,413			$221,335

Net interest spread (4)		$3,444	3.10%		$2,368	2.12%
Net interest margin as a percentage of interest-earning assets (5)			3.28%			2.33%

(1)
Balances are net of deferred loan origination costs, undisbursed proceeds of construction loans in process, and include nonaccrual loans.

(2)
Includes mortgage-backed securities available-for-sale and held-to-maturity.

(3)
Includes investment securities available-for-sale and held-to-maturity.

(4)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5)
Net interest margin represents net interest income as a percentage of average interest-earning assets.

19

DutchFork Bancshares, Inc.
Analysis of Allowance for Loan Losses

	Three Months Ended March 31,		Six Months Ended March 31,
	2004	2003	2004	2003
Allowance for loan losses, beginning of period	$371,234	$318,054	$400,892	$424,322
Charged-off loans:
One- to four-family real estate
Multi-family
Commercial real estate
Construction
Land
Commercial	141,242		141,242	41,222
Consumer	40,356	14,676	74,020	95,781

Total charged-off loans	181,598	14,676	215,262	137,003

Recoveries on loans previously charged off:
One- to four-family real estate
Multi-family
Commercial real estate
Construction
Land
Commercial
Consumer	20,860	12,910	24,866	28,969

Total recoveries	20,860	12,910	24,866	28,969

Net loans charged-off	160,738	1,766	190,396	108,034

Provision for loan losses	185,000	140,000	185,000	140,000

Allowance for loan losses, end of period	$395,496	$456,288	$395,496	$456,288

Net loans charged-off to average interest-earning loans	0.32%	0.00%	0.38%	0.18%
Allowance for loan losses to total loans	0.71%	0.77%	0.71%	0.77%
Allowance for loan losses to nonperforming loans and troubled debt restructurings	68.54%	43.60%	68.54%	43.60%
Net loans charged-off to allowance for loan losses	45.92%	0.38%	48.14%	23.77%
Recoveries to charge-offs	11.49%	87.36%	11.55%	21.14%

20

Item 3. Controls and Procedures

        The Company's management, including the Company's principal executive officer and principal financial officer, have evaluated the effectiveness of the Company's "disclosure controls and procedures," as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based upon their evaluation, the principal executive officer and principal financial officer concluded that, as of the end of the period covered by this report, the Company's disclosure controls and procedures were effective for the purpose of ensuring that the information required to be disclosed in the reports that the Company files or submits under the Exchange Act with the Securities and Exchange Commission (the "SEC") (1) is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and (2) is accumulated and communicated to the Company's management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. In addition, based on that evaluation, no change in the Company's internal control over financial reporting occurred during the three months ended March 31, 2004 that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

21

PART II

OTHER INFORMATION

Item 1. Legal Proceedings

        There are no material legal proceedings to which the Company or any of its subsidiaries is a party or which any of their property is the subject.

Item 2. Changes in Securities and Small Business Issuer Purchases of Equity Securities

	(a) Total number of shares (or units) purchased	(b) Average price paid per share (or unit)	(c) Total number of shares (or units) purchased as part of publicly announced plans or programs	(d) Maximum number (or approximate dollar value of shares (or units) that may yet be purchased under the plans or programs
Period
Jan 1, 2004 through Jan 31, 2004	—	—	—	—
Feb 1, 2004 through Feb 29, 2004	—	—	—	—
March 1, 2004 through March 31, 2004	—	—	—	—
Total	—	—	—	—

(1)
In January 2003, the Company announced a repurchase program under which it would repurchase up to $5,000,000 of the Company's common stock. The repurchase program expired in January 2004 without the full amount being repurchased.

Item 3. Defaults upon Senior Securities

        NONE

Item 4. Submission of Matters to a Vote of Security Holders

        On February 5, 2004, the Company held its annual meeting of stockholders for the purpose of the election of Directors to three-year terms and the ratification of Clifton D. Bodiford, CPA as the Company's independent auditors. The number of votes cast at the meeting as to each matter to be acted upon was as follows:

Election of Directors	Number of Votes FOR	Number of Votes WITHHELD
Dr. James Wiseman	872,093	30,296

        The Directors whose terms continued and the years their terms expire are as follows: Steve P. Sligh (2005), Dr. Robert Livingston (2005) and Dr. James Wiseman (2004).

		Number of Votes FOR	Number of Votes AGAINST	Number of Votes ABSTAIN
2.	Ratification of Clifton D. Bodiford, CPA as the Company's Independent Auditor	899,926	1,800	663

Item 5. Other Information

        NONE

22

Item 6. Exhibits and Reports on Form 8-K

  (a)
  Exhibits

3.1	Certificate of incorporation of DutchFork Bancshares, Inc. (1)
3.2	Bylaws of DutchFork Bancshares, Inc. (1)
4.0	Specimen Stock Certificate of DutchFork Bancshares, Inc. (1)
10.1	Newberry Federal Savings Bank Employment Agreement with J. Thomas Johnson (2)
10.2	Newberry Federal Savings Bank Employment Agreement with Steve P. Sligh (2)
10.3	DutchFork Bancshares, Inc. Employment Agreement with J. Thomas Johnson (2)
10.4	DutchFork Bancshares, Inc. Employment Agreement with Steve P. Sligh (2)
10.5	Newberry Federal Savings Bank Employee Severance Compensation Plan (2)
10.6	Adoption Agreement for Employees' Savings & Profit Sharing Plan & Trust (1)
10.7	DutchFork Bancshares, Inc. 2001 Stock-Based Incentive Plan (3)
10.8	Newberry Federal Savings Bank Director Deferred Compensation Plan (4)
10.9	Form of Newberry Federal Savings Bank Split Dollar Agreement (5)
10.10	Newberry Federal Savings Bank Salary Continuation Agreement with J. Thomas Johnson (5)
10.11	Newberry Federal Savings Bank Salary Continuation Agreement with Steve P. Sligh (5)
10.12	DutchFork Bancshares, Inc. Noncompetition Agreement with J. Thomas Johnson (5)
10.13	DutchFork Bancshares, Inc. Noncompetition Agreement with Steve P. Sligh (5)
10.14	Form of Newberry Federal Savings Bank Director Retirement Agreement (5)
31.1	Rule 13a-14(a)/15d-14(a) Certification (President and Chief Executive Officer)
31.2	Rule 13a-14(a)/15d-14(a) Certification (Chief Financial Officer)
32.0	Section 1350 Certifications

(1)
Incorporated herein by reference from the Exhibits to Form SB-2, Registration Statement and amendments thereto, initially filed on March 8, 2000, Registration No. 333-31986.

(2)
Incorporated herein by reference from the Exhibits to the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000.

(3)
Incorporated herein by reference from the Definitive Proxy Statement for the 2001 Annual Meeting of Stockholders.

(4)
Incorporated herein by reference from the Exhibits to Form S-8 Registration Statement, filed on August 23, 2001, Registration No. 333-68214.

(5)
Incorporated herein by reference from the Exhibits to the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003.

(b)
Reports on Form 8-K

The Company furnished a Current Report on Form 8-K on February 2, 2004 announcing its financial results for the three months ended December 31, 2003. The press release was included as an exhibit to the Form 8-K.

23

SIGNATURES

        In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DUTCHFORK BANCSHARES, INC. (Registrant)
Date: May 13, 2004
/s/ J. THOMAS JOHNSON J. Thomas Johnson President and Chief Executive Officer
/s/ STEVE P. SLIGH Steve P. Sligh Executive Vice President and Chief Financial Officer

24

Part II—Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers

        The articles of incorporation of First Community contain a conditional provision which, subject to certain exceptions described below, eliminates the liability of a director to the company or its shareholders for monetary damages for breach of the duty of care or any other duty as a director. This provision does not eliminate such liability to the extent the director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

        The bylaws of First Community require the company to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of service by such person as a director of the company or its subsidiary bank or any other corporation which he served as such at the request of the company. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have the company advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

        Under the bylaws, indemnification will be disallowed if it is established that the director (i) appropriated, in violation of his duties, any business opportunity of the company, (ii) engaged in willful misconduct or a knowing violation of law, (iii) permitted any unlawful distribution, or (iv) derived an improper personal benefit. In addition to the bylaws, Section 33-8-520 of the South Carolina Business Corporation Act of 1988 (the "Corporation Act") requires that "a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding." The Corporation Act also provides that upon application of a director a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the Corporation Act.

        The board of directors also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The board of directors has extended or intends to extend indemnification rights to all of its executive officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First Community pursuant to the provisions discussed above, First Community has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules

        The following documents are filed herewith and made a part of this Registration Statement.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger by and between First Community Corporation and DutchFork Bancshares, Inc. dated as of April 12, 2004 (included as Appendix A to the Joint Proxy Statement/Prospectus)
3.1	Articles of Incorporation of First Community (incorporated by reference to Exhibit 3.1 to First Community's Registration Statement No. 33-86258 on Form S-1)

3.2	Bylaws of First Community (incorporated by reference to Exhibit 3.2 to First Community Registration Statement No. 33-86258 on Form S-1)
4.1
Provisions in First Community's Articles of Incorporation and Bylaws defining the rights of holders of First Community's Common Stock (incorporated by reference to Exhibit 4.1 to First Community's Registration Statement No. 33-86258 on Form S-1)
5.1	Opinion of Nelson Mullins Riley & Scarborough, L.L.P. regarding the legality of securities being registered (filed herewith)
8.1	Tax Opinion of Nelson Mullins Riley & Scarborough, L.L.P. (to be fined by amendment)
10.1
Employment Agreement dated June 1, 1994, by and between Michael C. Crapps and First Community (incorporated by reference to Exhibit 10.1 to First Community's Registration Statement No. 33-86258 on Form S-1)
10.2
Employment Agreement dated June 1, 1994, by and between James C. Leventis and First Community (incorporated by reference to Exhibit 10.2 to First Community's Registration Statement No. 33-86258 on Form S-1)
10.3	First Community Corporation 1999 Stock Incentive Plan (incorporated by reference to First Community's 1998 Annual Report and Form 10-KSB)
10.4	Employment Agreement dated September 2, 2002 by and between David K. Proctor and First Community (incorporated by reference to Exhibit 10.4 to First Community's 2002 Annual Report and Form 10-KSB)
10.5	Employment Agreement dated June 12, 2002 by and between Joseph G. Sawyer and First Community (incorporated by reference to Exhibit 10.5 to First Community's 2002 Annual Report and Form 10-KSB)
10.6	Employment, Consulting, and Noncompete Agreement between First Community Bank, N.A. and Steve P. Sligh dated April 1, 2004 (filed herewith)
10.7	Employment, Consulting, and Noncompete Agreement between First Community Bank, N.A. and J. Thomas Johnson dated April 1, 2004 (filed herewith)
10.8	Termination and Release Agreement between First Community Corporation, Newberry Federal Savings Bank, and James E. Wiseman dated April 12, 2004 (filed herewith)
10.9	Termination and Release Agreement between First Community Corporation, Newberry Federal Savings Bank, and Robert E. Livingston, III dated April 12, 2004 (filed herewith)
10.10	Termination and Release Agreement between First Community Corporation, Newberry Federal Savings Bank, and Robert W. Owen dated April 12, 2004 (filed herewith)
13.1
First Community Corporation Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the SEC on March 25, 2004 and amended on April 26, 2004 and April 28, 2004 (included as Appendix F to the Joint Proxy Statement/Prospectus)
13.2	First Community Corporation Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed with the SEC on May 13, 2004 (included as Appendix G to the Joint Proxy Statement/Prospectus)

13.3	DutchFork Bancshares, Inc. 2003 Annual Report to Stockholders filed with the SEC on December 30, 2003 (included as Appendix H to the Joint Proxy Statement/Prospectus)
13.4	DutchFork Bancshares, Inc. Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, filed with the SEC on March 17, 2004 (included as Appendix I to the Joint Proxy Statement/Prospectus)
23.1	Consent of Clifton D. Bodiford, CPA (filed herewith)
23.2	Consent of Clifton D. Bodiford, CPA (filed herewith)
23.3	Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included with Exhibit 5.1 hereto)
23.4	Form of Consent of The Orr Group (filed herewith)
23.5	Form of Consent of Sandler O'Neill & Partners, L.P. (filed herewith)
24.1	Power of Attorney (filed herewith)
99.1	First Community's Form of Proxy (filed herewith)
99.2	DutchFork's Form of Proxy (filed herewith)

Item 22. Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which it offers or sales of securities, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any additional or changed material information on the plan of distribution.

(2)
That, for determining liability under the Securities Act, treat each post-effective as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)
To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly cased this duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of South Carolina, on June 3, 2004.

FIRST COMMUNITY CORPORATION
By:	/s/ MICHAEL C. CRAPPS Michael C. Crapps President and Chief Executive Officer

        We, the undersigned officers and directors of First Community Corporation hereby severally and individually, constitute and appoint Michael C. Crapps and Joseph G. Sawyer, the true and lawful attorneys-in-fact and agents (with full power of substitution in each case) of each of us to execute, in the name, place and stead of each of us (individually and in any capacity stated below), any and all amendments to this registration statement and all instruments necessary or advisable in connection therewith, and to file the same with the SEC, said attorneys-in-fact and agents to have power to act and to have full power and authority to do and perform, in the name and on behalf of each of the undersigned, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person and we hereby ratify and confirm our signatures as they may be signed by or said attorneys-in-fact and agents to any and all such amendments and instruments. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ RICHARD K. BOGAN Richard K. Bogan	Director	May 24, 2004
Thomas C. Brown	Director
/s/ CHIMIN J. CHAO Chimin J. Chao	Director	June 3, 2004
/s/ MICHAEL C. CRAPPS Michael C. Crapps	Director, President and Chief Executive Officer	June 3, 2004
/s/ HINTON G. DAVIS Hinton G. Davis	Director	June 3, 2004
/s/ ANITA B. EASTER Anita B. Easter	Director	June 3, 2004
O.A. Ethridge	Director

/s/ GEORGE H. FANN, JR. George H. Fann, Jr.	Director	June 3, 2004
/s/ W. JAMES KITCHENS, JR. W. James Kitchens, Jr.	Director	June 3, 2004
/s/ JAMES C. LEVENTIS James C. Leventis	Director, Chairman of The Board and Secretary	June 3, 2004
/s/ JOSEPH G. SAWYER Joseph G. Sawyer	Senior Vice President, Chief Financial and Accounting Officer	June 3, 2004
Loretta R. Whitehead	Director
/s/ MITCHELL M. WILLOUGHBY Mitchell M. Willoughby	Director	June 3, 2004

Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger by and between First Community Corporation and DutchFork Bancshares, Inc. dated as of April 12, 2004 (included as Appendix A to the Joint Proxy Statement/Prospectus)
3.1	Articles of Incorporation of First Community (incorporated by reference to Exhibit 3.1 to First Community's Registration Statement No. 33-86258 on Form S-1)
3.2	Bylaws of First Community (incorporated by reference to Exhibit 3.2 to First Community Registration Statement No. 33-86258 on Form S-1)
4.1
Provisions in First Community's Articles of Incorporation and Bylaws defining the rights of holders of First Community's Common Stock (incorporated by reference to Exhibit 4.1 to First Community's Registration Statement No. 33-86258 on Form S-1)
5.1	Opinion of Nelson Mullins Riley & Scarborough, L.L.P. regarding the legality of securities being registered (filed herewith)
8.1	Tax Opinion of Nelson Mullins Riley & Scarborough, L.L.P. (to be fined by amendment)
10.1
Employment Agreement dated June 1, 1994, by and between Michael C. Crapps and First Community (incorporated by reference to Exhibit 10.1 to First Community's Registration Statement No. 33-86258 on Form S-1)
10.2
Employment Agreement dated June 1, 1994, by and between James C. Leventis and First Community (incorporated by reference to Exhibit 10.2 to First Community's Registration Statement No. 33-86258 on Form S-1)
10.3	First Community Corporation 1999 Stock Incentive Plan (incorporated by reference to First Community's 1998 Annual Report and Form 10-KSB)
10.4	Employment Agreement dated September 2, 2002 by and between David K. Proctor and First Community (incorporated by reference to Exhibit 10.4 to First Community's 2002 Annual Report and Form 10-KSB)
10.5	Employment Agreement dated June 12, 2002 by and between Joseph G. Sawyer and First Community (incorporated by reference to Exhibit 10.5 to First Community's 2002 Annual Report and Form 10-KSB)
10.6	Employment, Consulting, and Noncompete Agreement between First Community Bank, N.A. and Steve P. Sligh dated April 1, 2004 (filed herewith)
10.7	Employment, Consulting, and Noncompete Agreement between First Community Bank, N.A. and J. Thomas Johnson dated April 1, 2004 (filed herewith)
10.8	Termination and Release Agreement between First Community Corporation, Newberry Federal Savings Bank, and James E. Wiseman dated April 12, 2004 (filed herewith)
10.9	Termination and Release Agreement between First Community Corporation, Newberry Federal Savings Bank, and Robert E. Livingston, III dated April 12, 2004 (filed herewith)
10.10	Termination and Release Agreement between First Community Corporation, Newberry Federal Savings Bank, and Robert W. Owen dated April 12, 2004 (filed herewith)
13.1
First Community Corporation Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the SEC on March 25, 2004 and amended on April 26, 2004 and April 28, 2004 (included as Appendix F to the Joint Proxy Statement/Prospectus)

13.2	First Community Corporation Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed with the SEC on May 13, 2004 (included as Appendix G to the Joint Proxy Statement/Prospectus)
13.3	DutchFork Bancshares, Inc. 2003 Annual Report to Stockholders filed with the SEC on December 30, 2003 (included as Appendix H to the Joint Proxy Statement/Prospectus)
13.4	DutchFork Bancshares, Inc. Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, filed with the SEC on March 17, 2004 (included as Appendix I to the Joint Proxy Statement/Prospectus)
23.1	Consent of Clifton D. Bodiford, CPA (filed herewith)
23.2	Consent of Clifton D. Bodiford, CPA (filed herewith)
23.3	Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included with Exhibit 5.1 hereto)
23.4	Form of Consent of The Orr Group (filed herewith)
23.5	Form of Consent of Sandler O'Neill & Partners, L.P. (filed herewith)
24.1	Power of Attorney (filed herewith)
99.1	First Community's Form of Proxy (filed herewith)
99.2	DutchFork's Form of Proxy (filed herewith)

QuickLinks

PROPOSED MERGER OF FIRST COMMUNITY CORPORATION AND DUTCHFORK BANCSHARES, INC.

QUESTIONS AND ANSWERS FOR ALL SHAREHOLDERS ABOUT THE MERGER
QUESTIONS AND ANSWERS FOR DUTCHFORK SHAREHOLDERS ABOUT ELECTING THE FORM OF MERGER CONSIDERATION
SUMMARY
RISK FACTORS
A WARNING ABOUT FORWARD-LOOKING STATEMENTS
COMPARATIVE PER SHARE DATA
MARKET PRICES AND DIVIDEND INFORMATION FIRST COMMUNITY
MARKET PRICES AND DIVIDEND INFORMATION DUTCHFORK BANCSHARES
FIRST COMMUNITY AND DUTCHFORK UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
First Community Corporation Unaudited Pro Forma Combined Condensed Balance Sheet At March 31, 2004
First Community Corporation Unaudited Pro Forma Combined Condensed Statement of Income For the 2003 Fiscal Year (Dollars in thousands, except per share amounts)
First Community Corporation Unaudited Pro Forma Combined Condensed Statement of Income For the 2004 Fiscal First Quarter (Dollars in thousands, except per share amounts)
THE SPECIAL MEETINGS OF SHAREHOLDERS
THE MERGER
DESCRIPTION OF FIRST COMMUNITY'S CAPITAL STOCK
COMPARISON OF THE RIGHTS OF SHAREHOLDERS
INDEMNIFICATION
INFORMATION ABOUT FIRST COMMUNITY CORPORATION
INFORMATION ABOUT DUTCHFORK BANCSHARES, INC.
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
  Appendix A
AGREEMENT AND PLAN OF MERGER DATED AS OF APRIL 12, 2004 BY AND BETWEEN FIRST COMMUNITY CORPORATION AND DUTCHFORK BANCSHARES, INC.
  Appendix B
TITLE 33. CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS CHAPTER 13. DISSENTERS' RIGHTS ARTICLE 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES S.C. Code Ann. § 33-13-101 (2002)
  Appendix C
TITLE 8 Corporations CHAPTER 1. GENERAL CORPORATION LAW Subchapter IX. Merger, Consolidation or Conversion
  Appendix D
  Appendix E
  Appendix F
  Appendix F.1
EXPLANATORY NOTE
  Part III
  Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act
SIGNATURES
  Appendix F.2
EXPLANATORY NOTE
  Part III
  Item 11. Security Ownership of Certain Beneficial Owners and Management
Equity Compensation Plan Information
  Item 15. Exhibit Index
SIGNATURES
Exhibit List
  Appendix G

PART I FINANCIAL INFORMATION
FIRST COMMUNITY CORPORATION CONSOLIDATED BALANCE SHEETS
FIRST COMMUNITY CORPORATION CONSOLIDATED STATEMENTS OF INCOME
FIRST COMMUNITY CORPORATION Consolidated Statement of Changes in Shareholders' Equity and Comprehensive Income Three Months ended March 31, 2003 and March 31, 2004
FIRST COMMUNITY CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS
FIRST COMMUNITY CORPORATION Notes to Consolidated Financial Statements March 31, 2004
FIRST COMMUNITY CORPORATION Yields on Average Earning Assets and Rates on Average Interest-Bearing Liabilities
  PART I
  Item 3. Controls and Procedures
  PART II
  Item 1. Legal Proceedings.
  Item 2. Changes in Securities.
  Item 3. Defaults Upon Senior Securities.
  Item 4. Submission of Matters to a Vote of Security Holders.
  Item 5. Other Information.
  Item 6. Exhibits and Reports on Form 8-K.
SIGNATURES
INDEX TO EXHIBITS
  Appendix H
DutchFork Bancshares, Inc. and Subsidiaries Notes to Consolidated Financial Statements
  Appendix I
PART I—FINANCIAL INFORMATION
  Part II—Information Not Required in Prospectus
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
  Exhibit Index